UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RENOVO HOLDINGS

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: common stock, $0.001 par value per share

2)	Aggregate number of securities to which transactions applies:	134,620,368

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $.003

4)	Proposed maximum aggregate value of transaction:	$403,861

5)	Total fee paid: $ 43.21

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing party:

4)	Date filed:

RENOVO HOLDINGS

100 Candace Drive, Suite 100

Maitland, FL 32751

To the Stockholders of Renovo Holdings:

On September 26, 2005, Renovo Holdings (“Renovo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ei3 Corporation (“ei3”), a privately held corporation based in Montvale, New Jersey and Stephen W. Carnes, Renovo’s principal stockholder and sole officer and director. ei3 provides its customers with a remote service platform that grants the ability to remotely monitor and service their equipment through ei3’s proprietary secure networking methodologies and application service provider software. In addition to a remote service platform, ei3 also supplies enterprise customers with software productivity tools that deliver operational business intelligence to enhance their ability to harness equipment performance.

The Merger Agreement provides that Renovo is to be reincorporated in the State of Delaware and then ei3 will be merged into Renovo (the “Merger”), and the name of the combined company will be changed to “ei3 Corporation”. Upon the completion of the Merger, Renovo will issue approximately 134,620,368 shares of Renovo’s restricted common stock to the shareholders of ei3. Those persons will then hold approximately 93% of the combined company’s common stock, and the former Renovo holders will hold approximately 7% of the combined company’s common stock. The Merger Agreement, as amended, is attached as “Appendix A” to the accompanying proxy statement.

On behalf of the board of directors of Renovo, I am pleased to deliver to you this proxy statement to seek your approval of the proposed Merger and related matters at a special meeting of Renovo’s stockholders to be held on February 21, 2006 at 10:00 a.m. local time at the offices of Securities Law Institute, 770 East Warm Springs Road, Suite 250, Las Vegas, Nevada. Renovo stockholders are cordially invited to attend this important meeting.

In order for Renovo and ei3 to complete the Merger, both Renovo’s and ei3’s stockholders must approve the Merger Agreement and the Merger. In addition, as an integral part of the proposal to approve the Merger, Renovo’s stockholders must also approve a proposal to reincorporate Renovo in the State of Delaware, which includes an increase in our authorized capital stock and a reverse stock split, such that Renovo shall have not more than 10,147,620 shares of common stock issued and outstanding at the time of the Merger. These actions will take effect only if the Merger is consummated.

Renovo is also seeking approval of the 2006 Stock Incentive Plan (the “2006 Plan”) to take effect at the time of the Merger, which will reserve for issuance to our employees, directors, consultants and advisors an aggregate of 15,000,000 shares of our common stock.

The Merger Agreement contains several conditions that must be satisfied before Renovo can complete the Merger. One of the conditions is that Renovo’s stockholders must approve the Merger Agreement and the Merger.

Renovo’s board of directors has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the stockholders of Renovo. Renovo’s majority stockholder and sole officer and sole director, Stephen W. Carnes (who holds approximately 50.5% of Renovo’s outstanding shares of common stock), has notified Renovo of his intention to vote for the approval of the Merger Agreement and the Merger and the other proposals to be acted upon at the special meeting, and his vote alone will be sufficient to approve all the proposals.

After careful consideration, Renovo’s board of directors recommends that Renovo stockholders vote “FOR” the proposal to approve the Merger Agreement and the Merger, “FOR” the reincorporation of Renovo in Delaware, and “FOR” the proposal to approve the 2006 Plan.

We encourage you to carefully read this proxy statement for important information about the Merger, the reincorporation and the 2006 Plan. In particular, you should carefully consider the discussion in “Risk Factors” beginning on page 58.

As the attached proxy statement explains, the Merger Agreement currently provides that it is a condition to both Renovo’s and ei3’s obligations to consummate the Merger that Renovo’s stockholders approve the proposed reincorporation in Delaware described above in this letter. Thus, if Renovo’s stockholders approve the Merger but do not approve the reincorporation, then the Merger will not occur unless both Renovo and ei3 waive this condition. Likewise, if the proposed reincorporation is approved by Renovo’s stockholders but the Merger is not approved, then the reincorporation will not occur. Consequently, if you wish to approve the Merger, please be sure to vote “FOR” the Merger, and “FOR” the reincorporation.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Renovo special meeting of stockholders, please take the time to vote by completing and mailing the enclosed proxy card and returning it in the pre-addressed envelope provided.

Renovo stockholders are entitled to dissenters rights in the proposed Merger under Nevada Revised Statutes (“NRS”) 92A.300 - 92A.500. A copy of the statute is attached to this proxy statement as “Appendix D”. Renovo stockholders who are considering exercising dissenters rights should review NRS 92A.300 - 92A.500 carefully, particularly the steps required to perfect dissenters rights. No provision under Nevada law provides a stockholder the right to later withdraw a dissent and demand for payment. This proxy statement constitutes notice of appraisal rights to holders of shares of Renovo common stock.

Renovo will pay the expenses of furnishing this proxy statement, including the costs of preparing, assembling and mailing this proxy statement.

Best regards,

/s/ Stephen W. Carnes

Stephen W. Carnes

Chief Executive Officer

Please Vote Your Proxy Today

This proxy statement is being mailed to stockholders of Renovo on or about [__________, 2006].

ei3 CORPORATION

136 Summit Avenue

Montvale, New Jersey 07645

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF ei3 CORPORATION

TO BE HELD ON FEBRUARY 21, 2006

MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

To the Stockholders of ei3 Corporation:

You are cordially invited to attend a special meeting of stockholders of ei3 Corporation (“ei3”), to be held on February 21, 2006 at 2:00 p.m. local time (the “Special Meeting”) at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

At the Special Meeting, you will be asked to approve the Agreement and Plan of Merger dated September 26, 2005 (the “Merger Agreement”) among ei3, Renovo Holdings (“Renovo”) and Stephen W. Carnes, Renovo’s majority stockholder and sole officer and sole director, and the merger and other transactions contemplated thereby (the “Merger Proposal”). Renovo shares are publicly traded in the over-the-counter market under the symbol RNVO.OB.

Pursuant to the terms of the Merger Agreement, if the merger is approved by the stockholders of ei3 and of Renovo and the other conditions to the Merger Agreement are satisfied, Renovo will reincorporate in Delaware and effect a reverse stock split, and thereafter ei3 will be merged (the “Merger”) with and into Renovo which will be the surviving company of the Merger and which will change its name to “ei3 Corporation”.

At the effective time of the Merger, each ei3 stockholder will be entitled to receive for each issued and outstanding share of ei3 common stock, par value $0.001 per share owned by him or her, 4 shares of common stock, $0.001 par value per share, of Renovo. The shares of Renovo held by the ei3 stockholders after the Merger shall represent approximately 93% of the outstanding common stock of Renovo on a fully diluted basis (excluding shares issuable upon conversion of certain convertible securities).

Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding common stock of ei3 on the record date for the Special Meeting, assuming a quorum is present.

Accompanying this notice of meeting is information about ei3, Renovo and the merger proposal, which you should consider. We encourage you to carefully read this proxy statement for important information about the Merger, the reincorporation and the 2006 Stock Incentive Plan. In particular, you should carefully consider the discussion in “Risk Factors” beginning on page 58.

ei3 stockholders have the right under applicable provisions of Delaware law, to dissent from the Merger and obtain payment in cash of the fair value of their shares. In order to perfect dissenters’ rights, ei3 stockholders must give written demand for appraisal of their shares before the taking of the vote on the Merger at the Special Meeting and must not vote in favor of the Merger. A copy of the applicable Delaware statutory provision is included as “Appendix E” to the attached information and proxy statement and a summary of this provision can be found in the section entitled “Appraisal Rights for ei3 Stockholders” beginning on page 32 of the attached proxy statement.

Your vote and attendance at the Special Meeting are very important. ei3 will not be soliciting proxies for the Special Meeting of stockholders. If you wish to vote on the Merger, you should attend the Special Meeting in person or by a proxy selected by you.

Our board of directors has fixed January 30, 2006 as the record date for determining the stockholders of record who are entitled to notice of, and to vote at, the Special Meeting.

By Order of the Board of Directors

/s/ Spencer Cramer

Spencer Cramer

Secretary

Montvale, New Jersey

[__________, 2006]

RENOVO HOLDINGS

100 Candace Drive, Suite 100

Maitland, FL 32751

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF RENOVO HOLDINGS

To Be Held On February 21, 2006

To the Stockholders of Renovo:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Renovo Holdings, a Nevada corporation (“Renovo”), will be held on February 21, 2006 at 10:00 a.m., local time, at the offices of Securities Law Institute, 770 E. Warm Springs Road, Suite 250, Las Vegas, Nevada (the “Renovo Special Meeting”).

At the Renovo Special Meeting, you will be asked to vote on and approve all of the following proposals:

1.

A proposal (the “Merger Proposal”) to approve and adopt (i) the Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 26, 2005, as amended on November 22, 2005, by and among Renovo, ei3 Corporation, a Delaware corporation (“ei3”), and Stephen W. Carnes, Renovo’s majority stockholder and sole officer and sole director, and (ii) the merger of ei3 with and into Renovo to be accomplished pursuant to the terms of the Merger Agreement (the “Merger”);

2.

A proposal to reincorporate Renovo in the State of Delaware, which will include a reverse stock split such that Renovo shall have not more than 10,147,620 shares of common stock issued and outstanding at the time of the Merger, a name change, and a change in capitalization (which transactions are sometimes referred to in this proxy statement as the “Reincorporation”);

3.	A proposal to approve the 2006 Stock Incentive Plan (the “2006 Plan”); and

4.	The transaction of any other business that may properly come before the Renovo Special Meeting or any adjournment or postponement of the Renovo Special Meeting.

We have described these proposals more fully in the proxy statement attached to this notice. Please give your careful attention to all of the information in this proxy statement. In particular, you should carefully consider the discussion in “Risk Factors” beginning on page 58.

As the attached proxy statement explains, the Merger Agreement currently provides that it is a condition to both Renovo’s and ei3’s obligations to consummate the Merger that Renovo’s stockholders have approved the proposed Reincorporation. Thus, if Renovo’s stockholders approve the Merger Proposal but do not approve the Reincorporation proposal, the Merger will not occur unless this condition is waived by both Renovo and ei3. Likewise, if the Reincorporation proposal is approved by Renovo’s stockholders but the Merger is not approved, then the Reincorporation will not occur. Consequently, if you wish to approve the Merger, please be sure to vote “FOR” Proposal 1 regarding the Merger Proposal, and “FOR” Proposal 2 regarding the Reincorporation.

Renovo’s board of directors has fixed the close of business on January 30, 2006 as the record date for determining which Renovo stockholders of record are entitled to receive notice of, and to vote at, the Renovo Special Meeting and at any adjournment or postponement thereof. Only holders of record of shares of Renovo common stock that are outstanding on the record date are entitled to receive notice of and to vote at the Renovo Special Meeting or any adjournment or postponement of the Renovo Special Meeting. Holders of Renovo common stock are entitled to one vote for each share held as of the record date. As of the record date, Stephen W. Carnes held approximately 50.5% of the outstanding common stock of Renovo. He has notified the board of directors of his intention to vote “FOR” each proposal discussed in this proxy statement. His vote alone will be sufficient to approve all of the proposals.

Each of (i) the Merger Proposal, and (ii) the Reincorporation, require approval by the affirmative vote of a majority of all the outstanding shares of Renovo common stock. The proposal to approve the 2006 Plan requires approval by the affirmative vote of a majority of the shares of Renovo common stock present and voting at the Renovo Special Meeting.

We encourage you to carefully read this proxy statement for important information about the Merger, the Reincorporation and the 2006 Plan. In particular, you should carefully consider the discussion in “Risk Factors” beginning on page 58.

These approval requirements make your vote very important. Even if you plan to attend the Renovo Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy or voting instruction card as soon as possible. For specific instructions on how to vote your shares, please refer to the section of the enclosed proxy statement entitled “The Special Meeting of Stockholders of Renovo Holdings” beginning on page 1 and the instructions on the enclosed proxy card or voting instruction card.

By order of the Board of Directors
/s/ Stephen W. Carnes Stephen W. Carnes Chief Executive Officer

Maitland, Florida

[__________, 2006]

Page

Introduction	1
THE SPECIAL MEETING OF ei3 STOCKHOLDERS	3
SUMMARY TERM SHEET	5
The Companies	5
Preexisting Relationships	5
Structure of the Merger	7
Renovo’s Reasons for the Merger	8
ei3’s Reasons for the Merger	8
Directors and Senior Management of the Combines Company Following the Merger	9
Interests of Directors, Executive Officers and Principal Stockholders in the Merger	9
U.S. Federal Income Tax Consequences	10
Market Prices of Renovo common stock on Important Dates	10
The Merger Agreement	10
Other Information	11
Renovo Financial Statements	11
ei3 Financial Statements	11
Unaudited Pro Forma Financial Information	11
QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER, THE REINCORPORATION AND THE SPECIAL MEETING OF STOCKHOLDERS	17
NOTE REGARDING FORWARD-LOOKING STATEMENTS	26
PROPOSAL 1 APPROVED OF THE MERGER	27
Background of the Merger	27
Renovo’s Board of Directors Analysis and Reasons for the Merger	27
ei3’s Board of Directors Analysis and Reasons for the Merger	28
Interests of Renovo’s Principal Stockholder, Sole Director and Sole Executive Officer in the Merger	29
Interest of ei3's Principal Stockholders, Directors and Executive Officers in the Merger	30
Dissenters' and Appraisal Rights	30
Restriction on Resales of common stock of the Combined Company	34
Regulatory Matters	35
Material Terms of the Merger	35
Structure of the Merger	35
Closing of the Merger	35
When the Merger Becomes Effective	35
Directors and Executive officers of the Combines Company following the Merger	35
Executive Officers	36
Compensation of Directors	37
Conversion of Stock, Stock Options and Cancellation of Stock	37

(cont’d)

Page

Exchange of Shares; Fractional Shares; Lost Certificates	38
Conditions to the Merger	38
Representations and Warranties	39
Covenants and Other Agreements	40
Termination	41
Expenses	41
Security Ownership of Officers, Directors and Certain Beneficial Owners	41
Certain Federal Income Tax Consequences of the Merger	42
Accounting Treatment and Other Accounting Matters	42
Certain Relationships and Related Transactions	43
Description of the Capital Stock of the Combined Company Following the Reincorporation of Renovo and the Merger	44
Description of ei3’s Business	45
Management	52
Executive compensation	53
Summary Compensation Table	53
Compensation of directors	53
Employment Agreements	53
Stock plans	56
RISK FACTORS	58
Management's Discussion and Analysis of Financial Condition and Results of Operations	67
Results Operations	67
Liquidity and Capital Resources	69
Critical Accounting Estimates	72
Price Range of Shares and Dividends of Renovo common stock	74
Change of Control	75
Recommendation	75
PROPOSAL 2 APPROVAL OF REINCORPORATION IN DELAWARE	75
General	75
Purpose of the Reincorporation	76
Authorized Shares of Stock	76
Exchange of the Stock	76
Transferability of Shares	77
Federal Income Tax Consequences of the Reincorporation	77
Accounting Treatment	78
Regulatory Approvals	78
Significant Changes Caused by the Reincorporation	78
Recommendation	84
PROPOSAL 3 APPROVAL OF 2006 STOCK INCENTIVE PLAN	84
Reasons for Approval of the 2006 Plan	84
Awards Under the 2006 Plan	85
Summary of the 2006 Plan	85
Certain Federal Income Tax Consequences of the 2006 Plan	87
Recommendation	89

ii

(cont’d)

Page

ADDITIONAL AND AVAILABLE INFORMATION	90
Legal Matters	90
Experts	90
Stockholder Proposals	90
Where to Find Additional Information	90
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AND ADDRESS	91
FINANCIAL STATEMENTS EI3	F-1
Financial Statements of ei3 for the years ended December 31, 2003 and 2004	F-1
Unaudited Financial Statements of ei3 for the nine months ended September 30, 2005	F-16

APPENDIX A-	AGREEMENT AND PLAN OF MERGER, AS AMENDED, AMONG RENOVO, EI3 AND STEPHEN W. CARNES
APPENDIX B -	ASSUMPTION AGREEMENT BETWEEN RENOVO AND STEPHEN W. CARNES
APPENDIX C -	PLAN AND AGREEMENT OF MERGER BETWEEN RENOVO AND RHC FOR THE REINCORPORATION
APPENDIX D -	NEVADA RIGHTS OF DISSENTING OWNERS
APPENDIX E -	DELAWARE APPRAISAL RIGHTS
APPENDIX F -	FORM 10-KSB/A OF RENOVO FOR THE YEAR ENDED DECEMBER 31, 2004
APPENDIX G -	FORM 10-QSB OF RENOVO FOR THE QUARTER ENDED SEPTEMBER 30, 2005
APPENDIX H -	BRETT SMITH EMPLOYMENT AGREEMENT
APPENDIX I -	SPENCER CRAMER EMPLOYMENT AGREEMENT
APPENDIX J -	2006 STOCK INCENTIVE PLAN

iii

 PRELIMINARY PROXY STATEMENT

THE SPECIAL MEETING OF STOCKHOLDERS

OF

RENOVO HOLDINGS

______________________________

PROXY STATEMENT

______________________________

Introduction

Renovo Holdings (“Renovo”) is furnishing this proxy statement (the “Proxy Statement”) to you in connection with our solicitation of proxies to be voted at our special meeting of stockholders. The special meeting is scheduled to be held at the offices of Securities Law Institute, 770 East Warm Springs Road, Suite 250, Las Vegas, Nevada, on February 21, 2006 at 10:00 a.m. local time, or at any proper adjournments. The mailing address of our principal executive offices is 100 Candace Drive, Suite 100, Maitland, FL 32751.

If you properly execute and return your proxy card, it will be voted in accordance with your instructions. If you return your signed proxy but give us no instructions as to one or more matters, the proxy will be voted on those matters in accordance with the recommendations of our board of directors as indicated in this Proxy Statement. You may revoke your proxy, at any time before it is voted, by written notice to us, by submission of another proxy bearing a later date or by voting in person at the special meeting. Your revocation will not affect a vote on any matters already taken. Your mere presence at the special meeting will not revoke your proxy.

This solicitation is made by Renovo. We are mailing this Proxy Statement and the accompanying form of proxy beginning on or about [January __, 2006], to our stockholders of record on January 30, 2005 (the “Record Date”). In addition to the solicitation of proxies by use of the mails, our employees may also solicit proxies personally or by mail, courier, electronic mail, telephone or facsimile transmission, but they will not receive additional compensation for those services. We will ask brokerage firms, custodians, banks, nominees and other fiduciaries holding shares of our common stock in their names to forward proxy soliciting material to their principals, and we will reimburse them for their reasonable out-of-pocket expenses. There will not be any costs in connection with this solicitation, except for the costs of preparation, printing and mailing this Proxy Statement and our annual report to stockholders, the cost of which will be borne by us.

Only holders of our common stock, $0.001 par value per share, of record at the close of business on the Record Date will be entitled to vote at the special meeting or any adjournments. There were [__________] shares of common stock outstanding on the Record Date. Each share of common stock entitles the holder to one vote on each matter at the meeting.

Approval of Proposals

The affirmative vote of a majority of all outstanding shares of common stock entitled to vote is required to approve Proposals 1 and 2. The affirmative vote of a majority of the shares of common stock present and voting at the special meeting is required to approve Proposal 3.

As of the Record Date, Stephen W. Carnes, Renovo’s sole officer and director, controlled over 50% of outstanding common stock. See “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Carnes has advised us that he intends to cause all the shares of common stock beneficially owned by him to be voted in favor of each of the proposals described in this Proxy Statement, which will ensure the approval of each such proposal at the special meeting.

THE SPECIAL MEETING OF ei3 STOCKHOLDERS

This Proxy Statement is being furnished to ei3 Corporation (“ei3”) stockholders to provide them with important information regarding the merger proposed and other transactions contemplated thereby (the “Merger Proposal”), the Agreement and Plan of Merger dated September 26, 2005, as amended, (the “Merger Agreement”), ei3 and Renovo in connection with the ei3 special meeting of the stockholders called to vote upon the Merger Proposal. The Merger Agreement provides that Renovo is to be reincorporated in the State of Delaware and then ei3 will be merged into Renovo (the “Merger”) and the name of the combined company will be changed to “ei3 Corporation”. We are not soliciting proxies for this meeting.

Date, Time and Place of the ei3 Special Meeting of Stockholders

ei3 will hold a special meeting of its stockholders on February 21, 2006, promptly at 2:00 p.m., local time (the “Special Meeting”), at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. ei3 Stockholders of record on January 30, 2006 are entitled to notice of and to vote at the Special Meeting.

Matters for Consideration

At the Special Meeting of stockholders, ei3 stockholders will be asked to consider and vote to approve the Merger Proposal.

ei3 does not currently contemplate that any other matters will be presented at the Special Meeting of stockholders. ei3's Bylaws provide that no business may be brought before a special meeting of stockholders unless such business (i) is specified in the notice of the special meeting of stockholders, (ii) is brought before the meeting at the direction of the board of directors or the officer presiding over the meeting, or (iii) is specified in a written notice given by or on behalf of a stockholder of record on the record date for the meeting in accordance with the provisions of Article III, Section 7 of the ei3 By-laws.

Recommendation of the ei3 Board of Directors

After careful consideration, the ei3 board of directors unanimously (i) determined that the Merger Agreement is fair to, and in the best interests of, ei3 and the ei3 stockholders, (ii) approved and declared advisable the Merger Agreement and the Merger and (iii) recommends that the ei3 stockholders approve the Merger and the Merger Agreement and vote “FOR” the Merger Proposal

Admission to the ei3 Special Meeting of Stockholders

Only ei3 stockholders as of the close of business on the record date, January 30, 2006, and other persons holding valid proxies for the ei3 Special Meeting are entitled to attend the Special Meeting.

Record Date; Shares Held by ei3's Directors and Executive Officers

The record date for determining the ei3 stockholders entitled to vote at the ei3 Special Meeting of stockholders is January 30, 2006. Only holders of ei3 common stock as of the close of business on the record date are entitled to vote at the ei3 Special Meeting of stockholders. As of that date, there were 33,655,092 shares of ei3 common stock issued and outstanding. Each share of common stock issued and outstanding as of the ei3 record date entitles its holder to cast one vote at the ei3 Special Meeting of stockholders.

As of the record date for the Special Meeting, the directors and executive officers of ei3 beneficially owned approximately 24,043,092 shares of common stock, or approximately 71.4% of the total outstanding shares of ei3 common stock. All of the ei3 directors and executive officers have advised that they intend to attend the Special Meeting, in person or by proxy, and vote in favor of the Merger Proposal. Accordingly, it is expected that the Merger Agreement and the Merger Proposal will be approved at the Special Meeting.

In order to conduct business at the ei3 Special Meeting, a quorum must be present. The holders of a majority of the ei3 common stock outstanding on the record date for the ei3 Special Meeting of stockholders present in person or represented by proxy at the ei3 Special Meeting of stockholders and entitled to vote at the ei3 Special Meeting of stockholders constitutes a quorum under the ei3 Bylaws. ei3 will treat shares of ei3 common stock represented by a properly signed proxy, as present at the ei3 Special Meeting of stockholders for purposes of determining the existence of a quorum.

The affirmative vote of a majority of the outstanding shares of ei3 common stock at the ei3 Special Meeting is required in order for the Merger Proposal to pass. Assuming that the executive officers and directors of ei3 attend the Special Meeting in person or by proxy and vote in favor of the Merger Proposal as they have advised they will do, the Merger Proposal will be approved.

Voting Procedures

You may vote in person or by proxy at the ei3 Special Meeting of stockholders. ei3 will pass out written ballots to everyone present at the ei3 Special Meeting of stockholders and the votes will be recorded on written ballots.

SUMMARY TERM SHEET

This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire proxy statement and the Appendices, as well as the information we incorporate by reference.

The Companies

Renovo Holdings, a Nevada corporation

100 Candace Drive, Suite 100

Maitland, Florida 32751

Renovo is a Development Stage Company, originally incorporated in the State of Nevada on October 18, 2000 under the name First Impressions, that intended to capitalize upon the niche market opportunities within the commercial and residential restoration service markets. However, as a result of its lack of revenue generation, Renovo has not been satisfied with its business plan or original plan of operation. Therefore, it re-assessed its business plan, and aggressively sought out other business opportunities in an effort to enhance stockholder value, which resulted in the entry into the Merger Agreement with ei3. If the Merger is not completed, Renovo will continue to have no source of revenue generation. For more information about the historical business of Renovo, see “Appendix F” at pages F-1 to F-6 and “Appendix G”.

ei3 Corporation, a Delaware corporation

136 Summit Avenue

Montvale, New Jersey 07645

ei3 was incorporated in Delaware on March 30, 1999. It provides remote monitoring and diagnostic services primarily to original equipment manufacturing companies and their customers. Utilizing advanced frame relay and Internet technologies, ei3 has developed a proprietary electronic platform to remotely monitor and service microprocessor-based equipment. ei3’s primary goal is to enhance customer revenue by increasing the productivity and throughput of equipment through monitoring, fine-tuning of controls, troubleshooting of equipment problems and delivery of information through the Internet. ei3’s current customers are in the manufacturing sectors of printing, metals, paper, plastics, packaging and transportation. For more information about the business of ei3, see “Description of ei3’s Business” below.

Preexisting Relationships

Cornell Capital Partners, LP (“Cornell”) and some of its affiliates have been lenders to both Renovo and ei3. Representatives of Cornell introduced Renovo and ei3 to each other as potential merger partners.

Renovo and ei3 did not have any preexisting relationship prior to being introduced to each other by Cornell and entering into the Merger Agreement. To the knowledge of Renovo and ei3, none of ei3’s stockholders hold shares of Renovo nor do any of the stockholders of Renovo hold shares of ei3.

On April 14, 2004, Renovo entered into a Standby Equity Distribution Agreement with Cornell, wherein Renovo agreed to issue and sell to Cornell and Cornell agreed to purchase $5,000,000 of Renovo’s common stock. Additionally, Renovo entered into a secured convertible debenture agreement with Cornell in order to provide Renovo with expedited access to $300,000 of the funding. As of the date of this Proxy Statement, Renovo has issued 164,568,696 shares of common stock to Cornell under the $5,000,000 Equity Line and repaid $80,000 of the debenture through the issuance of 51,696,948 shares of common stock. Renovo’s obligations under the convertible debenture are secured by all of Renovo’s assets. It is anticipated that the $220,000 outstanding principal amount of the convertible debenture, together with all accrued but unpaid interest thereon, will be assigned to Highgate and restructured on the same terms as the Highgate convertible debentures issued by ei3 described below. It is further anticipated that Renovo’s other agreements with Cornell will be terminated.

On November 18, 2004, ei3 entered into a Securities Purchase Agreement with Cornell, Montgomery Equity Partners LP and Highgate House Funds, Ltd. (“Highgate”), pursuant to which the investors committed to purchase an aggregate of $2,000,000 principal amount of convertible debentures of ei3. These convertible debentures were convertible into shares of ei3 common stock at the holder’s option at a price per share equal to the lesser of (i) $0.31 per share ($0.0775 per share after the Merger) and (ii) the average of the 3 lowest closing bid prices of ei3 common stock as quoted by Bloomberg L.P., for the 30 trading days immediately preceding the conversion date. On November 18, 2004, $1,000,000 principal amount of these convertible debentures were issued and paid for. In 2005, additional convertible debentures were issued for $1,257,000. ei3’s obligations under these convertible debentures were secured by all of its assets. Subsequent to their respective issuances, all of the outstanding convertible debentures were assigned to Highgate. On December 27, 2005 the aggregate $2,257,000 face amount of these convertible debentures and all accrued interest were repaid via the proceeds from the sale of convertible debentures issued under the Securities Purchase Agreement between ei3 and Highgate, as described below.

On November 18, 2004, ei3 also entered into a Standby Equity Distribution Agreement with Cornell. Under this agreement, ei3 could issue and sell shares of its common stock to Cornell for a total purchase price of up to $5,000,000, when the sale of common stock under the Standby Equity Distribution Agreement was registered with the Securities Exchange Commission (the “SEC”) and authorized for quotation on the National Association of Securities Dealers OTC Bulletin Board (the “OTC Bulletin Board”). This agreement was terminated in connection with the Securities Purchase Agreement between ei3 and Highgate, as described below.

On November 18, 2004, ei3 issued an additional $175,000 convertible compensation debenture to Cornell. This debenture was convertible into shares of ei3 common stock at the price per share equal to the lowest volume weighted average price of ei3 common stock as listed on OTC Bulletin Board (or Nasdaq SmallCap Market or American Stock Exchange), as quoted by Bloomberg L.P. during the 5 trading days immediately preceding the conversion date. This convertible debenture was non-interest bearing and was convertible at the holder’s option. This additional convertible debenture had a term of 3 years and may have been redeemed, at ei3’s option, at a 20% premium. Subsequent to its issuance, the convertible compensation debenture was assigned to Highgate. On December 27, 2005, the aggregate $175,000 face amount of this convertible compensation debenture was repaid via the proceeds from the sale of convertible debentures issued under the Securities Purchase Agreement between ei3 and Highgate, as described below.

No shares of ei3 common stock were issued under any of the foregoing agreements.

On December 27, 2005, ei3 entered into a Securities Purchase Agreement with Highgate, pursuant to which Highgate purchased an aggregate of $3,859,000 principal amount of convertible debentures of ei3, which bear interest at 8% per annum and are due, along with all accrued interest, on December 26, 2008. These convertible debentures are convertible into shares of ei3 common stock at the holder’s option at a price per share equal to the lesser of (i) $0.384 per share ($0.096 per share after completion of the Merger) and (ii) 80% of the lowest closing bid price of ei3 common stock as quoted by Bloomberg L.P., for the 5 trading days immediately preceding the conversion date. ei3 has the right to redeem, at a price 120% of the face amount redeemed plus accrued interest, a portion or all of the principal and interest outstanding under the debentures (i) if the closing bid price of ei3 common stock as quoted by Bloomberg L.P. is lower than $0.384 per share ($0.096 per share after completion of the Merger) for the 5 trading days immediately prior to the redemption date or (ii) at any time on or prior to May 26, 2006. Pursuant to the Securities Purchase Agreement, Highgate is not permitted to convert the debentures (except upon an automatic conversion or in connection with an event of default by ei3) or exercise the warrants to the extent any such conversion or exercise would result in the ownership by Highgate, together with any Persons who in the determination of Highgate, together with Highgate, constitute a group as defined in Rule 13d-5 of the Exchange Act, of in excess of 4.99% of ei3’s (or the Combined Company’s after the Merger) outstanding common stock after giving effect to such conversion or exercise. Accordingly, while the exact conversion price is not currently known, if Highgate were to convert a principal amount of the debentures sufficient to bring its holdings to 4.99% immediately after the merger, it would own 7,601,570 shares of what would then be 152,336,089 shares of the Combined Company outstanding. However, after Highgate has sold some of these shares, such limitation would not prevent it from converting additional debentures or exercising additional warrants to bring its ownership percentage back up to 4.99%.

In addition, ei3 issued to Highgate warrants to purchase 162,500 shares of ei3 common stock exercisable at a price of $0.004 per share for a period of 5 years. ei3 also paid structuring fees of $142,700 and certain other closing fees. The agreement also calls for ei3 to issue 325,000 additional warrants (the “Performance Warrants”) with an exercise price of $0.004 for a period of 5 years if ei3 (i) does not achieve $2,000,000 in net revenue for the fiscal year ending December 31, 2006, or (ii) does not achieve negative $1,300,000 in EBITDA for the fiscal year ending December 31, 2006, or (iii) does not deliver to Highgate audited financial statements for the fiscal year ending December 31, 2006 by April 17, 2007. A portion of the proceeds of the convertible debentures were used to repay the aggregate $2,432,000 face amount of the previously outstanding convertible debentures, plus all accrued interest, as described above. ei3’s obligations under this Agreement are secured by all of its assets and by 50,000,000 shares of ei3 common stock deposited into escrow. Upon closing of the Merger, the $220,000 principal amount of convertible debentures of Renovo shall be restructured according to these terms.

Highgate has consented to the Merger.

Structure of the Merger

At the effective time of the Merger and the Reincorporation:

•

Renovo will be reincorporated into the State of Delaware and all of Renovo’s outstanding shares of common stock will be subject to a reverse stock split on the basis of 1 to 47.84168 (the “Reincorporation”);

•

after the Reincorporation, ei3 will merge with and into Renovo and the separate corporate existence of ei3 shall cease and the name of the combined company will be “ei3 Corporation” (the “Combined Company”);

•

each share of ei3 common stock issued and outstanding immediately prior to the effective time shall be converted into common shares of the Combined Company based on an exchange ratio of 4 shares of the Combined Company for each ei3 share. No fractional shares shall be issued, and any right to receive a fractional share shall be rounded up to the next whole share;

•

the Combined Company will issue approximately 134,620,368 shares of its restricted common stock to the stockholders of ei3 in exchange for 100% of the issued and outstanding shares of common stock of ei3; and

•	each outstanding and unexercised option and warrant to purchase ei3 common stock shall be converted into a right to purchase common stock of the Combined Company on a 4 for 1 basis.

The stockholders of Renovo will own approximately 7% of the issued and outstanding shares of the outstanding common stock of the Combined Company, based on 485,479,216 Renovo shares outstanding before the Reincorporation and 10,147,620 shares outstanding after the Reincorporation, including the effect of the reverse stock split.

Renovo’s Reasons for the Merger

Renovo’s sole director considered various factors in approving the Merger and the Merger Agreement, including:

•

the historical and recent market prices of Renovo’s common stock and the fact that the business being acquired through the Merger, along with the management team associated with ei3, presented to Renovo a significant business opportunity;

•	Renovo’s failed business plan and its current lack of operations;
•	the outstanding debt of Renovo to Cornell;
•	the quality of ei3’s technology;
•	the quality and experience of ei3’s management;
•	ei3’s potential for growth or expansion;
•	ei3’s profit potential; and
•	anticipated increase in stockholder value as a result of the Merger.

Renovo’s board of directors did not request a fairness opinion in connection with the Merger.

ei3’s Reasons for the Merger

ei3’s board of directors considered various factors in approving the Merger Proposal, including:

•	the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities of Renovo;
•	the ability to use registered securities to acquire additional assets or businesses and to compensate employees, directors, consultants and advisors;
•	increased visibility in the financial community;
•	enhanced access to the capital markets;

•	perceived credibility and enhanced corporate image of being a publicly traded company; and
•	satisfaction of conditions included in the following arrangements with Cornell and its affiliates for publicly traded securities to be issued if their outstanding debt is converted.

ei3’s board of directors did not request a fairness opinion in connection with the Merger.

Directors and Senior Management of the Combined Company Following the Merger

Stephen W. Carnes, the sole officer, director and employee of Renovo will resign at the time of the Merger. Following completion of the Merger, the board of directors of the Combined Company will consist of 4 directors. The members of the board of directors will be:

•	Brett Smith as Chairman, who will also serve as Chief Executive Officer of the Combined Company;
•	Spencer Cramer, who will also serve as President, Secretary and Chief Technology Officer of the Combined Company;
•	Dr. Mark Goldberg; and
•	John C. Layton.

In addition, Christopher Sapka will serve as Chief Financial Officer, Treasurer and Vice President of the Combined Company. For biographical information, see “Directors and Executive Officers of the Combined Company following the Merger” below.

Interests of Directors, Executive Officers and Principal Stockholders in the Merger

Some of the directors and executive officers of Renovo and ei3 have interests in the Merger that are different from, or are in addition to, the interests of the other stockholders of Renovo and ei3, respectively. At the time of the Merger, Stephen W. Carnes, the principal stockholder, the sole officer and sole director of Renovo, will be paid $200,000. The officers and directors of ei3 will have positions as directors or executive officers of the Combined Company following the Merger, and some will have potential benefits under employment arrangements as a result of the Merger, including potential severance and other benefit payments in the event of termination of employment following the Merger.

Prior to the Merger, ei3’s directors and executive officers owned approximately 71.4% of ei3 common stock entitled to vote on adoption of the Merger Proposal. The boards of Renovo and ei3 were aware of these interests and considered them in approving the Merger.

Prior to the Merger, based on 33,655,092 shares of ei3 common stock outstanding before the Merger, Brett Smith, ei3’s Chief Executive Officer and Chairman, beneficially owns 9,225,000 shares or 27.4% of ei3’s outstanding common stock, Spencer Cramer, ei3’s Chief Technology Officer and a director, beneficially owns 9,000,000 shares or 26.7% of ei3’s outstanding common stock and Dr. Mark Goldberg, an ei3 director, owns 5,818,092 shares or 17.3% of ei3’s outstanding common stock. Immediately following the merger, based on 144,734,519 shares of the Combined Company outstanding, Mr. Smith will own 36,900,000 or 25.5% of the Combined Company’s outstanding shares, Mr. Cramer will own 36,000,000 or 24.9% of the Combined Company’s outstanding shares and Dr. Goldberg will own 22,072,368 or 15.3% of the Combined Company’s outstanding shares.

 U.S. Federal Income Tax Consequences

For Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986 (the “Code”), as amended. However, tax matters are very complicated. The tax consequences of the merger will depend on each stockholder’s specific situation. Stockholders should consult their tax advisor for a full understanding of the U.S. federal, state, local and foreign tax consequences of the Merger.

Market Prices of Renovo common stock on Important Dates

Renovo common stock is traded on the over-the-counter securities market through the OTC Bulletin Board under the symbol “RNVO.” The closing per share sales price of Renovo common stock was as follows:

•	$0.002 on September 28, 2005, which was the last full trading day before the Merger was announced; and
•	[$__________] on [__________, 2006], which was the last full trading day prior to mailing this Proxy Statement to Renovo stockholders.

For the 52-week period ended January 10, 2006, the highest and lowest closing per share sales price of Renovo common stock were approximately $0.05 and $0.0002, respectively.

ei3’s common stock is not publicly traded.

The Merger Agreement

The Merger Agreement, as amended, is attached to this Proxy Statement as “Appendix A”. We encourage you to read the Merger Agreement because it is the legal document that governs the Merger.

What We Need to Do to Complete the Merger

Renovo and ei3 will complete the Merger only if the conditions set forth in the Merger Agreement are satisfied or, in some cases, waived. These conditions include:

•	the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the stockholders of Renovo and ei3;
•	the approval and adoption of the Reincorporation including the reverse stock split by the requisite vote of the stockholders of Renovo;
•	ei3 shall have consummated a debt or equity financing yielding gross proceeds to ei3 in an amount not less than $1,500,000;
•	accuracy of each company’s representations and warranties; and
•	performance by each company of its obligations under the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated by Renovo or ei3 and the Merger may be abandoned at any time prior to the effective time:

•	by mutual written consent;
•	if the Merger is not completed by February 15, 2006, other than due to a breach of the Merger Agreement by the terminating party;
•	if the other company materially breaches the Merger Agreement and the breach is not cured within a 5-day cure period; or
•	by ei3 if it is not reasonably satisfied with the results of its due diligence investigation of Renovo.

Other Information

Dissenters’ Rights

Renovo stockholders are entitled to dissenters rights in the proposed Merger under Nevada Revised Statutes (“NRS”) 92A.300 - 92A.500. See “Dissenters’ and Appraisal Rights” section of this document for more information regarding the appraisal rights of Renovo stockholders.

ei3 stockholders are entitled to dissenters’ rights in the proposed Merger under Delaware General Corporation Law (the “DGCL”). See “Appraisal Rights for ei3 Stockholders.”

Accounting Treatment

It is anticipated that Renovo will account for the Merger as a reverse acquisition since the ei3 stockholders will have control of the combined entity after the transaction.

Renovo Financial Statements

The audited financial statements of Renovo as of December 31, 2004 and 2003 included in this document have been audited by Beckstead and Watts, LLP, Certified Public Accountants. You are encouraged to review those audited financial statements and the unaudited financial statements of Renovo for the 9 months ended September 30, 2005, related notes and other information included elsewhere in this filing.

ei3 Financial Statements

The audited financial statements of ei3 as of December 31, 2004 and 2003 included in this document have been audited by Sherb & Co., LLP, Certified Public Accountants. You are encouraged to review those audited financial statements and the unaudited financial statements of ei3 for the 9 months ended September 30, 2005, related notes and other information included elsewhere in this filing.

Unaudited Pro Forma Financial Information

On September 26, 2005, the Merger Agreement was entered into among Renovo and ei3, whereby ei3 shall be merged with and into Renovo. Upon consummation of the Merger, each issued and outstanding share of ei3 common stock will be deemed canceled and converted into the right to receive 4  shares of common stock of the Combined Company.

The following unaudited pro forma combined condensed balance sheet gives effect to the Merger as if it occurred on September 30, 2005, combining the balance sheet of Renovo with that of ei3. The unaudited pro forma combined condensed statements of operations give effect to the Merger as if it occurred at the beginning of the earliest period presented, combining the results of Renovo and ei3 for the year ended December 31, 2004, and for the 9 months ended September 30, 2005.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

SEPTEMBER 30, 2005

	Historical Renovo	Historical ei3	Pro forma adjustments		Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$1,897	$102,261	$1,201,094 (1,897) (200,000)	(3) (4) (4)	$1,103,355
Accounts receivable, net	---	121,769	---		121,769
Other receivables	---	155,101	---		155,101
Other current assets	---	43,207	---		43,207
Total current assets	1,897	422,338	999,197		1,423,432
Property and equipment	45,278	142,293	(45,278)	(4)	142,293
Customer list, net	---	12,375	---		12,375
Deferred finance costs	---	312,723	225,375	(3)	538,098
Total assets	$47,175	$889,729	$1,179,294		$2,116,198

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$445,464	$1,248,086	$(62,281) (445,464)	(3) (4)	$1,185,805
Notes payable–officer	---	315,000	---		315,000
Notes payable–stockholder	---	175,000	---		175,000
Deferred revenue	---	619,776	---		619,776
Total current liabilities	445,464	2,357,862	(507,745)		2,295,581
Convertible debentures	220,000	2,432,000	1,427,000	(3)	4,079,000
Total liabilities	665,464	4,789,862	919,255		6,374,581
Stockholders’ deficit:
Preferred stock, $.001 par value	---	---	---		---
Common Stock – Renovo $.001 par value, 500,000,000 shares authorized, 485,479,216 issued and outstanding	485,479	---	(485,479)	(1)	---
Common Stock – ei3, $.001 par value, 100,000,000 shares authorized, 33,655,092 issued and outstanding	---	33,655	(33,655)	(2)	---
Common Stock – pro forma combined, $.001 par value, 1,000,000,000 shares authorized 144,767,988 issued and outstanding	---	---	10,148 134,620	(1) (2)	144,768
Additional paid-in capital	697,981	4,674,530	475,331 (100,965) 61,750 (1,603,460)	(1) (2) (3) (4)	4,205,167
Accumulated deficit	(1,801,749)	(8,608,318)	1,801,749	(4)	(8,608,318)
Total stockholders’ deficit	(618,289)	(3,900,133)	260,039		(4,258,383)
Total liabilities and stockholders’ deficit	$47,175	$889,729	$1,179,294		$2,116,198

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Historical Renovo	Historical ei3	Pro forma adjustments		Pro forma combined

Sales	$ ---	$ 1,147,786	$ ---		$ 1,147,786
Cost of sales	---	844,867	---		844,867
Gross profit	---	302,919	---		302,919

Operating expenses:
Selling and marketing	39,750	295,246	(39,750)	(4)	295,246
Research and development	---	218,161	---		218,161
General and administrative	307,335	1,293,063	(307,335)	(4)	1,293,063
Total operating expenses	347,105	1,806,470	(347,105)		1,806,470

Loss from operations	(347,105)	(1,503,551)	347,105		(1,503,551)

Other income (expense):
Interest income	---	5	---		5
Interest expense	(10,878)	(213,032)	(141,964) 10,878	(3) (4)	(354,996)
Other income	---	30,451	---		30,451
Total other income (expense)	(10,878)	(182,576)	(131,086)		(324,540)

Net loss	$ (357,983)	$ (1,686,127)	$216,019		$(1,828,091)

Net loss per share – basic and diluted	$ (0.00)	$ (0.05)			$ (0.01)

Weighted average shares outstanding – basic and diluted	287,935,582	33,655,092	(277,787,962) 100,965,276	(1) (2)	144,767,988

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

	Historical Renovo	Historical ei3	Pro forma adjustments		Pro forma combined

Sales	$ ---	$ 1,511,363	$ ---		$ 1,511,363
Cost of sales	---	1,065,812	---		1,065,812
Gross profit	---	445,551	---		445,551

Operating expenses:
Selling and marketing	247,150	316,678	(247,150)	(4)	316,678
Research and development	---	267,413	---		267,413
General and administrative	844,205	1,184,284	(844,205)	(4)	1,184,284
Total operating expenses	1,091,355	1,768,375	(1,091,355)		1,768,375

Loss from operations	(1,091,355)	(1,322,824)	1,091,355		(1,322,824)

Other income (expense):
Interest income	---	4,803	---		4,803
Interest expense	(7,958)	(188,407)	(189,285)	(3)	(377,692)
			7,958	(4)
Other income (expense)	---	69,858	---		69,858
Total other income (expense)	(7,958)	(113,746)	(181,327)		(303,031)

Net loss	$ (1,099,313)	$ (1,436,570)	$910,028		$ (1,625,855)

Net loss per share – basic and diluted	$ (0.01)	$ (0.05)			$ (0.01)
Weighted average shares outstanding – basic and diluted	86,914,394	29,603,490	(76,766,774) 105,016,878	(1) (2)	144,767,988

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(1)	To retroactively reflect the 1-for-47.84168 reverse stock split by Renovo prior to the closing date, as per the Merger Agreement and the Reincorporation.
(2)	To reflect the conversion of each outstanding share of ei3 common stock into 4 shares of Renovo common stock, as per the Merger Agreement.
(3)

To reflect the sale of $3,859,000 convertible debentures by ei3 to Highgate under the Securities Purchase Agreement entered into on December 30, 2005, as such financing was a condition of the Merger Agreement. After repayment of the $2,432,000 aggregate principal amount of the previously outstanding convertible debentures, the sale of these convertible debentures resulted in gross proceeds of $1,427,000 to ei3, less structuring fees and other closing costs of $163,625 and the payment of all accrued interest on the previously outstanding convertible debentures, which was $62,281 as of September 30, 2005. Incremental interest expense at 8% per annum on the additional financing is included in the unaudited pro forma combined condensed statements of operations for the 9 months ended September 30, 2005 and for the year ended December 31, 2004.

Also reflected is the issuance by ei3 to Highgate of warrants to purchase 162,500 shares of ei3 common stock exercisable at a price of $0.004 per share for a period of 5 years. The value of these warrants are reflected as additional deferred finance costs of $61,750, to be amortized over the three-year term of the convertible debentures and are included as additional interest expense in the unaudited pro forma combined condensed statements of operations for the 9 months ended September 30, 2005 and the year ended December 31, 2004.

(4)

To reflect the divestiture of Renovo’s assets and current operations and the assumption of Renovo’s liabilities by the principal stockholder of Renovo, and the payment of $200,000 as consideration, all as per the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER, THE REINCORPORATION AND THE SPECIAL MEETINGS OF STOCKHOLDERS

The following questions and answers are intended to briefly address some commonly asked questions regarding the special stockholder meetings of Renovo and ei3, and in particular, the Merger Proposal and the Reincorporation. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement, and its appendices and in the documents referred to in this Proxy Statement.

General Questions and Answers

Q:	Why am I receiving this Proxy Statement?

A:

Renovo and ei3 have agreed to a Merger pursuant to the terms of the Merger Agreement, as amended, that is described in this Proxy Statement. A copy of the Merger Agreement is attached as “Appendix A” hereto.

To complete the Merger, Renovo’s stockholders must approve and adopt the Merger Agreement, the Merger, and the Reincorporation of Renovo from Nevada to Delaware, which includes a reverse stock split of approximately 1 for 48 shares and an increase to Renovo’s authorized shares of capital stock to 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock. In addition, ei3’s stockholders must approve and adopt the Merger Agreement and the Merger.

Renovo and ei3 will hold separate meetings of their respective stockholders to obtain these approvals. This Proxy Statement contains important information concerning the Merger, related proposals made to Renovo’s stockholders and information about Renovo, ei3 and the Renovo and ei3 special stockholder meetings. The enclosed voting materials allow Renovo stockholders to vote their Renovo shares without attending the Renovo special meeting in person. ei3 stockholders must attend the ei3 Special Meeting in person or by a proxy selected by the individual stockholder.

Q:	What is the Merger?

A:

The Merger is a proposed business combination between Renovo and ei3 where ei3, following the completion of the Reincorporation, will merge with and into Renovo with Renovo surviving the Merger but changing its name to “ei3 Corporation”.

Q:	Why is the Merger being proposed?

A:

Renovo and ei3 believe that the Merger is in the best interests of each company and its respective stockholders because it will provide the Renovo stockholders ownership in an operating business and provide ei3 liquidity for its stock for acquisitions, compensation and access to capital markets. For a description of the factors considered by Renovo’s sole director underlying the recommendation of the Renovo board, see the section entitled “Renovo’s Reasons for the Merger” on page 8 above, and for a more complete description of the factors considered by the ei3 board of directors, see the section entitled “ei3’s Reasons for the Merger” on page 8 above.

Q:	What will a stockholder receive when the Merger occurs?

A:

Renovo stockholders will not receive any consideration directly from the Merger but their shares of Renovo common stock will be adjusted to reflect the reverse stock split included in the Reincorporation and will become shares of common stock of the Combined Company.

ei3 stockholders will receive, for each share of ei3 common stock they hold, 4 shares of the common stock of the Combined Company.

Q:	Are there any financing requirements before the Merger can occur?

A:

Yes. The Merger Agreement provides that as a condition to ei3’s obligation to complete the Merger, ei3 must secure $1,500,000 in financing prior to the Merger taking effect. On December 30, 2005, ei3 entered into a Securities Purchase Agreement with Highgate that, amongst its terms, provided gross financing to ei3 of $1,427,000. ei3’s management has determined that this amount of financing, despite being below the $1,500,000 required by the Merger Agreement, is acceptable to the needs of the business at this time. As such, ei3’s management has waived the compliance of this financing condition under the Merger Agreement. The terms of the new financing are described under the section entitled “Securities Purchase Agreement with Highgate”.

Q:	Are there any stockholders already committed to voting in favor of the Merger Proposal and Reincorporation?

A:

Yes. Stephen W. Carnes, Renovo’s sole director and sole officer, owns approximately 50.5% of the shares of Renovo common stock outstanding on the Record Date for the Renovo special meeting and he has agreed to vote his shares of Renovo common stock in favor of the Merger Proposal, the Reincorporation and all other proposals.

The directors and officers of ei3 collectively own approximately 71.4% of the shares of ei3 common stock outstanding on the Record Date for the ei3 Special Meeting and they have advised ei3 that they intend to vote their shares of ei3 common stock in favor of the Merger Proposal.

Q:	Are there risks I should consider in deciding whether to vote for the Merger Proposal and the other related proposals?

A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 58.

Q:	What happens if the stockholders do not approve the Merger?

A:

If the Merger is not approved, the proposals to reincorporate Renovo in Delaware and the reverse stock split will not be put into effect, even if the Reincorporation is approved by Renovo’s stockholders, and the 2006 Plan will not be put into effect.

Q:	What happens if Renovo’s stockholders do not approve the Reincorporation?

A:

It is a condition to both Renovo’s and ei3’s obligations to consummate the Merger that Renovo’s stockholders approve the Reincorporation. Thus, if Renovo’s stockholders do not approve the Reincorporation, unless this condition is waived by both Renovo and ei3, the Merger will not occur.

Q:	What should I do if I receive more than one set of voting materials?

A:

Renovo stockholders should complete, sign, date and return each proxy card and voting instruction card that he or she receives. You, as a Renovo stockholder, may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold shares of Renovo in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If your Renovo shares are held in more than one name, you will receive more than one proxy or voting instruction card.

Q:	What do I need to do now?

A:

Please carefully review this Proxy Statement and if you are a Renovo stockholder, vote the proxy card or voting instruction card you receive with respect to your Renovo shares as soon as possible so that your Renovo shares may be represented at the Renovo special meeting of stockholders. Your proxy card and/or voting instruction card must be received on or prior to, for the Renovo special meeting of stockholders, February 21, 2006. If you are a stockholder of ei3, please make arrangements to attend the ei3 Special Meeting to vote your shares of ei3 common stock in person or by a duly appointed proxy selected by you.

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible. In addition to obtaining stockholder approvals, all other closing conditions set forth in the Merger Agreement must be satisfied or waived. Renovo and ei3 anticipate that the closing of the Merger will occur in the first calendar quarter of 2006, but we cannot predict the exact timing.

Q:	Who will be the members of the boards of directors of the Combined Company if the Merger becomes effective?

A:

After the Merger, the board of directors of the Combined Company will initially consist of 4 individuals who have been designated by ei3: Brett Smith, Spencer Cramer, Dr. Mark Goldberg and John C. Layton. For biographical information about Messrs. Smith, Cramer, Goldberg and Layton, see “Directors and Executive Officers of the Combined Company Following the Merger” below.

Q:	How can I find out whether the Merger Proposal was approved by the stockholders of Renovo and ei3?

A:	Renovo intends to file a Form 8-K promptly after each meeting is held announcing the voting results for the proposals to be submitted at the respective special stockholder meetings.

Questions and Answers for Renovo Stockholders

Q:	When and where is the Renovo special meeting of stockholders?

A:

The Renovo special meeting of stockholders will take place on February 21, 2006, at 10:00 a.m., local time, at the offices of Securities Law Institute, 770 East Warm Springs Road, Suite 250, Las Vegas, Nevada.

Q:	How can I attend the Renovo special meeting of stockholders?

A:

You are entitled to attend the Renovo special meeting of stockholders only if you were a Renovo stockholder as of the close of business on January 30, 2006, the Record Date for the Renovo special meeting, or you hold a valid proxy for the special meeting. You should be prepared to present valid, government-issued photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the Record Date prior to being admitted to the meeting. If you are not a record holder, but hold shares through a broker or nominee (i.e., in “street name”), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, or other similar evidence of ownership. If you do not provide valid, government-issued photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Renovo special meeting of stockholders.

Q:	What matters are Renovo’s stockholders being asked to approve at the Renovo special meeting of stockholders?

A:	Renovo stockholders are being asked to vote “FOR” the following 4 matters at the Renovo special meeting of stockholders:

(i)	approval of the Merger Proposal consisting of the Merger Agreement and the Merger of ei3 into Renovo pursuant to the Merger Agreement;

(ii)	approval of the Reincorporation of Renovo from Nevada to Delaware including the reverse stock split;

(iii)	approval of the adoption of the 2006 Plan, which would reserve for issuance to employees, directors, consultants and advisors of the Combined Company 15,000,000 shares of common stock; and

(iv)	approval to transact any other business that may properly come before the Renovo special meeting or any adjournment or postponement of the Renovo special meeting.

The Reincorporation will not be completed unless the Merger is approved and becomes effective. Conversely, the Merger shall not become effective unless the Reincorporation is approved or both Renovo and ei3 waive this condition. The 2006 Stock Incentive Plan will not become effective if approved, unless and until the Merger is completed.

Q:	What happens to my shares of Renovo common stock pursuant to the Merger and the Reincorporation?

A:

As a result of the exchange ratio in the Reincorporation, the number of shares you own will be reduced by a factor of approximately 48 to 1, so as to ensure that Renovo shall have not more than 10,147,620 shares of common stock issued and outstanding at the time of the Merger. That means, if you owned 500 shares of Renovo, after the Reincorporation you will own approximately 11 shares of Renovo and upon completion of the Merger, you will own 11 shares of the Combined Company. The shares of the Combined Company are expected to continue to trade in the over-the-counter market.

Q:	Will the Merger and Reincorporation dilute the ownership of Renovo stockholders?

A:

Yes. The issuance of shares of Renovo common stock to ei3 stockholders in the Merger and the exchange ratio used for the Reincorporation will significantly dilute the ownership of Renovo’s existing stockholders. Following the Reincorporation and the Merger, and assuming (i) no change in ei3’s outstanding shares, options and warrants between September 26, 2005 (the date the Merger Agreement was signed) and the effective date of the Merger, and (ii) no change in Renovo’s outstanding shares, options or warrants from [__________, 200_], the date of this Proxy Statement, and the effective date of the Merger, Renovo’s stockholders will hold approximately 7% of the outstanding shares of the common stock of the Combined Company immediately following the Merger. In addition, the Combined Company will have outstanding convertible debt and warrants formerly obligations of ei3, which could result in the issuance of a significant number of additional shares.

Q:	Will the Merger be consummated if the Reincorporation is not approved by Renovo’s stockholders?

A:

The Merger Agreement provides that it is a condition to both Renovo’s and ei3’s obligations to consummate the Merger that Renovo’s stockholders have approved the Reincorporation described in this Proxy Statement, unless both Renovo and ei3 waive this condition. Therefore, the Merger will not occur unless the Reincorporation is approved by Renovo’s stockholders or this condition to the closing of the Merger is waived by both Renovo and ei3. Consequently, if a Renovo stockholder wishes to vote in favor of the Merger, he or she should be sure to vote “FOR” the Merger and “FOR” the Reincorporation.

Q:	Will the proposed Reincorporation take effect if it is approved but the Merger is not approved?

A:

No. Even if the Reincorporation is approved by Renovo’s stockholders, the change of domicile will not take effect unless the Merger is approved by the required vote of the stockholders of both ei3 and Renovo.

Q:	Why did Renovo’s board of directors adopt the 2006 Plan?

A:

Renovo’s board of directors adopted the 2006 Plan on January 10, 2006, to be effective upon completion of the Merger, to enable the Combined Company to issue equity based compensation to employees, directors, consultants and advisors of the Combined Company following the Merger. Renovo’s board of directors believes that it will be important for the Combined Company to have available a singe equity based compensation plan such as the 2006 Plan in order to attract and retain the best available personnel for the Combined Company and to provide additional incentives to employees, directors, consultants and advisors to work for the ongoing success of the Combined Company.

As of [__________, 2006, 249,307] shares of Renovo common stock, adjusted for the reverse stock split, were available for issuance under two of Renovo’s Employee and Consultant Stock Compensation Plans. ei3 also has shares available for issuance under its 1999 long-term incentive plan. Renovo’s board of directors, with the concurrence of ei3, determined that these plans alone would not provide an adequate number of shares of common stock of the Combined Company for issuance to employees, directors, consultants, and advisors of the Combined Company and that it would be appropriate to have a single plan rather than multiple plans with different terms. Accordingly, Renovo’s board of directors determined that it was in the best interests of Renovo’s stockholders to approve the 2006 Plan to be applicable to the Combined Company and to reserve for issuance thereunder 15,000,000 shares of common stock of the Combined Company. At the time of the Merger, the existing Renovo and ei3 plans will terminate although outstanding options under those plans will remain unchanged and continue to be governed by the terms of those plans.

Q:	How does the Renovo board of directors recommend that I vote?

A:

After careful consideration, the Renovo board of directors determined that the Merger is advisable, fair to and in the best interests of Renovo and its stockholders and unanimously approved the Merger Agreement and the Merger. Accordingly, Renovo’s board of directors unanimously recommends that Renovo stockholders vote “FOR” the Merger Proposal and “FOR” the Reincorporation. Renovo’s board of directors also unanimously recommends that Renovo stockholders vote “FOR” the Merger Proposal to approve the 2006 Plan.

For a description of the reasons underlying the recommendations of Renovo’s board of directors, see the section entitled “Renovo’s Reasons for the Merger” on page 8 above.

Q:	What vote of Renovo stockholders is required to approve the Merger Agreement and the Merger?

A:

Approval of the Merger Agreement and the Merger requires the affirmative approval of a majority of the total number of shares of Renovo common stock that are outstanding on January 30, 2006, the Record Date for the Renovo special meeting of stockholders.

For a more complete description of the voting procedures and requirements, see the section entitled “The Special Meeting of Stockholders of Renovo Holdings” beginning on page 1 above.

Q:	What vote of Renovo stockholders is required to approve the Reincorporation?

A:

Approval of the proposal for the Reincorporation requires the affirmative approval of a majority of the total number of shares of Renovo common stock that are outstanding on January 30, 2006, the Record Date for the Renovo special meeting of stockholders.

Q:	What vote of Renovo stockholders is required to approve the 2006 Plan?

A:

Approval of the 2006 Plan requires the affirmative approval of a majority of the shares of Renovo common stock represented and entitled to vote at the Renovo special meeting of stockholders, so long as a quorum is present.

Q:	How will voting on any other business be conducted?

A:

Renovo is not currently aware of any business to be considered at the Renovo special meeting of stockholders other than the Merger Proposal, the Reincorporation, and the proposal to approve the 2006 Plan.

If, however, any other matters are properly brought before the special meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy and acting under that proxy, will have discretion to vote or act on those matters in accordance with their best judgment, including any proposal to adjourn the special meeting.

Q:	May I vote in person?

A:

Yes. If you are a holder of record of shares of Renovo common stock that are outstanding on the Record Date of the Renovo special meeting of stockholders, you may attend and vote your shares of common stock in person rather than signing and returning your proxy card. If your shares are held in “street name,” you must obtain a proxy from your broker or bank in order to attend the Renovo special meeting of stockholders and vote.

Q:	How are votes counted?

A:

For each of the Proposals, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on the Proposals relating to approval of the Merger, the Reincorporation or the Approval of the Plan, but will count for the purpose of determining if a quorum is present. As a result, if you ABSTAIN with respect to any of the Proposals, it has no effect on the vote for the approval of that Proposal.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:

Yes, if you provide instructions. If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in “street name”), you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to the voting instruction card used by your broker or nominee to see if you may submit voting instructions by the internet or telephone. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes will not count as votes cast on a proposal or for the purpose of whether a quorum is present. As a result, broker non-votes will have no effect on the vote for any of the Proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the Renovo special meeting of stockholders. You can do this in one of 3 ways.

•	send a written, dated notice to the Corporate Secretary of Renovo stating that you would like to revoke your proxy;
•	complete, date and submit a later dated proxy card; or
•	attend the Renovo special meeting of stockholders and vote in person.

However, your attendance alone will not revoke your proxy.

If you have instructed a broker to vote your shares of Renovo common stock by executing a voting instruction card, you must follow the directions received from your broker to change those voting instructions.

Q:	What happens if I do not indicate how to vote on my proxy card?

A:

If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the approval of the Merger Proposal, “FOR” approval of the Reincorporation, and “FOR” approval of the Renovo 2006 Stock Incentive Plan.

Q:	As a Renovo stockholder, what happens if I do not return my proxy card or vote?

A:

Failure to vote or to give voting instructions to your broker or nominee will have the same effect as voting “AGAINST” the proposal to approve the Merger Proposal and the proposal to approve the Reincorporation. Since each of these proposals requires the affirmative approval of a majority of the outstanding shares of Renovo’s outstanding stock, we strongly urge you to vote.

For a more complete description of the voting procedures and requirements, see the section entitled “The Special Meeting of Stockholders of Renovo Holdings” beginning on page 1 above.

Q:	Will I have appraisal rights if I do not vote in favor of the Merger?

A:

Holders of record of shares of Renovo common stock who do not vote in favor of the approval of the Merger Agreement and the Merger, and otherwise comply with the requirements of Chapter 92 of the Nevada Revised Statutes (“NGCL”), are entitled to appraisal rights in connection with the Merger, whereby such stockholders may receive the “fair market value” for their shares. Failure to take any of the steps required under Chapter 92 of the NGCL on a timely basis may result in a loss of those appraisal rights. These procedures are described in this Proxy Statement. The provisions of Nevada law that grant appraisal rights and govern such procedures are attached as “Appendix D” hereto. These rights are discussed more fully under the section entitled “Dissenters’ and Appraisal Rights” below.

Q:	As a Renovo stockholder, should I send in my stock certificates at this time?

A:

No, you should not. If the Merger is consummated, your stock certificates will automatically represent shares of common stock of the Combined Company. You will be notified after the Merger of how to exchange your existing Renovo certificates for new certificates representing shares of the Combined Company.

Q:	Will the combined Company’s common stock continue to be traded under the symbol RNVO.OB?

A:

No. It is expected that after the Merger and name change that the Combined Company’s common stock will trade on the Over-the-Counter Bulletin Board under a new symbol. Upon completion of the Merger a press release will be issued indicating the new symbol.

Q:	As a Renovo stockholder, who can help answer my questions?

A:	If you have any questions about the Merger or how to vote or revoke your proxy, you should contact:

Renovo Holdings

100 Candace Drive, Suite 100

Maitland, Florida 32751

Attention: Investor Relations

(407) 599-2886

If you need additional copies of this Proxy Statement or voting materials, you should contact Investor Relations at Renovo as described above by letter or telephone.

Questions and Answers for ei3 Stockholders

Q:	When and where is the ei3 Special Meeting of stockholders?

A:

The ei3 Special Meeting of stockholders will be held on February 21, 2006 at 2:00 p.m. local time at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

Q:	How can I attend the ei3 Special Meeting of stockholders?

A:

You may attend the Special Meeting in person or you may appoint someone of your choosing to attend the Special Meeting for you as your proxy. ei3 is not soliciting your proxy. If you wish to designate a proxy to attend the Special Meeting on your behalf, you must do so in writing.

Q:	What matters are ei3’s stockholders being asked to approve at the ei3 Special Meeting of stockholders?

A:	ei3 stockholders are being asked to vote on the Merger Proposal consisting of the Merger Agreement and the Merger of ei3 into Renovo pursuant to the Merger Agreement.

Q:	What happens to my ei3 common stock upon completion of the Merger?

A:

Your shares of ei3 common stock will automatically be converted into shares of the Combined Company. For each share of ei3 common stock you own, you will receive 4 shares of common stock of the Combined Company as the surviving company of the Merger.

Q:	As an ei3 stockholder, will I be able to trade the common stock of the Combined Company that I receive in connection with the Merger?

A:

The shares of Renovo common stock that you receive in the Merger will not be registered under the Securities Act of 1933 (the “Securities Act”) and may not be sold by you without registration under the Securities Act or an exemption from registration. For purposes of Rule 144 under the Securities Act, a new holding period will commence upon completion of the Merger. Shares of Renovo before the Merger are traded in the over-the-counter market under the symbol RNVO.OB. We expect the shares of the Combined Company will continue to trade in the over-the-counter market following the Merger under a different symbol. The Combined Company will issue a press release announcing the new symbol.

Q:	What will happen to options to acquire ei3 common stock?

A:

Each option to acquire a share of ei3 common stock held by ei3 employees will be assumed by the Combined Company and be converted into an option to acquire 4 shares of the common stock of the Combined Company for the same aggregate exercise price.

Q:	How does the ei3 board of directors recommend that I vote?

A:

The ei3 board of directors has approved the Merger Agreement and the Merger and deems them to be advisable and in the best interests of ei3 and its stockholders. The ei3 board of directors recommends you vote “FOR” the Merger Proposal.

Q:	What is the vote of ei3 stockholders required to approve the Merger Proposal?

A:	The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ei3 common stock as of the Record Date for the Special Meeting.

Q:	As an ei3 stockholder, how can I vote?

A:	By written ballot at the meeting, provided you attend the meeting in person or by a person authorized in writing by you to act as your proxy at the Special Meeting.

Q:	As an ei3 stockholder, what happens if I do not vote?

A:

Assuming a quorum is present at the Special Meeting, you will be bound by the vote by ei3 stockholders at the Special Meeting on the Merger and, if you qualify and the Merger is approved, you will have the appraisal rights if you follow the procedures under Delaware law to demand those rights. These rights are discussed more fully under the section entitled “Dissenters’ and Appraisal Rights” beginning on page 30.

Q:	Will I have appraisal rights if I do not vote in favor of the Merger?

A:

If you do not vote in favor of the Merger, you will have appraisal rights if you follow the procedures under Delaware law to demand those rights. See “Appraisal Rights for ei3 Stockholders” beginning on page 32.

Q:	As an ei3 stockholder, should I send in my stock certificates at this time?

A:

No, you should not. If the Merger is consummated, your stock certificates will automatically represent shares of common stock of the Combined Company. You will be notified after the Merger of how to exchange your existing ei3 certificates for new certificates representing shares of the Combined Company.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein may be considered “forward-looking statements” for purposes of the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for future operating and financial performance, based on current expectations and assumptions currently believed to be valid. These forward-looking statements can be identified by the use of forward-looking words or phrases, including, but not limited to, “may,” “will,” “should,” “could,” “expect,” “intend,” “project,” “potential,” “believe,” “estimate,” “anticipate,” “plan,” “strategy,” “target,” “prospect” and other words of similar meaning in connection with a discussion of future operating or financial performance. In particular, statements regarding estimates of anticipated synergies from the Merger, transaction and other costs of the Merger, future earnings per share and the impact on revenues of any restrictions on specified trades are forward-looking statements. There can be no assurances that the expectations reflected in the forward-looking statements will prove to have been correct.

Actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various risks, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond the control of Renovo and ei3. Important factors that could cause actual results to be materially different from expectations include the risks and uncertainties set forth under the heading “Risk Factors” of this document. Accordingly, you should not place undue reliance on the forward-looking statements contained in this document. These forward-looking statements speak only as of the date on which the statements were made. Except as otherwise required by laws or regulations, Renovo and ei3 undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROPOSAL 1

APPROVAL OF THE MERGER

Background of the Merger

Renovo was unable to implement its original business plan to capitalize upon the niche market opportunities within the commercial and residential restoration service market. Therefore, it determined to aggressively seek other business opportunities. ei3 determined that in order to be able to have access to the capital markets to raise funds necessary to further develop and grow its business and to satisfy the demands of its lenders and the terms of the financing provided by its lenders, it was necessary and desirable for ei3 to have its securities publicly traded. It therefore sought a publicly traded company with which to merge.

In February 2005, representatives of Cornell introduced Stephen W. Carnes of Renovo and Brett Smith of ei3 to each other as potential merger partners. In March 2005, Renovo and ei3 entered into discussions regarding a possible business combination. After signing a letter of intent on April 21, 2005, representatives of each company conducted mutual due diligence sessions. On July 15, 2005, the Board of ei3 met to continue its discussion of the proposed business combination with Renovo. Based on the factors described below, the ei3 Board of Directors unanimously resolved to approve the Merger Agreement. On September 26, 2005, the parties executed a Merger Agreement and Merger Proposal. ei3 was the only merger candidate in 2005 that Renovo had material discussions with regarding a potential merger or acquisition.

Renovo’s Board of Directors Analysis and Reasons for the Merger

Renovo’s sole director approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and in the best interests of Renovo and its stockholders.

The Renovo director identified and considered several potential benefits of the Merger that he believed would contribute to the success of the Combined Company compared to Renovo’s continued operations without the Merger. These included:

•

the historical and recent market prices of Renovo’s common stock and the fact that the business being acquired through the Merger, along with the management team associated with ei3, presented to Renovo a significant business opportunity;

•	Renovo’s failed business plan and its current lack of operations;
•	the outstanding debt of Renovo to Cornell;

•	the quality of ei3’s technology;
•	the quality and experience of ei3’s management;
•	ei3’s potential for growth or expansion;
•	ei3’s profit potential; and
•	anticipated increase in stockholder value as a result of the Merger

Renovo’s sole director also identified and considered a number of potentially adverse factors concerning the Merger, including the following:

•	the risk that the Merger might not be completed in a timely manner or at all;
•	the risk that the potential benefits of the Merger may not be fully or partially realized;
•	the risk of diverting management focus and resources from other strategic opportunities while working to implement the Merger;
•	the liabilities relating to ei3’s business and how they might impact the results of operations of the Combined Company;
•	the lack of liquidity and financial condition of ei3;
•	the potential costs to be incurred in connection with the Merger; and
•	the outstanding debt of ei3 to Cornell and its affiliates.

After taking into account all of the factors set forth above, Renovo’s sole director determined that the expected benefits of the Merger outweighed the risks and that the Merger is in the best interests of Renovo and its stockholders. The Renovo sole director did not request a fairness opinion in connection with the Merger.

The foregoing discussion of information and factors considered by Renovo’s sole director is not intended to be exhaustive, but is believed to include the material factors considered by the Renovo sole director. In view of the wide variety of factors considered by the sole director of Renovo, he did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Renovo sole director did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors.

ei3’s Board of Directors Analysis and Reasons for the Merger

ei3’s board of directors considered various factors in approving the Merger and the Merger Agreement, including:

•	the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities of Renovo;
•	the ability to use registered securities to acquire assets or businesses and to compensate employees, directors, consultants and advisors;

•	increased visibility in the financial community;
•	enhanced access to the capital markets;
•	perceived credibility and enhanced corporate image of being a publicly traded company; and
•	satisfaction of conditions included in the following arrangements with Cornell and its affiliates for publicly traded securities to be issued if their outstanding debt is converted.

The ei3 board of directors also identified and considered a number of potentially adverse factors concerning the Merger, including the following:

•	the risk that the Merger might not be completed in a timely manner or at all;
•	the risk that the potential benefits of the Merger may not be fully or partially realized;
•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the Merger;
•	the potential limited liquidity of shares of Renovo common stock due to historically low trading volumes of Renovo common stock and concentration of ownership of Renovo; and
•	the costs associates with becoming a public company.

After taking into account all of the factors set forth above, the ei3 board of directors unanimously agreed that the benefits of the Merger outweighed the risks and the Merger is in the best interests of ei3 and its stockholders.

ei3’s board of directors did not request a fairness opinion in connection with the Merger.

The foregoing discussion of information and factors considered by the ei3 board of directors is not intended to be exhaustive but is believed to include the material factors considered by the ei3 board of directors. In view of the wide variety of factors considered by the ei3 board of directors, the ei3 board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the ei3 board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the ei3 board of directors may have given different weight to different factors.

Interests of Renovo’s Principal Stockholder, Sole Director and Sole Executive Officer in the Merger

Renovo stockholders should be aware that Stephen W. Carnes, Renovo’s sole officer and sole director, has an interest in the Merger that is different from the interests of Renovo stockholders generally, in that Mr. Carnes will be receiving $200,000 in cash upon consummation of the Merger and will continue to own 5,121,058 shares or approximately 3.5% of the outstanding shares of the Combined Company. See “Appendix F” and “Appendix G”. Mr. Carnes has agreed to vote in favor of all proposals to be presented at the Renovo special meeting, including approval of the Merger Proposal. The board of directors of ei3 was aware of this interest and considered it in approving the Merger and the Merger Agreement.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger, Mr. Carnes will cease to be an officer, director and employee of Renovo and the board of directors of the Combined Company will be comprised of 4 individuals; Brett Smith, Spencer Cramer, Dr. Mark Goldberg and John C. Layton, who currently constitute the entire board of directors of ei3.

As of the Record Date, Mr. Carnes owned 245,000,000 shares of Renovo common stock, which represented approximately 50.5% of the issued and outstanding shares of Renovo’s common stock. Because of his majority ownership, Mr. Carnes’ vote for the proposals to be presented at the special meeting will be sufficient to approve all of the proposals.

Interests of ei3’s Principal Stockholders, Directors and Executive Officers in the Merger

Renovo stockholders should be aware that some of ei3’s principal stockholders, directors and executive officers have interests in the Merger that are different from the interests of ei3 stockholders generally. The boards of directors of both companies were aware of these interests and considered them in approving the Merger and the Merger Agreement.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger:

•	the board of directors of the Combined Company will be comprised of the board of directors of ei3 who are 4 individuals: Brett Smith, Spencer Cramer, Dr. Mark Goldberg and John C. Layton;
•	the executive officers of ei3 will serve as the executive officers of the Combined Company; and
•

each of Brett Smith and Spencer Cramer have entered into new employment agreements with ei3, which will become effective at the effective time of the Merger. Additional information regarding the terms of these agreements can be found under the “Description of ei3’s Business-Employment Agreement” section of this Proxy Statement.

Immediately prior to the effective time of the Merger, ei3’s directors and executive officers will own approximately 71.4% of the outstanding ei3 common stock. They will be entitled to receive in the Merger the same consideration for their shares as all other ei3 stockholders.

Renovo’s sole director and sole executive officer and his affiliates did not own any shares of ei3 common stock as of the Record Date.

Dissenters’ and Appraisal Rights

Renovo Dissenters’ and Appraisal Rights

Renovo stockholders are entitled to dissenters rights in the proposed Merger under NRS Revised Statutes (“NRS”) 92A.300 - 92A.500. A copy of the statute is attached to this Proxy Statement as “Appendix D”. Renovo stockholders who are considering exercising dissenters rights should review NRS 92A.300 - 92A.500 carefully, particularly the steps required to perfect dissenters rights. No provision under Nevada law provides a stockholder the right to later withdraw a dissent and demand for payment. Set forth below is a summary of the steps to be taken by a holder of record to exercise the right to appraisal. This summary should be read in conjunction with the full text of NRS 92A.410 to 92A.480.

Under NRS 92A.380, stockholders may dissent from some corporate actions and the corporation must buy their shares. Stockholders may dissent if a corporation wants to merge with another corporation.

For a Renovo stockholder to exercise his or her right to dissent:

•

before the date of the special meeting, the Renovo stockholder must deliver written notice to Renovo’s Secretary stating that he or she intends to demand payment for his or her shares if the Merger is completed; and

•	the Renovo stockholder must NOT vote his or her shares in favor of the Merger either by proxy or in person at the special meeting of Renovo stockholders.

If you send written notice of your intent to dissent before the date of the special meeting of Renovo stockholders, Renovo must send you a written dissenter’s notice within 10 days after the special meeting telling you:

•	where your demand for payment must be sent and where your stock certificates must be deposited;
•	the date by which Renovo must receive the demand form, which must be between 30 and 60 days after notice delivery, and providing you as a Renovo stockholder;
•	a form to demand payment, including the date by which you must have acquired beneficial ownership of your Renovo shares in order to dissent; and
•	the applicable sections of the NRS.

YOUR FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR TO DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTERS’ NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES. YOUR RIGHTS AS A RENOVO STOCKHOLDER WILL CONTINUE UNTIL THOSE RIGHTS ARE CANCELED OR MODIFIED BY THE COMPLETION OF THE MERGER.

Within 30 days of receipt of a properly executed demand for payment, Renovo must pay you what it determines to be the fair market value for your shares. Payment must be accompanied by specific financial records of Renovo, a statement of Renovo’s fair value estimate, information regarding your right to challenge the fair value estimate and copies of relevant portions of the NRS.

Within 30 days from the receipt of the fair value payment, you may notify Renovo in writing of your own fair value estimate and demand the difference. Failure to demand the difference within 30 days of receipt of payment terminates your right to challenge Renovo’s calculation of fair value.

If we cannot agree on fair market value within 60 days after Renovo receives a stockholder demand, Renovo must commence legal action seeking court determination of fair market value. If Renovo fails to commence a legal action within the 60 day period, it must pay each dissenter whose demand remains unsettled the amount they demanded. Proceedings instituted by Renovo will be in the District Court in Las Vegas, Nevada. Costs of legal action will be assessed against Renovo, unless the court finds that the dissenters acted arbitrarily, in which case costs will be equitably distributed. Attorney fees may be divided in the court’s discretion among the parties.

FAILURE TO FOLLOW THE STEPS REQUIRED BY NRS SECTION 92A-400 THROUGH 92A-480 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH APPRAISAL SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF NRS SECTION 92A, RENOVO STOCKHOLDERS WHO ARE CONSIDERING OBJECTING TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

Appraisal Rights for ei3 Stockholders

Under Delaware law, ei3 stockholders have the right to dissent from the Merger and to receive payment in cash for the fair value of their ei3 common stock, as determined by the Court of Chancery of the State of Delaware. ei3 stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. ei3 will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this information and Proxy Statement as “Appendix E”.

The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that ei3 stockholders exercise their right to seek appraisal under Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in “Appendix E” because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

Section 262 requires that stockholders be notified not less than 20 days before the Special Meeting to vote on the Merger that dissenters’ appraisal rights will be available. A copy of Section 262 must be included with such notice. This Proxy Statement constitutes ei3’s notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262.

If you elect to demand appraisal of your ei3 shares, you must satisfy each of the following conditions:

(i)

You must deliver to ei3 a written demand for appraisal of your shares before the vote is taken on the Merger Proposal at the Special Meeting. This written demand for appraisal must be in addition to and separate from any vote abstaining from or voting against the Merger. Voting against or failing to vote for the Merger itself does not constitute a demand for appraisal under Section 262.

(ii)

You must not vote in favor of the Merger Proposal. A vote in favor of the Merger Proposal, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

(iii)	You must hold of record the shares of ei3 common stock on the date the written demand for appraisal is made and continue to hold the shares of record through the completion of the Merger.

If you fail to comply with any of these conditions, and the Merger is completed, you will be entitled to receive the shares of Renovo common stock for your shares of ei3 common stock as provided for in the Merger Agreement, but will have no appraisal rights with respect to your shares of ei3 common stock.

All demands for appraisal should be delivered before the vote on the Merger is taken at the Special Meeting to the following address: ei3 Corporation, Attention: President, 136 Summit Avenue, Montvale, New Jersey 07645, and should be executed by, or on behalf of, the record holder of the shares of ei3 common stock. The demand must reasonably inform ei3 of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares, and should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name.

To be effective, a demand for appraisal by a holder of ei3 common stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for 2 or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for 1 or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

Within 10 days after the effective date of the Merger, the surviving entity must give written notice of the date the Merger became effective to each ei3 stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger. Within 120 days after the effective date of the Merger, either the surviving entity or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving entity has no obligation to file such a petition in the event there are dissenting stockholders and has no present intention to do so. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder’s previous written demand for appraisal.

At any time within 60 days after the effective date of the Merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the shares of Renovo common stock specified by the Merger Agreement for his or her shares of ei3 common stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the Merger will require the written approval of the surviving entity. Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of ei3 common stock not voted in favor of the Merger, and the aggregate number with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after a written request has been received by the surviving entity or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving entity, the surviving entity will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal of their shares of ei3 common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid. When the value is determined the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the Merger Agreement.

Costs of the appraisal proceeding may be imposed upon the surviving entity and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the Merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the Merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the Merger within 60 days after the effective date of the Merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the shares of Renovo common stock for shares of his or her ei3 common stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the Merger may only be made with the written approval of the surviving entity and must, to be effective, be made within 120 days after the effective date.

In view of the complexity of Section 262, ei3 stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

Restriction on Resales of common stock of the Combined Company

The shares of common stock of the Combined Company received by ei3 stockholders in the Merger will not be registered under the Securities Act. Therefore, ei3 stockholders will not be able to sell their shares of the Combined Company except pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act. Persons who are deemed affiliates of the Combined Company after the Merger will be subject to additional restrictions. Persons who may be deemed to be affiliates of the Combined Company after the Merger will generally include individuals or entities that control, are controlled by, or are under common control with, the Combined Company and may include the sole officer and sole director of Renovo as well as principal stockholders of the Combined Company after the Merger.

Regulatory Matters

Other than the filing of appropriate Merger documents with the Secretary of State of the State of Delaware, no regulatory approvals are required for the consummation of the Merger.

Material Terms of the Merger

The following is a summary of the material terms of the Merger Agreement, as amended. This summary may not contain all of the information that is important to you. It is qualified in its entirety by reference to the Merger Agreement, as amended, a copy of which is attached as “Appendix A” and is incorporated herein by reference. You should read the Merger Agreement because it, and not this document, is the legal document that governs the terms of the Merger and will give you a more complete understanding of the Merger.

Structure of the Merger

At the effective time of the Merger, ei3 shall be merged with and into Renovo as the surviving company of the Reincorporation. Following the Merger, the separate corporate existence of ei3 shall cease.

Closing of the Merger

The closing of the Merger will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in the Merger Agreement or the date of the Renovo special meeting, at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, unless another time, date or place is agreed to in writing by the parties hereto.

When the Merger Becomes Effective

On the business day after the day on which the last condition to completing the Merger is satisfied or waived or at such other time as Renovo and ei3 may agree, a Certificate of Merger will be filed with the Delaware Secretary of State. The Merger will become effective immediately following the filing of the Certificate of Merger.

Directors and Executive Officers of the Combined Company following the Merger

For information regarding the current sole director and executive officer of Renovo, Stephen W. Carnes, see “Appendix F” at page F-17. Mr. Carnes will resign at the time of the Merger.

Directors

The board of directors of the Combined Company will be classified into 3 classes, each class to serve for a 3-year term, or until their successors shall have been elected, except that the initial term of the Class I director shall expire at the first annual meeting of the stockholders of the Combined Company after the Merger, the initial term of the Class II director shall expire at the second annual meeting of the stockholders of the Combined Company after the Merger and the initial term of the Class III directors shall terminate at the third annual meeting of the stockholders of the Combined Company. The number of directors of each class shall be as nearly equal as possible.

Immediately following the Merger, the board of directors of the Combined Company will consist of a total of 4 members divided into 3 classes. In addition, the ei3 executive officers shall become the executive officers of the Combined Company. The directors of the Combined Company will be as follows:

Name	Age	Position(s)
Brett Smith	35	Chairman and Class III Director
Spencer Cramer	45	Class III Director
Dr. Mark Goldberg	44	Class II Director
John C. Layton	61	Class I Director

Brett Smith is a co-founder of ei3 and has been its Chief Executive Officer and Chairman of the Board since its inception in 1999. Prior to founding ei3, Mr. Smith served on the restructuring team for Delta V Technologies, an industrial engineering subsidiary of Presstek, Inc., a publicly traded company, from 1996 to 1999, most recently as director of business development. Previously, Mr. Smith was a member of the startup team for Asia Times newspaper in Hong Kong, where he marketed financial news and services. Mr. Smith began his career as an analyst for Susquehanna Investment Group, where he helped form Susquehanna’s research department. Mr. Smith is a graduate of Emory University.

Spencer Cramer is a co-founder of ei3 and has been its President and Chief Technology Officer since its inception in 1999. Prior to founding ei3, Mr. Cramer had over 15 years experience growing and managing businesses in the industrial technology, computer systems, and services industries. From 1990 to 1998, he was president of Circonix, Inc., a system integration company. From 1985 to 1989, he was Vice President of Worldwide Machinery, a company engaged in manufacturing high-tech materials production equipment. Mr. Cramer holds a B.S. in Electrical Engineering from the University of Virginia.

John C. Layton was appointed to ei3’s board of directors in 1999. In 1998, Mr. Layton retired as Inspector General of the U.S. Department of Energy in Washington, D.C., where he managed investigative and inspection activities nationwide from 1996 to 1998. Since his retirement, Mr. Layton served as a consultant to the United States Internal Revenue Service and the University of California, Los Alamos National Laboratory from time to time. As a consultant to the Internal Revenue Service, he reviewed performance and made recommendations for improving the Internal Revenue Service’s Inspection Service. Mr. Layton holds a B.S. in Commerce, major in accounting, from Rider University.

Mark Goldberg, MD was appointed to the ei3’s board of directors in 2002. Since 1994, Dr. Goldberg has been a practicing cardiologist in Tucson, Arizona. Dr. Goldberg is currently the Medical Director of Saguaro Clinical Research, an organization that works with leading pharmaceutical companies to conduct clinical trials locally. Dr. Goldberg received his medical degree from the Medical College of Georgia and completed his cardiology training at the University of Arizona.

Executive Officers

For information about the sole executive officer of Renovo, Stephen W. Carnes, see “Appendix F” at pages F-17 to F-19.

The executive officers of the Combined Company will serve in their respective capacities until their successors are duly elected and qualified or until their earlier resignation or removal. Messrs. Smith and Cramer are parties to employment agreements pursuant to which Mr. Smith is to be employed for the term of his agreement as the Chief Executive Officer of the Combined Company and Mr. Cramer is to be employed for the term of his agreement as President, Secretary and Chief Technology Officer of the Combined Company. For more information see “Employment Agreements” beginning on page 53.

Name	Age	Position
Brett Smith	35	Chief Executive Officer
Spencer Cramer	45	President, Secretary and Chief Technology Officer
Christopher Sapka	32	Chief Financial Officer, Treasurer and Vice President

Christopher Sapka has been ei3’s Chief Financial Officer since June 2005. From 2000 to May 2005, Mr. Sapka served in various positions, most recently as Controller of U.S. Operations, for Mercer Human Resource Consulting, a division of Marsh & McLennan Companies, Inc., a publicly traded company. From 1995 to 2000, Mr. Sapka was with BDO Seidman, LLP, most recently serving as Audit Services Manager. Mr. Sapka is a Certified Public Accountant and received his B.S. in Accounting from the Stern School of Business at New York University.

For biographical information about Messrs. Smith and Cramer, see “Directors” above.

Compensation of Directors

For information about the historical compensation of Renovo’s sole director, see “Appendix F” at pages F-19 to F-21.

We intend to annually award non-employee directors options to purchase 50,000 shares of common stock and pay non-employee directors $500 plus reimbursement of expenses for each board of directors and committee meeting attended in person.

It is expected that directors of the Combined Company who are also full-time employees of Renovo will receive no additional compensation for their services as directors.

Conversion of Stock, Stock Options and Cancellation of Stock

For information about the historical compensation plans of Renovo, see “Appendix F” at pages F-8 to F-9.

At the effective time of the Merger:

•

each share of ei3 common stock will be converted into the right to receive 4 shares of common stock of the Combined Company. No fractional shares shall be issued, and any right to receive a fractional share shall be rounded up to the next whole share;

•	each outstanding option and warrant to purchase ei3 shares shall be converted into an option to purchase 4 shares of common stock of the Combined Company at the same aggregate exercise price;
•

shares of Renovo common stock held by Renovo stockholders who validly exercise their appraisal rights under Nevada law will be treated as described under “Dissenters’ and Appraisal Rights” section of this Proxy Statement;

•

shares of ei3 common stock held by ei3 stockholders who validly exercise their appraisal rights under Delaware law will be treated as described under “Appraisal Rights for ei3 Stockholders” section of this Proxy Statement; and

•	the name of Renovo will be changed to “ei3 Corporation” and continue as the Combined Company.

Exchange of Shares; Fractional Shares; Lost Certificates

Exchange of ei3 Shares. At the effective time of the Merger, the Combined Company shall issue certificates evidencing 134,620,368 shares of restricted common stock for the benefit of the holders of ei3 common stock.

ei3 stockholders who surrender their stock certificates, and any other documents required by the Merger Agreement, will receive a common stock certificate of the Combined Company representing the number of shares to which each holder is entitled in accordance with the ei3 exchange ratio.

Exchange of Renovo Shares. As a result of the Reincorporation, certificates representing shares of Renovo common stock will be automatically deemed to represent one share of the common stock of the Combined Company for every 47.84168 shares of the Combined Company. Following the Merger, stockholders will be able to exchange their certificates representing Renovo common stock for the applicable number of shares of common stock of the Combined Company, see the section entitled “Exchange of the Stock” on page 76 below.

Fractional Shares. No fractional shares of common stock will be issued to ei3 stockholders or Renovo stockholders. Instead of fractional shares, each stockholder otherwise entitled to a fractional share will receive an additional share (i.e. fractional shares will be rounded up to the next whole share).

Lost, Stolen or Destroyed Certificates. In the event that any certificate for ei3 shares or Renovo shares shall have been lost, stolen or destroyed, the Combined Company shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof a new certificate evidencing the applicable number of shares of the Combined Company; provided, however, that the Combined Company may require the delivery of a suitable bond, opinion or indemnity.

Conditions to the Merger

Conditions to Each Company’s Obligation to Effect the Merger. The obligations of Renovo and ei3 to complete the Merger are subject to the following conditions:

•

no action, suit or proceeding before any court or governmental body or authority pertain to the Merger Agreement and the transactions contemplated thereby shall have been instituted or threatened against the other party;

•

the performance by the other party in all material respects of its agreements and covenants contained in the Merger Agreement required to be performed at or before the effective time of the Merger; and

•

the truth and correctness of the representations and warranties of the other party set forth in the Merger Agreement and the documents delivered in connection with the Merger Agreement, except where the failure of the representations and warranties to be true and correct does not have, individually or in the aggregate, a material adverse effect on the properties, assets, condition (financial or otherwise) or results of operations of the party.

Additional Conditions to Renovo’s Obligations to Effect the Merger. The obligations of Renovo to complete the Merger are subject to the condition that ei3 shall have loaned $200,000 to Renovo to pay Stephen W. Carnes the $200,000 required to be paid to him under the Merger Agreement

Additional Conditions to ei3’s Obligations to Effect the Merger. The obligations of Renovo to complete the Merger are subject to the following additional conditions:

•	the employment agreement between Renovo and Stephen W. Carnes shall have been terminated.
•	Each of Brett Smith, Spencer Cramer, John C. Layton and Dr. Mark Goldberg shall have been elected as the only directors of the Combined Company;
•

Renovo shall have consummated the Reincorporation, including the reverse stock split, so that immediately prior to the Merger, Renovo shall have not more than 10,147,620 shares of common stock outstanding on a fully diluted basis (without giving effect to the shares of Renovo common stock issuable upon conversion of the $220,000 principal amount of convertible notes made by Renovo to Cornell (the “Cornell Notes”));

•	the Cornell Notes shall have been amended in form and substance reasonably satisfactory to ei3; and
•

ei3 shall have consummated a debt or equity financing yielding gross proceeds to ei3 in an amount of not less than $1,500,000. On December 27, 2005, ei3 entered into a Securities Purchase Agreement with Highgate that, amongst its terms, provided gross financing to ei3 of $1,427,000. ei3’s management has determined that this amount of financing, despite being below the $1,500,000 required by the Merger Agreement, is acceptable to the needs of the business at this time. As such, ei3’s management has waived the compliance of this financing condition under the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties by each of Renovo and ei3 as to themselves concerning, among other things:

•	organization, standing, authority and qualifications;
•	capitalization;
•	corporate authorization to enter into the Merger and related transactions;
•	defaults and conflicts caused by execution of the Merger Agreement or completion of the Merger;
•	financial statements and reports, including, in the case of Renovo, those filed with the SEC;
•	absence of undisclosed liabilities;
•	title to properties and encumbrances;
•	tax matters;
•	employee benefits;

•	compliance with laws;
•	litigation;
•	specified changes or events since December 31, 2004;
•	material contracts;
•	insurance matters;
•	environmental matters;
•	labor matters;
•	intellectual property;
•	relationships with related parties;
•	broker’s and finder’s fees; and
•	in the case of Renovo, the organization and liabilities of Renovo.

Covenants and Other Agreements

Operating Covenants. Prior to the Merger and unless ei3 has consented in writing, Renovo has agreed not to:

•	sell, pledge or assign any assets without the prior written approval of ei3 (with the exception of two vehicles currently owned by Renovo);
•	amend its Articles of Incorporation or Bylaws (or other similar governing instruments);
•	declare dividends, redeem or sell stock or other securities;
•	incur additional or newly-funded liabilities;
•	acquire or dispose of fixed assets;

•	change any employment terms, enter into any material or long-term contract or guarantee obligations of any third party;
•	settle or discharge any balance sheet receivable for less than its stated amount;
•	pay more on any liability than its stated amount;
•

authorize for issuance, issue or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock;

•	adopt any change in any method of accounting or accounting practice, except as contemplated or required by generally accepted accounting principals; or
•

authorize or permit any of Renovo’s officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative of Renovo to buy or sell, agree to buy or sell or enter into any arrangements or negotiations or authorize any third party to enter into negotiations or solicit offers of any type relating to: (i) the acquisition of another entity or material assets, a line of business or division (including any merger, consolidation or stock purchase or asset purchase involving Renovo) or (ii) the sale of any of Renovo’s capital stock or assets (including any merger or consolidation).

Termination

Before the effective time of the Merger, the Merger Agreement may be terminated:

•	by mutual written consent of Renovo and ei3;
•	by Renovo or ei3 if the Merger has not been consummated by February 15, 2006;
•

by ei3, if Renovo breaches in any material respect any of its representations, warranties or agreements in the Merger Agreement and the breach would result in a condition of the Merger not being satisfied and the breach cannot be or is not cured within 5 business days;

•

by Renovo, if ei3 breaches in any material respect any of its representations, warranties or agreements in the Merger Agreement, and the breach would result in a condition of the Merger not being satisfied and the breach cannot be or is not cured within 5 business days; or

•	by ei3 if ei3 is not reasonably satisfied with the results of its “due diligence” investigation of Renovo’s business, liabilities, properties and/or assets.

Expenses

ei3 and Renovo each shall bear their own expenses in connection with the Merger, except that ei3 shall bear $25,000 of the legal expenses of Renovo which have been incurred as the result of Merger.

Security Ownership of Officers, Directors and Certain Beneficial Owners

Stephen W. Carnes is the beneficial owner of 245,000,000 shares of Renovo’s common stock representing 50.5% of the outstanding Renovo shares. After the Merger, Mr. Carnes will hold 5,121,058 shares or approximately 3.5% of the outstanding shares of the Combined Company. See “Appendix F” and “Appendix G”.

Certain Federal Income Tax Consequences of the Merger

The following discussion summarizes the principal federal income tax consequences of the Merger to the holders of ei3 common stock. The discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service (“IRS”) and judicial decisions, all of which are subject to change, possibly with retroactive effect. The discussion does not purport to be a complete analysis of potential tax effects relevant to each particular holder of ei3 common stock and does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under the Code, such as traders or dealers in securities or currencies, banks or insurance companies. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. No ruling on the federal income tax consequences of the Merger has been or will be requested from the IRS or from any other tax authority. In addition, the discussion is not binding upon any tax authority or any court and no assurance can be given that a position contrary to those expressed in the discussion will not be asserted and sustained. Accordingly, each ei3 stockholder is urged to consult his or her own tax advisor regarding the federal, state, local and foreign tax implications of the Merger and any tax reporting obligations caused by the consummation of the Merger.

Assuming the Merger of ei3 into Renovo is treated as a reorganization under Code Section 368, for federal income tax purposes, (i) no gain or loss will be recognized by the stockholders of each of Renovo or ei3 upon the conversion of ei3 shares into Renovo common stock, and (ii) the aggregate tax basis of the shares of Renovo common stock received in exchange for ei3 common stock pursuant to the Merger will be the same as the aggregate tax basis of such shares of Renovo and ei3 common stock, respectively.

Accounting Treatment and Other Accounting Matters

It is anticipated that Renovo will account for the Merger as a reverse acquisition since the ei3 shareholders will have control of the combined entity after the transaction. At closing, Renovo will have no substantive assets, liabilities, or operations, therefore it is anticipated that Renovo will record the reverse acquisition as a reorganization of its stockholders’ equity.

On August 12, 2005, Renovo dismissed Beckstead and Watts, LLP as its independent auditor and appointed Jaspers + Hall, PC, as their independent accountants for the year ending December 31, 2005. On August 16, 2005, Renovo notified Beckstead and Watts, LLP of their termination. This was a change of accountants recommended and approved by Renovo’s sole officer and director. During the most recent two fiscal years and the portion of time preceding the decision to engage Jaspers + Hall, PC, neither Renovo nor anyone engaged on its behalf consulted with Jaspers + Hall, PC regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Renovo’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(10(iv) of Regulation S-B) or a reportable event.

The audit reports issued by Beckstead and Watts, LLP with respect to the Registrant’s financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principals, except for Beckstead and Watts, LLP’s issuance of going concern opinions on the financial statements for the fiscal years ended December 31, 2004 and 2003. From October 18, 2000 (inception) through August 16, 2005, when Beckstead and Watts, LLP was notified of their dismissal as Renovo’s independent account, there were no disagreements between Renovo and Beckstead and Watts, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead and Watts, LLP would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Between August 12, 2005, the date Renovo engaged Jaspers + Hall, PC, and August 16, 2005, the date Beckstead and Watts, LLP was notified of their termination, no reportable events or disagreements occurred between Renovo and Beckstead and Watts, LLP.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Beckstead and Watts, LLP, as the independent accounts of Renovo.

Representatives of Jaspers + Hall, PC, our independent registered public accounting firm for the current fiscal year, are not expected to be present at the Renovo special meeting. Beckstead and Watts, LLP, was our independent registered public accounting firm for the fiscal year ended December 31, 2004 and are not expected to be present at the Renovo special meeting.

Representatives of Sherb & Co., LLP, the independent registered public accounting firm for ei3 are not expected to be present at the ei3 special meeting. Following the completion of the Merger, Sherb & Co., LLP is expected to be the independent registered public accounting firm for the Combined Company.

Certain Relationships and Related Transactions

For information about certain relationships and related transactions of Renovo, see “Appendix F” at page F-21 and “Appendix G”.

References in this “Certain Relationships and Related Transactions” section to “we”, “our”, “us” and similar terms refer to ei3 only.

Pursuant to a $1,750,000 line of credit extended by director and stockholder Dr. Mark Goldberg, on March 3, 2003, August 21, 2003, November 21, 2003 and February 25, 2004, we borrowed $250,000, $225,000, $275,000, $150,000, respectively. In exchange, on each of those dates, we issued Dr. Goldberg 12-month convertible notes with principal amounts equal to the amount borrowed. The March 3, 2003 note had an interest rate of 18% per annum and a conversion price of $2.75 per share of our common stock. In July 2004, Dr. Goldberg converted the principal amount of this note, together with all accrued interest, into 1,287,276 shares of our common stock (after adjusting for a 12 for 1 stock split effected by us in December 2004). The August 21, 2003, November 21, 2003 and February 25, 2004 notes all bore interest at 19% per annum and had a conversion price of $2.40 per share of common stock. On November 15, 2004, Dr. Goldberg converted the principal amounts and all accrued interest on these notes into 3,894,816 shares of our common stock. The line of credit agreement was then terminated.

On May 5, 2004 and July 6, 2004, we borrowed $75,000 and $100,000, respectively, from Dr. Mark Goldberg in exchange for demand notes bearing interest at a rate of 10% per annum. As of January 10, 2006, these demand notes remain outstanding.

In exchange for loans to ei3, Brett Smith was issued demand notes on April 8, 2004, June 4, 2004, June 17, 2004 and July 23, 2004 in the principal amounts of $75,000, $50,000, $40,000 and $150,000, respectively. Each of the notes bears interest at a rate of 10% per annum. In December 2005, the July 23, 2004 note in the amount of $150,000 was repaid. As of January 10, 2006, the remaining $165,000 principal amount of these demand notes remain outstanding.

Brett Smith and Spencer Cramer each personally guaranteed the $250,000 Small Business Administration Loan we received from Columbia Bank in 2003. All outstanding principal and accrued interest on this loan was paid in full with the proceeds from the issuance of $1,000,000 of convertible debentures on November 18, 2004 to Cornell Capital Partners, LP, Montgomery Equity Partners, LP, and Highgate House Funds, Ltd.

Description of the Capital Stock of the Combined Company Following the Reincorporation of Renovo and the Merger

The following description of the material terms of the capital stock of the Combined Company following completion of the Reincorporation and the Merger includes a summary of specified provisions of Renovo Holdings Company (the entity into which Renovo will be merging in connection with the Reincorporation (“RHC”)) certificate of incorporation and bylaws that will be in effect upon completion of the Reincorporation and the Merger. This description is subject to the relevant provisions of Delaware law and is qualified by reference to RHC’s Certificate of Incorporation and Bylaws copies, of which are attached as exhibits to “Appendix C” of this filing. For information about the capital stock of Renovo, see “Appendix F” and “Appendix G”.

Authorized Capital Stock

The Combined Company will be authorized to issue 1,000,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.001 par value. Following the effective time of the Merger, we anticipate that 144,767,988 shares of common stock and no shares of preferred stock of the Combined Company will be outstanding and 5,533,856 shares will be reserved for issuance under outstanding options and warrants. In addition, the Combined Company will be required to reserve for issuance a number of shares of common stock equal to two times the total number of shares into which Highgate can convert its then outstanding convertible debentures. Based upon the current fixed conversion price of $0.096 (as adjusted for the Merger) this would require the reservation of approximately 80,400,000 additional shares.

Common Stock

The shares of common stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable. Each holder of common stock of the Combined Company will be entitled to 1 vote per share in the election of directors and on all other matters submitted to the vote of stockholders. No holder of common stock may cumulate votes in voting for directors.

Subject to the rights of the holders of any preferred stock that may be outstanding from time to time, each share of common stock of the Combined Company will have an equal and ratable right to receive dividends as may be declared by the board of directors out of funds legally available for the payment of dividends, and, in the event of liquidation, dissolution or winding up of the Combined Company will be entitled to share equally and ratably in the assets available for distribution to stockholders. No holder of common stock will have any preemptive right to subscribe for any securities of the Combined Company.

We expect the common stock of the Combined Company to continue to be listed on the OTC Bulletin Board under a new trading symbol and to have a new CUSIP number.

Preferred Stock

The Certificate of Incorporation of the Combined Company will authorize the board of directors to issue, by resolution and without any action by stockholders, one or more series of preferred stock and may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of preferred stock, including rights that could adversely affect the voting power of the holders of common stock. None of Renovo, ei3 or the Combined Company has any present intent to issue any shares of preferred stock.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Transfer Agent

Renovo’s transfer agent is Corporate Stock Transfer. It is anticipated that the transfer agent and registrar for the Combined Company’s common stock will be Continental Stock Transfer and Trust Company.

Description of ei3’s Business

References in this “Description of ei3’s Business” section to “we”, “our”, “us” and similar terms refer to ei3 only.

General

We provide our customers with a remote service platform that grants the ability to remotely monitor and service their equipment through our proprietary secure networking methodologies and application service provider (“ASP”) software. In addition to a remote service platform, we also supply enterprise customers with software productivity tools that deliver operational business intelligence to enhance their ability to harness equipment performance. We also provide network management, software licensing, hosting and technical support services.

ei3 Corporation was incorporated under the laws of the State of Delaware in March, 1999, under the name Comscape, Inc. ei3’s executive offices are located 136 Summit Avenue, Montvale, New Jersey 07645 and our telephone number is (201) 802-9080.

ei3’s website address is www.ei3.com. ei3 is a registered trademark of ei3 Corporation.

ei3 Solutions

ei3 solutions are intended to displace our customer’s traditional methods of equipment monitoring, service and support by leveraging Internet technologies to enable continuous acquisition and display of critical data and provide a means for establishing remote access to equipment. Our value proposition is to reduce downtime of critical equipment that can be extremely costly to end-users as their production may be limited or reduced. We enable the end-user to identify abnormalities or equipment failures earlier and service them quicker than by using traditional methods. Our solutions are designed to provide end-users with increased productivity of revenue-generating equipment and reduced operating costs by:

•	establishing secure remote connectivity;
•	enabling service of equipment remotely;
•	minimizing mission critical downtime;
•	optimizing production uptime;
•	increasing equipment efficiency; and
•	proactively detecting system abnormalities.

End-users are able to monitor their equipment on site or from a remote location or provide access to a designated third party, such as third parties who service the equipment.

Our solutions consist of the necessary hardware and software needed to establish a secure Internet connection between equipment at remote locations and the users and computers who benefit from this access. These solutions are delivered as hosted applications through proprietary network technologies. Our proprietary software compiles and customizes critical data from the connected equipment and reports it in a meaningful format through web pages accessible to the end user and/or its designated equipment servicers. The software is designed to provide warnings if the equipment’s performance deviates from pre-set parameters.

We offer a suite of productivity tools that deliver operational business intelligence, including monitoring, alarming, disaster recovery and downtime tracking. If the end-user is the direct customer, we design the solution to the specific customer’s needs and specifications, including providing access to the data to any parties designated by the customer. We also design solutions for customers who are original equipment manufacturers (the “OEMs”) based on the OEM’s performance specifications. OEM’s frequently provide maintenance and/or performance services for their customers and use our solutions to do so. Typically, the OEM will be the party monitoring and servicing the equipment and will use our solutions to more effectively service their equipment and evaluate its performance.

Software and Tools

We offer a suite of productivity tools, including information software, remote access tools, other utilities and network options.

Productivity Tools Software

•

Production Reporting – the production output of equipment is recorded and logged in a remote data warehouse. This data can be recalled at a later time by users in various formats and can optionally be integrated into corporate business systems. By having accurate and up-to-date information, enlightened decisions about the use of the equipment can be made. Further, connecting real time information about the output of the equipment to Enterprise Resource Planning (ERP) systems enables leaner production and more accurate accounting.

•

Remote Monitoring – equipment that is connected to the ei3 network is monitored remotely. The data acquired from the equipment is stored in a hosted data warehouse. This data warehouse enables interactive charting of production equipment parameters. Consequently, a user can compare specific process data for any time interval by recalling historical data and displaying the data as graphics and charts on a conventional web browser.

•

Remote Batch and Recipe Management – provides a method of measuring, categorizing and setting the equipment parameters necessary to produce quality product. This application utilizes overall equipment effectiveness measures, referred to as “OEE”, and productivity analyzer software to demonstrate which series of settings, or recipes, are most effective.

•

Remote Alarming – offers operators, managers and executives customized performance criteria to track machine, plant and enterprise systems and Key Performance Indicators (“KPI’s”). This application checks for machine faults or KPI status by setting alarms that correspond to faults, digital points, status productivity measurements and process parameters. Remote Alarming can be set to notify the proper personnel when the process varies from its set limits by email, pager or phone message, as well as through a web browser.

•

Remote Statistical Process Control – tracks production quality parameters against benchmarks by monitoring each machine metric that affects output quality and comparing these metrics to established process models. This allows users to find variations early in the process before quality is affected or failure occurs.

•

Remote Quality Management – tracks and reports on product test information based on defined product specifications and tests set by the end-user. This application correlates quality to the data pulled from the actual machine run to help clarify the cause of any problems or successes.

•	Downtime Tracking – enables customers to keep track of equipment downtime by applying pre-configured reasons towards downtime events.
•	Disaster Recovery - critical programs are stored remotely to the customer site on our servers to enable recovery of information in the event of a failure of the customer’s systems.

Remote Service Platform

•

Our remote service platform enables troubleshooting experts to access and monitor any machine or device from anywhere in the world. Remote service significantly reduces the reaction and travel times of engineers and technicians, thereby increasing their ROI, while improving machine performance. Our remote service platform uses proprietary Internet technology to enable cost-effective, secure, high-speed connection to devices and machinery in the field, for authorized engineers, technicians and field service personnel, to provide support. With our remote service platform, a rights-enabled individual has full visibility and control of a machine’s control system.

Industry Background and Trends

Computer-based control systems are increasingly the heart of new devices, machines or systems made today. These intelligent systems consist of hardware and software that is used to control the operation of the device as it is running, perform diagnostics, and enable external systems or people to input or query data that may be generated during operation. Depending on the cost and the complexity of the device, all of this capability may be embedded within the device itself or portions of it may reside on external computers that perform a supervisory control function for one or more related devices.

Intelligent devices generate valuable information as they are operating. Initially, this information was only made available locally through custom control interfaces on the device itself. As embedded systems and PC technology became pervasive and inexpensive, these devices moved to “soft” interfaces where operators worked at computer screens to monitor and control devices. These soft interfaces could be local to the device or more recently, could be remotely accessible via computer networks. In many markets and for many devices, this remains the state of the art today.

Devices contain valuable information that could be used to control and monitor not only their output, but also their health and operation. Business could work better if these devices could communicate and if everyone in a business could tap directly into the information within the devices they sell and service, or the systems they use. For example, companies could benefit if they could tell when machines are out of raw materials, about to fail or not performing to pre-set specifications, how many times they were used in a week, how a facility was operating, or what features were most popular in products in use by their customers. Based on this information, companies could lower costs, reduce machine downtime, operate more efficiently, and add new sources of revenue.

With hundreds of millions of users and growing, the Internet now provides a fundamental infrastructure for connecting people to sources of information. In recent years the Internet has been focused on helping people exchange information with other people. This focus is now expanding to encompass people exchanging information with machines and machines communicating with each other or with enterprise software applications. The growth of the Internet has provided a ubiquitous, open, global network that can now be used in a cost effective manner to tap into the data locked within intelligent devices. Connectivity is now extending to devices such as industrial machines, fabrication and manufacturing equipment, utility meters and photocopiers.

Strategy

Our goal is to build and establish strong brand recognition for our ei3 solutions as a means of displacing current methods of equipment monitoring and support. Initially, we intend to focus our efforts in the industrial manufacturing sector.

Key elements of our strategy are:

•

Establish and build OEM relationships. We have developed relationships with 5 OEM partners that distribute ei3 solutions to their customers. We believe that establishing relationships with OEMs provides us with a means to penetrate the marketplace more quickly than we otherwise could do due to our limited financial and marketing resources. Many end-users using our solutions on equipment purchased through an OEM which incorporates our solutions may not be aware that our solution is included in the equipment or that we can customize solutions for their other equipment. We plan to market our solutions to these potential customers by demonstrating to these customers how our solutions are creating substantial cost savings and profit improvements and how those and other solutions can be used on their other equipment.

•

Penetrate existing customer accounts. Once established within an account, we then focus our efforts on growing sales within the enterprise. We target enterprises that have the potential to install our solutions on numerous pieces of equipment throughout multiple facilities. More than 30 customers on 90 machines and equipment in 60 facilities currently utilize our systems. End-users to whom we may sell directly often install our solutions initially for only limited equipment systems or a limited number of facilities. As a result, we believe that existing customers are a great potential source for additional sales, as they are already using our solutions. Our solutions provide the data to demonstrate to the customer how much money they are saving by using our solutions and how cost efficient they are. We plan to increase our marketing and sales efforts to existing end-user customers by direct marketing and sales calls to educate the decision maker at the customer about the cost efficiencies of our solutions.

•

Build strategic alliances. We have identified numerous OEMs that we believe are global leaders in equipment manufacturing in the various industrial vertical markets in which they operate. Our strategy is to educate these OEMs about the value of incorporating our solutions into their equipment. We believe that our solutions provide OEMs with the ability to generate recurring revenue by offering monitoring and maintenance services for the equipment they sell, as well as reducing their warranty costs by enabling them to service and monitor equipment remotely.

•

Leverage ei3 solutions into new sectors. We believe that our software platform and network can be replicated across a diverse number of industries which use high asset value and/or highly complex equipment which requires constant monitoring, such as medical diagnostic, homeland security, semiconductor and oil and natural gas equipment. While our current focus is primarily in the manufacturing sector of printing, metals, paper, plastics, packaging and transportation, our long-term strategy is to use our reputation and expertise developed in this industry to expand to these other industries.

Target markets

We market our solutions to equipment OEMs, and strategic large-scale end users in a variety of industries. We target specific industries that have significant service costs and uptime requirements as well as complex, intelligent systems. Our current target industries are industrial equipment, primarily the manufacturing sector of printing, metals, paper, plastics, packaging and transportation.

We believe these industries have the greatest current need and most appropriate systems for our solutions. Complex, computer controlled, electro-mechanical devices that cannot afford downtime characterize these industries. They often use “consumables” in their operation that device manufacturers want to automatically and remotely monitor and re-supply.

Sales, marketing and customers

Our sales and marketing efforts are focused on three distinct sales channels. First, we sell direct to end users through our sales force and independent sales representatives. Direct sales constituted approximately 42%, 48% and 37% of our sales during the years ended December 31, 2003 and 2004 and the nine months ended September 30, 2005, respectively. Our direct sales force is recruited from highly skilled industry individuals requiring a minimum amount of training. We also partner with sales representatives who have experience in the continuous process industries and an aptitude for applying advanced technology to enhance productivity. We intend to increase our direct sales force over the next 12 months.

Second, we enter into strategic partnerships with OEMs. OEM relationships accounted for approximately 14%, 19% and 30% of our sales during the years ended December 31, 2003 and 2004 and the nine months ended September 30, 2005, respectively. We provide the network architecture for the custom designed solution and license the software to the OEMs. The OEM can build our solution into their products. The OEM typically reduces its equipment start-up and warranty costs by using our remote service platform to monitor and service the equipment. The OEM is charged an initial installation fee, a monthly network management fee and monthly connection fee on a per unit basis. We believe that our solutions give OEMs a unique competitive advantage by improving the productivity of their equipment and enhancing their ability to provide monitoring and repair services. Over time, we believe that our solutions increase repeat customers, reduce warranty costs and increase spare parts sales. We believe that entering into strategic partnerships with OEMs provides the greatest growth potential and anticipate that pursuing such relationships will be the primary focus of our future sales and marketing efforts.

Third, we license our technology to industrial automation component suppliers. Licensing agreements constituted approximately 44%, 33% and 33% of our sales during the years ended December 31, 2003 and 2004 and the nine months ended September 30, 2005, respectively. Through licensing arrangements, we bundle our solutions and deliver them to the licensee to enable us to acquire market share. We provide the licensee with intellectual property to incorporate into their products. The licensee can then either monitor and service the equipment on their own or obtain the services from us, similar to our OEM arrangements.

We market our technology through a combination of distributing industry proof-of-concept success stories to target customers, publishing in trade journals, attending selected trade shows, and targeted telemarketing efforts. We generate recurring revenue through annual network management fees and monthly connection fees for our hosting services and technical support services. A secondary source of revenues comes from fees in connection with the installation of our ei3 solutions, as well as creating custom adaptations of our software. Our customers represent a wide range of commercial enterprises in industrial industries, as well as OEMs offering a broad variety of equipment.

Revenues from Rockwell Automation Inc. (“Rockwell”) under the license agreement described in note 19 to our audited financial statements included herein and other business represented 39%, 43% and 50% of our sales during the years ended December 31, 2003 and 2004 and the 9 months ended September 30, 2005, respectively.

Help desk and support services

We maintain a 24 x 7 Operations Center that is staffed with our support team of technical help desk personnel. This support team provides value-added labor assistance to our OEM and manufacturing customers. Our support services enable our OEM customers to offer their customers a service solution designed to reduce unnecessary downtime by remotely monitoring machinery and troubleshooting problems through our network services. In addition, we offer our help desk services to manufacturers of industrial components as a stand-alone service. Our technical labor services are billed on a per-minute, or as part of a service contract.

We field calls directly from the OEM’s customer base, and quickly qualify, escalate and route the customer to the correct person at the OEM who can best address the problem. In addition, we offer our OEM partners first tier support by monitoring remote sites and proactively responding to their customers’ needs. We add value for our OEM partners by enabling them to increase the level of service and support they provide to their customers without taxing the capabilities of their in-house service staffs.

We also offer our help desk services to manufacturers of industrial components, such as Bosch Rexroth. Through service provider agreements, we offer 24 x 7 technical service to end users of equipment containing the manufacturer’s parts. When these end-users have a problem, they call our help desk by using the toll-free number provided by our manufacturing partner and we qualify, escalate and route the call for the manufacturer.

We believe that we have the ability to significantly increase our customer base and the amount of monitoring and help desk services we provide before we would be required to expand our infrastructural or hire additional help desk personnel.

Competition

The market for remote monitoring services is an emerging market. While there are numerous other companies offering remote monitoring services, we believe that most of our competitors offer off-the-shelf solutions, as compared to our custom-designed solutions. Our principal competitors currently include Axeda Systems Inc. and Questra Corporation and other companies that offer ASP-based remote monitoring and diagnostic solutions. Our experience has been that a customer’s decision is generally whether or not they will implement a remote monitoring solution and are not yet sufficiently aware of the alternatives available. Accordingly, we believe that we currently compete with the more traditional methods of acquiring data such as human/manual collection and internally developed software. We believe these methods are much less efficient, less reliable and more expensive. We believe that as customers move to remote monitoring solutions, they will evaluate solutions based on their features, functions and benefits. We believe our customization capabilities provide an advantage over off-the-shelf products.

We expect competition from existing competitors to intensify in the future. We expect competition to increase as the remote monitoring and diagnostic services market matures, as we believe that our primary long-term competitors may not yet have entered the market. We also expect increased competition to come from device-networking companies, providers of industrial automation products and providers of e-business platforms.

Product development

Since our inception, we have spent approximately $1,300,000 to develop and enhance our solutions and software applications, including approximately $287,000, $267,000 and $218,000 during the years ended December 31, 2003 and 2004 and the nine months ended September 30, 2005, respectively. Although the technologies included in our solutions and software applications have been completed, we continually seek to enhance our solutions and develop new software applications. We also intend to seek to adapt our technologies for use in new industrial sectors.

Intellectual property rights

Our success is substantially dependent upon our proprietary technology. We have filed a United States patent application for the system and method of applying virtual online engineering of a production environment. We have been advised by the United States Patent and Trademark Office that this patent has been allowed and should be issued in due course. In addition we rely on a combination of contractual rights, copyrights, trademarks, non-disclosure agreements with our employees, distributors and customers, and technical measures to establish and protect the ideas, concepts and documentation of our proprietary technology and know-how. We cannot promise that the methods we use to protect our proprietary technology will afford complete protection or that third parties will not independently develop substantially equivalent know-how, ideas, concepts and documentation. Although we believe our proprietary technologies have been developed independently and do not infringe on the proprietary rights of others, we cannot promise that the technology does not and will not infringe the rights of others or that third parties will not assert infringement claims against us in the future.

Legal proceedings

In January 2004, we commenced an arbitration proceeding against Siemens Energy and Automation, Inc. In the proceeding we are seeking damages for claims that Siemens breached a Service and License Agreement we entered into with them in 2000, including, among others, violations of confidentiality, intellectual property, non-compete and royalty provisions. We are vigorously pursuing these claims.

Employees

As of January 10, 2006, we employed 15 full-time employees, of which 3 are employed in administration and finance, 3 in marketing and sales, 3 in product development and production, 3 in technical support and 3 at our help desk. None of our employees are represented by a labor union. We believe our relationship with our employees is good.

Properties

We lease an approximately 9,500 square foot facility in Montvale, New Jersey, which houses our 24/7 operations facility. Our lease expires on August 31, 2007. Our annual rent under the lease is approximately $201,300. We believe that our facility is suitable for our current needs.

Management

References in this “Management” section to “we”, “our”, “us” and similar terms refer to ei3 only.

Name	Age	Position
Brett Smith	35	Director and Chief Executive Officer
Spencer Cramer	45	Director, President, Chief Technology Officer and Secretary
Dr. Mark Goldberg	44	Director
John C. Layton	61	Director
Christopher Sapka	32	Vice President, Treasurer and Chief Financial Officer

For biographical information about ei3’s management, see “Directors and Executive Officers of the Combined Company following the Merger” above.

Executive compensation

The following table sets forth the cash compensation paid by ei3 during the fiscal years ended December 31, 2005, 2004 and 2003 to its Chief Executive Officer and President, each of whom was serving at December 31, 2005 and whose salary and bonus exceeded $100,000 during fiscal 2005 (the “Named Executives”).

Summary Compensation Table

	Annual Compensation			Long-term Compensation Award
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s)	Securities Underlying Options (#)	All Other Compensation
Brett Smith	2005	222,878 (1)(2)	-	-	-	-
Chief Executive Officer	2004	146,923 (3)	-	-	-	-
	2003	113,946	-	-	-	-
Spencer Cramer	2005	225,093 (1)	-	-	-	-
President	2004	172,884	-	-	-	-
	2003	168,843	-	-	-	-

____________

(1)	Includes $47,878 of loans and interest forgiven for each of Mr. Smith and Mr. Cramer. See Note 6 to our Audited Financial Statements included herein.
(2)	Includes deferred salary of $48,077.

(3)	Includes deferred salary of $94,808.

Compensation of directors

Historically, ei3 has not compensated non-employee directors.

Employment Agreements

Brett Smith

The Existing Agreement. ei3 entered into an employment agreement with Brett Smith dated December 15, 1999 pursuant to which it agreed to employ Mr. Smith as Chief Executive Officer of ei3. Under that agreement, ei3 may terminate Mr. Smith’s employment (i) upon 90 days notice if Mr. Smith is disabled, as defined in the employment agreement, (ii) for “Cause”, as defined in the employment agreement or (iii) without Cause and Mr. Smith may terminate his employment for “Good Reason”, as defined in the employment agreement. If ei3 terminates Mr. Smith’s employment without Cause or Mr. Smith terminates his employment for Good Reason, he is entitled to severance in the form of one year’s salary continuation.

Mr. Smith is entitled to bonuses, as and if determined by the board of directors and annual cost of living increases up to a maximum annual base salary of $240,000.

In the event Mr. Smith ceases to be employed by ei3 as a result of his death, disability or retirement after age 65, then he or his estate has the right to give Spencer Cramer the option to purchase all of his shares of ei3’s common stock for a purchase price equal to the “Fair Value Per Share” as defined in the employment agreement.

If Mr. Smith ceases to be employed by ei3 because his employment is terminated for Cause or for Good Reason, Mr. Cramer has the right to purchase all of Mr. Smith’s shares of our common stock at the Fair Value Per Share. If Mr. Smith’s employment is terminated without Cause or for Good Reason, then Mr. Smith has the right to require ei3 to purchase his shares of ei3 common stock at the Fair Value Per Share.

The agreement also contains restrictions on Mr. Smith’s right to dispose of any of ei3’s shares of common stock, by giving ei3 and Mr. Cramer the right of first refusal in the event of a bona fide third party offer to buy Mr. Smith’s shares of ei3’s common stock.

The employment agreement also contains a non-competition agreement for a period of 2 years following the termination of Mr. Smith’s employment without Cause or for Good Reason and 3 years following termination for any other reason.

This agreement will be terminated at the effective time of the Merger and the terms of the new employment agreement described below will become effective.

The New Agreement. On January 13, 2006, ei3 and Mr. Smith entered into a new employment agreement to become effective at the time of the Merger and replace the existing agreement. A copy of the new employment agreement is attached as “Appendix H” to this Proxy Statement. The new agreement provides for the Combined Company to employ Mr. Smith as Chairman and Chief Executive Officer for a period of 3 years after the Merger and for additional 1-year renewal periods unless either party elects to terminate Mr. Smith’s employment at the end of the initial 3-year term or any renewal term upon not less than 6-months notice.

Mr. Smith is to be paid a base salary of not less than $175,000 per year, plus annual cost of living increases, plus such additional increases as may be determined by the board of directors.

Mr. Smith is entitled to bonuses, as and if determined by the board of directors and to participate to the extent he is eligible in all employee benefit plans available to executives of the Combined Company. The Combined Company is required to provide and pay for a portion of Mr. Smith’s health insurance.

If the Combined Company elects to terminate Mr. Smith’s employment at the end of the initial term or any renewal term, Mr. Smith will be entitled to a lump sum payment equal to 18 months of this base salary plus continuation of his health and life insurance at the expense of the Combined Company for a period of 18 months following his termination.

If the Combined Company terminates Mr. Smith’s employment without “Cause” (as defined in the agreement) or if Mr. Smith terminates his employment for “Good Reason” (as defined in the agreement), then the Combined Company will be required to pay Mr. Smith a lump sum equal to the amount of his base salary for the greater of 2 years or the remainder of the term of the agreement and to provide continued health insurance on the same terms as when he was employed until the end of the term or such 2 year period, whichever is longer.

The obligations of the Combined Company to make the foregoing payments in any event, are conditioned upon Mr. Smith executing an appropriate form of general release in favor of the Combined Company.

If Mr. Smith’s employment is terminated by the Combined Company for “Cause” or is terminated by Mr. Smith without “Good Reason,” or his employment is terminated by reason of death, “Permanent Disability” (as defined in the agreement) or retirement, Mr. Smith will only be entitled to receive his salary and other benefits through the date of termination.

The employment agreement also contains a non-competition agreement for a period of one year following termination and an obligation for the Combined Company to indemnify Mr. Smith to the fullest extent permitted by Delaware law in connection with his actions as an officer or director of the Combined Company and to advance expenses in connection with the defense of any claims for which indemnification may be sought.

Spencer Cramer

Existing Agreement. ei3 has entered into an agreement with Spencer Cramer dated December 15, 1999 pursuant to which ei3 agreed to employ Mr. Cramer as President and Chief Technology Officer of the Company. ei3 may terminate Mr. Cramer’s employment (i) upon 90 days notice if Mr. Cramer is disabled, as defined in the employment agreement, (ii) for “Cause”, as defined in the employment agreement or (iii) without Cause and Mr. Cramer may terminate his employment for “Good Reason”, as defined in the employment agreement. If we terminate Mr. Cramer’s employment without Cause or Mr. Cramer terminates his employment for Good Reason, he is entitled to severance in the form of 1 year’s salary continuation.

Mr. Cramer is entitled to bonuses, as and if determined by the board of directors and annual cost of living increases up to a maximum base salary of $240,000.

In the event Mr. Cramer ceases to be employed by ei3 as a result of his death, disability or retirement after age 65, then he or his estate have the right to give Brett Smith the option to purchase all of his shares of ei3’s Common stock for a purchase price equal to the “Fair Value Per Share” as defined in the employment agreement.

If Mr. Cramer ceases to be employed by ei3 because his employment is terminated for Cause or for Good Reason, Mr. Smith has the right to purchase all of Mr. Cramer’s shares of ei3 common stock at the Fair Value Per Share. If Mr. Cramer’s employment is terminated without Cause or for Good Reason, then Mr. Cramer has the right to require ei3 to purchase his shares of ei3 common stock at the Fair Value Per Share.

The agreement also contains restrictions on Mr. Cramer’s right to dispose of any of ei3 shares of common stock, by giving ei3 and Mr. Smith the right of first refusal in the event of a bona fide third party offer to buy Mr. Cramer’s shares of ei3 common stock.

The employment agreement also contains a non-competition agreement for a period of 2 years following the termination of Mr. Cramer’s employment without Cause or for Good Reason and 3 years following termination for any other reason.

This agreement will be terminated at the effective time of the Merger and the terms of the new employment agreement described below will become effective.

The New Agreement. On January 13, 2006, ei3 and Mr. Cramer entered into a new employment agreement to become effective at the time of the Merger and replace the existing agreement. A copy of the new employment agreement is attached as “Appendix I” to this Proxy Statement. The new agreement provides for the Combined Company to employ Mr. Cramer as President, Chief Technology Officer and Secretary for a period of 3 years after the Merger and for additional 1-year renewal periods unless either party elects to terminate Mr. Cramer’s employment at the end of the initial 3-year term or any renewal term upon not less than 6-months notice.

Mr. Cramer is to be paid a base salary of not less than $175,000 per year, plus annual cost of living increases, plus such additional increases as may be determined by the board of directors.

Mr. Cramer is entitled to bonuses, as and if determined by the board of directors and to participate to the extent he is eligible in all employee benefit plans available to executives of the Combined Company. The Company is required to provide and pay for a portion of Mr. Cramer’s health insurance.

If the Combined Company elects to terminate Mr. Cramer’s employment at the end of the initial term or any renewal term, Mr. Cramer will be entitled to a lump sum payment equal to 18 months of this base salary plus continuation of his health and life insurance at the expense of the Combined Company for a period of 18 months following his termination.

If the Combined Company terminates Mr. Cramer’s employment without “Cause” (as defined in the agreement) or if Mr. Cramer terminates his employment for “Good Reason” (as defined in the agreement), then the Combined Company will be required to pay Mr. Cramer a lump sum equal to the amount of his base salary for the greater of 2 years or the remainder of the term of the agreement and to provide continued health insurance on the same terms as when he was employed until the end of the term or such 2 year period, whichever is longer.

The obligations of the Combined Company to make the foregoing payments in any event, are conditioned upon Mr. Cramer executing an appropriate form of general release in favor of the Combined Company.

If Mr. Cramer’s employment is terminated by the Combined Company for “Cause” or is terminated by Mr. Cramer without “Good Reason,” or his employment is terminated by reason of death, Permanent Disability (as defined in the agreement) or retirement, Mr. Cramer will only be entitled to receive his salary and other benefits through the date of termination.

The employment agreement also contains a non-competition agreement for a period of 1 year following termination and an obligation for the Combined Company to indemnify Mr. Cramer to the fullest extent permitted by Delaware law in connection with his actions as an officer or director of the Combined Company and to advance expenses in connection with the defense of any claims for which indemnification may be sought.

Stock plans

ei3 has a 1999 Stock Option Plan (the “1999 Plan”) which provides for the grant of stock options to purchase up to 2,400,000 shares of ei3 common stock. As of January 10, 2006, options to purchase an aggregate of 1,220,964 shares of ei3 common stock (4,883,856 shares of the common stock of the Combined Company after the Merger) have been granted under the 1999 Plan. No further options will be granted under this plan following the Merger.

RISK FACTORS

The Merger involves risks for Renovo and ei3 stockholders. ei3 stockholders will be choosing to invest in Renovo common stock by voting in favor of the Merger. In addition to other information included in this Proxy Statement, you should carefully consider the following risks as well as the risks described in Item 2 of Renovo’s Quarterly Report on Form 10-QSB attached to this Proxy Statement as “Appendix G”, and the risks about ei3 appearing under the heading “Risk Factors Related to ei3’s Business” starting at page 60, before deciding whether to vote in favor of the Merger Proposal, in the case of ei3 stockholders, or for the Merger Proposal, the Reincorporation and the 2006 Plan, in the case of Renovo stockholders. Additional risks and uncertainties not presently known to Renovo or ei3 or that are not currently believed to be important to you also may adversely affect you or the Combined Company following the Merger.

References in this “Risk Factors” section to “we”, “our”, “us” and similar terms refer to ei3 only.

Risk Factors of the Merger

The Combined Company will have a substantial amount of secured debt that may restrict its ability to grow or obtain additional financing.

ei3 and Renovo combined have a substantial amount of debt. As of September 30, 2005, on a pro forma basis the Combined Company will have outstanding indebtedness of $4,079,000, including the Securities Purchase Agreement with Highgate entered into on December 27, 2005. This indebtedness will be secured by substantially all of the assets of the Combined Company.

Our ability to make scheduled payments on or to refinance our debt and other obligations will depend on our financial and operating performance and our ability to raise additional working capital.

The Combined Company may need additional capital to finance operations, which the Combined Company may not be able to raise or that may only be available on terms unfavorable to the Combined Company or its stockholders, which may result in the inability to fund the Combined Company’s working capital requirements and harm its operational results.

The Combined Company will have substantial working capital needs. It is anticipated that cash generated from operations, which will consist of ei3’s current operations, and current cash, cash equivalents and short term investments may not meet the Combined Company’s working capital requirements for a significant period of time following completion of the Merger. Therefore, the Combined Company may need to raise additional funds through debt or equity financings to fund its operations, and implement its growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition and development activities.

If the Combined Company raises additional funds through the issuance of equity or convertible debt securities, the percentage ownership of stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders, including Renovo and ei3 shareholders acquiring shares in the Merger.

Both ei3 and Renovo have been the subject of a going concern opinion for the years ended December 31, 2004 and December 31, 2003 from their respective independent auditors, which means that the Combined Company may not be able to continue operations unless it can become profitable or obtain additional funding.

The independent auditors of both ei3 and Renovo have added an explanatory paragraph to their respective audit opinions issued in connection with the financial statements of ei3 and Renovo for the years ended December 31, 2004 and December 31, 2003 and are expected to do so again with respect to the 2005 fiscal years of ei3 and Renovo, which states that the financial statements raise substantial doubt as to the ability of each company to continue as a going concern. The ability to make operations of the Combined Company profitable or obtain additional funding will determine the ability to continue as a going concern. The financial statements of each company and the pro forma financial statements of the Combined Company included elsewhere in this Proxy Statement do not include any adjustments that might result from the outcome of this uncertainty.

Certain of the directors and executive officers of Renovo and ei3 have interests and arrangements that could have affected their decisions to support or approve the transaction.

Stephen W. Carnes, the principal stockholder, sole officer and director of Renovo, will receive $200,000 in cash upon closing of the Merger.

The directors and executive officers of ei3 will receive continuing indemnification from the Combined Company against liabilities they might incur in their capacities as officers and directors of ei3 or the Combined Company and all of the directors and executive officers of ei3 hold shares of ei3 common stock or options to purchase ei3 common stock that potentially provide them with interests in the Merger that are different from, or are in addition to, your interests in the Merger. Brett Smith and Spencer Cramer, have entered into new employment agreements, which will become effective upon the effectiveness of the Merger. Under these proposed agreements, Messrs. Smith and Cramer are entitled to receive compensation and benefits as described under “Management” beginning on page 52 of this Proxy Statement.

These interests and arrangements may have affected these persons’ decisions to support and approve the Merger and related transactions.

The price of Renovo’s common stock may be adversely affected if the Merger is not completed.

If the Merger is not completed, the market price of Renovo’s common stock may decline because Renovo will have no operations. Completion of the Merger is subject to several closing conditions, including obtaining requisite stockholder approvals, and Renovo and ei3 may be unable to obtain such approvals on a timely basis or at all. If the transaction is not completed, Renovo would not derive the strategic benefits expected to result from the transaction.

The cash reserves of ei3 and Renovo may be depleted if stockholders exercise dissenters' rights.

ei3 and Renovo stockholders are entitled to dissenters' rights of appraisal under Delaware and Nevada law, respectively. Any stockholder who does not vote in favor of the Merger and exercises and properly perfects his or her dissenters' rights will be paid the fair market value for his or her ei3 or Renovo shares, as applicable, in cash. As a result, if a significant number of stockholders choose to exercise their dissenters' rights, the cash resources of Renovo and ei3 could be depleted, which could have a material adverse impact on the ability of the Combined Company to pursue its business objectives.

Renovo stockholders will be diluted by the Merger.

The issuance of shares of Renovo common stock to ei3's stockholders in the Merger will substantially dilute the ownership position of the existing stockholders of Renovo. After consummation of the Reincorporation and the Merger, former ei3 stockholders will own approximately 93% of the outstanding shares of Renovo common stock and existing Renovo stockholders will own approximately 7% of the outstanding shares of Renovo common stock. In addition, outstanding convertible securities of the Combined Company, if converted could result in the issuance of a significant number of additional shares of the common stock of the Combined Company at issuance prices below the then market price of the common stock of the Combined Company. This would result in substantial further dilution of the Renovo stockholders and adversely affect the market price of the common stock.

The Combined Company will be dependent upon key personnel for future success, the loss of certain personnel would have a material adverse affect on our business growth and could seriously harm the Combined Company.

The business of ei3 is, and the business of the Combined Company will be, dependent on the efforts and abilities of senior management, engineers and certain other key personnel. Many of our engineers and other key personnel are employed at will. There is intense competition for the services of highly skilled engineers and programmers and there can be no assurance that we will be able to attract and retain additional qualified personnel as needed. Our business could be harmed if any of these or other key personnel left or was seriously injured, and unable to work and we were unable to find a qualified replacement.

Renovo’s common stock is considered to be a “Penny Stock” and the Combined Company’s common stock will likely be “Penny Stock.”

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Renovo’s common stock is a penny stock. It is anticipated that the Combined Company’s common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for the Combined Company’s stockholders to sell their common stock in the secondary market.

Risk Factors Related to ei3’s Business

We have never been profitable and may never achieve profitability in the future.

To date, we have generated limited revenues and have incurred substantial losses. During the years ended December 31, 2003 and 2004 and 9 months ended September 30, 2005, we incurred net losses of $1,012,073, $1,436,570 and $1,686,127, respectively. At September 30, 2005, we have an accumulated deficit of $8,608,318 and a working capital deficiency. We have invested and continue to invest significant resources in technology development, selling and marketing, services and support and administrative expenses. Moreover, we expect our expenses to increase as a result of our becoming a public company and in connection with our increasing sales and marketing activities. To achieve profitability, we will need to significantly increase revenues. To date, we have achieved limited market acceptance for our solutions and services. If we are unable to attract a substantial number of new OEMs to integrate our solutions in their products and increase the solutions and services provided to our existing clients, our revenues will not become meaningful and we may not achieve profitability. We cannot assure you that our revenues will grow or that we will achieve or maintain profitability in the future.

Our financial condition and lack of capital may impede acceptance of our solutions by OEMs and medium-sized and large customers and therefore our ability to generate revenue.

Our ability to increase revenue and achieve profitability depends, in large part, on widespread acceptance of our solutions by OEMs and by medium-sized and large businesses. Our efforts to sell to these customers may not be successful. In particular, because of our limited financial resources and lack of capital, these target customers may have concerns regarding our viability and may prefer to purchase or incorporate critical software applications from one of our larger, more established competitors. Even if we are able to sell our solutions to these types of customers, they may insist on additional assurances from us that we will be able to provide adequate levels of service, which could harm our business.

We may not be able to keep pace with technological advances.

The process of remotely extracting, monitoring and managing information from intelligent devices will likely be characterized by rapid technological change, frequent new product introductions and emerging industry standards. The rapid evolution of Internet-based applications and standards, as well as general technology trends such as changes in or introductions of operating systems, may require us to adapt our solutions to remain competitive. Our solutions could become obsolete and unmarketable if we are unable to quickly adapt to new technologies or standards. To be successful, we will need to develop and introduce new software applications that respond to technological changes, evolving industry standards and other market changes and developments in a timely manner and on a cost-effective basis. Although we plan to continue to do research and development in the future, we cannot assure you that we will develop software applications successfully. Our failure to respond in a timely and cost-effective manner to new and evolving technologies and other market changes and developments could have a material adverse effect on our business.

Our future growth will be limited if we are unable to expand our indirect distribution sales channels.

We have limited marketing resources. Therefore, we seek to enter into arrangements with strategic partners, particularly OEMs, to sell our products to end-user customers. We currently have relationships with a limited number of indirect distribution channels, consisting of relationships with OEMs. We have derived, and we anticipate that we will continue to derive, a significant portion of our revenues from these relationships. We do not control the sales efforts of the OEMs in which our products are incorporated or of our other strategic partners. Some of our relationships have, in the past, failed to generate sales as expected. Our future growth will be limited if:

•	we fail to work effectively with indirect distribution channels;
•	we fail to increase the number of indirect distribution channels with which we have relationships;

•	the business of one or more of our indirect distribution channels fails or decreases significantly; or
•	there is a decrease in the willingness and ability of our indirect distribution channels to devote sufficient resources and efforts to marketing and supporting our products.

If any of these circumstances occurs, we will have to devote substantially more resources to the sales, marketing, distribution, implementation and support of our products than we otherwise would, and our own efforts may not be as effective as those of our indirect distribution channels.

Some of our current and potential strategic partners are actual or potential competitors.

Some of our current and potential strategic partners are either actual or potential competitors, which may impair the viability of these relationships. As a result, these strategic partners may, in the future cease doing business with us.

Management and directors of ei3 have a significant percentage of the outstanding common shares of ei3 and will have a significant percentage of the outstanding common shares of the Combined Company and such concentration of ownership may have the effect of delaying or preventing a change of control of the Combined Company.

Our officers and directors currently own approximately 71% of our outstanding common stock. As a result, they have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of our assets, and the control of our management and our affairs. After the Merger, they will own approximately 67% of the outstanding common stock of the Combined Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of ei3, impeding a merger, consolidation, takeover or other business combination involving ei3 or discouraging a potential acquirer from attempting to obtain control of ei3.

Any failure to adequately expand our direct sales force will impede our growth and our ability to generate sales.

We expect to be dependent on a direct sales force to develop relationships with and obtain end-user customers, and to manage our strategic relationships and customer base. Our success in recruiting, training and retaining sufficient direct sales personnel could have a direct impact on our growth and our ability to generate sales.

Our sales cycle for our solutions and services is long and we may rely on large contracts from relatively few clients, which may cause our operating results to fluctuate.

Our first sales cycle for direct sales to end-user customers is potentially lengthy. Our sales typically involve significant investment decisions by prospective customers, as well as a significant amount of time to educate them as to the benefits of our solutions and services. As a result, before purchasing our solutions, companies spend a substantial amount of time performing internal reviews and obtaining expenditure approvals. It may take up to 6 months or more from the time we first contact a prospective client before receiving an initial order. Moreover, a client may elect to utilize our services, on a limited basis while evaluating whether or not to expend our solution and services to additional properties, facilities or operations. The length of our sales cycle may also depend on a number of additional factors, including but not limited to the following:

•	the complexities of the problems our solutions address;
•	the breadth of the solution required by the customer, including the technical, organizational and geographic scope of the license; and
•	any other delays arising from factors beyond our control.

Sales to customers outside the United States could expose us to risks inherent with international sales.

We expect that sales outside of the United States could account for a significant portion of our revenue. As a result, we would be subject to risks and challenges that we would otherwise not face if we conducted our business only in the United States. These risks and challenges include:

•	laws and business practices favoring local competitors;
•	more established competitors with greater resources;
•	compliance with multiple, conflicting and changing governmental laws and regulations, including tax, privacy and data protection laws and regulations;
•	different pricing environments;
•	difficulties in staffing and managing foreign operations;
•	longer accounts receivable payment cycles and other collection difficulties; and
•	regional economic and political conditions.

These factors could harm our future international sales.

We may not be able to compete successfully against current and future competitors.

The market for remote monitoring services is still developing. We expect competition from existing competitors to intensify in the future. We may not have the financial resources, technical expertise, sales and marketing abilities or support capabilities to compete successfully. Our principal competitors currently include Questra and Axeda and other companies that offer ASP based monitoring solutions. We expect competition to increase as the remote data market matures as we believe that our primary long-term competitors may not yet have entered the market. Moreover, as the market for remote monitoring services matures, we expect that one or more of these large potential competitors may make a large investment in the necessary technologies and take a leading role. We also expect increased competition to come from device-networking companies, providers of industrial automation products and providers of e-business platforms. In addition, Internet network service providers may make technological advancements, such as the introduction of improved routing protocols to enhance the quality of their services, which could negatively impact the demand for our products and services.

The ability of some of our existing and potential competitors to bundle other services and products with their services could place us at a competitive disadvantage. Many of our existing and future competitors may have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than we do. As a result, our competitors may have significant advantages over us. Increased competition and technological advancements by our competitors could adversely affect our business, results of operations and financial condition.

We have granted Rockwell a perpetual, paid up license to our remote monitoring and servicing application.

Pursuant to an existing agreement, Rockwell is required to obtain all connectivity software from us until August 2006. Thereafter, they are not obligated to purchase any products from us. As a result of the license, Rockwell could decide to compete with us and offer products and solutions with substantially the same capabilities as ours. Rockwell has significantly greater financial, marketing and technical capabilities than we do and likely could withstand pricing pressure better than we could if they elect to offer competing products at lower price points.

Existing and potential clients could elect to develop solutions and systems in-house instead of using our solutions and services.

Many businesses, particularly larger end-user customers we target, regularly evaluate the cost of information technology and networking services such as ours. Some of these existing and potential customers may in the future, determine to develop their own solutions to address their needs. Additionally, OEMs may seek to develop their own technologies to enhance their products to perform the functions our solutions provide without the need to incorporate our solutions. This would reduce our potential market and could adversely affect our models, sales cycles and ability to expand our business.

We may experience a material reduction in revenues after the expiration of the license agreement with Rockwell.

Revenues from Rockwell, under the license agreement and other business, represented 39%, 43% and 50% of our sales during the years ended December 31, 2003 and 2004 and the 9 months ended September 30, 2005, respectively. The license agreement with Rockwell expires in August 2006 and, as a result, we may experience a material reduction in sales unless additional sales are accomplished after the expiration of the licensing agreement.

The developing state of the remote monitoring industry creates uncertainty in pricing our services.

Because the remote monitoring industry is in its development stages, comparative information for the pricing for services such as ours is not readily available. Accordingly, we may not be able to attract customers due to our pricing points and the market may not develop at the price points we expect or that are necessary for us to be profitable.

We depend on a number of Internet network service providers to provide Internet connectivity to our end-users. If we are unable to maintain required connectivity services on a cost-effective basis, or if such services are interrupted or terminated, our growth prospects and business, results of operations and financial conditions could be adversely affected.

In delivering our services, we rely on a number of Internet networks, all of which are built and operated by others. In order to be able to provide high performance connectivity services to our customers through our network access points, we purchase connections from several Internet network service providers. We cannot assure you that these Internet network service providers will continue to provide service to us on a cost-effective basis or on otherwise competitive terms, if at all, or that these providers will provide us with additional capacity to adequately meet customer demand. If consolidation occurs among Internet network service providers, we may have fewer providers from which to obtain service, possibly resulting in higher network costs to us. We may be unable to establish and maintain relationships with other Internet network service providers that may emerge or that are significant in geographic areas, such as Asia and Europe, in which future end-users are located. Any of these situations could limit our growth prospects and adversely affect our business, results of operations and financial condition.

We depend on third party suppliers for key elements of our network infrastructure and failure of these suppliers to deliver their products could impair our ability to provide our services on a competitive and timely basis.

Any failure to obtain required products or services from third party suppliers on a timely basis and at an acceptable cost would affect our ability to provide our services on a competitive and timely basis. We depend on other companies to supply various key elements of our infrastructure. We currently purchase firewalls, routers and switches from a limited number of vendors. Furthermore, we do not carry significant inventories of the products we purchase, and we have no guaranteed supply arrangements with our vendors. A loss of a significant vendor could delay any build-out of our infrastructure and increase our costs. If our limited source of suppliers fails to provide products that comply with evolving Internet standards or that interoperate with other products or services we use in our network infrastructure, we may be unable to meet all or a portion of our customer service commitments, which could adversely affect our business, results of operations and financial condition.

A failure in our network operations centers, the hardware included in our solutions or computer systems, would cause a significant disruption in our Internet connectivity services and we may experience significant disruptions in our ability to service our customers.

Our business depends on the efficient and uninterrupted operation of our operations centers, the hardware included in our solutions which is installed at end-user locations and our computer and communications hardware systems and infrastructure. Interruptions could result from natural or human caused disasters, power loss, telecommunications failure and similar events. If we experience a problem at our network operations centers, we may be unable to enable the remote monitoring or servicing of end-users’ equipment, which would seriously harm our business and operating results. Also, because we provide continuous Internet availability under our service level agreements, we may be required to issue a significant amount of customer credits as a result of such interruptions in service. These credits could negatively affect our results of operations. In addition, interruptions in service to our customers could harm our customer relations, expose us to potential lawsuits and require additional capital expenditures.

Misappropriation of our proprietary information and other intellectual property could materially harm our business.

We share our proprietary information and other intellectual property with strategic partners and other third parties with whom we intend to enter into strategic relationships. Although we take the steps we believe are necessary to protect our proprietary information and other intellectual property, such as non-competition and non-disclosure agreements, third parties may unlawfully misappropriate our proprietary information and intellectual property rights. This could result in the third party unlawfully using our proprietary information and other intellectual property rights without compensating us, thereby reducing our revenue and requiring us to incur significant costs to defend our rights. There can be no assurance that we will be able to prevent any such misappropriation or, if it occurs, that we will have the resources to defend our rights. Moreover, litigation or other proceedings to protect our rights can be a lengthy process and require us to make significant cash outlays and divert other resources for a protracted period of time, during which our business could be harmed.

If we are unable to protect our intellectual property rights adequately, we may be deprived of legal recourse against those who lawfully develop competing intellectual property.

There are events that are outside of our control that pose a threat to our intellectual property rights. For example, our proprietary rights may not provide the competitive advantages that we expect. Despite our efforts and those of our strategic partners to protect our intellectual property, our competitors may be able to legitimately ascertain the non-patented proprietary technology embedded in our products. If this occurs, we may not be able to prevent their use of this technology. Our means of protecting our proprietary rights may not be adequate, we may lack the financial resources to protect our proprietary rights may not be sufficiently broad to prevent others from using technology that is similar to or the same as the technology utilized by our product solutions. In addition, patents issued to us or our alliance partners, if any, might be challenged and might be invalidated or circumvented and any rights granted under such patents may not provide adequate protection to them or us. Our competitors may independently develop similar technology, duplicate features of our products or design around patents that may be issued to our alliance partners or us. As a result of these threats to our proprietary technology, we may have to resort to costly litigation to enforce or defend our intellectual property rights. Such litigation would divert our management’s attention and scarce financial resources that could otherwise be used to develop our products.

Our products, technologies and other intellectual property could infringe on intellectual property rights of others, which could harm our business.

Although we believe that our solutions, technologies and other intellectual property, including trademarks, trade names and service marks, do not and will not infringe upon any existing proprietary rights of others, third parties may assert such claims against us in the future. We could incur substantial costs and diversion of management resources with respect to the defense of any claims relating to proprietary rights, even if the claim is invalid, which could have negative effects on our business, financial condition, and results of operations. Adverse determinations in any litigation could:

•	subject us to significant liabilities to third parties;
•	require us to seek costly or onerous licenses from third parties;
•	force us to alter our solutions, which could be costly, time consuming and impractical and could detract from the value or quality of our products; and
•	prevent us from manufacturing and selling our products.

Any of these determinations could seriously harm our business.

Our solutions and services could subject us to liability exposure and our liability insurance, if any, may not be sufficient to cover these claims.

Use of our solutions and services will expose us to product liability claims in the event they cause injury or harm our clients or third parties’ businesses. Due to our limited financial resources, we may not be able to satisfy any liability resulting from these claims, which would negatively affect our financial condition. Although we maintain $3,000,000 of product liability insurance, it is possible that the level or breadth of that insurance coverage will be insufficient to fully cover potential claims. Such insurance is often expensive, and we may not be able to obtain coverage at an acceptable cost, if at all.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

For the historical Plan of Operation of Renovo, see “Appendix F” at pages F-9 to F-16 and “Appendix G”.

References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to “we”, “our”, “us” and similar terms refer to ei3 only.

The following discussion should be read in conjunction with the Financial Statements included elsewhere in this Proxy Statement. See also the section “Note Regarding Forward-Looking Statements” on page 26.

Overview

ei3 provides its customers with a remote service platform that grants the ability to remotely monitor and service their equipment through its proprietary secure networking methodologies and application service provider (“ASP”) software. In addition to a remote service platform, ei3 also supplies enterprise customers with software productivity tools that deliver operational business intelligence to enhance their ability to harness equipment performance. ei3 also provides network management, software licensing, hosting and technical support services.

By establishing continuous access to its customers’ facilities and machinery, ei3 proactively detects system abnormalities and equipment failures and fine-tunes process controls. The result is an immediate reduction of plant and equipment downtime, directly impacting customers’ revenues and profits.

ei3’s sales typically involve significant investment decisions by prospective customers, as well as a significant amount of time to educate them on the benefits of ei3’s solutions and services. It may take up to 6 months or more from the time ei3 first contacts a prospective customer before receiving an initial order. Moreover, a customer may elect to utilize ei3’s services on a limited basis while evaluating whether or not to expand ei3’s solution and services to additional properties, facilities or operations. However, ei3’s sales cycle is becoming shorter as remote monitoring and diagnostic service technologies are gaining market acceptance.

Results of Operations

The following table sets forth for the periods indicated certain of ei3’s financial data as a percentage of revenue:

	Nine months ended September 30,		Year ended December 31,
	2005	2004	2004	2003
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	73.6	76.5	70.5	56.6
Gross profit	26.4	23.5	29.5	43.4
Operating expenses:
Selling and marketing	25.7	23.7	21.0	29.9
Research and development	19.0	18.5	17.7	18.2
General and administrative	112.7	59.2	78.3	61.9
Total operating expenses	157.4	101.4	117.0	110.0
Loss from operations	(131.0)	(77.9)	(87.5)	(66.6)
Other income (expense):

Interest expense	(18.6)	(11.3)	(12.5)	(3.8)
Interest income	0.0	0.3	0.3	0.3
Other income	2.7	(0.0)	4.6	5.7
Total other income (expense)	(15.9)	(11.0)	(7.6)	2.2
Net loss	(146.9%)	(88.9%)	(95.1%)	(64.4%)

Nine months ended September 30, 2005 compared to nine months ended September 30, 2004

Sales. Sales increased $70,597, or 6.6%, to $1,147,786 for the nine months ended September 30, 2005 as compared to the nine months ended September 30, 2004. This increase was attributable to new customer contracts with the potential for annual recurring revenues, partially offset by a decline in larger one-time projects, including an intentional de-emphasis by us in the hospitality sector.

Cost of sales. Cost of sales increased $20,940, or 2.5%, for the nine months ended September 30, 2005 as compared to the same period in 2004, representing a decrease as a percentage of sales, from 76.5% to 73.6%.

Our cost of sales is comprised primarily of compensation and benefit costs for our technical labor force, including engineers, industry experts and help desk technicians; telecommunication and internet connectivity costs; and equipment costs necessary in our operations center and at customer sites.

The 2005 increase was attributable to higher equipment costs, primarily depreciation on customer-site equipment acquired during 2004 that was necessary as a result of the growth in customers using our core remote monitoring software and services. The decrease as a percentage of sales reflects the excess capacity of our technical labor force.

Selling and marketing expenses. Selling and marketing expenses increased $40,301, or 15.8%, in the 2005 9 -month period, reflecting an increase as a percentage of sales, from 23.7% to 25.7%. This increase is attributable to an expansion of our marketing efforts, including the redesign of our website, ei3.com, participation in a machine-to-machine technology best-practices study with the Aberdeen Group, and the design and development of marketing materials, including brochures and materials, to be used at trade shows. Partially offsetting this increased level of marketing expenditures was the effect of a reduction in our direct sales force in the latter part of 2004, which had a net impact of approximately $32,000 during the 9 months ended September 30, 2005.

Research and development expenses. Research and development costs increased in the 2005 9 -month period over the 2004 9 -month period by $18,782, or 9.4%, due to an increase in compensation costs to our existing research and development personnel.

General and administrative expenses: General and administrative expenses increased $655,387, or 102.8% over the prior year period. Approximately $365,000 of this increase is attributable to legal fees associated with a proceeding brought by us against a former customer for violations of a services and license agreement and those associated with the Securities Purchase Agreement, as described in Note 3 to our Unaudited Interim Financial Statements included herein.

Also contributing to the increase in general and administrative costs was an increase in compensation and recruiting costs of approximately $190,000, largely due to the forgiveness of loans and related accrued interest with two of our executive officers. See Note 6 to our audited Financial Statements included herein.

Interest expense. The increase in interest expense is due to the increase in borrowings under the Securities Purchase Agreement.

Year ended December 31, 2004 compared to year ended December 31, 2003

Sales. Sales decreased $61,389, or 3.9%, to $1,511,363 for 2004, due largely to our senior management’s focus on developing new OEM partnerships and new lines of business and on obtaining financing for continuing operations.

Cost of sales. Cost of sales increased $175,689, or 19.7%, in 2004 and also increased as a percentage of sales, from 56.6% to 70.5%.

Our cost of sales is comprised primarily of: compensation and benefit costs for our technical labor force, including engineers, industry experts and help desk technicians; telecommunication and internet connectivity costs; and equipment costs necessary in our operations center and at customer sites.

Each of these primary components increased in 2004 as a result of an increase in the number of our technical labor employees and an expansion of our network capacity to allow for customer and service growth opportunities.

Selling and marketing expenses. Selling and marketing expenses decreased $153,030, or 32.6%, in 2004. As a percentage of sales, these costs declined from 29.9% to 21.0%. This decrease was due to a reduction in our direct sales force and a lesser number of trade shows in which we participated in 2004.

Research and development expenses. Expenditures on research and development decreased $19,108, or 6.7%, reflecting a reduction in our outsourced development personnel.

General and administrative expenses. General and administrative costs increased $209,975, or 21.6%, in 2004. This increase is attributable to legal fees associated with a proceeding we brought against a former customer for violations of a services and license agreement.

Interest expense. The increase in interest expense is due to the additional borrowings from our officers and directors during 2004.

Other income. Other income in both 2004 and 2003 represents the expected proceeds from the sale of our unused New Jersey net operating loss carryforwards and research and development tax credits.

Liquidity and Capital Resources

Our principal sources of liquidity have historically been derived from loans from officers, directors and stockholders, sales of our equity securities and issuances of convertible debentures under the Securities Purchase Agreement described below. Our principal sources of liquidity over the next 12 months are expected to be from the issuance of additional convertible debentures and sales of our products. We believe that these sources will be sufficient to fund the Company for at least the next 24 months. If we were unable to recognize sufficient proceeds from these sources, we would be forced to maintain our business at nominal levels or defer payments to management until we could secure alternative sources of capital.

In March 2003, we borrowed $250,000 from Columbia Bank pursuant to a Small Business Administration loan program. The note representing this loan had an interest rate of prime +2% per annum and was personally guaranteed by Brett Smith, our Chief Executive Officer and a director, and Spencer Cramer, our President and a director. We repaid the remaining principal balance of this loan, together with all accrued interest thereon, in November 2004.

Pursuant to a $1,750,000 line of credit from Dr. Mark Goldberg, a director, in 2003 and 2004 we borrowed an aggregate of $900,000 in exchange for the issuance of convertible notes. A $250,000 note issued in March 2003 had an interest rate of 18% and was convertible at a rate of $2.75 per share of our common stock. The remaining notes were convertible at a rate of $2.40 per share and bore interest at 19% per annum. All of the notes were converted on or before November 15, 2004, for an aggregate of 5,182,092 shares of our common stock (after adjusting for the 12 for 1 stock split we effected in December 2004). The line of credit agreement was then terminated.

In 2004, we borrowed $490,000, consisting of $175,000 from Dr. Mark Goldberg and $315,000 from Brett Smith in exchange for demand notes with an interest rate of 10% per annum. Other than $150,000 principal amount that was repaid to Mr. Smith in December 2005, these demand notes remain outstanding.

On November 18, 2004, we entered into a Securities Purchase Agreement with Cornell, Montgomery Equity Partners, LP and Highgate House Funds, Ltd., pursuant to which the investors committed to purchase an aggregate of $2,000,000 principal amount of convertible debentures. These convertible debentures were convertible into shares of our common stock at the holder’s option at a price per share equal to the lesser of (i) $0.31 per share ($0.0775 per share after the Merger) and (ii) the average of the 3 lowest closing bid prices of the common stock, as quoted by Bloomberg L.P., for the 30 trading days immediately preceding the conversion date. On November 18, 2004, $1,000,000 principal amount of these convertible debentures were issued and paid for. In 2005, additional convertible debentures were issued for $1,257,000. Our obligations under these convertible debentures were secured by all of our assets. Subsequent to their respective issuances, all of the outstanding convertible debentures were assigned to Highgate. On December 27, 2005, the aggregate $2,257,000 face amount of these convertible debentures and all accrued interest were repaid via the proceeds from the sale of convertible debentures issued under the Securities Purchase Agreement with Highgate, as described above.

On November 18, 2004, we entered into a Standby Equity Distribution Agreement with Cornell. Under this agreement, we could issue and sell common stock to Cornell for a total purchase price of up to $5.0 million, when the sale of common stock under the Standby Equity Distribution Agreement was registered with the SEC and the authorized for quotation on the OTC Bulletin Board. This agreement was terminated in connection with the Securities Purchase Agreement with Highgate, as described above.

On November 18, 2004, we issued an additional $175,000 convertible compensation debenture to Cornell. This debenture was convertible into shares of our common stock at the price per share equal to the lowest volume weighted average price of our common stock as listed on OTC Bulletin Board (or Nasdaq SmallCap Market or American Stock Exchange), as quoted by Bloomberg L.P. during the 5 trading days immediately preceding the conversion date. This convertible debenture was non-interest bearing and was convertible at the holder's option. This additional convertible debenture had a term of 3 years and may have been redeemed, at our option, at a 20% premium. Subsequent to its issuance, the convertible compensation debenture was assigned to Highgate. On December 27, 2005, the aggregate $175,000 face amount of this convertible compensation debenture was repaid via the proceeds from the sale of convertible debentures issued under the Securities Purchase Agreement with Highgate, as described below.

On December 27, 2005, we entered into a Securities Purchase Agreement with Highgate, pursuant to which Highgate purchased an aggregate of $3,859,000 principal amount of convertible debentures which bear interest at 8% per annum and are due, along with all accrued interest, on December 26, 2008. These convertible debentures are convertible into shares of our common stock at the holder’s option at a price per share equal to the lesser of (i) $0.384 per share ($0.096 per share after the Merger) and (ii) 80% of the lowest closing bid prices of ei3 common stock as quoted by Bloomberg L.P., for the 5 trading days immediately preceding the conversion date. We have the right to redeem, at a price 120% of the face amount redeemed plus accrued interest, a portion or all of the principal and interest outstanding under the debentures (i) if the closing bid price of our common stock as quoted by Bloomberg L.P. is lower than $0.384 per share ($0.096 per share after the Merger) for the 5 trading days immediately prior to the redemption date or (ii) at any time on or prior to May 26, 2006. In addition, we issued to Highgate warrants to purchase 162,500 shares of our common stock exercisable at a price of $0.004 per share for a period of 5 years. We also paid structuring fees of $142,700 and certain other closing fees. The agreement also calls for us to issue 325,000 additional warrants (the “Performance Warrants”) with an exercise price of $0.004 for a period of 5 years if we (i) do not achieve $2,000,000 in net revenue for the fiscal year ending December 31, 2006, or (ii) do not achieve negative $1,300,000 in EBITDA for the fiscal year ending December 31, 2006, or (iii) do not deliver audited financial statements for the fiscal year ending December 31, 2006 to Highgate by April 17, 2007. A portion of the proceeds of the convertible debentures were used to repay the aggregate $2,432,000 face amount of the previously outstanding convertible debentures, plus all accrued interest, as described above. Our obligations under this Agreement are secured by all of our assets and by 50,000,000 shares of our common stock deposited into escrow. Upon closing of the Merger, the $220,000 principal amount of convertible debentures of Renovo shall be restructured according to these terms.

We do not have other significant sources of working capital or cash commitments. Furthermore, no assurance can be given that we will raise sufficient funds from any other financing arrangements, or that we will ever produce sufficient revenues to expand our operations to a desirable level, or that a market will develop for our common stock.

On December 27, 2005, in connection with the Securities Purchase Agreement described above, we entered into a Registration Rights Agreement with Highgate, pursuant to which we shall prepare and file, no later than the later of April 15, 2006 or 30 calendar days from the completion of the Merger (the “Scheduled Filing Deadline”), a registration statement with the SEC, registering all shares convertible under the $3,859,000 face amount of convertible debentures and the warrants to purchase 162,500 shares of our common stock. We must then use our best efforts to have the registration statement declared effective by the SEC no later than 90 days (120 days if there is a full review or accounting review) after the date filed (the “Scheduled Effective Deadline”). Furthermore, we will be required to keep the registration statement “evergreen” for as long as any convertible debentures remain outstanding or until the underlying shares may be sold without restrictions under Rule 144 of the Securities Act of 1933. If we fail to file the registration statement by the Scheduled Filing Deadline, or if the registration statement is not declared effective by the SEC by the Scheduled Effective Deadline, or if sales cannot be made pursuant to the registration statement as a result of our failure to keep it effective, we will be subject to pay liquidated damages to Highgate in the amount of 2% per month of the outstanding principal amount of the convertible debentures, due within 3 business days from the end of the month in which the Scheduled Effective Deadline occurred, and continuing until the registration statement is declared effective. Highgate is also entitled to piggyback registration rights on any future registration statement proposed by us.

On December 27, 2005, in connection with the Securities Purchase Agreement described above, we entered into a Security Agreement with Highgate, pursuant to which we pledged to Highgate a security interest in all of our assets until all of the obligations under the convertible debentures are paid in full. The Security Agreement also restricts our ability to incur any additional indebtedness outside of the ordinary course of business and to pay any dividends of any kind on any class of our capital stock.

We have not been able to maintain profitable operations since our inception in March 1999. We have incurred recurring losses and at September 30, 2005 had an accumulated deficit of $8,608,318 and a deficiency in working capital. Working capital shortages continue to limit our ability to conduct business, whether related to the ability to pay general operating expenses or to the ability to finance the implementation of our sales and marketing program. At this stage, our future business is dependent upon our ability to obtain other sources of financing. No assurances can be given that we will be successful in this regard.

Cash used in operating activities. Cash used in operating activities for the 9 months ended September 30, 2005 was $1,142,847, resulting primarily from a net loss of $1,686,127 and decrease in deferred revenue of $349,741, partially offset by an increase in accounts payable and accrued expenses of $566,472, and $334,832 of non-cash adjustments, including depreciation and amortization, the forgiveness of officer loans and the recognition of deferred finance costs.

For the full-year 2004, cash used for operating activities was $1,239,749, resulting from a net loss of $1,436,570 and a decrease in deferred revenue of $537,965, partially offset by an increase in accounts payable and accrued expenses of $464,739 and $178,359 of non-cash adjustments, including depreciation and amortization and the recognition of deferred finance costs.

Cash used in investing activities. During the 9 months ended September 30, 2005, we used $16,259 for the acquisition of miscellaneous equipment necessary to run our business, versus $101,730 in the prior year 9-month period. For the full-year 2004, we expended $157,960 for equipment.

Cash provided by financing activities. For the 9 months ended September 30, 2005, financing activities provided $1,133,300 as a result of the issuance of convertible debentures under the Securities Purchase Agreement. For the full-year 2004, we generated $1,255,478 from financing activities, via the issuance of convertible debentures under the Securities Purchase Agreement and from demand notes issued to an officer and to a stockholder.

While we believe that we will ultimately have access to other sources of capital, there can be no assurances as to the timing, amounts, terms or conditions under which we obtain such access. We expect to increase our expenditures over the next 12 months, depending upon our ability to implement our business plan and expand our customer base and depth. These funds are needed in order to execute our business plan and to implement our sales and marketing strategy, and to provide sufficient working capital to commence contemplated activities. Without adequate financing, our ability to implement our business plan will be adversely impacted.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to ongoing contract revenues, bad debt, valuation of intangible assets and contingencies. We base our estimates and judgments on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue recognition. We enter into service contracts with customers that can extend beyond 1 year. Some contracts call for some advance billings and payments. Revenues related to service contracts are recognized on a pro rata basis over the period of the contract. Revenues billed and/or received in advance are deferred, and those costs related to future periods are deferred.

Allowance for doubtful accounts. Allowances for doubtful accounts are maintained for estimated losses resulting from the failure of customers to make required payments on their accounts. We review accounts receivable aging trends, historical bad debt trends and customer credit-worthiness through current economic trends and changes in customer payment history when evaluating the adequacy of the allowance for doubtful accounts.

Valuation Of Long-Lived Assets And Intangible Assets With A Definite Life. We review the recoverability of the carrying value of long-lived assets, including intangibles with a definite life, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When such events occur, we compare the carrying amount of the assets to the undiscounted expected future cash flows from them. Factors we consider important that could trigger an impairment review include the following:

•	significant underperformance relative to historical or projected future operating results;
•	significant changes in the manner of our use of the acquired assets or expected useful lives of the assets or the strategy of our overall business; and
•	significant negative regulatory, industry or economic trends.

Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Since we provide integrated engineering and technical support services with our asset groups not being independent of each other, our assets are viewed as being of a single asset group and impairment testing is conducted at the entity level. Estimates of future cash flows used to test recoverability are made for the remaining useful life of the primary asset of the asset group. Cash flows are estimated using management’s current view of the operating and financial prospects of the asset group. If this comparison indicates there is impairment, the amount of the impairment loss to be recorded is calculated by the excess of the net assets’ carrying value over its fair value and is typically calculated using discounted expected future cash flows.

New accounting pronouncements. In March 2005, the Financial Accounting Standards Board (“FASB”) issued Interpretation Number 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” and also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. FIN 47 did not have a material effect on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payments” (“SFAS No. 123R”). SFAS No. 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and measurement based on the grant-date fair value of the award. It requires the cost to be recognized over the period during which an employee is required to provide service in exchange for the award. Additionally, compensation expense will be recognized over the remaining employee service period for the outstanding portion of any awards for which compensation expense had not been previously recognized or disclosed under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123R replaces SFAS No. 123, and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), and its related interpretations. We are currently assessing the implications of the transition methods allowed and have not determined whether the adoption of SFAS No. 123R will result in amounts similar to current pro-forma disclosures under SFAS No. 123. We expect the adoption to have an adverse impact on future statements of operations.

On April 15, 2005, the Securities and Exchange Commission (“SEC”) posted Final Rule Number 33-8568, “Amendment to Rule 4-01(a) of Regulation S-X Regarding the Compliance Date for Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment,” which is effective as of April 21, 2005. Under the SEC’s amendment, we will be required to file financial statements that comply with SFAS No. 123R in our Quarterly Report on Form 10-QSB for the first quarter of the first fiscal year that begins after December 15, 2005. The requirements will be effective for us beginning with the first quarter of fiscal 2006. We are currently assessing the timing and impact of adopting SFAS No. 123R.

On September 22, 2005, the SEC posted Final Rule Number 33-8618, “Management’s Report on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports of Companies that Are Not Accelerated Filers.” This rule extends, for companies that are not accelerated filers, the compliance dates requiring them to include in their annual reports a report of management and accompanying auditor’s report on the company’s internal control over financial reporting. Under this extension, following the Merger, we must comply with these requirements beginning with our annual report for the year ending December 31, 2007. We are currently assessing the impact of compliance with these provisions.

Price Range of Shares and Dividends of Renovo common stock

As of January 30, 2006, there were approximately [__________] stockholders of record of Renovo shares of common stock. Renovo has not declared or paid any dividends on its common stock and does not intend to do so prior to completion of the Merger. Renovo’s common stock is traded in the over-the-counter securities market through the National Association of Securities Dealers Automated Quotation Bulletin Board System, under the symbol “RNVO”. Renovo has been eligible to participate in the OTC Bulletin Board since April 23, 2003. The following table sets forth the quarterly high and low bid prices for Renovo’s common stock during its last 3 fiscal years as reported by a Quarterly Trade and Quote Summary Report of the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	2005		2004		2003
	High	Low	High	Low	High	Low
1st Quarter	0.004	0.0004	0.115	0.017	Not Trading	Not Trading
2nd Quarter	0.0011	0.0002	0.062	0.01	0.02	0.015
3rd Quarter	0.0086	0.0003	0.0171	0.004	0.54	0.19
4th Quarter	0.004	0.0015	0.041	0.0017	0.23	0.08

Note: Renovo traded on the OTC:BB from April 23, 2003 through June 21, 2004 under the symbol “FRTE”.

For historical information about the dividend history of Renovo, see “Appendix F” at F-10.

Change of Control

Upon completion of the Merger, there will be a change in control of Renovo as a result of:

(i)	the issuance of 134,620,368 shares of restricted common stock to the stockholders of ei3; and

(ii)	the appointment of a new board of directors consisting of 4 members and the resignation of Stephen W. Carnes as a director and the sole officer of Renovo.

Recommendation

The Renovo board of directors unanimously recommends that stockholders vote FOR this Proposal 1.

PROPOSAL 2

APPROVAL OF REINCORPORATION IN DELAWARE

As used in this Proposal 2, references to “we”, “our”, “us” and similar terms and references to “Renovo” refer to Renovo as a Nevada corporation or a Delaware corporation as the context requires.

General

Our board of directors has unanimously approved and declared advisable our Reincorporation to Delaware from Nevada. The Reincorporation will be effected by us having a migratory merger with and into Renovo Holdings Company, a Delaware corporation and our newly-formed wholly-owned subsidiary (“RHC”), in accordance with the terms of an Agreement and Plan of Merger (the “Reincorporation Agreement”), attached hereto as “Appendix C”.

Upon the effective date of the Reincorporation, every outstanding share of our common stock will be automatically exchanged for 1 share of the common stock of RHC on the basis of approximately 48 for 1. Renovo will cease to exist as a Nevada corporation, and RHC will be the continuing or surviving corporation of the Reincorporation. Thus, RHC will succeed to all of the business and operations, own all of the assets and other properties and will assume and become responsible for all of Renovo’s liabilities and obligations. The Reincorporation, therefore, will not involve any change in Renovo’s business, properties or management. The name of the surviving company will be “Renovo Holdings Company”. The persons serving as officers and directors of Renovo will serve as the officers and directors of Renovo after the Reincorporation.

The board of directors caused the formation of RHC as a wholly-owned subsidiary of Renovo for the sole purpose of the Reincorporation. The only activities that RHC will engage in prior to the Reincorporation are formation and organizational matters.

Purpose of the Reincorporation

The purpose of the Reincorporation is to change the state of incorporation and legal domicile of Renovo from Nevada to Delaware and to implement the reverse stock split contemplated by the Merger Agreement. The board of directors believes that this change in the domicile would be in the best interests of Renovo and its stockholders. In addition, the board of directors took into consideration that while, as explained herein, there are not significant differences between the DGCL and the Nevada General Corporation Law (the “NGCL”), there is greater certainty in application and interpretation of the DGCL because of substantially more court decisions under and legal articles on the DGCL. This certainty should provide Renovo and the Combined Company with greater predictability with respect to corporate legal matters and allow it to be managed more efficiently. Further, based upon the large number of public companies incorporated in Delaware, being a Delaware corporation may facilitate future financings and investor recognition of the Combined Company. In addition, the Reincorporation is a condition to the Merger.

Following the Reincorporation, Renovo will be governed by the Certificate of Incorporation and Bylaws of RHC. Copies of the RHC Certificate of Incorporation and Bylaws are attached as Exhibits A and B, respectively, to the Reincorporation Agreement, which is attached hereto as “Appendix C” to this Proxy Statement.

The board of directors believes that these advantages are significant and are critical to the completion of the Merger and justify the Reincorporation.

Authorized Shares of Stock

Renovo’s authorized capital stock currently consists of 500,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. RHC has authorized 1,000,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.001 par value. Neither Renovo nor RHC has any outstanding options or warrants.

Exchange of the Stock

Assuming stockholder approval of this Proposal, pursuant to the terms of the Reincorporation Agreement, as soon as the Reincorporation becomes effective, every 47.84168 outstanding shares of Renovo common stock will automatically convert into and be exchangeable for one share of EAC common stock. To avoid the existence of fractional shares of EAC common stock, if a Renovo stockholder would otherwise be entitled to receive a fractional share of common stock, the number of shares to be received will be rounded up to the next whole share. The exchange will occur automatically on the effective date of the Reincorporation without any action on the part of the Renovo stockholders and without regard to the date certificates representing shares of Renovo common stock are physically surrendered for new certificates representing shares of RHC common stock; provided, however, that no more than 10,147,620 shares will be issued to the stockholders of Renovo.

Renovo stockholders will hold the same percentage interest in RHC as they held prior to the Reincorporation (subject only to minor variations as a result of the rounding of fractional shares), but their interest will be represented by approximately 1/48th as many shares. For instance, if a Renovo stockholder presently owns 24,000 shares, after the Reincorporation they will own 502 shares of RHC common stock (24,000 divided by 47.84168 equals 501.7 shares which is rounded up to 502 shares).

Stockholders do not need to take any action to exchange their stock certificates for RHC stock certificates prior to the Renovo special meeting. Upon completion of the Reincorporation and the Merger, the Combined Company will send a notice to all stockholders of Renovo as of the effective date of the Reincorporation, notifying them of the completion and advising them how to exchange their certificates of shares of Renovo’s common stock for stock certificates representing shares of the Combined Company. Stockholders should not destroy their old certificates. After the Reincorporation, stockholders may continue to make sales or transfers using their Renovo stock certificates. New certificates will be issued representing shares of RHC common stock for transfers occurring after the Reincorporation and Merger. On request, the Combined Company will issue new certificates to anyone who holds Renovo stock certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements, including proper endorsement and signature guarantee, if required.

Transferability of Shares

Stockholders whose shares of Renovo common stock are freely tradable before the Reincorporation will own shares of RHC common stock that are freely tradable after the Reincorporation. Similarly, any stockholders holding securities with transfer restrictions before the Reincorporation will hold shares of common stock that have the same transfer restrictions after the Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act, those who hold RHC stock certificates will be deemed to have acquired their shares on the date they originally acquired their Renovo shares.

After the Reincorporation, RHC will thereafter merge with ei3 and the Combined Company will continue Renovo’s status as a publicly held company, and, like Renovo’s shares, shares of RHC common stock and then the Combined Company will be quoted on the OTC Bulletin Board, however under a different trading symbol and CUSIP number. Upon the Reincorporation and the Merger, the Combined Company will issue a press release announcing the new trading symbol and other information about the stock trading. The Combined Company will also file periodic reports and proxy materials with the SEC and provide to its stockholders the same types of information that Renovo previously filed.

Federal Income Tax Consequences of the Reincorporation

The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a stockholder. Stockholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

The following discussion sets forth the principal U.S. federal income tax consequences of the Reincorporation to Renovo stockholders who hold their shares as a capital asset. It does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation.

The following disclosure is based on the Code, laws, regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following disclosure does not address the tax consequences to Renovo’s stockholders under state, local and foreign laws. Renovo has neither requested nor received a tax opinion from legal counsel with respect to the consequences of the Reincorporation. No rulings have been or will be requested from the IRS with regard to the consequences of Reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

The Reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization under the Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of Renovo’s capital stock (other than those who seek their statutory appraisal rights) as a result of consummation of the Reincorporation, and no gain or loss will be recognized by Renovo. You will have the same basis in the RHC common stock received by you pursuant to the Reincorporation as you have in our shares held by you at the time the Reincorporation is consummated. Your holding period with respect to the RHC common stock will include the period during which you held the corresponding Renovo common stock, provided the latter was held by you as a capital asset at the time of consummation of the Reincorporation was consummated.

Accounting Treatment

In accordance with generally accepted accounting principles, Renovo expects that the Reincorporation will be accounted for as a reorganization of entities under common control and recorded at historical cost.

Regulatory Approvals

The Reincorporation will not be consummated until after stockholder approval. We will obtain all required consents of governmental authorities, including the filing of a Certificate of Merger with the Secretary of State of the State of Nevada and the filing of a Certificate of Merger with the Secretary of the State of Delaware.

Significant Changes Caused by the Reincorporation

The following discussion briefly summarizes some of the changes resulting from the Reincorporation and the significant differences between the corporate laws of Delaware and the corporate laws of Nevada and does not purport to be a complete statement of such laws. If the Reincorporation proposal is approved, Delaware law will govern and the Certificate of Incorporation and Bylaws in effect would be those of RHC, a Delaware corporation.

Term of Directors

The directors of Renovo are elected annually for 1 year terms. Likewise, the RHC Certificate of Incorporation provides for the election of directors annually and each director serving a 1 year term except that upon consummation of the Merger, the board of directors will be divided into 3 classes, each class to serve for a 3 year term. The initial terms of the three classes, however, will be 1, 2 and 3 years, respectively.

Fiduciary Duties of Directors

Both Delaware and Nevada law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve and the stockholders of those corporations.

With respect to fiduciary duties, Nevada corporate law may provide broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a change in control. Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation. A director of a Nevada business corporation must perform his or her duties as a director in good faith and with a view to the interests of the corporation.

Delaware corporate law does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging their duties, to consider the interests of any constituencies other than the corporation or its stockholders. Nevada corporate law, on the other hand, provides that in discharging their duties, the board of directors, committees of the board and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

Under Delaware corporate law, directors of a Delaware corporation are presumed to have acted on an informed basis, in good faith and in the honest belief that their actions were in the best interest of the corporation. This presumption may be overcome, if a preponderance of the evidence shows that the directors’ decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office. Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. The heightened standard has two elements: the board must demonstrate some basis for concluding that a proper corporate purpose is served by implementation of any defensive measure and that measure must be reasonable in relation to the perceived threat posed by the change in control.

Under Nevada corporate law, unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board or any individual director is presumed to be in the corporation’s best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action. Nevada corporate law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation, if such action impedes the exercise of the stockholders’ right to vote for or remove directors.

Anti-Takeover Laws

Section 203 of the DGCL contains certain “anti-takeover” provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its Certificate of Incorporation or by-laws. Section 203 prohibits a corporation from engaging in any “business combination” with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation’s assets. The 3-year waiting period does not apply, however, if any of the following conditions are met:

•

the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained such ownership;

•

after the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

•

at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation’s stock if it was as a result of action taken solely by the corporation.

Nevada corporate law contains certain “anti-takeover” provisions that apply to a Nevada corporation, unless the corporation elects not to be governed by such provisions in its Articles of Incorporation or By-laws. Nevada corporate law prohibits a corporation from engaging in any “business combination” with any person that owns 10% or more of its outstanding voting stock for a period of 3 years following the time that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation’s assets. The 3-year waiting period does not apply, however, if the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained such ownership.

Dividend Rights and Repurchase of Shares

Under the DGCL, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits, for the fiscal year in which the dividends are declared and/or for its preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Surplus is defined as net assets minus stated capital. Delaware corporate law applies different tests to the payment of dividends and the repurchase of shares. Delaware corporate law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

Under Nevada corporate law, a corporation is prohibited from making a distribution (including dividends on, or redemption or repurchase of, shares of capital stock) to its stockholders if, after giving effect to the distribution:

•	the corporation would be unable to pay its debts as they become due in the usual course of business; or

•

the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if that corporation were then dissolved, to satisfy the rights of stockholders having superior preferential rights upon dissolution to the stockholders receiving the distribution.

The board of directors of a Nevada corporation may base the above determination on financial statements prepared on the basis of accounting principals, fair valuation, including without limitation unrealized appreciation or depreciation, or any other method that is reasonable under the circumstances.

Liability of Directors and Officers

The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

•	a breach of the duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of Delaware corporate law; or
•	any transaction from which the director derived an improper personal benefit.

The NGCL permits a corporation to adopt any provision in its Articles of Incorporation that are not contrary to the laws of Nevada, and there is no restriction on a corporation’s ability to limit the personal liability of a director or officer to the corporation. Under Nevada corporate law, a director or officer is not individually liable to a corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proved that:

•	his act or failure to act constituted a breach of his fiduciary duties; and
•	his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

Both Renovo’s Articles of Incorporation and the RHC Certificate of Incorporation contain the above permissible limitations on liability of their respective corporate officers and directions.

Indemnification of Directors and Officers

Both Delaware and Nevada, in a substantially similar manner, permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe that their conduct was unlawful. Both companies provide for such indemnifications under their respective corporate statutes.

Annual Meetings

Under the DGCL, if the annual meeting for the election of directors is not held on the designated date, or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors are required to cause that meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the designated date for the annual meeting, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the NGCL, if the annual meeting is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors, upon application of any one or more stockholders holding at least 15% of the voting power.

Adjournment of Stockholder Meetings

Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Under the NGCL, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

Amendments to Bylaws

Under the DGCL, bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon. A corporation may, in its certificate of incorporation, confer this power upon the directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power. The Certificate of Incorporation of RHC gives the board of directors authority to adopt, amend or repeal the Bylaws.

The NGCL provides that the board of directors of a corporation may make the bylaws, but that such bylaws are subject to those adopted by the stockholders, if any. Further, although not part of Nevada corporate law, an opinion of the Nevada Attorney General also provides that directors may adopt bylaws for a corporation if the stockholders do not. Stockholders nevertheless retain the right to adopt bylaws superseding those adopted by the board of directors.

Interested Director Transactions

Under the DGCL, contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, if certain conditions are met. To meet these conditions, either (i) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (ii) the contract or transaction must have been fair as to the corporation at the time it was approved. Under the DGCL, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

The NGCL does not automatically void contracts or transactions between a corporation and one of the corporation’s directors. Under Nevada corporate law, a contract or transaction may not voided solely because:

•	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;
•	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

•	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

Removal of Directors

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the majority vote of the stockholders then entitled to vote at an election of directors. However, if the corporation has a classified board, directors may only be removed without cause if the certificate of incorporation so provides. The RHC Certificate of Incorporation does not contain such a provision.

A director of a Nevada corporation or the entire board of directors may be removed with or without cause during their term of office only by a vote of 2/3s of the voting power of the then outstanding shares entitled to vote in an election of directors.

Stockholders’ Rights to Examine Books and Records

The DGCL provides that any stockholder of record may, in a written demand made under oath, demand to examine a corporation’s books and records for a proper purpose reasonably related to such person’s interest as a stockholder. If management of the corporation refuses, the stockholder can compel an examination by court order.

The NGCL permits any person who has been a stockholder of record for at least 6 months, or any person holding at least 5% of all outstanding shares, to inspect and copy the stockholders’ list, articles of incorporation or by-laws, if the stockholder gives at least 5 business days’ prior written notice. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose or object other than the business of the corporation and that he or she has not at any time offered for sale or sold any stockholders’ lists of any corporation or aided and abetted any person in procuring a list for that purpose. In addition, a Nevada corporation must allow stockholders who own or represent at least 15% of the corporation’s outstanding shares the right, upon at least 5 days’ written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

Duration of Proxies

The DGCL, a proxy executed by a stockholder will remain valid for a period of 3 years, unless the proxy provides for a longer period. Under the NGCL, a proxy is effective only for a period of 6 months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed 7 years.

Differences in Franchise Taxes

Nevada does not have a corporate franchise tax. After the merger contemplated by the Reincorporation is accomplished, Renovo will pay annual franchise taxes to Delaware. The Delaware franchise tax is based on a formula involving the number of authorized shares or the asset value of the corporation, whichever would impose a lesser tax.

Blank Check Preferred Stock

The certificates of incorporation of both Renovo and RHC authorize their respective boards of directors to issue shares of preferred stock in series with such preferences as designated at the time of issuance. Renovo’s board of directors does not currently intend to seek stockholder approval prior to any issuance of shares of preferred stock if the Reincorporation is approved, except as required by law or regulation.

It should be noted that the voting rights and other rights to be accorded to any unissued series of preferred stock of RHC remain to be fixed by the board. Accordingly, if the board of directors so authorizes, the holders of preferred stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions or might be given a disproportionately large number of votes. Such preferred stock could also be convertible into a large number of shares of RHC common stock under certain circumstances or have other terms that might make acquisition of a controlling interest in RHC more difficult or more costly, including the right to elect additional directors to the board of directors. Potentially, preferred stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of RHC. Also, preferred stock could be privately placed with purchasers who might side with the management of RHC opposing a hostile tender offer or other attempt to obtain control.

Recommendation

The Renovo board of directors unanimously recommends that stockholders vote FOR this Proposal 2.

PROPOSAL 3

APPROVAL OF 2006 STOCK INCENTIVE PLAN

References in this “Proposal 3” section to “we”, “our”, “us” and similar terms refer to ei3 only.

At the special meeting, the stockholders of Renovo will be asked to approve the 2006 Plan, which was approved by Renovo’s board of directors on January 10, 2006. The effective date of the 2006 Plan will be the effective date of the Merger, provided the stockholders approve the Merger. If approved, the 2006 Plan will replace the existing Renovo 2004 Consultant and Employee Stock Compensation Plan and the ei3 1999 Long-Term Incentive Plan so that there will be one consistent equity-based compensation plan in effect following the Merger. Awards under the existing plans as of the effective date of the Merger will not be affected by the termination of those plans. The 2006 Plan provides for the grant of any or all of the following types of awards: (1) stock options, which may be either incentive stock options or non-qualified stock options; (2) restricted stock; (3) deferred stock; and (4) other stock-based awards. A total of 15,000,000 shares of common stock have been reserved for distribution under the 2006 Plan. The maximum number of shares of our common stock which may be issued upon the exercise of Incentive Stock Options (defined below) granted under the plan is 5,000,000 shares.

Reasons for Approval of the 2006 Plan

The purpose of the 2006 Plan is to provide for future option grants and stock-based awards to our officers, employees, directors and advisors following the Merger. The board of directors believes that, to enable us after the Merger to continue to attract and retain personnel and advisors of the highest caliber and provide incentive for officers, directors, employees, advisors and other persons to employ their best efforts on our behalf, it is in the best interest of our company and the stockholders to provide, through the granting of stock options, restricted stock, deferred stock or other stock-based awards to persons who perform services for us, the opportunity to participate in the value or appreciation in value of our common stock. The board of directors believes that the 2006 Plan, which provides flexibility with respect to terms under which awards may be granted, as well as different types of awards: (a) will provide us with significant means to attract and retain talented personnel; (b) will result in saving cash, which otherwise would be required to be paid to maintain employees and adequately attract and reward personnel and others who perform services for us; and (c) consequently, will prove beneficial to our ability to grow and be competitive.

Performance-based awards provide rewards for achieving specific performance objectives. The ability to grant such awards as compensation under the 2006 Plan after the Merger will help us to competitively provide an increased incentive for each person granted an award to expend his or her maximum efforts for achieving the success of our business. The board of directors therefore views the 2006 Plan as being in our best interests. Under the Code, stockholder approval of the 2006 Plan is necessary for options granted under the 2006 Plan to qualify as incentive stock options to the extent so designated and is also necessary to preserve our ability to claim tax deductions for compensation paid to the greatest extent allowable under the tax laws.

If the stockholders do not approve the 2006 Plan, the 2006 Plan will become effective at the time of the Merger but no incentive stock options will be permitted to be granted under the 2006 Plan and under certain circumstances, we may not be able to claim tax deductions for some awards.

Awards Under the 2006 Plan

The board of directors has not made any grants or determinations with respect to the grant of any awards under the 2006 Plan, although it may do so in the future. In any event, no awards may be granted under the plan unless and until the Merger becomes effective. See “Stock Plans” above for information about options outstanding under current plans. Immediately after the Merger, we estimate that we will have 15 employees, including 2 of our 4 directors.

Summary of the 2006 Plan

The following summary of the 2006 Plan is subject to and qualified in its entirety by reference to the full text of the 2006 Plan, set forth as “Appendix J” to this Proxy Statement.

The 2006 Plan provides for the grant of any or all of the following types of awards: (a) stock options, (b) restricted stock, (c) deferred stock and (d) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the board of directors or the Committee (as defined below). Subject to anti-dilution adjustments as provided in the 2006 Plan, (i) at the time of the Merger, a total of 15,000,000 shares of our common stock will be reserved for issuance under the 2006 Plan, and (ii) the maximum number of shares of our common stock that may be issued to any individual participant under the 2006 Plan may not exceed 7,500,000 shares during the term of the 2006 Plan.

The 2006 Plan may be administered by the board or by a committee consisting of two or more members of the board appointed by the board (the board or such a committee administering the 2006 Plan is referred to below as “the Committee”). The Committee will determine, among other things, the persons to whom awards will be granted, the type of awards to be granted, the number of shares subject to each award and the share price. The Committee will also determine the term of each award, the restrictions or limitations thereon, and conditions to exercise of the award, and the manner in which each such award may be exercised or, if applicable, the extent and circumstances under which our common stock and other amounts payable with respect to an award will be deferred. The 2006 Plan will become effective upon its approval by the stockholders of Renovo at the special meeting and consummation of the Merger and no award shall be granted under the 2006 Plan on or after the 10th anniversary of the effective date of the 2006 Plan.

Stock Options

The 2006 Plan provides for the grant of “incentive stock options” (“Incentive Stock Options”), as defined in Section 422 of the Code, and for options not qualifying as Incentive Stock Options (“Non-Qualified Stock Options”). The Committee shall determine those persons to whom stock options may be granted.

Incentive Stock Options granted under the 2006 Plan are nontransferable by the optionee during his or her lifetime. Options granted under the 2006 Plan will expire if not exercised within 10 years of the grant (3 years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of our capital stock or that of a parent or subsidiary of ours immediately before the grant (a “10% Stockholder”)), and under certain circumstances set forth in the 2006 Plan, may be exercised within 3 months following termination of employment (one year in the event of death, retirement or disability of the optionee), unless the term of the option under the stock option agreement expires earlier. Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value. The exercise price of a Non-Qualified Stock Option may be less than such fair market value on the date of grant.

Under the 2006 Plan, we may not, in the aggregate, grant Incentive Stock Options that are first exercisable by an optionee during any calendar year (under all such plans of the optionee’s employer corporation and its “parent” and “subsidiary” corporations, as those terms are defined in Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

The 2006 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of our common stock subject to awards which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of our common stock may be issued upon the exercise of any option granted under the 2006 Plan until the full option price has been paid by the optionee. The board of directors or the Committee may grant individual options under the 2006 Plan with more stringent provisions than those specified in the 2006 Plan.

Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the board of directors or the Committee provides. Stock options granted under the 2006 Plan are exercisable until the earlier of (i) a date set by the board of directors or Committee at the time of grant or (ii) the close of business on the day before the 10th anniversary of the stock option’s date of grant (the day before the 5th anniversary in the case of an Incentive Stock Option granted to a 10% Stockholder). The 2006 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted on or after the 10th anniversary of the effective date of the 2006 Plan.

Restricted and Deferred Stock Awards

Under the 2006 Plan, the Committee may grant shares of restricted or deferred shares of our common stock either alone or in tandem with other awards. Restricted and Deferred Stock awards give the recipient the right to receive a specified number of shares of our common stock, subject to such terms, conditions and restrictions as the Committee deems appropriate. Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time. In addition, a participant in the 2006 Plan who has received a Deferred Stock award may request, under certain conditions, the Committee to defer the receipt of an award (or an installment of an award) for an additional specified period or until the occurrence of a specified event.

Other Stock-Based Awards

Other stock-based awards, which may include performance shares and shares valued by reference to our performance or that of any parent or subsidiary of ours, may be granted either alone or in tandem with other awards.

Certain Federal Income Tax Consequences of the 2006 Plan

THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 2006 PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CODE AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW. IN ADDITION, THE INFORMATION IS BASED UPON FEDERAL INCOME TAX RULES AS THEY EXISTED PRIOR TO THE ADOPTION OF THE AMERICAN JOBS CREATION ACT OF 2004 (THE “JOBS ACT”). THE JOBS ACT MADE SIGNIFICANT CHANGES TO THE FEDERAL INCOME TAX RULES APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENTS, INCLUDING CERTAIN NONQUALIFIED STOCK OPTIONS AND CERTAIN OTHER STOCK BASED COMPENSATION THAT MAY BE GRANTED UNDER THE 2006 PLAN. THE NEW RULES ARE GENERALLY EFFECTIVE FOR ALL AMOUNTS DEFERRED AFTER DECEMBER 31, 2004. THE FIRST GUIDANCE UNDER THE JOBS ACT WITH RESPECT TO SECTION 409A WAS ISSUED IN THE FORM OF A NOTICE CONTAINING 38 QUESTIONS AND ANSWERS ON DECEMBER 20, 2004; HOWEVER, IT STATED THAT THE U.S. TREASURY DEPARTMENT AND THE IRS ANTICIPATED ISSUING ADDITIONAL GUIDANCE AND THAT THE NOTICE DID NOT PROVIDE COMPREHENSIVE GUIDANCE. ACCORDINGLY, CERTAIN TRANSITION RELIEF THROUGH DECEMBER 31, 2005 WAS CONTAINED IN THE NOTICE FOR PLANS OPERATED IN GOOD FAITH. ON SEPTEMBER 29, 2005, THE TREASURY DEPARTMENT AND THE IRS RELEASED PROPOSED REGULATIONS UNDER CODE SECTION 409A. THE PROPOSED REGULATIONS PROVIDE ADDITIONAL GUIDANCE WITH RESPECT TO SECTION 409A AND ALLOW UNTIL DECEMBER 31, 2006 TO BRING PLANS INTO COMPLIANCE WITH SECTION 409A, PROVIDED SUCH PLANS ARE OPERATED IN GOOD FAITH. THE IMPACT OF THE JOBS ACT ON THE 2006 PLAN IN LIGHT OF THE NEWLY ISSUED PROPOSED REGULATIONS HAS NOT YET BEEN FULLY ANALYZED.

Incentive Stock Options

The optionee will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares of our common stock received upon exercise of an Incentive Stock Option after the later of 2 years from the date of grant and 1 year after the transfer of the shares to the optionee, (a) the optionee will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (b) we will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment to the optionee for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the optionee. In the case of a disposition of shares in the same taxable year as the exercise, no item of adjustment occurs, but the disposition may result in regular taxable income as described above.

If our common stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (a) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (b) we will qualify for a deduction equal to any such amount recognized, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The optionee will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the optionee held the shares, and we will not qualify for a deduction with respect to such excess.

Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than 3 months following the termination of the optionee’s employment, the option will generally be taxed as a Non-Qualified Stock Option. See “Non-Qualified Stock Options.”

Non-Qualified Stock Options

With respect to Non-Qualified Stock Options granted for the performance of services, (a) upon grant of the option, the optionee will recognize no income; (b) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code; (c) we will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the optionee; and (d) on a sale of the shares, the optionee will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the optionee’s hands and depending upon the length of time that the optionee held the shares. If the optionee’s shares acquired upon exercise are subject to a substantial risk of forfeiture, the optionee will have an election to treat the exercise as a taxable event or defer the Federal income tax consequences according to the rules described below in “Stock Awards for the Performance of Services”.

Stock Awards for the Performance of Services

Unless a participant otherwise elects to be taxed upon receipt of shares of restricted or deferred stock under the 2006 Plan, the participant must include in his or her taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the participant’s interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferable. A participant’s rights in stock awarded under the 2006 Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. Where shares of stock received under the 2006 Plan are subject to a substantial risk of forfeiture, the participant can elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the stock as ordinary income in the year of receipt. To be effective, the election must be filed with the IRS within 30 days after the date the shares are transferred to the participant. We are entitled to a Federal income tax deduction equal in amount to the amount includable as compensation in the gross income of the participant, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The amount of taxable gain arising from a participant’s sale of shares of restricted stock acquired under the 2006 Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the participant in taxable income.

Limitation of Our Deduction. Section 162(m) of the Code will generally limit our federal income tax deduction for compensation paid in any year to our Chief Executive Officer and our 4 highest paid executive officers to $1,000,000, to the extent that any excess compensation is not “performance based.” Under Treasury regulations, a stock option will, in general, qualify as “performance based” compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) is granted and administered by a compensation committee consisting solely of at last two outside directors (as defined in Section 162(m) of the Code). If a stock option to an executive referred to above is not “performance based,” the amount that would otherwise be deductible by us in respect of such stock option will be disallowed to the extent that the executive’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000. For purposes of Section 162(m) of the Code, compensation in the form of other stock awards issued under the 2006 Plan will not be considered “performance based” compensation.

Other Tax Matters. If unmatured installments of awards are accelerated as a result of a Change of Control (as defined in the 2006 Plan), any amounts received from the exercise by a participant of a stock option, the lapse of restrictions on restricted stock or the deemed satisfaction of conditions of performance-based awards may be included in determining whether or not a participant has received an “excess parachute payment” under Section 280G of the Code, which could result in (a) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on certain payments of our common stock or cash resulting from such exercise or deemed satisfaction of conditions of performance awards from such exercise or deemed satisfaction of conditions of performance awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (b) our loss of a compensation deduction.

Recommendation

The board of directors unanimously recommends that stockholders vote “FOR” this Proposal 3.

ADDITIONAL AND AVAILABLE INFORMATION

Legal Matters

Legal matters relating to the validity of the securities to be issued in the merger will be passed upon for Renovo by Stoecklein Law Group.

Experts

The financial statements of Renovo incorporated in this document by reference from Renovo’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2003 and for the fiscal year ended December 31, 2004 have been audited by Beckstead and Watts, LLP, independent accountants, as stated in their reports, which are incorporated in this document by reference, and have been so incorporated in reliance upon the reports of the firm given upon their authority as experts in accounting and auditing.

The financial statements of ei3 as of December 31, 2004 and 2003 included in this document have been audited by Sherb & Co., LLP, Certified Public Accountants, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Stockholder Proposals

Under the federal securities laws, in order for a stockholder proposal to be included in the Renovo proxy statement relating to its next annual meeting, the proposal must be received by Renovo by March 31, 2006.

Where to Find Additional Information

Renovo is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Renovo’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF RENOVO OR EI3 NOT CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

The SEC allows Renovo to “incorporate by reference” information into this document. This means Renovo can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that Renovo has previously filed with the SEC. The documents contain important information about Renovo and its financial conditions.

Renovo Filings (SEC File Number 000-1125028)	Period

Annual Report on Form 10-KSB, as amended	Year ended December 31, 2004

Quarterly Reports on Form 10-QSB	Quarters ended: ● March 31, 2005; ● June 30, 2005; and ● September 30, 2005.

Current Reports on Form 8-K	Filed on: ● September 29, 2005

All documents filed by Renovo pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 subsequent to the date of this Proxy Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

Renovo will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Proxy Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Renovo at 100 Candace Drive, Suite 100, Maitland, Florida 32751.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One copy of this Proxy Statement will be delivered to multiple shareholders sharing an address unless Renovo receives contrary instructions from 1 or more of the shareholders. Upon receipt of such notice, Renovo will undertake to deliver promptly a separate copy of the Proxy Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify Renovo that the shareholder wishes to receive a separate copy of an annual report. In the event a shareholder desires to provide such notice to Renovo, such notice may be given verbally by telephoning the Company’s offices at (407-599-2886) or by mail to 100 Candace Drive, Suite 100, Maitland, Florida 32751.

FINANCIAL STATEMENTS OF ei3

ei3 CORPORATION

INDEX TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2004 and 2003

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ei3 Corporation

Montvale, New Jersey

We have audited the accompanying balance sheet of ei3 Corporation as of December 31, 2004 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ei3 Corporation as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses of $1,436,570 and $1,012,073 for the years ended December 31, 2004 and 2003, respectively. Additionally, the Company had a working capital deficiency of $1,465,956 at December 31, 2004. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to these matters are also described in Note 2 to the financial statements. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

New York, New York

August 26, 2005

F-2

ei3 CORPORATION

BALANCE SHEET

DECEMBER 31, 2004

ASSETS

Current assets:
Cash and cash equivalents	$ 129,301
Accounts receivable, net of allowance for doubtful accounts of $6,000	115,286
Interest receivable	15,755
Loans receivable – officers	80,000
Other receivables	158,258
Other current assets	35,950
Total current assets	534,550

Property and equipment, net	232,192

Other assets:
Customer list, net of accumulated amortization of $57,750	24,750
Deferred finance costs	308,333
Other assets	2,300
Total other assets	335,383

Total assets	$ 1,102,125

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$ 681,614
Notes payable – officer	315,000
Notes payable – stockholder	175,000
Deferred revenue	969,517
Total current liabilities	2,141,131

Convertible debentures	1,175,000
Total liabilities	3,316,131

Stockholders’ deficit:
Preferred stock, $.001 par value, 1,000,000 shares authorized, no shares issued and outstanding	---
Common stock, $.001 par value, 100,000,000 shares authorized, 33,655,092 shares issued and outstanding	33,655
Additional paid-in capital	4,674,530
Accumulated deficit	(6,922,191)
Total stockholders’ deficit	(2,214,006)

Total liabilities and stockholders’ deficit	$ 1,102,125

See accompanying notes to financial statements

F-3

ei3 CORPORATION

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2004	2003
Sales	$ 1,511,363	$ 1,572,752
Cost of sales	1,065,812	890,123
Gross profit	445,551	682,629

Operating expenses:
Selling and marketing	316,678	469,708
Research and development	267,413	286,521
General and administrative	1,184,284	974,309
Total operating expenses	1,768,375	1,730,538

Loss from operations	(1,322,824)	(1,047,909)

Other income (expense):
Interest expense	(188,407)	(59,104)
Interest income	4,803	5,112
Other income	69,858	89,828
Total other income (expense)	(113,746)	35,836

Net loss	$ (1,436,570)	$ (1,012,073)

Net loss per share – basic and diluted	$ (0.05)	$ (0.04)

Weighted average shares outstanding – basic and diluted	29,603,490	28,473,000

See accompanying notes to financial statements

F-4

ei3 CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common stock		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	capital	deficit	deficit
Balance, December 31, 2002	28,473,000	$ 28,473	$ 3,479,748	$(4,473,548)	$ (965,327)
Value of stock options issued	---	---	126,000	---	126,000
Net loss	---	---	---	(1,012,073)	(1,012,073)
Balance, December 31, 2003	28,473,000	28,473	3,605,748	(5,485,621)	(1,851,400)
Conversion of notes payable	5,182,092	5,182	1,068,782	---	1,073,964
Net loss	---	---	---	(1,436,570)	(1,436,570)
Balance, December 31, 2004	33,655,092	$ 33,655	$ 4,674,530	$(6,922,191)	$(2,214,006)

See accompanying notes to financial statements

F-5

ei3 CORPORATION

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2004	2003
Cash flows from operating activities:
Net loss	$ (1,436,570)	$ (1,012,073)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	161,692	181,736
Amortization of deferred finance costs	9,375	---
Amortization of compensation debenture	7,292	---
Stock based compensation	---	126,000
Changes in assets and liabilities:
Accounts receivable	138,984	(149,605)
Interest receivable	(4,800)	(4,800)
Other receivables	(1,642)	174,604
Other current assets	(40,854)	(9,174)
Deferred revenue	(537,965)	(346,684)
Accounts payable and accrued expenses	464,739	189,150
Net cash used in operating activities	(1,239,749)	(850,846)

Cash flows from investing activities:
Acquisition of property and equipment	(157,960)	(108,468)
Net cash used in investing activities	(157,960)	(108,468)

Cash flows from financing activities:
Proceeds from notes payable – officer	315,000	---
Proceeds from notes payable – stockholder	325,000	---
Proceeds from convertible debenture	850,000	---
Proceeds from loan payable	---	223,978
Payment of loan payable	(223,978)	---
Payment of capital lease	(10,544)	(8,512)
Net cash provided by financing activities	1,255,478	965,466

Net increase (decrease) in cash	(142,231)	6,152

Cash and cash equivalents, beginning of year	271,532	265,380

Cash and cash equivalents, end of year	$ 129,301	$ 271,532

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$ 13,974	$ 9,453

During 2004, a $250,000 note payable to a stockholder and $45,000 in related accrued interest were converted to common stock at a price of $2.75 per share.
During 2004, $650,000 in notes payable to a stockholder and $128,964 in related accrued interest were converted to stock at a price of $2.40 per share.

See accompanying notes to financial statements

F-6

ei3 CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 and 2003

1.	PRINCIPLES OF ORGANIZATION

ei3 Corporation (“the Company”) was formed as a corporation in the state of Delaware on March 30, 1999.

2.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced significant losses and negative cash flows from operations for the years ended December 31, 2003 and 2004, which have resulted in a deficiency in working capital of $1,465,956 and a capital deficit of $2,214,006 as of December 31, 2004.

There can be no assurance that the Company will be able to continue as a going concern in view of its weakened financial condition. The Company’s continued existence is dependent upon a capital infusion either through its becoming a publicly traded entity (or part of a publicly traded entity), which will grant the Company access to the funds available under its Standby Equity Distribution Agreement (“SEDA”) discussed in Note 13, through continued private placement funding, or through a significant increase in its sales volume. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly contract or cease operations. The Company is dependent upon a capital infusion to further develop its long-term business plan.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	NATURE OF BUSINESS ACTIVITIES

ei3 was formed for the purpose of providing technology services to blue chip manufacturing companies utilizing advanced frame relay and Internet technologies. ei3 has developed a proprietary electronic platform to monitor microprocessor-based equipment to companies worldwide. ei3’s primary goal is to enhance customer revenue through monitoring, fine-tuning of controls, troubleshooting of equipment problems, and delivery of information through the Internet. The Company’s current customers primarily run continuous process production lines and own and manage commercial real estate.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
a.	Revenue recognition

The Company enters into service contracts with its customers that can extend beyond one year. The contracts call for certain advance billings and payments. Revenues related to service contacts are recognized on a pro rata basis over the period of the contract. Revenues billed and/or received in advance are deferred, and those costs related to future periods are deferred.

F-7

b.	Stock Split

In December 2004, the Company affected a 12 for 1 split of its common stock shares. The data in these financial statements have been adjusted to retroactively reflect the stick split.

c.	Accounts receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts when deemed necessary, based on its past write-offs and collections and current credit conditions. Uncollectible accounts are written off periodically.

d.	Property and equipment

Property and equipment are stated at costs and are depreciated using the straight-line method over the estimated useful life of the asset beginning at the date the asset is placed in service. Leasehold improvements are amortized over the term of the lease. For purposes of these financial statements the following lives have been used:

Operation center equipment and software	3 years
Office equipment	5 years
Furniture	7 years
Leasehold improvements	Term of lease

Depreciation expense totaled $145,192 and $165,236 for the years ended December 31, 2004 and 2003, respectively.

e.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f.	Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months of less to be cash equivalents.

g.	Fair value of financial instruments

The Company considers its financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities.

h.	Concentration of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and trade receivables. The Company maintains cash and cash equivalents with high-credit, quality financial institutions. At December 31, 2004, the cash balances held at one financial institution were in excess of federally insured limits.

Credit is generally extended based upon an evaluation of each customer’s financial condition, with terms consistent in the industry and no collateral required. The Company determines an allowance for collectibility on a periodic basis. Amounts are written off against the allowance in the period the Company determines that the receivable is uncollectible. The Company had two significant customers that made up 41% and 17% of the accounts receivable at December 31, 2004. Sales to these

F-8

customers were 3% and 10%, respectively, of total Company sales for 2004. In addition, as discussed in Note 19, amortization of a perpetual license agreement accounted for 32% of total Company sales for 2004.

i.	Basic and diluted net income (loss) per share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. As of December 31, 2004, there were options and warrants to purchase 2,390,964 shares of common stock which could potentially dilute future earnings per share.

j.	Stock options

The Company follows the disclosure only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” regarding the disclosure of proforma information for stock compensation. In accordance with Statement of Accounting Standards No. 123 (“SFAS 123”), as amended by SFAS 148, “Accounting for Stock-Based Compensation”, the Company adopted the pro forma disclosure requirements of SFAS 148.

k.	Income taxes

Income taxes are accounted for in accordance with the provisions of SFAS No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to net operating loss and tax credit carryforwards, measured by enacted tax rates for years in which takes are expected to be paid or recovered.

Deferred taxes are provided for temporary differences between financial and tax accounting, principally for differences in the basis of property and equipment, allowance for doubtful accounts, amortization of syndication costs, as well as for net operating loss carryforwards.

5.	NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchange of Nonmonetary Assets – an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 amends prior guidance to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005 and shall be applied prospectively. SFAS 153 is not expected to have a material impact on our financial statements at the date of adoption.

In December 2004, the FASB revised Statement of Financial Accounting Standards No. 123, “Share Based Payment” (SFAS No. 123(R)”), requiring public companies to recognize the cost resulting from all share-based payment transactions in their financial statements. SFAS No. 123(R) supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and amends SFAS No. 95, “Statement of Cash Flows.” The statement requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative. The statement is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. We are currently assessing the implications of the transition methods allowed and have not determined whether the adoption of SFAS 123(R) will result in amounts similar to current proforma disclosures under SFAS 123. We expect the adoption to have an adverse impact on future statements of operations.

F-9

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS 154 to have a material effect on the Company’s financial statements.

6.	LOANS RECEIVABLE - OFFICERS

Loans receivable – officers represent loans to officers, which are unsecured and bear interest at 6% per annum. Subsequent to December 31, 2004, the loans and related accrued interest of $15,755 were forgiven and were charged as compensation expense in 2005.

7.	CUSTOMER LIST AND RELATED EQUIPMENT

In June 2001, the Company purchased an on-call remote engineering assistance service for equipment operating at various customer locations. Along with the license to use this service, related equipment and a customer list was provided to the Company for a total cost of $100,000. The equipment was recorded on the balance sheet for $17,500 and was depreciated over three years. The customer list was included in other assets for $82,500 and is being amortized over five years. Amortization expense for the years ended December 31, 2004 and 2003 was $16,500 and $16,500, respectively. Accumulated amortization as of December 31, 2004 was $57,750.

8.	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004, consists of the following:

Kiosks	$ 370,499
Operations equipment	259,392
Software	85,804
Computers	57,346
Office equipment and furniture	99,409
Leasehold improvements	62,000
Other	24,156
958,606
Less accumulated depreciation and amortization	(726,414)
$ 232,192

Depreciation and amortization expense for the years ended December 31, 2004 and 2003 was $145,192 and $165,236, respectively.

9.	NOTES PAYABLE - OFFICER

The following demand notes were issued by an officer / stockholder to the Company during the year:

F-10

Date of note	Annual interest rate	Amount
April 2004	10%	$ 75,000
June 2004	10%	50,000
June 2004	10%	40,000
July 2004	10%	150,000
		$ 315,000

Interest accrued on the notes amounted to $17,225 as of December 31, 2004.

10.	NOTES PAYABLE - STOCKHOLDER

During 2003 and 2004, the Company issued notes payable to a stockholder. In July and November 2004, each of these notes, along with related accrued interest, were converted into Company common stock, in accordance with the provisions of the respective note agreements. Descriptions of the converted notes are as follows:

Date of Note	Term	Annual interest rate	Amount	Conversion price per share	Conversion date
March 2003	12 months	18%	$ 250,000	$ 2.75	July 2004
August 2003	12 months	19%	225,000	2.40	November 2004
November 2003	12 months	19%	275,000	2.40	November 2004
March 2004	12 months	19%	150,000	2.40	November 2004

In May and July 2004, the Company issued demand notes payable of $75,000 and $100,000, respectively, to the stockholder. The notes bear interest at 10% per anum. Interest accrued on the notes amounted to $9,856 as of December 31, 2004.

11.	LOAN PAYABLE

In 2003, the Company obtained a term loan with Columbia Bank, under a United States Small Business Administration loan program to finance working capital, with monthly payments of $2,976 plus interest at prime plus 2%. During 2004, the Company repaid the entire loan balance, which had been $223,978 as of December 31, 2003.

12.	CONVERTIBLE DEBENTURES

As of December 31, 2004, the Company had issued $1,000,000 in convertible debentures, due November 2006 with interest at annual rate of 5%. On November 18, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP, Montgomery Equity Partners, LP and Highgate House Funds, Ltd., pursuant to which the investors committed to purchase an aggregate of $2,000,000 principal amount of convertible debentures. These convertible debentures were convertible into shares of the Company’s common stock at the holder’s option at a price per share equal to the lesser of (i) $0.31 per share and (ii) the average of the 3 lowest closing bid prices of the common stock, as quoted by Bloomberg L.P., for the 30 trading days immediately preceding the conversion date. On November 18, 2004, $1,000,000 principal amount of these convertible debentures were issued. The Company’s obligations under these convertible debentures are secured by all of its assets. In connection with the issuance of the convertible debentures, the Company was required to pay commitment fees, which were recorded as deferred finance costs and are being amortized as interest expense over the term of the convertible debentures. As of December 31, 2004, the balance of the deferred finance costs was $140,625.

F-11

On November 18, 2004, the Company issued an additional $175,000 convertible compensation debenture to Cornell. This debenture is convertible into shares of the Company’s common stock at a price per share equal to the lowest volume weighted average price of its common stock as listed on the OTC Bulletin Board (or Nasdaq SmallCap Market or American Stock Exchange), as quoted by Bloomberg L.P. during the 5 trading days immediately preceding the conversion date. This convertible debenture is non-interest bearing and is convertible at the holder's option. This additional convertible debenture has a term of 3 years and may be redeemed, at the Company’s option, at a 20% premium. This $175,000 debenture was recorded as deferred finance costs and is being amortized over its 3-year term. As of December 31, 2004, the unamortized balance of the deferred finance costs was $167,708.

13.	STANDBY EQUITY DISTRIBUTION AGREEMENT

In November 2004, the Company entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, LP to facilitate the purchase of up to $5,000,000 of the Company’s common stock under terms and conditions as provided for in the agreement. To date, there have been no sales of the Company’s common stock under this agreement.

14.	RESEARCH AND DEVELOPMENT COSTS

Expenditures for research activities relating to product development and improvement are charged to expense as incurred. Such expenditures amounted to $267,413 and $286,521 for the years ended December 31, 2004 and 2003, respectively.

15.	OBLIGATIONS UNDER OPERATING LEASES

During 2002, the Company entered into a modification of the lease for its operating facility in Montvale, New Jersey. Lease terms call for annual base rent of $201,335 commencing during September 2002. In addition to the base rent, the Company is responsible for its pro rata share of real estate taxes and operating expenses, and for its own utilities and insurance. Rent expense for the years ended December 31, 2004 and 2003 totaled $194,840 and $192,575, respectively.

The lease is due to expire August 13, 2007. Upon renewal of the lease in 2002, the Company received two months of free rent. In accordance with generally accepted accounting principals, the Company records monthly rent expense equal to the total of the minimum payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to “deferred rent” which is reflected as a separate line in the accompanying balance sheet.

Future minimum rent payments due under this lease are as follows:

Year ended December 31,
2005	$ 201,335
2006	201,335
2007	134,223
Total	$ 536,893

16.	INCOME TAXES

The Company accounts for income taxes under Statement of Financial accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

F-12

For the years ended December 31, 2004 and 2003, the benefit for income taxes differs from the amounts computed by applying the statutory federal income tax rate to income (loss) before provision for income taxes. The reconciliation is as follows:

Year ended December 31,	2004	2003
Tax benefit computed at federal statutory rate	$ (559,000)	$ (310,000)
Income tax benefit not utilized	559,000	310,000
Net income tax benefit	$ ---	$ ---

The Company has Federal net operating loss carryforwards totaling $7,084,000, which expire at various dates through December 31, 2024, and a New Jersey net operating loss of $1,983,000, which expires December 31, 2013.

The components of the Company’s net deferred tax asset are as follows:

	December 31,
	2004	2003
Tax benefit of federal net operating losses	$ 2,479,000	$ 1,876,000
Tax benefit of New Jersey net operating losses (net of federal benefit)	119,000	40,000
Valuation allowance	(2,598,000)	(1,916,000)
Net deferred tax asset	$ ---	$ ---

Under the laws of the State of New Jersey, the Company sells its New Jersey unused net operating loss carryforwards and research and development tax credits to Public Service Enterprise Group Incorporated. The expected proceeds of such sales are recorded as other income and other receivables in the tax year in which the net operating loss and credit are generated. The estimated 2004 and actual 2003 proceeds from the sales were $124,100 and $34,158, respectively.

17.	LONG TERM INCENTIVE PLAN

The Company has adopted a long-term incentive plan in order to provide incentive compensation to directors, officers and other key employees and consultants who contribute to the growth and success of the Company. The plan includes provisions for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, and other incentive awards. The plan was adopted on December 15, 1999 and will terminate on December 15, 2009. The number of shares of stock with respect to which awards may be grated to employees under the plan shall not exceed 2,400,000 shares of stock, and no single participant shall receive awards in the form of options, whether non-qualified stock options, incentive stock options or stock appreciation rights with respect to more than twenty percent of the shares of stock available under the plan. Each award under the plan shall be evidenced by an award agreement which shall set forth the terms and conditions applicable to the award, including vesting provisions.

In December 2003 options were granted to two employees with an exercise price of $.0625 per share. Since the exercise price was lower than the current market value at the date of grant, compensation expense has been recognized for the difference. Compensation expense was recorded for $126,000 to reflect this difference.

F-13

A summary of stock options issued and outstanding under this plan is as follows:

	Non-employee options	Employee options	Weighted average option price
Balance, December 31, 2002	1,950,000	582,000	$ 0.33
Granted	62,580	984,384	0.13
Exercised	---	---	---
Forfeited	---	(12,000)	0.33
Balance, December 31, 2003	2,012,580	1,518,384	$ 0.27
Granted	---	---	---
Exercised	---	---	---
Forfeited	(936,000)	(204,000)	0.33
Balance, December 31, 2004	1,076,580	1,314,384	$ 0.25

	Number of shares	Weighted average exercise price
Outstanding and exercisable at December 31, 2004	2,390,964	$0.25

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2004:

Range of exercise prices	Number of shares outstanding	Weighted average remaining contractual life (yrs)	Weighted average exercise price
$ 0.06	756,000	4.05	$ 0.06
$ 0.25	90,000	2.00	$ 0.25
$ 0.33	1,328,964	1.78	$ 0.33
$ 0.42	216,000	1.89	$ 0.42
	2,390,964	2.52	$ 0.25

The Company applies APB No. 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for its stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, “Accounting for Stock-Based Compensation”, the Company’s net loss would have been reported as follows:

	December 31,
	2004	2003
Net Loss:
As reported	$1,563,876	$1,012,073
Pro forma	$1,563,876	$1,023,293

F-14

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options with the following assumptions used for grants during the year ended December 31, 2003. The per-share weighted average fair value of stock options granted during 2003 was $0.28 on the date of the grant using the Black-Scholes pricing model and the following assumptions for the year ended December 31, 2003:

Expected dividend yield	0%
Risk-free interest rate	5%
Annualized volatility	0%

18.	EMPLOYEE SAVINGS PLAN

The Company provides a supplementary retirement savings plan, which is structured in accordance with Section 401(k) of the Internal Revenue Code. Employees eligible for the Plan may contribute from one to twelve percent of their monthly earnings on a pre-tax basis, subject to annual contribution limitations. The Company does not match contributions.

19.	SALE OF PERPETUAL LICENSE

In June 2001, the Company reached a five-year agreement with Rockwell Automation. Among other things, this agreement provides for services to be provided to Rockwell by the Company, a joint marketing effort, and for the sale of perpetual license to use certain proprietary software developed by the Company. This contract calls for total compensation to be paid to the Company of $2,500,000. The first installment of $1,500,000 was received on signing the contract in 2001 and the balance of $1,000,000 was received in 2002.

The total revenue of $2,500,000 is being amortized on a straight-line basis over the term of the contract. This amortization represented 32% and 38% of the Company’s revenues in 2004 and 2003, respectively.

20.	EMPLOYMENT CONTRACTS

The Company has employment contracts with its Chief Executive Officer and President, each of which was entered into in December 1999, and each of which provide for severance in the form of one year’s salary continuation in the event that either the respective executive is terminated by the Company without cause or the respective executive terminates his employment for good reason, all as defined in the agreements. Each of the executives is entitled to bonuses, as and if determined by the Board of Directors, and annual cost of living increases up to a maximum base salary of $240,000. The employment contracts also allow for the respective executives to have first purchase rights of the other’s shares of common stock in the event of termination of employment or attempt by an executive to dispose of shares. Further, the employment contracts contain non-competition agreements for a period of 2 years following the termination of employment without cause or for good reason, and 3 years following termination for any other reason.

21.	SUBSEQUENT EVENTS

As discussed in Note 6, $80,000 in loans receivable and all related accrued interest from two officers were forgiven and were charged as compensation expense in 2005.

Under the Securities Purchase Agreement described in Note 12, the Company issued the following convertible debentures, each with an annual interest rate of 5% and due two years from the date of issue:

February 2005	$ 220,000
April 2005	300,000
June 2005	167,000
July 2005	220,000

F-15

ei3 CORPORATION

INDEX TO UNAUDITED INTERIM FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004

F-16

ei3 CORPORATION

BALANCE SHEET

(UNAUDITED)

SEPTEMBER 30, 2005

ASSETS
Current assets:
Cash and cash equivalents	$ 102,261
Accounts receivable, net of allowance for doubtful accounts of $9,000	121,769
Other receivables	155,101
Other current assets	43,207
Total current assets	422,338

Property and equipment, net	142,293

Customer list, net of accumulated amortization of $66,000	12,375
Deferred finance costs	312,723

Total assets	$ 889,729

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$ 1,248,086
Notes payable – officer	315,000
Notes payable – stockholder	175,000
Deferred revenue	619,776
Total current liabilities	2,357,862

Convertible debentures	2,432,000

Total liabilities	4,789,862

Stockholders’ deficit:
Preferred stock, $.001 par value, 1,000,000 shares authorized, no shares issued and outstanding	---
Common stock, $.001 par value, 100,000,000 shares authorized, 33,655,092 shares issued and outstanding	33,655
Additional paid-in capital	4,674,530
Accumulated deficit	(8,608,318)
Total stockholders’ deficit	(3,900,133)

Total liabilities and stockholders’ deficit	$ 889,729

See accompanying notes to unaudited interim financial statements

F-17

ei3 CORPORATION

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Sales	$ 440,725	$ 392,868	$ 1,147,786	$1,077,189

Cost of sales	307,073	320,224	844,867	823,927

Gross profit	133,652	72,644	302,919	253,262

Operating expenses:
Selling and marketing	80,014	72,561	295,246	254,945
Research and development	77,702	69,628	218,161	199,379
General and administrative	536,745	308,603	1,293,063	637,676
Total operating expenses	694,461	450,792	1,806,470	1,092,000

Loss from operations	(560,809)	(378,148)	(1,503,551)	(838,738)

Other income (expense):
Interest expense	(81,386)	(42,609)	(213,032)	(121,818)
Interest income	2	1,201	5	3,602
Other income (expense)	31,001	---	30,451	(500)
Total other income (expense)	(50,383)	(41,408)	(182,576)	(118,716)

Net loss	$(611,192)	$(419,556)	$(1,686,127)	$(957,454)

Net loss per share – basic and diluted	$ (0.02)	$ (0.01)	$ (0.05)	$ (0.03)

Weighted average shares outstanding – basic and diluted	33,655,092	29,760,276	33,655,092	28,902,092

See accompanying notes to unaudited interim financial statements

F-18

ei3 CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common stock		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	capital	deficit	deficit
Balance, December 31, 2003	28,473,000	$ 28,473	$ 3,605,748	$(5,485,621)	$(1,851,400)
Conversion of notes payable	5,182,092	5,182	1,068,782	---	1,073,964
Stock split (12:1)	30,850,501	5,609	(5,609)	---	---
Net loss	---	---	---	(1,436,570)	(1,436,570)
Balance, December 31, 2004	33,655,092	33,655	4,674,530	(6,922,191)	(2,214,006)
Net loss	---	---	---	(1,686,127)	(1,686,127)
Balance, September 30, 2005	33,655,092	$ 33,655	$ 4,674,530	$(8,608,318)	$(3,900,133)

See accompanying notes to unaudited interim financial statements

F-19

ei3 CORPORATION

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended Sept 30,
	2005	2004
Cash flows from operating activities:
Net loss	$ (1,686,127)	$ (957,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	119,767	117,595
Forgiveness of loans receivable – officers	95,755	---
Amortization of deferred finance costs	75,560	---
Amortization of compensation debenture	43,750	---
Changes in assets and liabilities:
Accounts receivable	(6,483)	155,828
Interest receivable	---	(3,600)
Other receivables	(31,001)	---
Other current assets	26,901	(27,725)
Other assets	2,300	---
Deferred revenue	(349,741)	(384,296)
Accounts payable and accrued expenses	566,472	350,685
Net cash used in operating activities	(1,142,847)	(748,967)

Cash flows from investing activities:
Acquisition of property and equipment	(17,493)	(101,730)
Net cash used in investing activities	(17,493)	(101,730)

Cash flows from financing activities:
Proceeds from notes payable – officer	---	315,000
Proceeds from notes payable – stockholder	---	325,000
Proceeds from convertible debentures	1,133,300	---
Payment of loan payable	---	(26,774)
Payment of capital lease	---	(7,697)
Net cash provided by financing activities	1,133,300	605,529

Net increase (decrease) in cash	(27,040)	(245,168)

Cash and cash equivalents, beginning of period	129,301	271,532

Cash and cash equivalents, end of period	$ 102,261	$ 26,364

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$ 17,414	$ 11,062
During 2004, a $250,000 note payable to a stockholder and $45,000 in related accrued interest were converted to common stock at a price of $0.23 per share.

See accompanying notes to unaudited interim financial statements

F-20

 ei3 CORPORATION

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004

1.	BASIS OF FINANCIAL STATEMENT PRESENTATION

The financial statements and related notes thereto as of September 30, 2005 and for the three and nine month periods ended September 30, 2005 and 2004 are unaudited, but in the opinion of management include all adjustments necessary for a fair statement of the results for the periods presented. The interim results are not necessarily indicative of the results for any future periods.

2.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced significant losses and negative cash flows from operations for the years ended December 31, 2003 and 2004 and for the three and nine months ended September 30, 2005, which have resulted in a deficiency in working capital and a capital deficit as of September 30, 2005.

There can be no assurance that the Company will be able to continue as a going concern in view of its weakened financial condition. The Company’s continued existence is dependent upon a capital infusion either through continued private placement funding, or through a significant increase in its sales volume. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly contract or cease operations. The Company is dependent upon a capital infusion to further develop its long-term business plan.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	SIGNIFICANT CUSTOMERS

The Company had two significant customers that made up 17% and 13% of revenues for the nine months ended September 30, 2005. For the nine months ended September 30, 2004, these same two customers accounted for 10% and 2% of revenues, respectively. In addition, amortization of a perpetual license agreement accounted for 33% and 35% of revenues for the nine months ended September 30, 2005 and 2004, respectively.

4.	CONVERTIBLE DEBENTURES

In November 2004, and as subsequently amended, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP, Montgomery Equity Partners, Ltd. and Highgate House Funds, Ltd. (“Highgate”), under which the Company could issue and sell up to $2,000,000 of secured debentures, convertible into shares of the Company’s common stock.

As of September 30, 2005, the Company had issued $2,257,000 in convertible debentures with interest at annual rates of 5%. In connection with the issuance of the convertible debentures, the Company was required to pay commitment fees, which were recorded as deferred finance costs and are being amortized as interest expense over the term of the convertible debentures. As of September 30, 2005, the balance of the deferred finance costs was $188,765.

F-21

In addition, as part of a Standby Equity Distribution Agreement entered into with Cornell Capital Partners, LP, the Company issued a Compensation Debenture for $175,000 in November 2004, payable in November 2007. This debenture was recorded as additional deferred finance costs and is being amortized over the three-year term of the debenture. As of September 30, 2005, the unamortized balance is $123,958.

The convertible debentures are secured by substantially all of the assets of the Company.

5.	MERGER AGREEMENT WITH RENOVO HOLDINGS

On September 26, 2005, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renovo Holdings (“Renovo”), a publicly-traded shell company, and its sole officer, director and principal stockholder. Pursuant to the terms of the Merger Agreement, Renovo will reincorporate in Delaware and then merge (the “Merger”) with the Company, with Renovo as the surviving corporation of the Merger. Renovo will change its name to ei3 Corporation and will cease to be a shell company. As a result of the Merger, the Company’s stockholders will receive shares of Renovo’s common stock representing approximately 93% of Renovo’s outstanding shares of common stock after the Merger.

Renovo has filed further details regarding the Merger Agreement with the Securities and Exchange Commission on Form 8-K.

6.	SUBSEQUENT EVENT

On December 27, 2005, the Company entered into a Securities Purchase Agreement with Highgate, pursuant to which Highgate purchased an aggregate of $3,859,000 principal amount of convertible debentures which bear interest at 8% per annum and are due, along with all accrued interest, on December 26, 2008. These convertible debentures are convertible into shares of the Company’s common stock at the holder’s option at a price per share equal to the lesser of (i) $0.384 per share and (ii) 80% of the lowest closing bid price of the Company’s common stock as quoted by Bloomberg L.P., for the 5 trading days immediately preceding the conversion date. The Company has the right to redeem, at a price 120% of the face amount redeemed plus accrued interest, a portion or all of the principal and interest outstanding under the debentures (i) if the closing bid price of the Company’s stock as quoted by Bloomberg L.P. is lower than $0.384 per share for the 5 trading days immediately prior to the redemption date or (ii) any time on or prior to May 26, 2006. In addition, the Company issued to Highgate warrants to purchase 162,500 shares of common stock exercisable at a price of $0.004 per share for a period of 5 years. The Company also paid structuring fees of $142,700 and certain other closing fees. The agreement also calls for the Company to issue 325,000 additional warrants with an exercise price of $0.004 for a period of 5 years if the Company (i) does not achieve $2,000,000 in net revenue for the fiscal year ending December 31, 2006, or (ii) does not achieve negative $1,300,000 in EBITDA for the fiscal year ending December 31, 2006, or (iii) does not deliver audited financial statements for the fiscal year ending December 31, 2006 to Highgate by April 17, 2007. A portion of the proceeds of the convertible debentures were used to repay the aggregate $2,432,000 face amount of the previously outstanding convertible debentures described in Note 4, plus all accrued interest. The Company’s obligations under this agreement are secured by all of its assets and by 50,000,000 shares of common stock deposited into escrow.

F-22

APPENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“AGREEMENT”) made this 26th day of September, 2005, by and between RENOVO HOLDINGS, a Nevada corporation (“Renovo”), EI3 CORPORATION, a Delaware corporation (“EI3”), and Stephen Carnes (the “Principal Stockholder”).

WHEREAS, the Board of Directors of each of Renovo and EI3 has determined that it is in the best interests of their respective stockholders for Renovo to acquire EI3 upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance of the foregoing, EI3 and Renovo are desirous of effecting a merger, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I

The Merger

1.1        Merger. Subject to the terms and conditions of this Agreement, EI3 shall be merged with and into Renovo in a transaction intended to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II

Terms of the Merger

2.1        Terms of Merger; Effective Time. The terms of the merger (the “Merger”) are as follows:

(a)        EI3 shall be merged with and into Renovo in accordance with the statutory provisions of the Delaware General Corporation Law ("DGCL")

(b)        Renovo shall be the surviving corporation (the “Surviving Corporation”), and the corporate identity, existence, purposes, powers, franchises, rights, and immunities of Renovo shall continue unaffected and unimpaired by the Merger. The corporate identity, existence, purposes, powers, franchises, rights, and immunities of EI3 shall be merged into the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith.

(c)        Immediately after the Closing (as hereinafter defined), the Merger shall be effected by filing with the Secretary of State of Delaware the Certificate of Merger annexed hereto as Exhibit A (the “Certificate of Merger”). The time at which the Certificate of Merger is filed with the Secretary of State of Delaware shall be the “Effective Time” of the Merger. EI3 shall cause the Certificate of Merger to be so filed and recorded within one (1) business day after the Closing Date.

(d)        Except insofar as specifically otherwise provided by law, EI3 shall cease to exist at the Effective Time, whereupon the separate existence of EI3 and Renovo shall become a single corporation.

(e)        The Certificate of Incorporation and By-laws of Renovo shall be the certificate of incorporation and by-laws of the Surviving Corporation; provided, however, that the Surviving Corporation shall change its name to “EI3 Corporation.”

(f)         At the Effective Time, without any action by the holder thereof, each issued and outstanding share of EI3’s common stock, par value $0.001 per share (collectively, “EI3 Common Stock”), shall be deemed cancelled and converted into the right to receive four (4) shares of common stock, $0.001 par value, of Renovo (the “Renovo Common Stock”) in accordance with Schedule 2.1(f) (collectively, the “Merger Consideration”). The aggregate Merger Consideration issued to the EI3 Stockholders (as hereinafter defined) pursuant to this Section 2.1(f), shall equal, as of the Closing Date (as hereinafter defined), the sum of ninety-three (93%) of the outstanding Renovo Common Stock on a fully diluted basis (excluding (i) the Renovo Common Stock issuable upon exercise of the Substitute Convertible Securities (as defined below) and (ii) the Renovo Common Stock issuable upon conversion of the convertible notes in the aggregate principal amount of $230,000 payable to Cornell Capital Partners LP (the “Cornell Notes”)).

(g)        At the Effective Time, Renovo shall issue certificates evidencing such number of shares of Renovo Common Stock issuable to holders of EI3 Common Stock in the Merger pursuant to Section 2.1(f).

(h)        Each option, warrant, convertible note, debenture or other convertible security of EI3 (collectively, the "EI3 Convertible Securities ") that is outstanding immediately prior to the Effective Time, without regard to whether such convertible security is then exercisable or convertible, shall, by virtue of the Merger and without any further action on the part of the holder thereof, be assumed by the Surviving Corporation and converted into four convertible securities of the Surviving Corporation (each a "Substitute Convertible Security"). Each Substitute Conservative Security will enable the holder thereof to purchase or otherwise acquire that number of shares of Renovo Common Stock equal to the number of shares of EI3 Common Stock subject to such EI3 Convertible Security immediately prior to the Effective Time, in accordance with Schedule 2.1(h), at an exercise or conversion price per share of Renovo Common Stock equal to the exercise or conversion price per share of such EI3 Convertible Security immediately prior to the Effective Time. The terms and conditions of each Substitute Convertible Security, including any acceleration of vesting and/or exercisability or conversion thereof, shall otherwise be the same as the related EI3 Convertible Security.

(i)         If any certificate representing EI3 Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Surviving Corp. will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement.

(j)         Notwithstanding anything in this Agreement to the contrary, shares of EI3 Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by EI3 Stockholders who have exercised the right to dissent from the Merger provided under the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to payment under the DGCL, shall not be converted into or be exchangeable for the right to receive Merger Consideration, unless and until such holder shall have failed to exercise or shall have effectively withdrawn or lost such holder’s right to dissent from the Merger provided under the DGCL. If such holder shall have so failed to exercise or shall have effectively withdrawn or lost such right, such holder’s shares of EI3 Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration provided for in this Agreement, without any interest thereon.

2.2	Corporate Action by Renovo.

(a)        Prior to the Closing Date, Renovo shall effectuate a one for 47.84168 reverse stock split (“Stock Split”).

(b)       Prior to the Closing Date, Renovo shall reincorporate in Delaware through a merger of Renovo with and into a newly created wholly-owned subsidiary of Renovo incorporated in Delaware (the “Reincorporation”).

2.3        Exemption from Registration. The parties hereto intend that all Renovo Common Stock to be issued to the stockholders of EI3 (collectively, the “EI3 Stockholders”) shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Rule 506 of the Act and the rules and regulations promulgated thereunder.

ARTICLE III

Representations and Warranties of EI3

EI3 hereby represents and warrants to Renovo that:

3.1        Organization. EI3 is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where the failure to so qualify would have an EI3 Material Adverse Effect (as hereinafter defined).

3.2        Capital. The authorized capital stock of EI3 consists of 100,000,000 authorized shares of $0.001 par value common stock and 1,000,000 authorized shares of $0.001 par value preferred stock. There are currently 33,655,092 shares of EI3 Common Stock outstanding and no shares of preferred stock outstanding. Schedule 3.2 is a complete and accurate list of all EI3 Convertible Securities. All of the outstanding EI3 Common Stock is duly and validly issued, fully paid and nonassessable. Except as described in this Section 3.2, there are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating EI3 to issue or to transfer from treasury any additional shares of its capital stock of any class.

3.3        Subsidiaries. EI3 does not have any subsidiaries or own any interest in any other enterprise.

3.4        Financial Statements. Schedule 3.4 hereto consists of the audited financial statements of EI3 for the year ended December 31, 2004 (the “EI3 Financial Statements”). The EI3 Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently followed by EI3 throughout the period indicated, and fairly present the financial position of EI3 as of the date of the balance sheet included in the EI3 Financial Statements and the results of operations for the period indicated.

3.5        Absence of Changes. Since December 31, 2004, there has not been any material adverse effect on the business, operations, financial condition, assets, liabilities or results of operations of EI3, taken as a whole (“EI3 Material Adverse Effect”); provided, however, that for purposes of this Agreement, the continuing operating losses of EI3 shall not be deemed an EI3 Material Adverse Effect.

3.6        Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.6, as of December 31, 2004, EI3 did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due (collectively, “Liabilities”), that was not (i) reflected or reserved against in the EI3 Financial Statements or (ii) incurred in the ordinary course of business.

3.7        Tax Returns. EI3 has filed all federal, state and local Tax Returns required by law and has paid all Taxes, assessments and penalties due and payable or has filed appropriate extensions therefor. The provisions for Taxes, if any, reflected in Schedule 3.7 are adequate for the periods indicated. There are no present disputes as to Taxes of any nature payable by EI3.

3.8        Proprietary Rights. EI3 owns, or has a valid license to, all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information necessary to conduct its business as it is currently conducted.

3.9        Compliance with Laws. EI3 has complied in all material respects with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws applicable to it or to the conduct or operation of its business or the ownership of its assets.

3.10      Litigation. EI3 is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of EI3, threatened against or affecting EI3 or its business, assets or financial condition. EI3 is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

Except as set forth on Schedule 3.10, EI3 is not engaged in any material litigation to recover monies due to it. All references herein to “the best knowledge of EI3” or similar phrases shall mean the actual knowledge of the Chief Executive Officer of EI3.

3.11      Authority. The Board of Directors of EI3 has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and EI3 has full power and authority to execute, deliver and, upon receipt of the approval of the EI3 Stockholders for the transactions contemplated by this Agreement in accordance with the requirement of the DGCL (the “EI3 Stockholder Approval”), perform this Agreement, and this Agreement is a legal, valid and binding obligation of EI3 and is enforceable in accordance with its terms and conditions.

3.12      Ability to Carry Out Obligations. Except as set forth on Schedule 3.12, the execution and delivery of this Agreement by EI3 and the performance by EI3 of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any material license, indenture, mortgage, instrument, article of incorporation, bylaw, or other material agreement or instrument to which EI3 is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any material indebtedness or other material obligation of EI3, or (c) an event that would result in the creation or imposition of any liens, adverse claims, security interests, mortgages, charges or encumbrances of any nature whatsoever (collectively, “Liens”) on any asset of EI3, except to the extent such breach or violation would not have an EI3 Material Adverse Effect.

3.13      Assets. EI3’s material assets are as set forth in Schedule 3.13 and are not subject to any Liens, except (i) encumbrances arising in connection with equipment or maintenance financing or leasing arrangements, (ii) encumbrances that do not materially detract from the value of any of the assets of EI3 or materially interfere with the use thereof as currently used or (iii) as otherwise indicated in Schedule 3.13.

3.14      Material Contracts. Except as set forth on Schedule 3.14, EI3 does not have any contracts that relate to or affect its assets, properties, or its business or operations, the performance of which involves annual consideration in excess of $250,000.

3.15	Environmental Compliance.

(a)        None of EI3’s properties or assets, nor to the best of EI3’s knowledge, EI3’s leased premises, contains (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; or (y) any contaminants; and to EI3’s knowledge, such premises is, and always has been, in compliance with applicable Environmental Laws (as defined below).

(b)        EI3 has obtained all Governmental Authorizations (as defined below) that are required under all Environmental Laws, and EI3 has no liability, contingent or otherwise, under or arising from any violation by EI3 or any third party, of any Environmental Law.

(c)        For purposes of this Agreement, follow terms shall have the meanings set forth below:

(i)          “Environmental Laws” shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any Governmental Body (as hereinafter defined) interpretation, policy or guidance, including, without limitation, applicable safety/environmental/health laws, such as, but not limited to, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any Governmental Authorization or order applicable to or affecting any property (real or personal) used by or relating to such party or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of contaminants or otherwise regulates the protection of health and the environment, including, but not limited to, any of the following activities, whether on site or off site if such could materially affect the site: (x) the emission, discharge, release, spilling or dumping of any contaminant into the air, surface water, ground water, soil or substrata; or (y) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

(ii)         “Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or any federal, state, local, municipal, foreign, international, multinational, self regulatory organization or court or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, by-law, or the like.

(iii)        “Governmental Body” means any (a)  nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; (e) self-regulatory organization; or (f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

3.16      Insurance. EI3 maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of EI3 (taking into account the cost and availability of such insurance).

3.17      Brokers or Finders. Neither EI3, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker’s, finder’s or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

ARTICLE IV

Representations and Warranties of Renovo

Renovo and the Principal Stockholder, jointly and severally, represent and warrant to EI3 that:

4.1        Organization. Renovo is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Renovo has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where the failure to so qualify would have a material adverse effect on the business, operations, financial condition, assets, Liabilities or results of operations, taken as a whole, of Renovo or any of its Subsidiaries (as defined below) (“Renovo Material Adverse Effect”). True and complete copies of the Articles of Incorporation of each of Renovo and its Subsidiaries and all amendments thereof, and of the By-Laws of each of Renovo and its Subsidiaries, as amended to date, have heretofore been furnished to EI3 and have been filed in the Renovo SEC Reports (as hereinafter defined). Each of Renovo’s and its Subsidiaries’ respective minute books which have furnished to EI3 contain records of the meetings and other corporate actions of Renovo’s and its Subsidiaries’ respective stockholders and Board of Directors (including committees of its Board of Directors) that are accurate and complete in all material respects.

4.2        Capital. The authorized capital stock of Renovo consists of 500,000,000 shares of Renovo Common Stock and 5,000,000 shares of preferred stock, of which 485,479,216 shares of Renovo Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding as of September 9, 2005. On the Closing Date, the authorized capital stock of Renovo will consist of 1,000,000,000 shares of Renovo Common Stock and 1,000,000 shares of preferred stock, of which (prior to the issuance of the Merger Consideration contemplated by this Agreement) not more than 10,147,620 shares of common stock will be issued and outstanding and no shares of preferred stock will be outstanding. All of Renovo’s outstanding securities are duly and validly issued, fully paid and nonassessable. Except as contemplated by this Agreement and except as set forth on Schedule 4.2, there are no options, warrants, convertible debt instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Renovo or obligating Renovo to issue or sell any shares of capital stock of or other equity interests in Renovo. There is no personal liability, and there are no preemptive rights with regard to the capital stock of Renovo. Except as set forth on Schedule 4.2 and except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of Renovo to (A) repurchase, redeem or otherwise acquire any shares of the Common Stock (or any interest therein) or (B) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (C) issue or distribute to any Person (as defined below) any capital stock of Renovo, or (D) issue or distribute to holders of any of the capital stock of Renovo any evidences of indebtedness or assets of Renovo. All of the outstanding securities of Renovo have been issued and sold by Renovo in full compliance with applicable federal and state securities laws. For purposes of this Agreement, “Person” shall mean any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint stock company, unincorporated organization, cooperative, trust, estate, government entity or authority (including any branch, subdivision or agency thereof), administrative or regulatory authority, or any other entity of any kind or nature whatsoever.

4.3        Subsidiaries. Schedule 4.3 sets forth a true and complete list of all direct or indirect subsidiaries of Renovo (each, a “Subsidiary” and collectively, the “Subsidiaries”), together with the jurisdiction of incorporation of each such subsidiary (as well as all applicable foreign jurisdictions necessary to their respective business operations), the percentage of each such subsidiary's outstanding capital stock owned by Renovo or another of Renovo's Subsidiaries and, to the extent that any Subsidiaries are not wholly-owned by Renovo or any of its Subsidiaries, the identity of all owners thereof and the percentage of each such subsidiaries capital stock held by each such owner. Each Subsidiary is a duly organized corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as well as all applicable foreign jurisdictions necessary to its business operations) and has the requisite corporate power and authority and governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. Except as otherwise provided in Schedule 4.3, all of the capital stock of each of the Subsidiaries is owned by Renovo free and clear of any and all Liens. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any Subsidiary or obligating any Subsidiary to issue or sell any shares of capital stock of or other equity interests in such Subsidiary.

4.4        SEC Filings; Financial Statements.

(a)        Except as set forth on Schedule 4.4, Renovo has timely filed all forms, reports and documents required to be filed by Renovo with the SEC (collectively, the “Renovo SEC Reports”). The Renovo SEC Reports, (a) at the time filed, complied in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Renovo SEC Reports or necessary in order to make the statements in such Renovo SEC Reports, in the light of the circumstances under which they were made, not misleading. To the best knowledge of the Principal Stockholder, there is no information not contained in the Renovo SEC Reports which a reasonable investor would consider material in making an investment decision in a similar situation.

(b)        Each of the financial statements (including, in each case, any related notes) contained in the Renovo SEC Reports during the last two fiscal years, including, without limitation, the audited financial statements of Renovo for the year ended December 31, 2004 (the “Renovo Financial Statements”), complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto and applicable provisions of the Sarbanes-Oxley Act of 2002, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), were accurate and complete in all material respects and fairly presented the consolidated financial position of Renovo as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c)       Renovo and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)       There is and has been no failure on the part of Renovo and any of its directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

(e)       Renovo has made available to EI3 any written reports that Renovo has received from its public accounting firm since January 1, 2002, regarding critical accounting policies and practices, or alternative treatments of financial information within GAAP that have been discussed with management of Renovo, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such public accounting firm.

4.5        Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.5, as of December 31, 2004, Renovo did not have any Liabilities that were not reflected or reserved against in the Renovo Financial Statements.

4.6        Absence of Changes. Since December 31, 2004, there has not been a Renovo Material Adverse Effect.

4.7       Tax Matters.

(a)        Renovo and each of its Subsidiaries has timely filed all Tax Returns (as defined below) required to be filed. All such Tax Returns were correct and complete and have been prepared in compliance in all material respects with all applicable laws and regulations. All Taxes (as defined below) owed by Renovo and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither Renovo nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where either Renovo or any of its Subsidiaries do not file Tax Returns that they may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of either Renovo or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)        Renovo and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person for whom taxes are required to be withheld and paid for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired and all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(c)        No foreign, federal, state or local Tax audits or administrative Tax proceedings are pending or being conducted with respect to Renovo or any of its Subsidiaries. Neither Renovo nor any of its Subsidiaries nor any director or officer (or employee responsible for Tax matters) of Renovo or any of its Subsidiaries has received from any foreign, federal, state or local Taxing Authority (including jurisdictions where Renovo and its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority (as defined below) against Renovo or any of its Subsidiaries.

(d)        Schedule 4.7 (i) lists all federal, state, local and foreign Tax Returns filed with respect to Renovo or any of its Subsidiaries for taxable periods ending on or after December 31, 2000; (ii) indicates those Tax Returns that have been audited; and (iii) indicates those Tax Returns that currently are the subject of an audit. Correct and complete copies of all material federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, Renovo or any of its Subsidiaries filed or issued since December 31, 2000 have been provided to EI3.

(e)        Neither Renovo nor any of its Subsidiaries have (i) waived any statute of limitations in respect of any Tax which has continuing effect or (ii) agreed to any extension of time with respect to a Tax assessment or deficiency which has not expired.

(f)         The unpaid Taxes of Renovo and its Subsidiaries did not, as of December 31, 2004, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Renovo Financial Statements and (ii) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of Renovo and its Subsidiaries in filing their Tax Returns. Since December 31, 2003, neither Renovo nor any of its Subsidiaries have incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(g)        Renovo and each of its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(h)        Neither Renovo nor any of its Subsidiaries (i) is or has been a party to any Tax allocation or sharing agreement or (ii) has been a member of an Affiliated Group (as defined in Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is Renovo) or has a liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(i)         Neither Renovo nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j)         There is no contract, agreement, plan or arrangement covering any Persons that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in Section 162(m) of the Code.

(k)        Neither Renovo nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(a)(1) of the Code) nor the “controlled corporation” (within the meaning of Section 355(a)(1) of the Code) within the two-year period ending as of the date of this Agreement.

(l)         Renovo and each of its Subsidiaries have disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated.  Renovo and each of its Subsidiaries have retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).

(m)       Except as provided for on Schedule 4.7, neither Renovo nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in accounting method for a taxable period ending on or prior to the Closing Date under Section 481(a) of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) intercompany transactions or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code or any corresponding provision of state, local or foreign income Tax law.

(n)        For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)        “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or similar governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

(ii)        “Taxing Authority” shall mean any Governmental Body exercising tax regulatory authority.

(iii)       “Tax Return” shall mean all returns and reports, amended returns, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents required to be filed or submitted to any Governmental Body with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Tax.

4.8        Proprietary Rights. Neither Renovo nor any of its Subsidiaries has any patents, trademarks, service marks, trade names, copyrights or any other intangibles or intellectual property.

4.9  Compliance with Laws. Neither Renovo nor any of its Subsidiaries is engaging in any activity or omitting to take any action as a result of which it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to Renovo or any of its Subsidiaries, Renovo’s business or any of its assets, including, but not limited to, those relating to: occupational safety and health matters; issues of environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of Persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use laws and regulations. Neither Renovo nor any of its Subsidiaries nor any of their respective stockholders, officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the assets or the business of Renovo, any illegal political contributions or payments from corporate funds, that were falsely recorded on the books and records of Renovo or any of its Subsidiaries, payments from corporate funds to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions, illegal payments from corporate funds to obtain or retain business or payments from corporate funds to third parties in their individual capacities for the purpose of affecting their action or the action of the Persons or the entities that they represent to obtain special concessions. Neither Renovo nor any of its Subsidiaries has received any notice of violation by the staff of the United States Securities and Exchange Commission (“SEC”) or any notice that the SEC will or intends to initiate an enforcement proceedings against Renovo or any of its Subsidiaries in connection with the ownership or operation of Renovo’s business. Renovo has heretofore supplied EI3 with any and all correspondence of Renovo and/or its Subsidiaries to and from the SEC.

4.10      Litigation. There are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or threatened, against or relating to the Principal Stockholder, Renovo, its Subsidiaries, the transactions contemplated hereby or any of Renovo’s or any of its Subsidiaries respective business or assets. To the best of the Principal Stockholder’s knowledge, there is no basis for the commencement of any such claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations. Neither Renovo nor any of its Subsidiaries is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither Renovo nor any of its Subsidiaries is engaged in any material litigation to recover monies due to it.

4.11      Authority. The Board of Directors of Renovo and the Principal Stockholder of Renovo have authorized the execution of this Agreement and the transactions contemplated herein, and Renovo has full power and authority to execute, deliver, and, upon receipt of the approval of the Renovo Stockholders for the transactions contemplated by this Agreement in accordance with the requirement of the Nevada General Corporate Law (the “Renovo Stockholder Approval”) to perform this Agreement, and this Agreement is the legal, valid and binding obligation of Renovo, and is enforceable in accordance with its terms and conditions. The Principal Stockholder is an individual having all necessary capacity, power and authority to execute and deliver this Agreement and such other agreements to be executed and delivered by him pursuant hereto and to consummate the transactions contemplated hereby and thereby.

4.12      Ability to Carry Out Obligations. The execution and delivery of this Agreement by Renovo and the Principal Stockholder (collectively, the “Renovo Parties”) and the performance by the Renovo Parties of their respective obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any material license, indenture, mortgage, instrument, article of incorporation, bylaw or other material agreement or instrument to which Renovo or any of its Subsidiaries is a party, or by which Renovo or any of its Subsidiaries may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any material indebtedness or other material obligation of Renovo or any of its Subsidiaries, or (c) an event that would result in the creation or imposition of any Lien on any asset of Renovo or any of its Subsidiaries, other than any breach or violation that would not have a Renovo Material Adverse Effect.

4.13      No Assets or Liabilities. On the Closing Date, neither Renovo nor any of its Subsidiaries shall have any assets or Liabilities (or than their respective rights and obligations under this Agreement and under the Cornell Notes).

4.14      Material Contracts. Neither Renovo nor any of its Subsidiaries has any material contracts or agreements (whether written or oral), except as described in this Agreement.

4.15      Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no present or former officer, director or principal stockholder of Renovo or any of its Subsidiaries has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

4.16      Personnel and Employee Benefits.

(a)  Except as set forth in Schedule 4.16, neither Renovo nor any of its Subsidiary maintains or is obligated to contribute to an “employee pension benefit plan”, as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or “welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

(b)  Each employee pension benefit plan set forth on Schedule 4.16 complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all material requirements prescribed by any and all material statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

(c)  Each welfare benefit plan set forth on Schedule 4.16 complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all material requirements prescribed by any and all material statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Neither Renovo nor any of its Subsidiaries sponsors, maintains, or contributes to any welfare benefit plan that provides health or death benefits to former employees of Renovo or any of its Subsidiaries other than as required by Section 4980B of the Code or other applicable laws.

(d)  With respect to employee benefit plan of Renovo or any of its Subsidiaries, Renovo and/or its Subsidiaries, as the case may be, will have made, on or before the Closing Date, all payments required to be made by it on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies.

(e)        Except as set forth in Schedule 4.16, neither Renovo nor any of its Subsidiaries is a party to or subject to any collective bargaining agreement or written or oral employment agreement with any employee. Except as set forth in Schedule 4.16, with respect to the employees, Renovo and each of its Subsidiaries have complied in all material respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that Renovo or any of its Subsidiaries has failed to comply with any such laws, rules, or regulations. No proceedings are pending or overtly threatened between Renovo or any of its Subsidiaries, on the one hand, and any employee (singly or collectively), on the other hand. No labor union or other collective bargaining unit represents or claims to represent any of the employees. Except as set forth in Schedule 4.16, there is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of Renovo or any of its Subsidiaries or to request a National Labor Relations Board certification election with respect to any employees.

             4.17      Environmental Compliance.

(a)        None of Renovo’s or any of its Subsidiaries’ respective properties or assets, nor to the Principal Stockholder’s knowledge, Renovo’s leased premises, contains (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; and to the Principal Stockholder’s knowledge, such premises is, and always has been, in compliance with applicable Environmental Laws.

(b)        Renovo and each of its Subsidiaries have obtained all Governmental Authorizations that are required under all Environmental Laws, and, to the best knowledge of the Principal Stockholder, Renovo has no liability, contingent or otherwise, under or arising from any violation by Renovo, any of its Subsidiaries or any third party, of any Environmental Law.

4.18      Insurance. Renovo and each of its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Renovo (taking into account the cost and availability of such insurance). Schedule 4.18 sets forth a complete listing of all insurance maintained by Renovo and any of its Subsidiaries (indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles and all endorsements).

4.19      Stock Issuable in Merger. The Merger Consideration, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any and all Liens, except that the Merger Consideration shall not be registered under the Act or any state securities law and will be “restricted securities”, as such term is defined in the rules and regulations of the SEC promulgated under the Act, and will be subject to restrictions on transfers pursuant to such rules and regulations. Renovo has reserved an adequate number of shares of Renovo Common Stock to enable it to issue the Merger Consideration.

4.20      Brokers or Finders. Neither Renovo nor any of its Subsidiaries, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker’s, finder’s or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

ARTICLE V

Covenants Prior to the Closing Date

5.1	Investigative Rights; Confidentiality.

(a)        Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.

(b)        As used in this Agreement, the term "Confidential Information" shall mean any and all confidential information of each party (the “Disclosing Party”) to which the other parties and/or its or their representative(s) (the “Receiving Party”) obtains access and any and all information relating to the business of the disclosing so designated, other than such information which can be shown by the disclosing party to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of this Section 5.1(b), including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; equipment; technology; research; test procedures and results; customers and prospects; personnel matters; business plans and projections; customer or visitor data; marketing; and selling and servicing. From and after the date hereof, the Receiving Party shall not, and shall ensure that its representatives do not, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information of the Disclosing Party in any manner whatsoever, except as required by applicable law.

5.2        Conduct of Business by Renovo. Except as otherwise contemplated in this Agreement, prior to the Closing Date, Renovo and its Subsidiaries shall conduct their respective business in the ordinary course of business. In addition to and without limiting the foregoing, except as contemplated by this Agreement, neither Renovo nor any of its Subsidiaries shall, except as contemplated by this Agreement, (i) sell, pledge or assign any assets without the prior written approval of EI3 (with the exception of two vehicles currently owned by Renovo), (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur additional or newly-funded Liabilities, (v) acquire or dispose of fixed assets, (vi) change any employment terms, enter into any material or long-term contract or guarantee obligations of any third party, (vii) settle or discharge any balance sheet receivable for less than its stated amount, (viii) pay more on any liability than its stated amount, (ix) authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock or (x) adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP. Except as contemplated by this Agreement, prior to the Closing Date, neither Renovo, any of its Subsidiaries nor the Principal Stockholder shall, nor shall Renovo or the Principal Stockholder authorize or permit any of Renovo’s officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative of Renovo to buy or sell, agree to buy or sell or enter into any arrangements or negotiations or authorize any third party to enter into negotiations or solicit offers of any type relating to (i) the acquisition of another entity or material assets, a line of business or division (including any merger, consolidation or stock purchase or asset purchase involving Renovo) or (ii) the sale of any of Renovo’s capital stock or assets (including any merger or consolidation).

5.3        Divestiture of Assets and Current Operations of Renovo. On or before the Closing Date, Renovo shall divest all of its assets and operations by the sale of such assets and operations and the Principal Stockholder shall assume all of the Liabilities of Renovo (the “Divestiture”), in accordance with the terms of the Assumption Agreement annexed hereto as Exhibit B (the “Assumption Agreement”). In consideration for the foregoing, (i) Renovo shall pay to the Principal Stockholder the sum of $200,000 upon the closing thereof and (ii) the Principal Stockholder shall assume all of Renovo’s Liabilities, such that as of the Closing Date Renovo shall have no assets and no Liabilities.

5.4        Consummation of Transaction. Each of the parties hereto hereby agrees to use its commercially reasonable efforts to cause all conditions precedent to its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

ARTICLE VI

Conditions Precedent to the Renovo Parties’ Performance

6.1        Conditions. The Renovo Parties’ obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. Renovo may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Renovo Parties of any other condition of or any of the Renovo Parties’ other rights or remedies, at law or in equity, if EI3 shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2        Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by EI3 in this Agreement or in any written statement that shall be delivered to Renovo by EI3 under this Agreement shall be true and accurate in all material respects on and as of the Closing Date as though made at that time.

6.3        Performance. EI3 shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4        Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against EI3 on or before the Closing Date.

6.5        Officer’s Certificate. EI3 shall have delivered to Renovo a certificate dated the Closing Date signed by the Chief Executive Officer of EI3 certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct in all material respects as of the Closing Date.

6.6        Loan. EI3 shall have loaned to Renovo the principal sum of $200,000 solely for purposes of making the payment described in Section 5.3 hereof in connection with the assumption of Liabilities in accordance with the terms of the Assumption Agreement.

6.7        Audited Financial Statements of EI3. EI3 shall have delivered to Renovo the audited financial statements required for preparation of the proxy statement (“Proxy Statement”) with the Securities and Exchange Commission (“SEC”) to be filed by Renovo with respect to the transactions contemplated by this Agreement.

ARTICLE VII

Conditions Precedent to EI3’s Performance

7.1        Conditions. EI3’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VII. EI3 may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by EI3 of any other condition of or any of EI3’s rights or remedies, at law or in equity, if any of the Renovo Parties shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2        Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Renovo Parties in this Agreement or in any written statement that shall be delivered to EI3 by any of the Renovo Parties under this Agreement shall be true and accurate in all material respects on and as of the Closing Date as though made at that time.

7.3        Performance. Renovo shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it in all material respects on or before the Closing Date.

7.4        Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any of the Renovo Parties on or before the Closing Date.

7.5        Officer’s Certificate. Renovo shall have delivered to EI3 a certificate dated the Closing Date signed by the President of Renovo certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article IV are true and correct in all material respects as of the Closing Date.

7.6        Directors of Renovo. As of the Closing Date, the individuals set forth on Schedule 7.6 shall have been elected as the members of Renovo’s Board of Directors.

7.7        Resignation of Officers and Directors of Renovo. Renovo shall have received, and delivered to EI3, resignations of each of the officers and directors of Renovo set forth on Schedule 7.7.

7.8        Corporate Action. Prior to the Closing Date, Renovo shall have consummated the Stock Split such that on the Closing Date Renovo shall have not more than 10,147,620 shares of capital stock outstanding on a fully diluted basis before giving effect to the Merger (without giving effect to the shares of Renovo Common Stock issuable upon conversion of the Cornell Notes).

7.9        Divestiture. The transactions contemplated by the Divestiture shall have been consummated in accordance with the provisions of Section 5.3 hereof and the Assumption Agreement.

7.10      Cornell Notes. The Cornell Notes shall have been amended in form and substance reasonably satisfactory to EI3.

7.11      Reincorporation. Renovo shall have been reincorporated in the State of Delaware in accordance with the provisions of Section 2.2(b) hereof.

7.12      Financing. EI3 shall have consummated a debt or equity financing yielding gross proceeds to EI3 in an amount of not less than $1,500,000.

7.13      Tax Returns. Renovo shall have filed all of the federal and state tax returns, as applicable, for Renovo for each taxable period since its inception and for the taxable year 2005 from January 1, 2005 until the Effective Date. Renovo shall have paid any penalties associated with any late filings.

7.14      Termination of Employment Agreement. The employment agreement between the Principal Stockholder and Renovo shall have been terminated.

7.15      Stockholder Approval. EI3 shall have obtained the EI3 Stockholder Approval.

ARTICLE VIII

Closing

8.1        Closing. The Closing of this Agreement shall be held at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, at any mutually agreeable time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated by this Agreement (the “Closing Date”), unless extended by mutual agreement. At the Closing:

(a)

Renovo shall deliver to the EI3 Stockholders four shares of Renovo Common Stock for each outstanding share of EI3 Common Stock and four Substitute Convertible Securities for each outstanding EI3 Convertible Security pursuant to the computations set forth in Schedules 2.1(f) and (h) hereto;

(b)

Renovo shall deliver to EI3 (i) the officer’s certificate described in Section 7.5, (ii) a signed consent and/or minutes of its directors and shareholders approving this Agreement and each matter to be approved under this Agreement, (iii) the Opinion and (iv) such other documents as are listed in this Agreement or as are reasonably requested by EI3 or its counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby; and

(c)

EI3 shall deliver Renovo (i) the officer’s certificate described in Section 6.5, (ii) a signed consent and/or minutes of its shareholders and directors approving this Agreement and each matter to be approved under this Agreement and (iii) such other documents as are listed in this Agreement or as are reasonably requested by the Renovo Parties or their counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby.

ARTICLE IX

Termination

9.1  Termination Prior to the Closing Date. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

(a)	By mutual agreement of Renovo and EI3;

(b)  By Renovo or EI3, if the Closing Date has not occurred before November 15, 2005;

(c)  By EI3, if EI3 is not in material breach of any of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Renovo or the Principal Stockholder and (i) Renovo and the Principal Stockholder have not cured such breach within five (5) business days after receipt of notice of such breach from EI3 (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Article VII would not then be satisfied;

(d)  By Renovo, if Renovo and the Principal Stockholder are not in material breach of any of their representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of EI3 and (i) EI3 has not cured such breach within five (5) business days after receipt of notice of such breach from Renovo (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in Article VI would not then be satisfied; or

(e)        By EI3 at any time, if EI3 is not reasonably satisfied with the results of its "due diligence" investigation of Renovo's business, liabilities, properties and/or assets.

9.2  Effect of Termination. Upon termination of this Agreement pursuant to the provisions of this Article IX, the covenants, agreements, representations and warranties of the parties, except for the obligations of the parties pursuant to Section 5.1(b) (Confidentiality), Section 11.1 (Publications) and Section 11.2 (Fees and Expenses) made in this Agreement, shall terminate, and the parties shall have no continuing obligations or liabilities with respect thereto; provided, however, that if any party terminates this Agreement pursuant to Section 9.1(c) or 9.1(d) as a result of the other party’s willful breach of a covenant or agreement, such breaching party shall remain liable for the breach of such covenant or agreement.

ARTICLE X

Survival; Indemnification

10.1      Survival. All representations and warranties of EI3 and the Renovo Parties contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Effective Time for a period of two (2) years.

10.2	Indemnification.
	(a)	Indemnification by EI3.

(i)         EI3 hereby indemnifies and agrees to defend and hold harmless the Renovo Parties from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) (collectively, the “Losses”) which it may sustain, suffer or incur and which arises out of, are caused by, relate to, or result or occur from or in connection any misrepresentation of a fact contained in any representation of EI3 contained in, or the breach by EI3 of any warranty or covenant made by it in this Agreement. The foregoing indemnification shall also apply to direct claims by Renovo against EI3.

(b)        Indemnification by the Principal Stockholder. The Principal Stockholder indemnifies and agrees to defend and hold harmless each of EI3 and the Surviving Corporation from and against any and all Losses, which it may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (i) any misrepresentation of a material fact contained in any representation of Renovo or the Principal Stockholder contained herein or in the Assumption Agreement, (ii) the breach by Renovo or the Principal Stockholder of any warranty or covenant made by either or both of them herein or therein, (iii) any Liabilities of Renovo or any of its Subsidiaries arising or accruing prior to the Effective Time, which Liabilities shall be assumed by the Principal Stockholder, (iv) any Taxes of Renovo or its Subsidiaries for any Tax period ending on or prior to the Closing Date (including without limitation any Taxes imposed on Renovo or any of its Subsidiaries as a result of the transaction that was the subject of the Asset Purchase Agreement) and the portion of any Taxes for Renovo or its Subsidiaries up to the Closing Date for a Tax period that begins before the Closing Date and ends after the Closing Date, or (v) for the unpaid Taxes of any Person included under United States Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise. The foregoing indemnification shall also apply to direct claims by EI3 against any or all of the Renovo Parties.

(c)        Third-Party Claims. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Sections 10.2(a) or 10.2(b), the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have ten (10) business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

(d)        Assistance. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

ARTICLE XI

Miscellaneous

11.1      Publications. Each of the parties shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the contents of this Agreement or the transactions contemplated hereby, and none of the parties hereto shall issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange or NASDAQ regulations.

11.2      Fees and Expenses. EI3, on the one hand, and the Principal Stockholder (on behalf of itself and on behalf of Renovo), on the other hand, shall bear their own expenses in connection with the transactions contemplated hereby, except that EI3 shall bear one-half the legal expenses of Renovo (the “Renovo Legal Expenses”) which have been incurred as the result of this transaction, which has been established to be a set fee of $50,000. EI3 shall pay $12,500 of the Renovo Legal Expenses upon the filing of the Proxy Statement with the SEC and $12,500 of the Renovo Legal Expenses upon the Closing Date.

11.3      Notices. All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other reputable overnight delivery service (for next business day delivery), shipping prepaid, as follows:

If to EI3 to:

EI3 Corporation Summit Avenue
Montvale, New Jersey 07645
Attn: Mr. Brett S. Smith, Chief Executive Officer
Fax:

With a copy to:

Robert J. Mittman, Esquire

Blank Rome LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Fax: (212) 885-5001

If to Renovo or the Principal Stockholder:

Steve Carnes

Renovo

100 Candace Drive, Suite 100

Maitland, Florida 32751

With a copy to:

Donald J. Stoecklein

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, California 92102

or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

11.4      Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

11.5      Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

11.6      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

1.7      Entire Agreement. This Agreement (together with the Exhibits and Schedules annexed hereto and incorporated herein by this reference) and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

11.8      No Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any assignment shall be null and void; provided, however, that all of Renovo’s rights and obligations hereunder shall be deemed to be automatically assigned to the surviving corporation in the Reincorporation upon the consummation of the Reincorporation, and all references in this Agreement to Renovo shall be deemed to include such surviving corporation.

11.9      Headings. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11.10    Schedules. All references in this Agreement to Schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of the representations and warranties to which they relate.

11.11    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law principles.

11.12    No Right of Action. The execution of this Agreement and the other agreements, instruments and documents contemplated hereby and the completion of the transactions contemplated hereby and thereby, shall not cause EI3 or the Surviving Corporation to be liable for damages to any other Person, or give such Person any equitable right against EI3 or the Surviving Corporation or any of their respective assets by reason of any agreement or arrangement to which Renovo is a party.

11.13    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

IN WITNESS WHEREOF, each of EI3 and Renovo, by their respective officers thereunto duly authorized, and the Principal Stockholder, individually, have caused this Agreement to be executed as of the date first written above.

EI3 CORPORATION

By: /s/ Brett S. Smith
Name: Brett S. Smith
Title: Chief Executive Officer

RENOVO HOLDINGS

By: /s/ Stephen Carnes
Name: Stephen Carnes
Title: Chief Executive Officer

PRINCIPAL STOCKHOLDER:

/s/ Stephen Carnes
Stephen Carnes, individually

LIST OF DISCLOSURE SCHEDULES

In accordance with Item 601(b)(2) of Regulation S-B, the following schedules have been omitted. The Registrant shall provide copies of the Schedules to the Commission upon request.

SCHEDULE 2.1(f) –	Schedule of ei3 common stockholders and allocation of Renovo Common shares.

SCHEDULE 2.1(h) -	Schedule of ei3 convertible securities and allocation of substitute convertible securities

SCHEDULE 3.2 -	ei3 convertible securities

SCHEDULE 3.4 -	ei3 financial statements

SCHEDULE 3.6 -	Absence of undisclosed liabilities

SCHEDULE 3.7 -	Provisions for taxes

SCHEDULE 3.10 -	Litigation

SCHEDULE 3.12 -	Ability to carry out obligations

SCHEDULE 3.13 -	Liens

SCHEDULE 3.14 -	Material contracts

SCHEDULE 4.2 -	Capital

SCHEDULE 4.3 -	Subsidiaries

SCHEDULE 4.4 -	SEC filings and financial statements

SCHEDULE 4.5 -	Absence of undisclosed liabilities

SCHEDULE 4.7 -	Taxes

SCHEDULE 4.16 -	Employee benefit plans

SCHEDULE 4.18 -	Insurance

SCHEDULE 7.6 -	Elected directors

SCHEDULE 7.7 -	Resigned directors

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (“Amendment No. 1”) is made and entered into effective the 22nd day of November, 2005, by and among RENOVO HOLDINGS, a Nevada corporation (“Renovo”), EI3 CORPORATION, a Delaware corporation (“EI3”), and STEPHEN CARNES, an individual and principal stockholder of Renovo (“Carnes”).

RECITALS

A.        Renovo, Carnes and EI3 entered into an agreement and plan of merger on September 26, 2005 (the “Merger Agreement”) providing for the merger (the “Merger”) of EI3 into Renovo. Pursuant to the Merger, approximately 134,620,368 restricted shares of Renovo will be exchanged for 100% of the issued and outstanding shares of EI3. Following the Merger, EI3 will have merged with and into Renovo wherein EI3 will cease to exist;

B.        Section 9.1(b) of the Merger Agreement provides that the Merger Agreement and the Merger may be terminated by Renovo or EI3 if the Merger has not been consummated by November 15, 2005 (the “Termination Date”);

C.       Renovo, Carnes and EI3 desire to amend the Merger Agreement to amend Section 9.1(b) to extend the Termination Date to February 15, 2006; and

D.        Renovo, Carnes and EI3 desire to amend the Merger Agreement pursuant to this Amendment No. 1.

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1.	Section 9.1(b) of the Merger Agreement is hereby amended to read as follows:

9.1. Termination Prior to the Closing Date.

(b) by Renovo or EI3, if the Closing Date has not occurred before February 15, 2006;

2.         Other than as specifically provided in this Amendment No. 1, all other provisions of the Merger Agreement shall remain in full force and effect, the Merger Agreement as amended by this Amendment No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Renovo:	Carnes:

Renovo Holdings, a Nevada corporation

By: /s/Steephen W. Carnes                                                                         /s/Stephen W. Carnes

Name: Stephen Carnes	Stephen W. Carnes, individually
Title: Chief Executive Officer

EI3:

EI3 Corporation, a Delaware corporation

By: /s/Brett S. Smith
Name: Brett S. Smith
Title: Chief Executive Officer

APPENDIX B

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (“Agreement”) is made and entered into as of September 26, 2005, by and between RENOVO HOLDINGS, a Nevada corporation (“Renovo Nevada”), and STEPHEN CARNES (the “Principal Stockholder”).

WHEREAS, Renovo Nevada, which, prior to the Effective Time (as hereafter defined) shall merge with and into its wholly owned subsidiary, RENOVO, INC., a Delaware corporation (“Renovo Delaware”), with Renovo Delaware as the surviving corporation (Renovo Nevada and Renovo Delaware are referred to herein as “Renovo”), is party to an Agreement and Plan of Merger dated September 26, 2005 (the “Merger Agreement”) among Renovo Nevada, EI3 CORPORATION, a Delaware corporation (“EI3”), and the Principal Stockholder pursuant to which EI3 will merge (the “Merger”) with and into Renovo Delaware (after Renovo Nevada has merged into Renovo Delaware) with Renovo Delaware as the surviving corporation of the Merger (the “Surviving Corporation”); and

WHEREAS, at the Effective Time, the Surviving Corporation will change its name to “EI3 Corporation” and

WHEREAS, the Principal Stockholder is the sole officer, director and employee of Renovo and is intimately familiar with the assets, liabilities, agreements, business and operations of Renovo; and

WHEREAS, concurrent with Closing, the Principal Stockholder shall forgive all debts or other liabilities owed to the Principle Stockholder by Renovo; and

WHEREAS, pursuant to the Merger Agreement and as a condition of the Merger, the Principal Stockholder has agreed, immediately prior to the Effective Time, to assume and to pay, perform and discharge all Liabilities of Renovo, exclusive of the Cornell Capital Partners, LP Convertible Debenture (the “Cornell Debenture”), on the terms and conditions set forth herein; and

WHEREAS, the Surviving Corporation has agreed to assume all obligations related to the Cornell Debenture.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Definitions.

“Closing” shall have the meaning ascribed to such term in the Merger Agreement.

“Effective Time” shall have the meaning ascribed to such term in the Merger Agreement.

“Liabilities” means all debts, obligations, duties, guaranties, covenants, costs, charges, taxes and other liabilities of every kind and nature, fixed, contingent, due or to become due, known or unknown, which exist immediately prior to the Effective Time or arise before or after the Effective Time from any acts, omissions, causes or events occurring, or agreements entered into, prior to the Effective Time. Liabilities shall not include the obligations of the Surviving Corporation under this Assumption Agreement. Further, Liabilities shall not include the Cornell Debenture in a principal amount of $300,000, which as of June 30, 2005 $220,000 remained as a long-term liability of Renovo. The Surviving Corporation has agreed to assume all obligations relating to the Cornell Debenture.

2.	Assumption of Liabilities.

The Principal Stockholder hereby assumes immediately prior to the Effective Time, and agrees to pay, perform and discharge, any and all of the Liabilities of Renovo. The Assumption of the Liabilities of Renovo hereunder by the Principal Stockholder shall become effective as of the Effective Time as contemplated by the Merger Agreement. The Principal Stockholder hereby confirms that he will cease to be an employee of Renovo as of the Effective Time and hereby confirms that his employment agreement with Renovo will likewise terminate.

3.	Payment by the Surviving Corporation.

In consideration of the Principal Stockholder’s assumption of the Liabilities of Renovo under this Agreement, the Surviving Corporation shall pay the Principal Stockholder $200,000 at Closing.

4.	Termination.

This Agreement shall terminate automatically if the Merger Agreement is terminated pursuant to Article IX of the Merger Agreement.

5.	Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to Renovo, as of the date hereof and as of the Effective Time that:

5.1.       Power. The Principal Stockholder has full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

5.2.       Authorization and Validity of Documents. This Agreement has been duly executed and delivered by the Principal Stockholder and constitutes the legal, valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors’ rights generally.

5.3.       Understanding of Liabilities. The Principal Stockholder has had a full and fair opportunity to examine the books, records and operations of Renovo and understands the nature, kind and extent of the Liabilities being assumed by him hereunder and that the Principal Stockholders obligations under this Agreement are unlimited.

6.	Tax Returns.

The Principal Stockholder agrees that he will cause Renovo to prepare federal and state tax returns, as applicable, for Renovo for each taxable period from its inception and for the tax year 2005 from January 1, 2005 through the Effective Time and provide such tax returns to the Surviving Corporation as soon as practicable. The Principal Stockholder shall timely pay any tax liability of Renovo shown on such return or resulting from the transactions contemplated hereby and shall pay and be responsible for any and all penalties associated with such filings.

7.	Indemnification by the Principal Stockholder.

7.1.       Indemnity. The Principal Stockholder hereby agrees to indemnify and hold harmless the Surviving Corporation and its officers, directors and shareholders, against and in respect of:

7.1.1.    Any loss, claim, liability, obligation or damage suffered or incurred by the Surviving Corporation resulting from or arising in connection with any misrepresentation, breach of warranty, or non-fulfillment of any covenant or agreement on the part of the Principal Stockholder contained in this Agreement;

7.1.2.    Any liability or claim which may be asserted against the Surviving Corporation arising out of, relating to, or in connection with Renovo’s ownership of its assets prior to the Closing, or Renovo’s business or other activities prior to the Closing;

7.1.3.    Any Taxes, as defined in the Merger Agreement, arising out of or relating to the transaction contemplated by this Agreement;

7.1.4.    All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to the foregoing, including, but not limited to, any audit or investigation by any governmental entity; and

7.1.5.    The Assumed Liabilities.

7.2.       Notice and Procedure. Any party claiming indemnity hereunder (hereinafter referred to as the “Indemnified Party”) shall give the party against whom indemnity is sought (hereinafter referred to as the “Indemnifying Party”) prompt written notice after obtaining knowledge of any claim or the existence of facts as to which recovery may be sought against it in respect of which the Indemnifying Party may be liable because of the indemnity provisions set forth in this Section 7. If such claim for indemnity arises in connection with a legal action instituted by a third party (hereinafter a “Third Party Claim”), the Indemnified Party hereby agrees that, within ten (10) business days after it is served with notice of the assertion of any Third Party Claim for which it may seek indemnity hereunder, the Indemnified Party will notify the Indemnifying Party in writing of such Third Party Claim. Any delay in the giving of such notice shall not relieve the Indemnifying Party of his obligations hereunder.

7.2.1.    The Indemnifying Party shall, within ten (10) business days after the date that the Indemnified Party gives notice of a claim (whether a Third Party Claim or otherwise) as provided above, notify the Indemnified Party whether it accepts or contests its obligation of indemnity hereunder as claimed by the Indemnified Party.

7.2.2.    If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party shall have the right, after conceding in writing its obligation of indemnity hereunder, to conduct the defense of such action at its sole expense through counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall cooperate in such defense as reasonably necessary to enable the Indemnifying Party to conduct its defense, including providing the Indemnifying Party with reasonable access to such records as may be relevant to its defense. The Indemnifying Party shall be entitled to settle any such Third Party Claim without the prior written consent of the Indemnified Party provided that the Indemnifying Party provides the Indemnified Party with reasonable assurances that the Indemnified Party will be fully indemnified by the Indemnifying Party in connection with any such Third Party Claim. The Indemnified Party shall be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying Party has elected to defend. If the Indemnifying Party accepts its indemnity obligations hereunder in connection with a Third Party Claim but elects not to conduct the defense thereof, the Indemnified Party may defend and/or settle such Third Party Claim and shall be entitled to be indemnified for the full amount of such claim and all costs and expenses, including attorneys’ fees, incurred in connection therewith pursuant to this Section 7.2.2.

7.2.3.    If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party contests or does not accept its indemnity obligation hereunder, the Indemnified Party shall have the right to defend and/or settle such Third Party Claim and thereafter seek indemnity from the other party pursuant to this Section 7.2.3, however, that the Indemnified Party shall not settle any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

7.2.4.    If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party shall, upon the request of the Indemnified Party, pay the full amount of such claim to the Indemnified Party or to the third party asserting such claim as directed by the Indemnified Party. If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party contests its indemnity obligation hereunder, the Indemnified Party shall have the right to defend, settle or take any other action with respect to such claim and thereafter seek indemnity pursuant to this Section 7.2.4.; provided, however, that the Indemnified Party shall not settle any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

8.	Miscellaneous.

8.1.       Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement shall survive the execution, acknowledgment and delivery of this Agreement and the consummation of the Merger.

8.2.       Notices. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the “Notices”) shall be in writing and shall be given either (a) by personal delivery against a receipted copy, or (b) by certified or registered United States mail, return receipt requested, postage prepaid, to the following addresses:

(i) If to Renovo, to:
Renovo Holdings
100 Candace Drive, Suite 100
Maitland, Florida 32751

With a copy to:
Stoecklein Law Group
Attn: Donald J. Stoecklein, Esq.
402 W. Broadway, Suite 400
San Diego, California 92101

(ii) If to the Principal Stockholder, to:
Stephen W. Carnes
C/o Renovo Holdings
100 Candace Drive, Suite 100
Maitland, Florida 32751

If to the Surviving Corporation, to:
ei3 Corporation
136 Summit Avenue
Montvale, NJ 07645

With a copy to:
Blank Rome LLP
Attn: Matthew K. Breitman, Esq.
The Chrysler Building
405 Lexington Avenue
New York, NY 10174

or to such other address of which written notice in accordance with this Section 8.2 shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 8.2 and shall be deemed received when given in such manner.

8.3.       This Agreement. This Assumption Agreement is the “Assumption Agreement” referred to in Section 5.3 of the Merger Agreement and is intended to implement the provisions thereof.

8.4.       Assignability. This Agreement shall not be assignable by the Principal Stockholder without the prior written consent of Renovo or the Surviving Corporation as the case may be.

8.5.       Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal and legal representatives, guardians, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

8.6.       Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

8.7.       Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

8.8.       Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

8.9.       Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile signature shall be deemed an original signature for all purposes.

8.10.     Applicable Law; Jurisdiction and Venue; Service of Process. This Agreement was made in the State of New York, and shall be governed by, construed, interpreted and enforced in exclusive accordance with the laws of the State of New York.

8.11.     Legal Expenses. If any legal action is commenced to enforce any provision of this Agreement, the prevailing party in such legal action shall be entitled to receive, in addition to any damages or other legal remedy, his, her or its legal costs including but not limited to legal fees, court costs and expert fees, incurred in such action.

8.12.     Further Assurances. Principal Stockholder agrees to execute, acknowledge and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the Surviving Corporation may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

8.13.     Use of Genders. Whenever used in this Agreement, the singular shall include the plural and vice versa, and the use of any gender shall include all genders and the neuter.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

PRINCIPAL STOCKHOLDER:	RENOVO HOLDINGS

/s/ Stephen W. Carnes	/s/ Stephen W. Carnes
STEPHEN W. CARNES	Stephen W. Carnes, President

APPENDIX C

PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER (this "Agreement"), dated as of January 19, 2006, is made and entered into by and between RENOVO HOLDINGS, a Nevada corporation ("Renovo"); and RENOVO HOLDINGS COMPANY, a Delaware corporation and wholly owned subsidiary of Renovo ("RHC").

W I T N E S S E T H:

WHEREAS, RHC is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on January 19, 2006;

WHEREAS, Renovo is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on October 18, 2000;

WHEREAS, the Board of Directors and stockholders of RHC and Renovo have approved this Agreement under which Renovo shall be merged with and into RHC with RHC being the surviving corporation (the "Merger"); and

WHEREAS, the Merger is being entered into in furtherance of a proposed merger between Renovo and ei3 Corporation.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Renovo shall be merged with and into RHC on the terms and conditions hereinafter set forth.

ARTICLE I

MERGER

Effective the time the Articles of Merger are accepted for filing in Nevada and the Certificate of Merger is accepted for filing in Delaware (the "Effective Time"), Renovo shall be merged with and into RHC in accordance with the Delaware General Corporation Law ("DGCL") and the Nevada Revised Statutes ("NRS"), and the separate existence of Renovo shall cease and RHC (hereinafter sometimes referred to as the "Surviving Corporation") shall continue to exist under the name of Renovo Holdings Company by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE II

CERTIFICATE OF INCORPORATION

OF THE SURVIVING CORPORATION

The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of RHC without change, as in effect immediately prior to the Effective Time, unless and until thereafter amended as provided by applicable law. A copy of the Certificate of Incorporation of RHC is attached hereto as Exhibit A.

ARTICLE III

BYLAWS OF THE SURVIVING CORPORATION

The Bylaws of RHC shall be the Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time without change, unless and until amended or repealed in accordance with applicable law. A copy of the Bylaws of RHC are attached hereto as Exhibit B.

ARTICLE IV

EFFECT OF MERGER ON STOCK

OF CONSTITUENT CORPORATIONS

4.01 At the Effective Time, every 47.84168 outstanding shares of Common Stock of Renovo, par value 1/10 cent ($0.001) per share (the "Nevada Common Stock"), shall be converted into one share of Common Stock, par value 1/10 cent ($0.001) per share, of the Surviving Corporation (the "Delaware Common Stock"). No fractional shares of Nevada Common Stock shall be issued in the Merger, but in lieu thereof each holder of Renovo Shares otherwise entitled to a fractional Renovo Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an additional share to round up to the nearest round number of shares of Delaware Common Stock.

4.02 At and after the Effective Time, (1) each share of Nevada Common Stock shall be cancelled and retired and, by virtue of the Merger and without further action, shall cease to exist; and (2) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and, by virtue of the Merger and without further action, shall cease to exist and returned to the status of authorized but unissued shares.

4.03 At and after the Effective Time, all documentation which prior to that time evidenced and represented Nevada Common Stock shall be deemed for all purposes to evidence ownership of and to represent those shares of Delaware Common Stock into which the Nevada Common Stock represented by such documentation has been converted as herein provided and shall be so registered on the books and records of RHC. The registered owner of any outstanding stock certificate evidencing Nevada Common Stock shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to RHC or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

4.04 At and after the Effective Time, all outstanding options and warrants to purchase Nevada Common Stock and all instruments convertible into Nevada Common Stock (collectively, "Derivative Securities") shall be assumed by RHC, which shall continue the stock option plans and all other employee benefit and compensation plans and agreements of Renovo. Each outstanding and unexercised Derivative Security of Renovo shall become a Derivative Security of RHC on the basis of one share of Delaware Common Stock for every 47.84168 shares of Nevada Common Stock issuable pursuant to any such Derivative Security, on the same terms and conditions applicable to any such Renovo Derivative Security at the Effective Time. The exercise price for each share of Delaware Common Stock issuable pursuant to any such Derivative Security shall be adjusted by the exchange ratio of 47.84168. No fractional Derivative Security shall be issued upon the exchange of any Derivative Security of Renovo for a Derivative Security of RHC. A number of shares of the RHC's Common Stock shall be reserved for issuance upon the exercise of Derivative Securities equal to the number of shares of Nevada Common Stock so reserved immediately prior to the Effective Time.

ARTICLE V

CORPORATE EXISTENCE, POWERS AND

LIABILITIES OF SURVIVING CORPORATION

5.01 On the Effective Time, the separate existence of Renovo shall cease and Renovo shall be merged with and into the Surviving Corporation in accordance with the provisions of this Agreement. Thereafter, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of Renovo; and all rights, privileges, powers and franchises of Renovo, and all property, real, personal and mixed, and all debts due to each of them on whatever account, as well as stock subscriptions and all other things in action or belonging to Renovo, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter effectually the property of the Surviving Corporation as they were of Renovo, and the title to any real estate, whether by deed or otherwise, vested in Renovo shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Renovo shall be preserved unimpaired, and all debts, liabilities and duties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

5.02 Renovo agrees that it will execute and deliver (or cause to be executed and delivered) all such deeds, assignments and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest, of Renovo and otherwise to carry out the intent and purposes of this Agreement.

ARTICLE VI

OFFICERS AND DIRECTORS

OF SURVIVING CORPORATION

At the Effective Time, the officers and directors of Renovo shall become the officers and directors of the Surviving Corporation, and such persons shall hold office in accordance with the Bylaws of the Surviving Corporation or until their respective successors shall have been appointed or elected and qualified.

ARTICLE VII

APPROVAL BY STOCKHOLDERS;

AMENDMENT; EFFECTIVE TIME

7.01 This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of the stockholders of Renovo in accordance with Nevada law. As promptly as practicable after approval of this Agreement by such stockholders in accordance with applicable law, duly authorized officers of RHC and Renovo shall make and execute a Certificate of Merger and Articles of Merger or other applicable certificates or documentation effecting this Agreement and shall cause such document or documents to be filed with the Secretaries of State of Delaware and Nevada, respectively, in accordance with the applicable Delaware and Nevada law.

7.02 The respective Boards of Directors of RHC and Renovo may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of the Merger by the stockholders of Renovo shall not (1) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any Nevada Common Stock; (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation; or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any Nevada Common Stock.

ARTICLE VIII

PAYMENT OF FEES AND FRANCHISE TAXES

The Surviving Corporation shall be responsible for the payment of all fees and franchise taxes of Renovo relating to or required to be paid in connection with the Merger.

ARTICLE IX

TERMINATION OF MERGER

This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after stockholder approval of this Agreement, by the consent of the Board of Directors of RHC and the Board of Directors of Renovo.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the date first above written.

RENOVO HOLDINGS,

A NEVADA CORPORATION

By:/s/ Stephen W. Carnes

Stephen W. Carnes, President

RENOVO HOLDINGS COMPANY,

A DELAWARE CORPORATION

By:/s/ Stephen W. Carnes

Stephen W. Carnes, President

APPENDIX D

NEVADA RIGHTS OF DISSENTING OWNERS

NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 “BENEFICIAL STOCKHOLDER” DEFINED. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 “CORPORATE ACTION” DEFINED. “Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 “DISSENTER” DEFINED. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “FAIR VALUE” DEFINED. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 “STOCKHOLDER” DEFINED. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 “STOCKHOLDER OF RECORD” DEFINED. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 “SUBJECT CORPORATION” DEFINED. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

1.           Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.           Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

1.           Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a)	Consummation of a plan of merger to which the domestic corporation is a party:

(1)         If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b)         Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner’s interests will be acquired, if he is entitled to vote on the plan.

(c)          Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2.           A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

1.           There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a)           The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b)           The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1)           Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I)	The surviving or acquiring entity; or

(II)          Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2)           A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.            There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

1.            A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.            A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a)           He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)           He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

1.            If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.            If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

1.            If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a)           Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)	Must not vote his shares in favor of the proposed action.

2.            A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 DISSENTER’S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

1.            If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2.            The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)           State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)           Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)           Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)           Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)           Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

1.	A stockholder to whom a dissenter’s notice is sent must:

(a)	Demand payment;

(b)           Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)	Deposit his certificates, if any, in accordance with the terms of the notice.

2.            The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3.            The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

1.            The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.            The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

1.            Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)	Of the county where the corporation’s registered office is located; or

(b)           At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.	The payment must be accompanied by:

(a)           The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b)	A statement of the subject corporation’s estimate of the fair value of the shares;

(c)	An explanation of how the interest was calculated;

(d)           A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e)	A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER’S NOTICE.

1.            A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2.            To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 DISSENTER’S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

1.            A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.            A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

1.            If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.            A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3.            The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.            The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.	Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)           For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)           For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

1.            The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.            The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)           Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)           Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.            If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.            In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.            This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092).

APPENDIX E

THE GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

§ 262. Appraisal rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)          Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)          Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)          Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.            Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.            Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.            Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.            Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)          In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)          Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)          If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)          If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)          Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)           Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)          At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)          After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)           The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)           The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)          From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)           The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

APPENDIX F

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-KSB/A

(Amendment No. 1)

☒     ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2004

☐           TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-49634

RENOVO HOLDINGS

(Name of small business issuer in its charter)

Nevada	88-0475756
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

100 Candace Drive, Suite 100
Maitland, Florida	32751
(Address of principal executive offices)	(zip code)

Issuer's Telephone Number: (407) 599-2886

Securities registered under Section 12(b) of the Exchange Act: None.

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, $0.001 par value

(Title if Class)

Check whether the registrant (a) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (b) has been subject to such filing requirements for the past 90 days. Yes X No

Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

The issuer’s revenues for its most recent fiscal year ended December 31, 2004. $-0-.

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the average bid and ask price, as of March 1, 2005 was $194,521.82 based on a share value of $.00115.

The number of shares of Common Stock, $0.001 par value, outstanding on March 1, 2005, was 214,149,409 shares.

Transitional Small Business Disclosure Format (check one): Yes __ No X

EXPLANATORY NOTE:

This amendment is being filed to include the revised audit report on page 25 that indicates that the audit was conducted in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and to revise our Statement of Cash Flows on page F-5.

RENOVO HOLDINGS

(A DEVELOPMENT STAGE COMPANY)

FOR THE FISCAL YEAR ENDED

DECEMBER 31, 2004

Index to Report

on Form 10-KSB

PART I	Page

Item 1.	Description of Business	2
Item 2.	Description of Property	7
Item 3.	Legal Proceedings	7
Item 4.	Submission of Matters to a Vote of Security Holders	7

PART II

PART III

Item 9.	Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act	17
Item 10.	Executive Compensation	19
Item 11.	Security Ownership of Certain Beneficial Owners and Management	20
Item 12.	Certain Relationships and Related Transactions	2
Item 13.	Exhibits	22
Item 14.	Principal Accountant Fees and Services	22

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Except for our ongoing securities laws, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

•	increased competitive pressures from existing competitors and new entrants;
•	increases in interest rates or our cost of borrowing or a default under any material debt agreements;
•	deterioration in general or regional economic conditions;
•	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
•	loss of customers or sales weakness;
•	inability to achieve future sales levels or other operating results;
•	the unavailability of funds for capital expenditures; and
•	operational inefficiencies in distribution or other systems.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see “Factors That May Affect Our Plan of Operation” in this document.

In this filing references to “Company,” “we,” “our,” and/or “us,” refers to Renovo Holdings.

PART I

ITEM 1.	DESCRIPTION OF BUSINESS.

(a) General Business Development

Renovo Holdings is a development stage company, originally incorporated in the State of Nevada on October 18, 2000 under the name First Impressions. On July 14, 2003, we amended our Articles of Incorporation changing our name from First Impressions to Fortis Enterprises. The Board of Directors determined that the name, “First Impressions” was limiting the Company’s ability to pursue the expansion of our business into other marketing arenas and felt that the name Fortis Enterprises was more generic and allowed for more flexibility in the future expansion of business opportunities. We also increased the total amount of authorized common stock from 50,000,000 shares to 100,000,000 shares.

On July 15, 2003, our board of directors approved the cancellation of 60,000,000 (post split) shares of common stock held by three of our major stockholders. Concurrently we issued 45,000,000 (post split) shares of common stock to Mr. Stephen W. Carnes as consideration for his business expertise and his business concept of establishing a national network of commercial and residential restoration service companies, his serving on the Board of Directors, and assuming the liability of being an officer and director of a publicly trading and reporting Company.

Prior to the cancellations and issuances, we had a total of 80,000,000 (post split) shares of common stock issued and outstanding. The canceling stockholders held approximately 75% of the issued and outstanding common stock. The cancellations and issuance resulted in 65,000,000 (post split) shares of common stock to be issued and outstanding with approximately 69% of those shares being held by Mr. Carnes. Mr. Carnes’ percentage ownership of the Company’s common stock and his position as sole director of the Company allows him to exercise control of the Company.

On June 14, 2004, we changed our name from Fortis Enterprises to Renovo Holdings, at the behest of a letter from counsel for Fortis (NL) N.V. Corporation received on November 25, 2003, wherein he requested we change our corporate name in order to avoid infringement on Fortis’ trade name. We also increased the total of authorized common stock from 100,000,000 shares to 500,000,000 shares.

(b) Our Business

Our Principal Services and their Markets

After completing an analysis of the loss and restoration markets, we believe we can capitalize upon the niche market opportunities within the residential and commercial restoration services markets. We believe that we can achieve revenue growth, by “rolling up” smaller, individually owned restoration companies under our “umbrella” as the parent company.

As we locate potential restoration companies for acquisition, we intend to formulate a business plan that is based upon a loss/recovery/restoration team (LRR-Team) coordinating complex efficient mobilization, which possesses logistic expertise both locally and nationally. The LRR-Team is being designed by us to follow a specific proven process when responding to, assessing, and restoring a damaged property. In our acquisition mode, we are seeking to acquire top industry talent for this team, including individuals with expertise in insurance, claims negotiation, construction, mitigation, and project management.

With the mobilization LRR-Team which we are attempting to establish, whether the property is a residential, office building, industrial building, or institutional building, we intend to be set up to efficiently mobilize our team to handle a loss, anywhere in the country, at any time. Once we acquire the planned expertise, our scope of services and in-depth knowledge is intended to enable us to restore any type of property, regardless if damaged by fire, water, mold, or any type of natural disaster. We plan to utilize information technology to assist in the evaluation of the loss and determination of the magnitude of the restoration or recovery and create verifiable status reports.

Our plan includes setting up an Information Technology (IT) director to handle the electronic dissemination of information through the Internet and through our own to be developed Intranet site. We intend to be able to provide our clients with real-time electronic information including account information, insurance information, cost estimation, and remedial and restoration updates via the electronic transmission of text and electronic imaging of the restoration project.

Our services will initially focus on the following restoration markets:

•

Water - Water can have devastating consequences if not treated quickly and properly. Typical causes of water damage include fire, weather, burst pipes, and sewage overflow. Damage will occur if the water is not quickly and properly extracted, and the salvageable property thoroughly dried and disinfected. Our LRR-Team will take an organized, phased approach to mitigate water damage, beginning with a thorough assessment, mitigation plan, removal of contents, extraction of standing water, dehumidification, mold inhibitor infusion, and in many cases, reconstruction.

•

Fire - Residual effects of fire, other than the loss of the burned or smoke damaged area include water damage, and soot. Acidic soot residues stain plastic surfaces, grout, and porous stones. Documents and books that survive a fire, receive additional damage due to discoloration from soot, smoke and water.

•	Technical Cleaning - Sensitive equipment can be permanently damaged if the right restoration techniques are not utilized.

•

Mold - Mold is a member of the fungi family and can be found almost anywhere, gradually destroying the very material on which it grows. Molds thrive in damp, dark places, and can be found in, water damaged basements, storage areas, wood, insulation, and carpets. The effects of mold on an individual can range from mild to severe, and may even be toxic.

Distribution Methods of the Services.

Until such time as we complete an acquisition, we do not anticipate the establishment of an independent method for the distribution of our services. Our plan is to distribute our services through acquired businesses.

Competitive Business Conditions.

There are many companies that offer loss, restoration, and remediation services. Our competitors include:

•	General Contractors, some of which maintain toll-free numbers;
•	Subcontractors;
•	Insurance sanctioned remediation companies;
•	Specialty Cleaning Services; and
•	Loss, restoration and remediation companies.

Each of these categories encompasses a wide range of services and is highly fragmented.

Competition is intense and we expect it to increase. Increased competition could result in:

•	price reductions, decreased revenue and lower profit margins;
•	inability to gain market share;
•	loss of market share once, and if gained; and
•	increased marketing expenditures.

As a result of our competition targeting our same market; individuals and corporate entities interested in our loss, restoration, and remediation services, we will only be able to distinguish our services as the result of our advertising programs and ultimately quality and efficiency of service. Our goal is to determine methods by which we can maximize contacts with major insurance carriers. We do not anticipate distinguishing our services from other like services available in the market in the near future.

Governmental Regulations

Many governmental regulations may impact our business, which could affect our ability to conduct business. Any new law or regulation, or the application or interpretation of existing laws, may decrease our ability to conduct business across state lines. We expect there will be an increasing number of laws and regulations pertaining to the use of chemicals in the restoration services area. These laws or regulations may relate to liability for chemical use in violation of the rules promulgated by the Environmental Protection Agency. This could decrease the demand for our services, increase our costs or otherwise adversely affect our business.

In addition, we cannot predict whether new legislation or regulations governing our activities will be enacted by legislative bodies or promulgated by agencies regulating our activities, or what the effect of any such legislation or regulations on our business would be.

Costs and Effects of Compliance with Environmental Law.

Environmental laws affect the types of chemicals and products utilized in the restoration services that we intend to provide. In most cases the chemicals will be off the shelf types of products pre-approved for the sale in the United States. At this time we do not anticipate utilizing any products not approved for use or resale in the United States.

Intellectual Properties

We regard the protection of our copyrights, service marks, trademarks, and trade secrets as critical to our future success and will rely on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect our proprietary rights in products and services. We plan to enter into confidentiality agreements with our to be acquired operators, consultants and strategic partners in order to limit access to and disclosure of our proprietary information. These contractual arrangements or the other steps taken by us to protect our intellectual property may not prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. We plan to pursue the registration of our trademarks and service marks in the United States.

Employees

As of December 31, 2004, we had one employee, Stephen W. Carnes. We anticipate the assumption of an employment base from the companies, which we intend to acquire in the future. In addition to that employment base, we anticipate hiring an executive secretary and chief financial officer. None of such personnel are anticipated to be covered by a collective bargaining agreement.

Reports to Stockholders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Our securities are registered under the Exchange Act, we file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue un-audited quarterly or other interim reports to stockholders.

CORNELL CAPITAL FINANCING

On April 14, 2004, we entered into the following agreements with Cornell Capital Partners, LP (“Cornell”).

Standby Equity Distribution Agreement and Placement Agent Agreement

On April 14, 2004, we entered into a Standby Equity Distribution Agreement with Cornell, wherein we agreed to issue and sell to Cornell $5,000,000 of our common stock. We have engaged Newbridge Securities Inc., to act as our exclusive placement agent in connection with the sale of our common stock to Cornell. We agreed to issue 1,490,000 shares of our common stock to Cornell upon execution of the agreement (issued on May 3, 2004).

Pursuant to the Standby Equity Distribution Agreement, Cornell and the Company also entered into a Placement Agent Agreement with Newbridge Securities Corporation, wherein Newbridge will act as our exclusive placement agent in connection with the Standby Equity Distribution Agreement. Newbridge’s services will consist of reviewing the terms of the Standby Equity Distribution Agreement and advising us with respect to those terms. We agreed to issue 10,000 shares of our common stock to Newbridge upon execution of the agreement (issued May 14, 2004).

Securities Purchase Agreement

We executed a Securities Purchase Agreement with Cornell, wherein we agreed to issue and sell to Cornell up to $300,000 of secured convertible debentures, which will be convertible into shares of our common stock. Of the $300,000, $150,000 was immediately received and on July 9, 2004 we received the remaining $150,000 following the date we amended our Articles of Incorporation increasing our authorized shares of common stock to 500,000,000 shares and after we filed the registration statement as agreed in the Registration Rights Agreement discussed below.

Registration Rights Agreements

In connection with the Securities Purchase Agreement and Standby Equity Distribution Agreement, we entered into two Registration Rights Agreements with Cornell, wherein we agreed to prepare and file with the SEC a registration statement on Form SB-2 under the 1933 Act for the registration for the resale by all Investors who purchased convertible debentures pursuant to the Securities Purchase Agreement 9,868,421 shares of our common stock issued upon conversion of the Convertible Debentures and the 1,490,000 shares of common stock issued to Cornell plus enough shares to cover the $5,000,000 equity line. We agreed to cause the registration statement to remain effective until all of the registrable securities have been sold.

Security Agreement

We executed a Security Agreement with Cornell wherein, in connection with the above financing documents, we agreed to grant to Cornell a security interest in and to the pledged property until the satisfaction of all obligations described in the agreement are performed. The pledged property includes all goods, inventory, contract rights and general intangibles, all documents, warehouse receipts, instruments and chattel paper, all accounts and receivables, instruments or other forms of obligations and rights to payment, to the extent assignable, all of the our rights under all present and future authorizations, permits, licenses and franchises, and all products and proceeds from the above described pledged property.

ITEM 2.	DESCRIPTION OF PROPERTY.

Our executive office is located at 100 Candance Drive, Suite 100, Maitland, Florida 32751. The property is approximately 3,600 square feet. The term of our lease is for 24 months and began on November 1, 2004 with lease payments of $2,850.00 per month together with applicable Florida State Sales Tax.

ITEM 3.	LEGAL PROCEEDINGS.

On November 4, 2003, Suburban Capital Corporation (“SCC”), a Delaware corporation, filed a complaint against us with the United States District Court for the Northern District of Illinois, Eastern Division, alleging that on or about September of 2003, we approached SCC and allegedly entered into an oral agreement for the purpose of hiring them to provide introductions to potential partners, along with other business consulting services. SCC was seeking $350,000 in damages. Our management denied the existence of any agreement with SCC and aggressively defended the Company against the frivolous action. On November 23, 2004, the case was dismissed due to the plaintiff’s (SCC) failure to appear before the judge.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

PART II

ITEM 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information

Our Common Stock is traded in the over-the-counter securities market through the National Association of Securities Dealers Automated Quotation Bulletin Board System, under the symbol “RNVO”. We have been eligible to participate in the OTC Bulletin Board since April 23, 2003. The following table sets forth the quarterly high and low bid prices for our Common Stock during our last two fiscal years, as reported by a Quarterly Trade and Quote Summary Report of the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	2004		2003
	High	Low	High	Low
1st Quarter	0.115	0.017	Not Trading	Not Trading
2nd Quarter	0.062	0.01	0.02	0.015
3rd Quarter	0.0171	0.004	0.54	0.19
4th Quarter	0.041	0.0017	0.23	0.08

Note: We traded on the OTC:BB from April 23, 2003 through June 21, 2004 under the symbol “FRTE”.

(b) Holders of Common Stock

As of March 1, 2005, we had approximately 42 stockholders of record of the 214,149,409 shares outstanding.

(c) Dividends

The Board of Directors has not declared any dividends due to the following reasons:

1.	The Company has not yet adopted a policy regarding payment of dividends;
2.	The Company does not have any money to pay dividends at this time;
3.	The declaration of a cash dividend would result in an impairment of future working capital; and
4.	The Board of Directors will not approve the issuance of a stock dividend.

(d) Securities Authorized for Issuance under Equity Compensation Plans

Employee and Consultant Stock Compensation Plans

Effective August 26, 2003, we adopted an Employee and Consultant Stock Compensation Plan. The maximum number of shares that may be issued pursuant to the plan is 3,000,000 shares. As of December 31, 2004, 2,564,493 shares have been granted under this plan.

Effective May 11, 2004, we adopted another Employee and Consultant Stock Compensation Plan. The maximum number of shares that may be issued pursuant to the plan is 15,000,000 shares. As of December 31, 2004, 3,508,207 shares have been issued under this plan.

Equity Compensation Plans Information

We currently maintain equity compensation plans to allow the Company to compensate employees, directors, consultants and certain other persons providing bona fide services to the Company or to compensate officers, directors and employees for accrual of salary, through the award of our common stock. The following table sets forth information as of December 31, 2004 regarding outstanding shares granted under the plans, warrants issued to consultants and options reserved for future grant under the plans.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)

Equity compensation plans approved by stockholders	--	$ --	--

Equity compensation plans not approved by stockholders	0	$ 0	11,927,300 (1)

Total	0	$ 0	11,927,300

(1) Includes: 435,507 shares available for issuance under the 2003 plan and 11,491,793 shares available under the 2004 plan.

These plans are intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for its success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals to the Company in the future.

Recent Sales of Unregistered Securities

Issuances pursuant to the Equity Distribution Agreement and the Securities Purchase Agreement with Cornell Capital Partners LP.

On October 18, 2004, we sold $20,000 of secured convertible debentures to Cornell, which converted into 6,250,000 shares of our common stock. The shares were registered in our SB-2 Registration Statement declared effective by the SEC on July 13, 2004.

From October 26, 2004 through December 27, 2004, we issued 61,000,000 shares of our common stock to the Escrow Agent pursuant to the Equity Distribution Agreement, to hold on behalf of Cornell pending receipt of funds, at which time the shares will be delivered to Cornell. The 61,000,000 shares were registered in our SB-2 Registration Statement declared effective by the SEC on July 13, 2004.

Subsequent Issuances

From February 1, 2005 through February 25, 2005, we issued 42,526,315 shares of our common stock the Escrow Agent pursuant to the Equity Distribution Agreement, to hold on behalf of Cornell pending receipt of funds, at which time the shares will be delivered to Cornell. The 42,526,315 were registered in our SB-2 Registration Statement declared effective by the SEC on July 14, 2004.

ITEM 6.	PLAN OF OPERATION.

This report contains forward-looking statements. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report.

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements primarily as the result of insufficient cash to pursue acquisitions and marketing efforts. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Overview

Renovo Holdings is a Development Stage Company that intends to capitalize upon the niche market opportunities within the commercial and residential restoration service markets.

As a company in an early development stage, our ability to proceed with our plan of operation has continuously been a function of our ability to raise sufficient capital to continue our operations. At the end of the fiscal year 2004 we had cash available of $16,075. Our cash requirements on a monthly basis are approximately $4,500, excluding exceptional expenses that are related to capital raising and securities registration expenses.

We have continuously incurred losses since inception. For the year ended December 31, 2003 we had a net loss of $313,527 as compared to a net loss of $1,099,313 for the year ended December 31, 2004.

Plan of Operation

During the next 12 months we plan to focus our efforts on positioning Renovo to provide complete loss management and restoration services to residential, commercial, industrial, and institutional properties. Initially, we are seeking to establish Renovo in the Florida market, with the ability to expedite the recovery process, with the eventual capability of responding to loss and restoration across the United States.

Satisfaction of our cash obligations for the next 12 months.

We plan on satisfying our cash obligations over the next twelve months through additional equity and/or third party financing. We do not anticipate generating revenues sufficient enough to satisfy our working capital requirements within the next twelve months.

A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. We do not anticipate enough positive internal operating cash flow until such time as we complete an acquisition and can generate substantial revenues, which may take the next few years to fully realize, if ever. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.

On April 14, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP (“Cornell”), wherein we agreed to issue and sell to Cornell and Cornell agreed to purchase from us $5,000,000 of our common stock, par value $0.001 per share. Additionally, we entered into a secured convertible debenture agreement with Cornell in order to provide us with expedited access to $300,000 of the funding.

In September 2004, we sold $40,000 of secured convertible debentures, which were converted into 7,738,094 shares of our common stock and issued to Cornell Capital Partners. Additionally in October of 2004, we sold a total of 20,202,020 shares under the Equity Distribution Agreement valued at $200,000.

Liquidity and Capital Resources

Our near term cash requirements are anticipated to be offset through the receipt of funds from the Cornell convertible debenture, private placement offerings and loans obtained through private sources. We filed a registration statement (declared effective by the SEC on July 14, 2004) registering 368,687,500 shares of our common stock for the resale by all investors who purchase convertible debentures and to cover the $5,000,000 equity line under the Equity Distribution Agreement. We anticipate being able to use the line of credit to finance our operations. Since inception, we have financed cash flow requirements through debt financing and issuance of common stock for cash and services. When, and if, we commence operational activities, we may continue to experience net negative cash flows from operations, and may be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide working capital.

Over the next twelve months we believe that existing capital and anticipated funds from operations will not be sufficient to sustain operations and planned expansion. However, the line of credit is anticipated to satisfy our working capital needs, but if it is not available, we will be required to seek additional capital in the future to fund our operations through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders.

We anticipate incurring operating losses over the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, locate suitable acquisition targets, obtain a customer base, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Going Concern

The consolidated financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company’s cash position may be inadequate to pay all of the costs associated with its intended business plan. Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Summary of any product and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation. In lieu of product research and development, we anticipate acquiring small renovation businesses.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or anticipated to be needed in the next twelve months; however, as the result of our plan for acquisitions of renovation businesses, we may acquire equipment, and in some cases plants, which relate to the renovation businesses.

Significant changes in the number of employees. As of December 31, 2004, we had 1 employee. We are dependent upon Steve W. Carnes our sole officer and director. We will need to hire full time operational staff as our operations commence and we complete anticipated acquisitions.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACTORS THAT MAY AFFECT OUR PLAN OF OPERATION

Renovo has historically lost money and losses may continue in the future, which may cause us to curtail operations.

Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended December 31, 2004 and December 31, 2003 we incurred net losses of $1,099,313 and $313,527 respectively. Our accumulated deficit at the end of December 30, 2004 was $1,443,765. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

Renovo may need to raise additional capital or debt funding to sustain operations.

Unless we can become profitable with the existing sources of funds we have available and our operations, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales or the Cornell line of credit we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot be assured that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations and the search for acquisition candidates. Any of these events could be materially harmful to our business and may result in a lower stock price.

We have been the subject of a going concern opinion for the years ended December 31, 2004 and December 31, 2003 from our independent auditors, which means that we may not be able to continue operations unless we can become profitable or obtain additional funding.

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2004 and December 31, 2003, which states that the financial statements raise substantial doubt as to our ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for twelve months with the cash currently on hand, and from the Securities Purchase Agreement and the Equity Distribution Agreement entered into by the Company and Cornell Capital Partners, executed on April 14, 2004.

We are subject to a working capital deficit, which means that our current assets on December 31, 2004, were not sufficient to satisfy our current liabilities and, therefore, our ability to continue operations is at risk.

We had a working capital deficit for the year ended December 31, 2004, which means that our current liabilities exceeded our current assets on December 31, 2004 by $608,161. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2004, were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future operations.

Our common stock may be affected by limited trading volume and may fluctuate significantly, which may affect our stockholders’ ability to sell shares of our common stock.

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact our stockholders' ability to sell shares of our common stock.

Our common stock is deemed to be a low priced “Penny Stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;
•	That are not traded on a "recognized" national exchange;
•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or
•

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of Stephen W. Carnes, our sole Officer and Director. The loss of the services of Mr. Carnes could materially harm our business because of the cost and time necessary to find a successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. Carnes. We do not have other key employees who manage our operations. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract a sufficient number and quality of staff, when required.

We may acquire assets or other businesses in the future.

We may consider acquisitions of other assets or other business. Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

•	The acquired assets or business may not achieve expected results;
•	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;
•	We may not be able to retain key personnel of an acquired business;
•	Our management’s attention may be diverted; or
•	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

Our limited operating history makes it difficult to forecast our future results.

As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could force us to curtail or cause us to terminate our business operations.

Risks Associated with the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

Our obligations under the secured convertible debentures are secured by all of our assets.

Our obligations under the secured debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of the assets of the Company. This would cease operations.

Existing stockholders will experience significant dilution from our sale of shares under the Equity Distribution Agreement.

The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.

The sale of our stock under our equity distribution agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the Company has not performed in such a manner to show that the equity funds raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. It is not possible to predict if the circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock.

We may not be able to access sufficient funds under the Equity Line of Credit when needed.

We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Distribution Agreement and the additional secured convertible debentures to be purchased by Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $200,000 during any seven trading day period. In addition, based on an assumed offering price of $0.016 per share, we will only be able to draw a total net amount of $3,667,500 under the Equity Distribution Agreement. This net amount will utilize all of the 250,000,000 shares of our common stock registered for the Equity Distribution Agreement under our registration statement filed on June 30, 2004. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than $0.016 per share, we would need to register additional shares to fully utilize the funds available under the Equity Distribution Agreement. Based on the assumed offering price of $0.016 per share, we would have to issue to Cornell Capital Partners 315,565,566 shares in order to receive the entire $5,000,000 available to us under the Equity Distribution Agreement.

We may not be able to obtain a cash advance under the equity distribution agreement if Cornell Capital Partners holds more than 9.9% of our common stock.

In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenues from operations, we could be forced to curtail or cease our operations.

ITEM 7.	FINANCIAL STATEMENTS.

See Index to Financial Statements and Financial Statement Schedules appearing on page F-1 through F-16 of this Form 10-KSB.

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have had no disagreements with our independent auditors on accounting or financial disclosures.

ITEM 8.A.	CONTROLS AND PROCEDURES.

We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods. As of the end of the period covered by this report, Steven W. Carnes, our Chief Executive Officer and Principal Financial Officer evaluated the effectiveness of our disclosure controls and procedures. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, Mr. Carnes, our Chief Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures are effective. There were no changes in our internal control over financial reporting that occurred during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 8.B.	OTHER INFORMATION.

None.

PART III

ITEM 9	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

The following table sets forth the name and positions of the executive officer and director of the Company. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualified. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Age	Positions and Offices held
Stephen W. Carnes	41	CEO, President, Secretary/Treasurer and Director

Duties, Responsibilities and Experience

Stephen W. Carnes, age 41, is Chief Executive Officer, President, Secretary/Treasurer and Director of the Company. Mr. Carnes is also the President, CEO and a director of Signature Leisure, Inc., a publicly traded company trading on the OTC Bulletin Board. From 2000 to 2003, Mr. Carnes was founder and co-owner of a private public relations firm that assisted companies with marketing and public relations. From 1998 to 2003, Mr. Carnes has been self-employed as an independent manufacturers representative acting as an outside sales representative for various companies. From 1982 thru 1986, Mr. Carnes attended Indiana University at Fort Wayne, Indiana and received a B.S. degree in Business Administration.

Election of Directors and Officers.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended 2004, Stephen W. Carnes filed all forms 3, forms 4 and forms 5 on a timely basis.

Audit Committee and Financial Expert

We do not have an Audit Committee, Stephen W. Carnes, our sole director, performs some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities.

Our decision to not adopt such a code of ethics results from our having only one officer and director operating as the sole management for the Company. We believe that as a result of the limited interaction, which occurs having a sole officer/director for the Company eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Stephen W. Carnes, our sole director, performs some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

ITEM 10.	EXECUTIVE COMPENSATION.

The following table sets forth the cash compensation of the Company’s executive officer and director during the last fiscal year of the Company. The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of the Company’s business.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary Paid	Accumulative Accrual (2)	Other Annual Compensation	Restricted Stock (3)	Options	Other
Stephen W. Carnes, President (1)	2004	$-0-	$356,706.65	-0-	-0-	-0-	-0-
	2003	$-0-	$107,667	-0-	$67,500	-0-	-0-

(1)	Mr. Carnes was appointed officer and director of the Company on July 15, 2003.
(2)

Mr. Carnes agreed to accrue such portions of his salary as deemed relevant by the board of directors until such time as the Company is adequately capitalized and able to pay such salary. Total accruals include $11,900 in accrued automobile allowance, and accrued salary of $344,166.65. Additionally, Mr. Carnes has advanced $640.01 to the Company which is not indicated in the above Table, however is an accrued reimbursement.

(3)

Concurrent with joining the Company Mr. Carnes was issued 45,000,000 (post split) shares of common restricted stock of the Company which were valued, at the time by the Company at $67,500. This issuance is not considered to be a recurring expense.

Employment Agreement

On September 3, 2003, we entered into an Employment Agreement with Stephen W. Carnes, wherein Mr. Carnes agreed to serve as the Chairman of the Board, President and Chief Executive Officer of the Company. The term of the Agreement is for a period of three years, it commenced on August 1, 2003 and will expire on July 31, 2006. We agreed to pay Mr. Carnes a salary at an annual rate equal to the sum of $250,000. A bonus in the amount of $500,000 will be paid to Mr. Carnes upon successfully completing the opening or merger/acquisition of our first operating business unit. A bonus of $250,000 will be compensated to Mr. Carnes for each additional merger and/or acquisition and/or business unit start-up Mr. Carnes brings to the Company. Mr. Carnes will also receive an automobile allowance of $700 per month. Mr. Carnes has agreed to accrue such portions of his salary as deemed relevant by the board of directors until such time as the Company is adequately capitalized and able to pay such salary.

Termination of Employment

There are no compensatory plans or arrangements, other than those described above, including payments to be received from the Company, with respect to any person named in Cash Consideration set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Compensation of Directors

All directors will be reimbursed for expenses incurred in attending Board or committee, when established, meetings.

ITEM 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on March 1, 2005 relating to the beneficial ownership of our common stock by those persons known to beneficially own more than 5% of our capital stock and by our director and executive officer. The percentage of beneficial ownership for the following table is based on 214,149,409 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent Beneficially Owned (2)
Stephen W. Carnes 4185 West Lake Mary Blvd., Ste. 137 Lake Mary, Florida 32746	45,000,000	21%
Director & Officer	45,000,000	21%
(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Rounded to the nearest whole percentage.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner (1)	Number of Shares	Percent Beneficially Owned (2)
Cornell Capital Partners LP 101 Hudson St., Ste. 3700 Jersey City, NJ 07302	10,526,315	5%
Beneficial Owner	10,526,315	5%
(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Rounded to the nearest whole percentage.

ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Employment Agreement with Steve Carnes

On September 3, 2003, we entered into an Employment Agreement with Stephen W. Carnes, wherein Mr. Carnes agreed to serve as the Chairman of the Board, President and Chief Executive Officer of the Company. The term of the Agreement is for a period of three years, it commenced on August 1, 2003 and will expire on July 31, 2006. We agreed to pay Mr. Carnes a salary at an annual rate equal to the sum of $250,000. A bonus in the amount of $500,000 will be paid to Mr. Carnes upon successfully completing the opening or merger/acquisition of our first operating business unit. A bonus of $250,000 will be compensated to Mr. Carnes for each additional merger and/or acquisition and/or business unit start-up Mr. Carnes brings to the Company. Mr. Carnes will also receive an automobile allowance of $700 per month. Mr. Carnes has agreed to accrue such portions of his salary as deemed relevant by the board of directors until such time as the Company is adequately capitalized and able to pay such salary.

Reimbursements/ Salary Accrued

As of December 31, 2004, Mr. Carnes had accrued reimbursements of $640.01, accrued salary of $344,166.65 and accrued auto allowance of $11,900.

ITEM 13.	EXHIBITS.

(a)	Exhibits

31*	Certification pursuant to Section 302 of the Sarbanes-Oxley Act
32*	Certification pursuant to Section 906 of the Sarbanes-Oxley Act

_____

*	Filed herewith

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES.

(1) AUDIT FEES

The aggregate fees billed for professional services rendered by Beckstead & Watts, LLP, for the audit of the registrant's annual financial statements and review of the financial statements included in the registrant's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2004 and 2003 were $9,500 and $3,500, respectively.

(2) AUDIT-RELATED FEES

NONE

(3) TAX FEES

NONE

(4) ALL OTHER FEES

NONE

(5) AUDIT COMMITTEE POLICIES AND PROCEDURES

The Company does not have an audit committee.

(6) If greater than 50 percent, disclose the percentage of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENOVO HOLDINGS

By:/s/Stephen W. Carnes
Stephen W. Carnes, President

Dated: September 1, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

NAME	OFFICE	DATE

/s/Stephen W. Carnes	CEO/President	September 1, 2005
Stephen W. Carnes	Secretary/Treasurer

Chief Accounting Officer

Director

PAGE

Independent Auditors’ Report	F-25

Balance Sheets	F-26

Statement of Operations	F-27

Statement of Stockholders’ Equity	F-28

Statement of Cash Flows	F-29

Footnotes	F-30 – F-40

Beckstead and Watts, LLP

Certified Public Accountants

2426 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984

702.362.0540 fax

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Renovo Holdings (the “Company”) (A Development Stage Company), as of December 31, 2004 and 2003, and the related statement of operations, stockholders’ equity, and cash flows for the years then ended, and for the period from October 18, 2000 (Date of Inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renovo Holdings (A Development Stage Company) as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, and for the period October 18, 2000 (Date of Inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Beckstead and Watts, LLP

May 20, 2005

RENOVO HOLDINGS

(A Development Stage Company)

BALANCE SHEETS

	December 31,
	2004	2003
ASSETS
Current assets:
Cash	$ 16,075	$ 6,285
Total current assets	16,075	6,285

Equipment, net of accumulated depreciation	55,806	-

Total Assets	$ 71,881	$ 6,285
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	2,516	-
Payroll taxes payable	17,874	-
Accrued interest payable	6,752	-
Accrued auto allowance	11,900	3,500
Accrued reimbursement to officer	1027	540
Accrued salary - officer	344,167	104,166
Secured convertible debenture	240,000	-
Total current liabilities	$ 624,236	$ 108,206

Stockholders' deficit:
Preferred stock, $.001 par value authorized 5,000,000; no shares issued and outstanding as of 12/31/04 and 12/31/03	$ -	$ -

Common stock, $.001 par value, authorized 500,000,000 shares; 170,133,094 and 65,957,062 issued and outstanding as of 12/31/04 and 12/31/03 retroactively restated	170,133	65,957

Stock subscriptions receivable	(47,000)	-

Additional paid-in capital	768,277	176,574

Deficit accumulated during development stage	(1,443,765)	(344,452)
Total stockholders' deficit	(552,355)	(101,921)
Total liabilities and stockholders' deficit	$ 71,881	$ 6,285

The accompanying notes are an integral part of these financial statements

RENOVO HOLDINGS

(A Development Stage Company)

STATEMENT OF OPERATIONS

	December 31,		For the Period October 18, 2000 (Inception) to December 31, 2004
	2004	2003

Revenue	$ -	$ -	$ -

Expenses:
General and Administrative	236,025	18,020	269,739
Advertising	247,150	-	247,150
Consulting	312,200	76,800	389,000
Officer salary	250,000	104,167	354,167
Legal	31,710	40,000	71,710
Auto Allowance	8,400	3,500	11,900
Interest expense	7,958	-	7,958
Depreciation	5,870	-	5,870
Other services - related party	-	67,500	72,500
Other expense	-	3,540	13,771
Total expenses	1,099,313	313,527	1,443,765
Net loss	$ (1,099,313)	$ (313,527)	$ (1,443,765)

Weighted average number of common shares outstanding, basic and fully diluted	86,914,394	65,957,062

Net loss per weighted share basic and fully diluted	$ (0.01)	$ (0.00)

The accompanying notes are an integral part of these financial statements

RENOVO HOLDINGS

(A Development Stage Company)

October 18, 2000, (Inception) to December 31, 2004

STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Stock subscriptions receivable	Additional Paid-in Capital	Accumulated During Developmental Stage (Deficit)	Total Stockholder's Equity
	Shares	Amount
October 18, 2000

Shares issued for services	20,000,000	$ 200	$ -	$ 4,800	$ -	$ 5,000
Shares issued for cash	40,000,000	400	-	9,600	-	10,000
Net (loss) October 18, 2000 (Inception) to December 31, 2000	-	-	-	-	(12,849)	(12,849)
Balance December 31, 2000	60,000,000	600	-	14,400	(12,849)	2,151

Shares issued for cash	6,200,000	62	-	9,238	-	9,300
Donated services	-	-	-	4,231	-	4,231
Net loss December 31, 2001	-	-	-	-	(7,429)	(7,429)
Balance December 31, 2001	66,200,000	662	-	27,869	(20,278)	8,253

Shares issued for cash	13,800,000	138	-	20,562	-	20,700
January 10, 2002 recapitalization
adjustment to additional paid-in-capital	-	79,200	-	(79,200)	-	-
Donated services	-	-	-	6,000	-	6,000
Net loss December 31, 2002	-	-	-	-	(10,647)	(10,647)
Balance December 31, 2002	80,000,000	80,000	-	(24,769)	(30,925)	24,306

Donated services	-	-	-	3,000	-	3,000
Shares Cancelled by majority stockholders	(60,000,000)	(60,000)	-	60,000	-	-
Shares issued for services	45,000,000	45,000	-	22,500	-	67,500
Shares issued for services	957,062	957	-	115,843	-	116,800
Net loss December 31, 2003	-	-	-	-	(313,527)	(313,527)
Balance December 31, 2003	65,957,062	65,957	-	176,574	(344,452)	(101,921)

Shares issued for cash	13,988,094	13,988	-	47,191	-	61,179
Shares issued related to equity distribution agreement	82,300,000	82,300	(47,000)	317,700	-	353,000
Shares issued for services	7,887,938	7,888	-	226,812	-	234,700
Net loss December 31, 2004	-	-	-	-	(1,099,313)	(1,099,313)
Balance December 31, 2004	170,133,094	$170,133	$ (47,000)	$ 768,277	$ (1,443,765)	$ (552,355)

The accompanying notes are an integral part of these financial statements

RENOVO HOLDINGS

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	December 31,		For the Period October 18, 2000 (Inception) to December 31, 2004
	2004	2003

CASH FLOWS FROM OPERATIONS

Net loss	$ (1,099,313)	$ (313,527)	$ (1,443,765)

Adjustments to reconcile net loss to net cash
used for operating activities:
Stock issued for services	234,700	184,300	424,000
Donated services	-	3,000	13,230
Depreciation	5,870	-	5,870
Increase in accounts payable	1,456	-	1,995
Increase in accrued auto allowance	8,400	3,500	11,900
Increase in accrued expenses	25,266	540	25,266
Increase in accrued salary -officer	240,000	104,167	344,167
Net cash used for operating activities	(583,621)	(18,020)	(617,337)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(61,676)	-	(61,676)
Net cash used in investing activities	(61,676)	-	(61,676)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	354,179	-	394,180
Issuance of secured debenture	300,000	-	300,000
Net cash used in financing activities	654,179	-	694,180

Net increase (decrease) in cash	8,882	(18,020)	15,167
Cash, beginning of period	6,285	24,305	-
Cash, end of period	$ 15,167	$ 6,285	$ 15,167

Supplemental disclosure
Interest paid	$ 1,359	$ -	$ 1,359
Taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles

Organization

The Company was organized October 18, 2000 (Date of Inception) under the laws of the State of Nevada, as First Impressions. The Company has not commenced significant operations and, in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7”), the Company is considered a development stage company.

On July 14, 2003, the Company amended its Articles of Incorporation changing its name from First Impressions to Fortis Enterprises. The Company also increased the total amount of authorized common stock from 50,000,000 shares to 100,000,000 shares.

On June 11, 2004, the Company amended its Articles of Incorporation changing its name from Fortis Enterprises to Renovo Holdings. The Company also increased the total mount of authorized common stock from 100,000,000 to 500,000,000 shares.

Accounting period

The Company has adopted an annual accounting period of January through December.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Revenue recognition

Sales and related cost of sales are generally recognized upon shipment of products. Cost of goods sold generally represents the cost of items sold and the related shipping and selling expenses.

Furniture and equipment - Furniture and equipment are stated at cost less accumulated depreciation. It is the policy of the Company to capitalize items greater than or equal to $1,000 and provide depreciation based on the estimated useful life of individual assets, calculated using the straight line method.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Estimated useful lives range as follows:

Years
Furniture and equipment	3 – 5
Computer hardware	3
Vehicles	5

Advertising Costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in general and administrative expenses as of December 31, 2004 or December 31, 2003.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004 and December 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and notes payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2004 or December 31, 2003.

Stock-Based Compensation

During 2004, the Company adopted the fair value based method of Statement of Financial Accounting Standards No. 123 (“SFAS 123”). Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Stock-based compensation to vendors is recorded based upon the fair value of the services provided when it constitutes a more reliable measure of fair value than the stock price.

Adoption of the fair value provisions of SFAS 123 did not result in a significant change in the financial statements of the Company.

Earnings per share

The Company has adopted Statement of Financial Accounting Standards No. 128. Earnings Per Share ("SFAS No. 128"). Basic earnings per common share ("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Segment reporting

The Company has adopted Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company has adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes because of differences in amounts deductible for tax purposes. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

During 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 became fully effective for periods beginning after December 15, 2003. SFAS No. 150 requires financial instruments with the certain characteristics or redemption options to be classified as liabilities in the financial statements. The Company adopted SFAS No. 150 as of January 1, 2004. This adoption did not result in a significant change to the financial statements.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

Note 2 – Furniture and Equipment

Furniture and equipment consists of the following categories at December 31, 2004:

Computers	19,153
Office equipment	15,162
Vehicles	27,361
61,676
Less accumulated depreciation	(5,870)
Total	55,806

Depreciation expense for the year ended December 31, 2004 totaled $5,870.

Note 3 – Secured convertible debentures

During 2004, the Company issued secured convertible debentures totaling $300,000 to a securities broker. These debentures mature in April 2007 and include interest of 5% payable upon conversion or maturity.

The holder has the option to convert, at any time, all or part of the principal amount of the debenture, plus accrued interest, into shares of the Company’s common stock at a conversion price equal to the lesser of (a) 120% of the closing bid price of the common stock or (b) 80% of the lowest closing bid price of the Company’s common stock for the five trading days immediately preceding the conversion date. During 2004, $60,000 of these debentures were converted to 13,988,094 shares of common stock.

The Company may redeem a portion or all of these debentures with 15 days notice for 120% of the amount redeemed, plus accrued interest.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 4 – Income taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company currently has net operating loss carryforwards aggregating approximately $1,029,000, which expire through 2024. The deferred tax asset of approximately $350,000 related to this carryforward has been fully reserved.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	34%
Effect of operating losses	-34%
0%

Net deferred tax assets consist of the following:

	For the years ended December 31,
	2004	2003
Gross deferred tax asset	$ 350,000	$ 107,000
Gross deferred tax liability	-	-
Valuation allowance	(350,000)	(107,000)
Net deferred tax asset	$ -	$ -

The Company did not pay any income taxes during the year ended December 31, 2004 or 2003.

Note 5 – Stockholders’ equity

The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001. Rights, preferences and other terms of the preferred stock will be determined by the board of directors at the time of issuance.

On October 18, 2000, the Company issued 20,000,000 shares of its $0.001 par value common stock for services valued at $5,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

On October 19, 2000, the Company issued 40,000,000 shares of its $0.001 par value common stock for $10,000.00 cash. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On January 4, 2002, the Company completed a public offerings that was offered without registration under the Securities Act of 1933, as amended (The "Act"), in reliance upon the exemption from registration afforded by sections 4(2) and 3(b) of the Securities Act and regulation D promulgated thereunder. The Company sold 20,000,000 shares of its $0.001 par value common stock for a total amount of $30,000. Of these shares, 6,200,000 shares were issued during 2001 and 13,800,000 were issued in January 2002.

On January 10, 2002, the Company approved a forward stock split on the basis of 100 for 1. All references to the number of shares issued and outstanding haven retroactively restated to reflect the forward split.

On July 14, 2003, the Company increased its authorized common stock to 100,000,000 shares at $.001 par value.

On July 17, 2003, the Company cancelled 60,000,000 (post split) shares of common stock held by 3 of its majority stockholders. Concurrent with the cancellation, the Company issued 45,000,000 (post split) shares of its $0.001 par value common stock to its new sole officer and director.

On July 21, 2003, the Company effectuated a 4:1 forward stock split. The split was accomplished through the issuance of a 3 for 1 common stock dividend, whereby all of the Company's stockholders on the Record Date of July 21, 2003, received three additional shares of common stock for every share they currently owned, resulting in 65,000,000 (post split) shares of common stock issued and outstanding.

On October 30, 2003, the Company issued 67,000 shares of its $0.001 par value common stock valued at $10,000 to Mr. Barr pursuant to a Consulting Agreement entered into on October 27, 2003. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on August 26, 2003.

On October 30, 2003, the Company 67,000 shares of its $0.001 par value common stock valued at $10,000 to Mr. Broersma pursuant to a Consulting Agreement entered into on October 27, 2003. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on August 26, 2003.

From November 11, 2003 to December 22, 2003 the Company issued 24,881 shares of its $0.001 par value common stock valued at $3,000 to Cynthia Wainwright pursuant to a Consulting Agreement we entered into on October 1, 2003. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on August 26, 2003.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From November 11, 2003 to December 22, 2003 the Company issued 236,363 shares of its $0.001 par value common stock valued at $30,000 to Loren Brown pursuant to a Consulting Agreement we entered into on October 1, 2003. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on August 26, 2003.

From November 11, 2003 to December 22, 2003 the Company issued 118,181 shares of its $0.001 par value common stock valued at $15,000 to Matt Lettau pursuant to a Consulting Agreement we entered into on October 1, 2003. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on August 26, 2003.

On December 16, 2003, the Company issued 80,000 shares of its $0.001 par value common stock valued at $8,800 to Florida Catastrophe Corp for consulting services provided to the Company. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on August 26, 2003.

On December 22, 2003, the Company issued 363,637 shares of its $0.001 par value common stock valued at $40,000 to Donald J. Stoecklein for legal services provided to the Company. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on August 26, 2003.

On January 19, 2004, the Company issued 328,481 shares of its common stock to various individuals for consulting services valued at $29,500.

On February 10, 2004 the Company issued 140,000 shares of its common stock to Michael Manion for consulting services valued at $10,000.

On February 23, 2004 the Company issued 306,250 shares of its common stock to various individuals for consulting services valued at $24,500.

On March 30, 2004, the Company issued 970,000 shares of its common stock to various individuals for consulting services valued at $29,200.

On May 11, 2004, the Company filed a Form S-8 registering 15,625,000 shares of its common stock under the 2004 Consultant and Employee Stock Compensation Plan.

On May 13, 2004, the Company issued 10,000 shares of its $0.001 par value common stock to Newbridge Securities Corporation for placement agent fees in the amount of $200.

On May 14, 2004, the Company issued 1,933,207 shares of its $0.001 par value common stock to various individuals for consulting agreements valued at $89,300.

On June 14, 2004, the Company amended its Articles of Incorporation to increase its authorized capital to 500,000,000 shares of common stock, $0.001 par value per share.

On June 17, 2004, the Company issued 1,575,000 shares of its $0.001 par value common stock to various individuals for consulting agreements valued at $31,000.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

On June 30, 2004, the Company filed a registration statement, registering 368,687,500 shares of its common stock for the resale by all investors who purchase convertible debentures and to cover the $5,000,000 equity line under the Equity Distribution Agreement. The selling stockholders consist of Cornell Capital Partners, who intends to sell up to 368,687,500 shares of common stock, 250,000,000 of which are under the Equity Distribution Agreement, 117,187,500 are under secured convertible debentures.

On August 11, 2004, the Company converted $20,000 of the secured convertible debenture in exchange for 3,571,428 shares of its $0.001 par value common stock.

On September 13, 2004, the Company issued 125,000 shares of its $0.001 par value common stock to Cynthia Wainwright in exchange for services valued at $1,000.

On September 13, 2004, the Company issued 2,500,000 shares of its par value common stock to a related party in exchange for services valued at $20,000.

On September 14, 2004, the Company converted $20,000 of the secured convertible debenture in exchange for 4,166,666 shares of its $0.001 par value common stock.

On October 13, 2004, the Company converted $20,000 of the secured convertible debenture in exchange for 6,250,000 shares of its $0.001 par value common stock.

During the six-month period ended December 31, 2004, the Company issued 82,300,000 shares of its $0.01 par value common stock to an escrow agent on behalf of Cornell Capital pursuant to the Standby Equity Distribution Agreement entered into on June 30, 2004. The Company recorded a subscription receivable as of December 31, 2004 in the amount of $47,000.

There have been no other issuances of common stock.

During 2004, management entered into a Standby Equity Distribution Agreement with Cornell Capital Partners (“Cornell”) in order to fund development efforts. This agreement calls for Cornell to purchase up to $5,000,000 of the Company’s common stock at a price based upon recent market activity. Purchases of stock are initiated by the Company as funds are needed in accordance with the agreement.

Note 6 – Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its product line, setting up its e-commerce website, and incurring substantial costs and expenses. As a result, the Company incurred accumulated net losses from October 17, 2000 (inception) through the period ended December 31, 2004 in excess of $1,000,000. In addition, the Company's development activities since inception have been financially sustained through equity financing.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

In order to fund development, management has entered into a Standby Equity Distribution Agreement with Cornell Capital as described in Note 5.

Note 7 – Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 8 – Related party transactions

Amounts due to the Company’s chief executive officer totaled approximately $357,000 and $108,000 at December 31, 2004 and 2003, respectively. These amounts primarily represent unpaid salary and auto allowance in accordance with an employment agreement.

Note 9 – Commitments and contingent liabilities

Lease commitments - The Company leases certain office premises under a non-cancelable operating leases. The leases expire in June 2005 and October 2006 and requires the Company to pay real estate taxes, insurance and other costs.

Aggregate minimum rental commitments at December 31, 2004 under non-cancelable operating leases are summarized as follows:

Year ending	Gross
December 31,	Rentals
2005	$ 40,026
2006	31,400
$ 71,426

Rental expense included in operations totaled approximately $15,000 for the year ended December 31, 2004.

Legal matters - The Company is occasionally party to litigation or threat of litigation arising in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the Company’s financial position or results of operations.

Employment agreement - The Company has entered into an employment agreement with its chief executive officer. This agreement establishes bonuses based upon new mergers, acquisitions or business unit start-ups the executive brings to the Company.

RENOVO HOLDINGS

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 10 – Stock-based compensation

During 2004, the Company adopted a consultant and employee stock compensation plan whereby they may issue up to 15,625,000 shares of common stock at the discretion of the board of directors. The purpose of the plan is to further the growth of the Company by awarding common stock for services provided.

During the years ended December 31, 2004, the Company granted shares to employees, vendors and others as disclosed in the accompanying statement of changes in stockholders’ equity. Shares granted as compensation to non-employees are recorded at the fair value of the services provided since that provides a more objective source of information. Expenses included in the accompanying financial statements related to stock-based compensation totaled approximately $234,700 during the year ended December 31, 2004.

APPENDIX G

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

☒ QUARTERLY REPORT UNDER SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: September 30, 2005

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR

15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-49634

RENOVO HOLDINGS

(Exact name of small business issuer as specified in its charter)

Nevada	88-0475756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Candace Drive

Suite 100

Maitland, Florida 32751

(Address of principal executive offices)

(407) 599-2886

(Issuer’s telephone number)

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check mark whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the last 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes      X        No ____

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes     X         No ____

The number of shares of Common Stock, $0.001 par value, outstanding on September 30, 2005, was 485,479,216 shares.

Transitional Small Business Disclosure Format (check one):

Yes                 No        X

PART 1 – FINANCIAL INFORMATION

Item 1. Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Renovo Holdings

We have reviewed the accompanying balance sheet of Renovo Holdings, a development stage company, (formerly known as Fortis Enterprises) as of September 30, 2005 and the related statements of operations for the three-months and nine-months ended September 30, 2005, and the statements of cash flows for the nine-months ended September 30, 2005, included in the accompanying Securities and Exchange Commission Form 10-QSB for the period ended September 30, 2005. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States.

The financial statements for the year ended December 31, 2004 were audited by other accountants, whose report dated May 20, 2005, expressed an unqualified opinion on those financial statements. They have not performed any auditing procedures since that date. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2004 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC.

Denver, Colorado

November 10, 2005

RENOVO HOLDINGS

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

ASSETS

	September 30, 2005	December 31, 2004
Current Assets
Cash	$1,897	$16,075
Total Current Assets	1,897	16,075

Fixed assets:
Equipment, net of accumulated depreciation of
$17,652 and $5,870, respectively	45,278	55,806

TOTAL ASSETS	$47,175	$71,881

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$-	$2,516
Payroll taxes payable	23,205	17,874
Accrued interest payable	14,580	6,752
Accrued auto allowance	18,200	11,900
Accrued reimbursement to officer	22,812	1,027
Accrued salary – officer	366,667	344,167
Secured convertible debenture	220,000	240,000
Total Current Liabilities	665,464	624,236

Stockholders’ Deficit:
Preferred stock, $0.001 par value, authorized 5,000,000 shares; no shares issued and outstanding at September 30, 2005 and December 31, 2004	-	-

Common stock, $0.001 par value, 500,000,000 shares authorized; 485,479,216 and 170,133,094 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	485,479	170,133

Stock Subscription Receivable	-	(47,000)

Additional paid-in capital	697,981	768,277

Deficit accumulated during development stage	(1,801,749)	(1,443,765)

Total Stockholders’ Deficiency	(618,289)	(552,355)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$47,175	$71,881

See accountants' review report and the accompanying notes to these financial statements.

RENOVO HOLDINGS

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended September 30,		For the Nine months ended September 30,		For the Period October 18, 2000 (inception) to September 30, 2005
	2005	2004	2005	2004

Revenue	$-	$-	$-	$-	$-

Operating expenses:
General and administrative	9,253	148,802	79,273	235,069	349,012
Advertising	-	-	39,750	-	286,900
Consulting services	-	21,000	22,500	264,500	411,500
Salary expense	62,500	20,833	187,500	145,833	528,436
Stock issued for legal services	-	-	-	-	71,710
Auto allowance	2,100	700	6,300	4,900	18,200
Depreciation	3,879	2,333	11,782	3,642	17,652
Stock issued for services – related party	-	-	-	-	72,500
Officer donated services	-	-	-	-	13,231
Other expenses	-	-	-	-	13,772

Total Operating Expenses	77,732	193,668	347,105	653,944	1,782,913

Interest expense	2,908	-	10,878	-	18,836

Net loss	$(80,640)	$(193,668)	$(357,983)	$(653,944)	$(1,801,749)

Weighted average number of common shares outstanding	376,783,564	104,373,094	287,935,582	104,373,094

Net loss per weighted share, basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)

See accountants' review report and the accompanying notes to these financial statements.

RENOVO HOLDINGS

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(unaudited)

	For the Nine Months Ended September 30,		For the Period October 18, 2000, (Inception) to September 30,
	2005	2004	2005
Cash Flows from Operating Activities
Net (loss)	$ (357,983)	$ (653,944)	$ (1,801,749)
Adjustments to reconcile net loss to net cash used by operations:
Shares issued for services	5,050	264,500	265,250
Donated services	-	-	13,231
Depreciation	11,782	3,642	17,652
Changes in operating assets and liabilities:
Increase in accounts payable	(2,516)	2,142	-
Increase in accrued auto allowance	6,300	4,900	18,200
Increase in accrued expenses	27,115	100	46,016
Increase in accrued interest	7,828	-	14,580
Increase in accrued salary - officer	142,500	135,833	486,667

Net cash used by operating activities	(159,924)	(242,827)	(940,153)

Cash Flows from Investing Activities
Purchase of fixed assets	(1,254)	(44,665)	(62,930)

Net cash used by investing activities	(1,254)	(44,665)	(62,930)

Cash Flows from Financing Activities
Proceeds from secured convertible debenture	-	260,000	300,000
Proceeds from borrowing	100,000	-	100,000
Issuance of common stock	47,000	40,000	604,980

Net cash provided by financing activities	147,000	300,000	1,004,980

Net increase (decrease) in cash	(14,178)	12,508	1,897

Cash, beginning of period	16,075	6,286	-

Cash, end of period	$ 1,897	$ 18,794	$ 1,897

Supplemental disclosure of cash flow information:
Interest paid	$ -	$ -	$ -
Taxes paid	$ -	$ -	$ -

Non-cash transactions:
Subordinated debt conversion to stock	$ 20,000	$ -	20,000
Stock issued as repayment of borrowing	$ 100,000	$ -	100,000
Stock issued as payment of accrued salaries	$ 120,000	$ -	120,000

See accountants' review report and the accompanying notes to these financial statements.

RENOVO HOLDINGS

(a Development Stage Company)

Notes to Financial Statements

Note 1 - Basis of presentation

In the opinion of management, the accompanying unaudited interim condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial positions as of September 30, 2005 and results of operations and cash flows for the nine months ended September 30, 2005. All such adjustments are of a normal recurring nature. All financial statements presented herein are unaudited with the exception of the balance sheet as of December 31, 2004, which was derived from the audited financial statements. The results of operations for the interim period are not necessarily indicative of the results expected for a full year. The statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's Form 10-KSB for the year ended December 31, 2004.

On July 14, 2003, the Company amended their Articles of Incorporation to change their name from First Impressions to Fortis Enterprises and have subsequently changed their name to Renovo Holdings effective June 14, 2004.

Generally accepted accounting principles requires management to make estimates and assumptions which affect amounts reflected in the accompanying financial statements. Actual results could differ from these estimates.

Note 2 - Going concern

The accompanying financial statements at September 30, 2005 have been prepared on a going concern basis, which contemplated the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s current liabilities exceed current assets by $663,567 and the Company has suffered losses from operations during its operating history. The ability of the Company to continue as a going concern is dependent upon obtaining additional financing and future profitable operations. Management is in the process of implementing its business plan, which would generate revenue to sustain the operations of the Company (see Note 6). The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Notes payable

On April 14, 2004, the Company entered into a "Standby Equity Distribution Agreement" with Cornell Capital Partners, LP (the "Investor"), wherein the Company agreed to issue and sell to the Investor and the Investor agreed to purchase from the Company $5,000,000 of $0.001 par value common stock. Additionally, the Company entered into a secured convertible debenture agreement with the Investor in order to provide the Company with expedited access to $300,000 of the total funding amount.

Note 4 - Commitments and contingencies

On April 14, 2004, the Company executed a Securities Purchase Agreement with Cornell, wherein it agreed to issue and sell to Cornell up to $300,000 of secured convertible debentures, which will be convertible into shares of the Company's $0.001 par value common stock. The entire $300,000 has been received as of September 30, 2005.

On April 27, 2004, the Company entered into a Consulting Agreement with Digital Niche Marketing, LLC, wherein the Consultant agrees to assist us with general advertising and marketing services for a fee of $4,300 per month.

On June 4, 2004, the Company executed a Commercial Lease with Jack Seay ("Lessor"), wherein the Lessor agreed to lease to the Company the premises situated in 2237 W. 24th Street, Panama City, Florida (approximately 1,450 square feet). The term of the lease began on July 1, 2004 and terminated on September 30, 2005.

On October 26, 2004, the Company executed a Lease Agreement with The John Price Trust, c/o Carter & Associates LLC, ("Lessor") wherein the Company agreed to lease the property located at 100 Candace Drive, Suite 100, Maitland, Florida 32751. The property is approximately 3,600 square feet. The term of the lease is for 24 months beginning November 1, 2004 with lease payments of $2,850 per month together with applicable Florida State Sales Tax. Upon execution of the Lease Agreement, the Company paid the Lessor $5,890.

Note 5 - Stockholders' equity

On April 30, 2004, the Company issued 10,000 shares of its $0.001 par value common stock to Newbridge Securities Corporation for placement agent fees in the amount of $200.

On April 30, 2004, the Company issued 1,490,000 shares of its $0.001 par value common stock to Cornell Capital Partners, LP as a commitment fee towards a "Standby Equity Distribution Agreement" which is valued at $29,800.

On May 11, 2004, the Company filed a Form S-8 registering 15,625,000 shares of its common stock under the 2004 Consultant and Employee Stock Compensation Plan.

On May 14, 2004, the Company issued 1,475,000 shares of its $0.001 par value common stock for consulting agreements valued at $71,000.

On June 14, 2004, the Company amended its Articles of Incorporation to increase its authorized capital to 500,000,000 shares of common stock, $0.001 par value per share.

On June 17, 2004, the Company issued 1,575,000 shares of its $0.001 par value common stock pursuant to a Consulting Agreement valued at $31,000.

On June 30, 2004, the Company filed a registration statement, registering 368,687,500 shares of its common stock for the resale by all investors who purchase convertible debentures and to cover the $5,000,000 equity line under the Equity Distribution Agreement. The selling stockholders consist of Cornell Capital Partners, who intends to sell up to 368,687,500 shares of common stock, 250,000,000 of which are under the Equity Distribution Agreement, 117,187,500 are under secured convertible debentures.

On September 8, 2004, the Company converted $20,000 of the secured convertible debenture in exchange for 3,571,428 shares of its $0.001 par value common stock.

On September 14, 2004, the Company converted $20,000 of the secured convertible debenture in exchange for 4,166,666 shares of its $0.001 par value common stock.

On September 23, 2004, the Company issued 125,000 shares of its $0.001 par value common stock to a related party in exchange for services valued at $1,000.

On September 23, 2004, the Company issued 2,500,000 shares of its par value common stock to a related party in exchange for services valued at $20,000.

During the nine-month period ended September 30, 2004, the Company issued 21,300,000 shares of its par value common stock to an escrow agent on behalf of Cornell Capital pursuant to the Equity Distribution Agreement entered into on June 30, 2004. The Company recorded a subscription receivable as of September 30, 2004 in the amount of $200,000.

During the three-months ended March 31, 2005, the Company issued 73,490,000 shares of its $0.001 par value common stock to an escrow agent on behalf of Cornell Capital pursuant to the Equity Distribution Agreement entered into on June 30, 2004 (see Note 3).

During the three-months ended March 31, 2005, the Company issued 21,637,426 shares of its $0.001 par value common stock for debt conversion pursuant to the an equity distribution agreement (Note - 3).

On April 21, 2005, the Company issued 9,950,000 shares of its common stock to Evan Weybright for consulting services valued at $2,985, the fair value of the underlying shares. The shares issued were unrestricted pursuant to the S-8 Registration filed with the SEC on August 26, 2003.

On April 29, 2005, the Company issued 10,268,696 shares of its common stock to the Escrow Agent pursuant to the Equity Distribution Agreement, to hold on behalf of Cornell pending receipt of funds, at which time the shares will be delivered to Cornell. The shares were registered in the Company's SB-2 Registration Statement declared effective by the SEC on July 14, 2004.

On August 19, 2005, the Company issued 200,000,000 shares of its common stock to the Company’s sole officer, director, and principal stockholder in exchange for a reduction of accrued salary owed in the amount of $120,000.

There were no other issuances of common stock for the nine-month period ended September 30, 2005.

Note 6 – Merger Agreement

On September 26, 2005, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ei3 Corporation (“ei3”). Pursuant to the terms of the Merger Agreement, the Company will reincorporate in Delaware and then merge with ei3. Terms of the merger call for each share of ei3’s common stock to be converted into the right to receive four shares of Company common stock. As a result of the merger, the stockholders of ei3 will receive shares of the Company representing approximately 93% of the Company’s outstanding shares of common stock after the merger.

Consummation of the Merger is subject to various conditions which have not yet occurred, including (i) approval of the Merger Agreement by the Company’s and ei3’s stockholders; (ii) approval by the Company’s stockholders to reincorporate in Delaware and to complete a 48-to-1 reverse stock split; (iii) consummation of debt or equity financing of at least $1,500,000 by ei3.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Except for our ongoing securities laws, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

•	increased competitive pressures from existing competitors and new entrants;
•	increases in interest rates or our cost of borrowing or a default under any material debt agreements;
•	deterioration in general or regional economic conditions;
•	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
•	loss of customers or sales weakness;
•	inability to achieve future sales levels or other operating results;
•	the unavailability of funds for capital expenditures; and
•	operational inefficiencies in distribution or other systems.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see “Factors That May Affect Our Plan of Operation” in this document and in our Annual Report on Form 10-KSB for the year ended December 31, 2004.

Item 2. Plan of Operation

Overview

Renovo Holdings is a Development Stage Company that intended to capitalize upon the niche market opportunities within the commercial and residential restoration service markets. We were incorporated in the State of Nevada on October 18, 2000 under the name First Impressions.

We have continuously incurred losses since inception. For the quarter ended September 30, 2004 we had a net loss of $193,668 as compared to a net loss of $80,640 for the quarter ended September 30, 2005.

Plan of Operation

Our original plan of operation has been to focus our efforts on positioning Renovo to provide complete loss management and restoration services to residential, commercial, industrial, and institutional properties. Initially, we were seeking to establish Renovo in the Florida market, with the ability to expedite the recovery process, with the eventual capability of responding to loss and restoration across the United States. However, as a result of our lack of revenue generation, we have not been satisfied with our business plan or original plan of operation. Therefore, we re-assessed our business plan, and aggressively sought out other business opportunities in an effort to substantiate stockholder value.

On September 26, 2005, Renovo and our sole officer, director and principal stockholder, Stephen W. Carnes, entered into an Agreement and Plan of Merger (the "Merger Agreement") with ei3 Corporation, a Delaware corporation (“ei3”). Pursuant to the terms of the Merger Agreement, we will reincorporate in Delaware and then merge (the "Merger") with ei3, with Renovo as the surviving corporation of Merger. We will change our name to ei3 Corporation and will cease to be a shell company. The merger is intended to be structured as a tax-free reorganization accounted for as a purchase whereby ei3 will be merged with and into Renovo wherein the separate corporate existence of ei3 shall cease to exist. As a result of the Merger, the stockholders of ei3 will receive shares of our common stock representing approximately 93% of our outstanding shares of common stock after the Merger.

A copy of the Merger Agreement is filed as Exhibit 2.1 to Form 8-K filed on September 29, 2005.

The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the filed Merger Agreement.

On the terms and subject to the conditions of the Merger Agreement, at the effective time and as a result of the Merger, each share of ei3’s common stock issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive four (4) shares of our common stock. As of the closing date of the Merger, the aggregate number of our shares to be issued to the ei3 stockholders shall equal approximately 93% of our outstanding shares of common stock. Our shares of common stock issued in the Merger will not be registered under the Securities Act of 1933, as amended and will therefore be deemed "restricted securities".

Consummation of the Merger is subject to the satisfaction of various conditions, including (i) approval of the Merger Agreement and the Merger by Renovo and ei3’s stockholders, (ii) approval by our stockholders to reincorporate (change of domicile) Renovo in the State of Delaware; (iii) approval by our stockholders of a one for 47.84168 reverse stock split, such that we shall have not more than 10,147,620 shares of common stock issued and outstanding; (iv) certain of our notes held by Cornell Capital Partners being amended in form satisfactory to ei3; (v) ei3 shall have consummated a debt or equity financing of at least $1,500,000; and (vi) the accuracy of representations and warranties. The Merger Agreement contains certain termination rights for both ei3 and us.

Further, Stephen W. Carnes, our sole officer, director and principal stockholder will receive $200,000 in cash upon closing of the Merger. In addition, Mr. Carnes has agreed to assume all of our liabilities, excluding the notes held by Cornell Capital Partners, upon closing of the Merger, pursuant to the terms of an Assumption Agreement dated September 26, 2005 between Renovo and Mr. Carnes, a copy of which is filed as Exhibit 10.1 to Form 8-K filed on September 29, 2005.

ABOUT ei3

ei3 is a privately held company which provides its customers the ability to remotely monitor and service their equipment through ei3’s proprietary networking and ASP software. In addition to a remote service platform, ei3 offers customer-driven productivity tools to enhance equipment performance for manufacturers. ei3 also provides network management, software licensing, hosting and technical support services.

Satisfaction of our cash obligation for the next 12 months.

We plan on satisfying our cash obligations over the next twelve months through additional equity and/or third party financing. We do not anticipate generating revenues sufficient enough to satisfy our working capital requirements within the next twelve months.

A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. We do not anticipate enough positive internal operating cash flow until such time as we complete the acquisition and can generate substantial revenues, which may take the next few years to fully realize, if ever. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.

Liquidity and Capital Resources

Our near term cash requirements are anticipated to be offset through the receipt of funds from the Cornell convertible debenture, private placement offerings and loans obtained through private sources. We filed a registration statement (declared effective by the SEC on July 14, 2004) registering 368,687,500 shares of our common stock for the resale by all investors who purchase convertible debentures and to cover the $5,000,000 equity line under the Equity Distribution Agreement. We anticipate being able to use the line of credit to finance our operations. Since inception, we have financed cash flow requirements through debt financing and issuance of common stock for cash and services. When, and if, we commence operational activities, we may continue to experience net negative cash flows from operations, and may be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide working capital.

Over the next twelve months we believe that existing capital and anticipated funds from operations will not be sufficient to sustain operations and planned expansion. However, the line of credit is anticipated to satisfy our working capital needs, but if it is not available, we will be required to seek additional capital in the future to fund our operations through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders.

We anticipate incurring operating losses over the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, locate suitable acquisition targets, obtain a customer base, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Going Concern

The consolidated financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company’s cash position may be inadequate to pay all of the costs associated with its intended business plan. Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Summary of any product and development that we will perform for the term of the plan.

We do not anticipate performing any significant product research and development under our plan of operation until such time as we complete the acquisition.

Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or anticipated to be needed in the next twelve months.

Significant changes in the number of employees.

As of September 30, 2005, we had 1 employee. We are dependent upon Steve W. Carnes our sole officer and director. We will need to hire full time operational staff as our operations commence and we complete anticipated acquisitions.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACTORS THAT MAY AFFECT OUR PLAN OF OPERATION

Renovo has historically lost money and losses may continue in the future, which may cause us to curtail operations.

Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the quarters ended September 30, 2005 and September 30, 2004 we incurred net losses of $80,640 and $193,668 respectively. Our accumulated deficit at the end of September 30, 2005 was $1,801,749. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

Renovo may need to raise additional capital or debt funding to sustain operations.

Unless we can become profitable with the existing sources of funds we have available and our operations, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales or the Cornell line of credit we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot be assured that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations and the search for acquisition candidates. Any of these events could be materially harmful to our business and may result in a lower stock price.

We have been the subject of a going concern opinion for the years ended December 31, 2004 and December 31, 2003 from our independent auditors, which means that we may not be able to continue operations unless we can become profitable or obtain additional funding.

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2004 and December 31, 2003, which states that the financial statements raise substantial doubt as to our ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for twelve months with the cash currently on hand, and from the Securities Purchase Agreement and the Equity Distribution Agreement entered into by the Company and Cornell Capital Partners, executed on April 14, 2004.

We are subject to a working capital deficit, which means that our current assets on December 31, 2004 and September 30, 2005, were not sufficient to satisfy our current liabilities and, therefore, our ability to continue operations is at risk.

We had a working capital deficit for the year ended December 31, 2004 and quarter ended September 30, 2005, which means that our current liabilities exceeded our current assets on December 31, 2004 by $552,355 and $618,289 on September 30, 2005. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2004 and September 30, 2005, were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future operations.

Our common stock may be affected by limited trading volume and may fluctuate significantly, which may affect our stockholders’ ability to sell shares of our common stock.

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact our stockholders' ability to sell shares of our common stock.

Our common stock is deemed to be a low priced “Penny Stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;
•	That are not traded on a "recognized" national exchange;
•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or
•

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of Stephen W. Carnes, our sole Officer and Director. The loss of the services of Mr. Carnes could materially harm our business because of the cost and time necessary to find a successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. Carnes. We do not have other key employees who manage our operations. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract a sufficient number and quality of staff, when required.

We may acquire assets or other businesses in the future.

We may consider acquisitions of other assets or other business. Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

•	The acquired assets or business may not achieve expected results;
•	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;
•	We may not be able to retain key personnel of an acquired business;
•	Our management’s attention may be diverted; or
•	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

Our limited operating history makes it difficult to forecast our future results.

As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could force us to curtail or cause us to terminate our business operations.

Risks Associated with the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

Our obligations under the secured convertible debentures are secured by all of our assets.

Our obligations under the secured debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of the assets of the Company. This would cease operations.

Existing stockholders will experience significant dilution from our sale of shares under the Equity Distribution Agreement.

The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.

The sale of our stock under our equity distribution agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the Company has not performed in such a manner to show that the equity funds raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. It is not possible to predict if the circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock.

We may not be able to access sufficient funds under the Equity Line of Credit when needed.

We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Distribution Agreement and the additional secured convertible debentures to be purchased by Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $200,000 during any seven trading day period. In addition, based on an assumed offering price of $0.016 per share, we will only be able to draw a total net amount of $3,667,500 under the Equity Distribution Agreement. This net amount will utilize all of the 250,000,000 shares of our common stock registered for the Equity Distribution Agreement under our registration statement filed on June 30, 2004. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than $0.016 per share, we would need to register additional shares to fully utilize the funds available under the Equity Distribution Agreement. Based on the assumed offering price of $0.016 per share, we would have to issue to Cornell Capital Partners 315,565,566 shares in order to receive the entire $5,000,000 available to us under the Equity Distribution Agreement.

We may not be able to obtain a cash advance under the equity distribution agreement if Cornell Capital Partners holds more than 9.9% of our common stock.

In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenues from operations, we could be forced to curtail or cease our operations.

Item 3. Controls and Procedures.

We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods. As of the end of the period covered by this report, Steven W. Carnes, our Chief Executive Officer and Principal Financial Officer evaluated the effectiveness of our disclosure controls and procedures. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, Mr. Carnes, our Chief Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures are effective. There were no changes in our internal control over financial reporting that occurred during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1.	Legal Proceedings.

None.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

On August 18, 2005, we issued 200,000,000 shares of our restricted common stock to Stephen W. Carnes, President of the Company, in exchange for a reduction of his accrued salary owed in the amount of $120,000. We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2).

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Submission of Matters to a Vote of Security Holders.

None.

Item 5.	Other Information.

None.

Item 6.	Exhibits and Reports on Form 8-K.

31.1* Certification pursuant to Section 302 of the Sarbanes-Oxley Act
32.1* Certification pursuant to Section 906 of the Sarbanes-Oxley Act
*	Filed herewith

Reports on Form 8-K

Form 8-K filed on August 16, 2005; Change of independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RENOVO HOLDINGS

(Registrant)

By: /s/ Stephen Carnes

Stephen W. Carnes, President

(On behalf of the registrant and as

principal accounting officer)

Date: November 18, 2005

APPENDIX H

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”), dated January 17, 2006 by and between ei3 Corporation, a Delaware corporation (the “Company”) and Brett Smith (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company currently employs Executive as its Chief Executive Officer pursuant to the terms of an Employment Agreement dated December 15, 1999 (the “Prior Agreement”); and

WHEREAS, the Company is party to a merger agreement dated September 26, 2005, as amended (the “Merger Agreement”) with Renovo Holdings, a Nevada corporation (“Renovo”) and Stephen Carnes, pursuant to which Renovo will complete a transitory merger to become a Delaware corporation and thereafter, subject to the terms and conditions of the Merger Agreement, the Company will merge (the “Merger”) with and into Renovo with Renovo as the surviving corporation of the Merger under the name ei3 Corporation; and

WHEREAS, the Company desires to continue to employ Executive following the Merger, and Executive is willing to continue to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement, which shall supersede the Prior Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (references herein to the Company shall include the surviving corporation of the Merger):

1.	EMPLOYMENT AND DUTIES; TERM OF EMPLOYMENT

1.1.        General. From and after the effective date of the Merger (the “Effective Date”), Executive shall be employed by the Company as its Chairman and Chief Executive Officer, upon the terms and conditions contained in this Agreement. In such capacity, Executive shall be the most senior executive officer of the Company and shall be directly or indirectly responsible for all departments, operations and businesses of the Company. Executive shall report to, and he shall be subject at all times to the directions and control of, the Company’s Board of Directors.

1.2.         Service as a Director. The Company shall nominate and use its best efforts to cause Executive to be elected, and Executive agrees to serve, as a member of the Board of Directors of the Company (the “Board”) during the Term (as defined below) of his employment hereunder. Executive shall also serve during the Term (without additional compensation therefor) as a member of the boards of directors and/or as an executive officer of any subsidiaries of the Company to which he may be elected or appointed.

1.3.         Full Time Employment. Executive hereby accepts such employment and agrees that throughout the Term he will devote his full business time, attention, knowledge and skills, faithfully and diligently to the best of his ability in furtherance of the business of the Company, and he will perform the duties assigned to him by the Board, consistent with his status as Chairman and Chief Executive Officer of the Company. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Company may from time to time reasonably establish (provided that Executive shall have had reasonable notice thereof). Executive shall initially be headquartered at the Company’s offices in Montvale, New Jersey, and shall not be required to relocate outside of a twenty-five (25) mile radius of New York City without his consent, but Executive may be required temporarily to perform services at other offices or at other locations, as the Company may reasonably require. Executive shall otherwise do such traveling as may reasonably be required in the performance of his duties hereunder. During the period of his employment, Executive will not, directly or indirectly, accept employment or compensation from or perform services of any nature for any business enterprise other than the Company, except that Executive may engage in charitable activities or activities on behalf of civic, professional or similar not-for-profit enterprises, provided only that (i) such activities are fully disclosed to the Company, (ii) do not unreasonably interfere with the performance of his full time duties on behalf of the Company and (iii) do not constitute a conflict with the Company’s interests. Executive may make passive investments of Executive’s funds in any other companies or enterprises, provided that no active services on Executive’s part are required in the operation or affairs of such companies or enterprises, and provided that such companies or enterprises are not in any way involved in businesses or industries in which the Company is directly engaged. Executive may also invest his funds in securities of any company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive’s holdings therein represent less than 3% of the total number of outstanding shares or other securities of such company.

2.	TERM.

This Agreement and Executive’s employment hereunder shall commence upon the Effective Date and continue thereafter for a period of three (3) years, ending on the date immediately preceding the third anniversary of the Effective Date (the “Term”), unless the Term shall be sooner terminated in accordance with the provisions hereof. The Company shall advise Executive at least six (6) months prior to the expiration of the Term as to the Company’s intention with respect to the continuation of Executive’s employment with the Company or the renewal or extension of the Term of Executive’s employment hereunder. Nothing herein shall, however, be deemed to require either the Company or Executive to agree to continue Executive’s employment with the Company, or to renew or extend the Term, or to agree to any specific Terms or conditions in connection therewith.

3.	COMPENSATION

3.1.        Base Salary. As compensation for his services to the Company during the Term, the Company will pay to Executive a base annual salary (“Base Salary”) at the rate of not less than $175,000 per annum. Executive’s Base Salary shall be increased, as of January 1, 2007 and as of each January 1st thereafter during the Term to reflect increases, if any, for “All Items” in the Consumer Price Index for all Urban Consumers for the New York City region as published by the Bureau of Labor Statistics of the U.S. Department of Labor. Executive’s Base Salary shall be payable in equal installments in accordance with the Company’s payroll policy

3.2.        Bonuses and Other Compensation. Executive shall also be eligible to participate in such incentive bonus, stock, stock option, or other plans or programs of the Company, as may be in effect from time to time during the Term of Executive’s employment hereunder on a basis which is generally commensurate with the participation of other senior level Company executives.

3.3.        Taxes. All Base Salary, bonuses, awards and other compensation payable to Executive hereunder shall be subject to applicable payroll taxes and withholding requirements.

4.	EMPLOYEE BENEFITS

4.1.        Benefit Plans. Executive shall be entitled to participate, to the extent that he is eligible under the terms and conditions thereof, in any hospitalization or medical insurance plans, retirement plans or other employee benefit plans which are generally available on a group basis to employees of the Company’s United States operations of senior organizational level and status which may be in effect from time to time during the period of his employment hereunder; provided, however, that a portion of the cost of Executive’s participation in such hospitalization or medical plans shall be paid by the Company in accordance with the Company’s policy for senior executives. The Company shall be under no obligation to institute or continue the existence of any employee benefit plan described herein and may from time to time amend, modify or terminate any such employee benefit plan, provided that any such amendment, modification or termination shall apply consistently to all Company executives of senior rank and stature who are participants in such plan.

4.2.        Vacation. Executive shall be entitled to not less than four (4) weeks paid vacation for each calendar year during the Term in accordance with the Company’s policies for senior level executives. Such vacation may be taken at such time or times as are not inconsistent with the reasonable business needs of the Company.

5.	REIMBURSEMENT OF BUSINESS EXPENSES

The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account and other evidence of such expenditures, in accordance with the policies and practices of the Company. Notwithstanding the foregoing, however, when traveling by air on the Company’s business for periods of five (5) hours or longer, Executive shall be entitled to travel via business class.

6.	TERMINATION OF EMPLOYMENT
	6.1.	Termination Without Cause; Termination for Good Reason;

6.1.1.        If the Executive's employment hereunder is terminated prior to or upon the expiration of the Term (a) by the Company without Cause (as defined in Paragraph 6.2.2 hereof), or (b) by the Executive for Good Reason (as defined in Paragraph 6.3 hereof), then, in either case, the Company shall pay Executive, as a “Separation Benefit” and in lieu of any other damages, severance or other rights or entitlements on account of the termination of Executive’s employment, (x) the Base Salary (at Executive’s then current salary rate) to which Executive would have been entitled had he remained employed by the Company following his Date of Termination (as defined below) for a period equal to (i) the then remaining unexpired portion of the Term, but not less than twenty-four (24) months, if Executive’s employment is terminated prior to the expiration of the Term, or (ii) twenty-four (24) months, if Executive’s employment is terminated upon the expiration of the Term, plus (y) continued participation in the Company’s group health plans on the same terms as when Executive was employed by the Company (or payment by the Company of Executive’s premiums for continuation of his medical insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) for the period specified in clause (x)(i) or (x)(ii) above, whichever is applicable. Executive’s continued participation in the Company’s health plans and/or Executive’s payment by the Company of Executive’s continuation premiums will in all events terminate at such time as Executive obtains or is eligible to participate in the group health plans of another employer.

6.1.2.       The Company’s obligation to pay or provide the Separation Benefit will be subject to execution and delivery by Executive of a general release agreement (“General Release”), in form and substance acceptable to the Company, which is effecting and sufficient to generally release the Company and all of its officers, directors, agents, representatives and employees of all claims, demands, liabilities, causes of action and obligations of every kind and nature, including all claims relating to Executive’s employment or the termination thereof, except only for the Separation Benefit and other provisions of this Agreement which by their terms are intended to survive the termination of Executive’s employment hereunder.

6.1.3.       Amounts payable by the Company as a Separation Benefit pursuant to clause (x) of Paragraph 6.1.1 shall be payable in a lump sum within 10 days following delivery by Executive of the signed General Release described in Paragraph 6.1.2 above (and provided that such General Release has not theretofore been revoked). Except for the Separation Benefit and as otherwise provided in this Agreement, Executive shall not be entitled to receive any further salary, bonus, contingent compensation, share options, expenses, benefits or other compensation of any kind hereunder.

6.1.4.       Amounts payable or to be provided to Executive as a Separation Benefit are in consideration, among other things, for the performance by Executive of Executive’s obligations as set forth in Paragraph 8 below. In the event that Executive breaches any of the provisions of Paragraph 8 below, Executive understands and agrees that, in addition to any other rights and remedies of the Company by reason thereof, Executive will be obligated to repay to the Company an amount equal to any Separation Benefit theretofore paid or provided to Executive. Executive acknowledges that the Separation Benefit provided for in Paragraph 6.1.1 constitutes fair and adequate consideration for such General Release and his obligations under Paragraph 8 and exceeds anything to which Executive would otherwise be entitled to under any policy or program of the Company.

6.2.	Termination for Cause; Resignation Without Good Reason.

6.2.1.        If, prior to the expiration of the Term, Executive's employment is terminated by the Company for Cause, or Executive resigns his employment hereunder other than for Good Reason, Executive shall be entitled only to payment of his Base Salary and other benefits as then in effect through and including the Date of Termination (as defined below), including any accrued but unused vacation and any appropriate unreimbursed expenses incurred prior to the Date of Termination. Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company applicable to Executive.

6.2.2.        Cause. The Company may terminate this Agreement and Executive’s employment hereunder for “Cause” by written notice to Executive setting forth the grounds for termination with specificity. “Cause” shall mean a good faith determination by a vote of two-thirds’s of the Board, after Executive and his counsel have been given an opportunity to be heard, that any of the following have occurred:

(i)           a willful failure by Executive to perform his material duties under this Agreement, other than by reason of Executive’s death, Permanent Disability or retirement, or any other willful breach by Executive of a material obligation hereunder;

(ii)          any conduct by Executive that either results in the conviction of a felony under the laws of the United States of America or any State thereof or any conduct by Executive that results in the conviction of a equivalent crime under the laws of any jurisdiction (provided that such conduct would constitute a felony under the laws of the United States, or any State thereof), and provided that any time for appeal has expired without Executive appealing such conviction, or any willful and knowing conduct that results or is intended to result directly or indirectly in improper gain or personal enrichment of Executive at the expense of the Company, or any of its divisions, subsidiaries or affiliated companies;

(iii)        willful and material repeated failures to comply with lawful and proper directions of the Board;

(iv)         an act or omission by Executive which constitutes willful and knowing misconduct by Executive in the performance of his duties and/or in connection with the business and affairs of the Company, resulting in a material adverse effect to the Company;

(v)          any willful and knowing failure by Executive substantially to comply with any written rules, regulations, policies or procedures of the Company which, if not complied with, would reasonably be expected to have a material and adverse effect on the business of the Company; or

(vi)         any willful failure to comply with the internal policies of the Company regarding insider trading or insider dealing;

provided; however that such written notice must be given not later than thirty (30) days after the date upon which the Board shall have received or obtained actual knowledge of the grounds for such termination for Cause. For purposes of this Agreement, no act, or failure to act, on Executive’s part shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company.

Any termination for Cause shall be effective upon notice by the Company to Executive as provided at the beginning of this Paragraph; provided, however, that Executive shall not be terminated for Cause by reason of any conduct described above, if such conduct is curable, and if, within 30 days after written notice to Executive of conduct constituting grounds from termination, such conduct has been fully cured and is no longer continuing, provided that the notice of the conduct constituting grounds for termination is the first such notice to Executive under this Paragraph.

6.3.        Termination for Good Reason. Executive may terminate this Agreement and his employment hereunder for “Good Reason” by written notice to the Company setting forth the grounds for termination with specificity. “Good Reason” shall mean any of the following if done without Executive’s prior written consent:

6.3.1.        the Company commits a willful breach of any of its material obligations hereunder, it being agreed that, without limiting the foregoing, the obligation of the Company to make payments to Executive or to provide benefits or furnish material perquisites to Executive, shall be deemed to be a material obligation hereunder;

6.3.2.        the Company requires Executive to perform duties which are inconsistent with Executive’s position, duties, responsibilities or status as set forth in Paragraph 1 hereof in any material respect or which diminishes in any significant respect Executive’s position, authority, duties or responsibilities, including, without limitation, requiring Executive to report to any person other than the Board;

6.3.3.        the Company changes Executive’s title or office from those which are set forth in Paragraph 1;

6.3.4.        the Company requires Executive to change his principal place of employment to a place more than 25 miles outside of New York City;

6.3.5.        the failure of Executive to be elected to the Board as provided in Paragraph 1.2 or to remain a member of the Board for the remainder of the Term (other than due to the voluntary resignation of Executive or termination of his employment for Cause, death or Permanent Disability);

6.3.6.        there shall occur a Change in Control (as hereinafter defined) of the Company. For purposes of this Paragraph, a “Change in Control” shall be deemed to occur (i) when any “person” as defined in Paragraph 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Paragraph 13(d) and 14(d) thereof, including a “group” as defined in Paragraph 13(d) of the Exchange Act, but excluding Executive, the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (ii) when, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (?) of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four (24) month period) or through the operation of this proviso; or (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.

Any termination for Good Reason shall be effective 30 days after the date the notice referred to at the beginning of this Paragraph is given to the Company by Executive; provided, however, that Executive shall not be entitled to terminate for Good Reason in respect of any of the grounds set forth above if within thirty (30) days after such notice to the Company the action constituting such ground for termination has been fully cured and is no longer continuing, provided such notice is the first such notice under this Paragraph.

7.	DEATH, DISABILITY OR RETIREMENT

In the event of termination of Executive’s employment by reason of death, Permanent Disability (as hereinafter defined) or retirement, Executive shall be entitled to Base Salary and benefits determined under Paragraphs 3 and 3.2 hereof (i) in the case of death, through the date of death, (ii) in the case of Permanent Disability, through the expiration of a six (6) month period commencing on the Disability Date (as defined below) and (iii) in the case of retirement, through the date of termination. Other benefits shall be determined in accordance with the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder. For purposes of this Agreement, “Permanent Disability” means Executive shall have been unable to perform his material duties with the Company in his usual manner, as a result of Executive's incapacity due to physical or mental illness for a period of one hundred twenty (120) consecutive days and that within thirty (30) days after receiving notice of nonperformance from the Company (the thirtieth (30th) day following Executive's receipt of such notice shall be referred to herein as the “Disability Date”), Executive shall not have returned to perform his material duties with the Company. Such notice of nonperformance shall set forth in reasonable detail the facts claimed to provide the basis for the Company's determination that a “Permanent Disability” exists.

8.            CONFIDENTIALITY; NON-COMPETITION; NON-SOLICITATION; INTELLECTUAL PROPERTY

8.1.         Confidential Information. The Company and Executive acknowledge that in the course of performing his duties and responsibilities hereunder, Executive shall be in possession of confidential information relating to the business practices of the Company. The term “confidential information” shall mean any and all information (oral and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which (i) can be shown by Executive to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Paragraph 8 or (ii) Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. Executive shall not, during the Term and for a period of one (1) year thereafter, except as may be required in the course of the performance of his duties hereunder, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Executive, without the prior written consent of the Company; provided, however, that Executive understands that Executive shall be prohibited from misappropriating any trade secret at any time during or after the Term.

8.2.         Non-Competition. Executive hereby agrees that he shall not, during the Term and for a period of one (1) year thereafter, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of Executive's employment or on the date of termination of Executive's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities.

8.3.         Non-Interference. Executive shall not, during the Term and for a period of one (1) year thereafter, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitation of the Company's customers, or persons listed on the personnel lists of the Company.

8.4.         Non-Solicitation. For purposes of clarification, but not of limitation, Executive hereby acknowledges and agrees that the provisions of Paragraphs 8.3 and 8.4 above shall serve as a prohibition against him from, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer of the Company (but only those suppliers existing during the time of the Executive's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

8.5.        Intellectual Property. Any interests in trademarks, copyrights, patents, patent applications, inventions, developments and processes which Executive may develop during the Term relating to the fields in which the Company may then be engaged, shall belong to the Company. Executive agrees to execute any assignment or other instrument as the Company may deem reasonably necessary to evidence, establish, maintain, protect, enforce and/or defend any and all of the Company’s interests under this Paragraph 6.5. All such interests shall vest in the Company, whether or not such instrument is requested, executed or delivered. If Executive shall not so execute or deliver any such instrument after reasonable opportunity to do so, the Company shall have the right to do so in Executive’s name, place and stead and the Company is hereby irrevocably appointed as Executive’s attorney-in-fact solely for such purpose, which power is coupled with an interest.

8.6.         Special Services; Injunctive Relief. Executive acknowledges and agrees that the services to be rendered by him hereunder are of a special, unique, extraordinary and intellectual character which gives them peculiar value, the loss of which may not be adequately compensated for in any action at law and that a breach of any terms, conditions and covenants hereof may cause irreparable harm and injury to the Company. Executive acknowledges that the provisions of this Paragraph 6 are reasonable and necessary for the protection of the Company and without the limited restrictions imposed by the provisions of these paragraphs, the Company would suffer irreparable and immeasurable damage. Executive therefore expressly agrees that the Company shall be entitled to seek injunctive or other equitable relief to prevent the breach or threatened breach by him of the provisions of this Paragraph and to secure their enforcement.

9.	RIGHTS OF INDEMNIFICATION

9.1.        The Company shall indemnify Executive to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”), as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Executive of services for, or the acting by Executive as a director, officer or employee of the Company, or any other person or enterprise at the Company's request (“Proceeding”). To the fullest extent permitted by the DGCL, and whether or not specifically provided for in the Company’s Certificate of Incorporation and By-laws, the Company shall advance all expenses incurred by Executive in connection with any Proceeding (including amounts actually paid in settlement of any such Proceeding). Executive hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be ultimately determined that Executive is not entitled to be indemnified by the Company as authorized hereby. Any advances made hereunder shall be paid by the Company to Executive within twenty (20) days following delivery of a written request therefore by Executive to the Company.

9.2.        The Company shall use its best efforts to obtain and maintain in full force and effect during the Term, directors' and officers' liability insurance policies providing full and adequate protection to Executive for his capacities, provided that the Board of Directors of the Company shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms. The Company’s determination not to maintain such coverage shall not affect in any way its obligations to indemnify Executive under this Agreement or otherwise. The Company shall cause any such policy of directors’ and officers’ liability insurance to be maintained in effect for not less than six years from a Change in Control (as defined in Paragraph 6.3.6 hereof).

10.	ARBITRATION

Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York, in accordance with the rules of the American Arbitration Association, before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Company and Executive, or, if the Company and Executive cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association (provided that any arbitrator selected by the American Arbitration Association shall not, without the consent of the parties hereto, be affiliated with the Company or Executive or any of their respective affiliates). Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement.

11.	MISCELLANEOUS

11.1.      Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

ei3 Corporation

136 Summit Avenue

Montvale, New Jersey 07645

Fax: (201) 802-9096

with a copy to:

Blank Rome LLP

405 Lexington Avenue

New York, NY 10174

Fax: (212) 885-5001

Attn. Brad L. Shiffman, Esq.

To the Executive:

Brett Smith

Fax No.:

With a copy to:

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

11.2.      Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.3.      Assignment. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

11.4.      Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements regarding

Executive’s employment by the Company from and after the Commencement Date, including without limitation the Prior Agreement and the Prior Agreement shall thereafter be of no further force and effect. Executive acknowledges and agrees that the Company has not made nor is making, and in executing this agreement Executive has not relied upon, any representations, promises or inducements except to the extent that the same are expressly set forth in this Agreement. This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto. Executive’s continued employment by the Company following the expiration of the term hereof shall not be deemed to extend the term hereof and, in the absence of a written agreement to the contrary duly executed by the parties, any such continued employment by the Company shall be deemed to be at will.

11.5.      Waiver. No course of dealing nor any delay on the part of either party in exercising any rights hereunder will operate as a waiver of any rights of such party. No waiver of any default or breach of this agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

11.6.      Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of New York without reference to rules relating to conflicts of law.

11.7.      Binding Effect. This document is not intended to constitute an agreement, commitment, or offer of employment binding upon the Company until and unless executed on behalf of the Company, as provided below, and no representative of the Company has authority to make any commitment or to give any assurance to the contrary.

11.8.      Counterparts/Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same Agreement. In addition, facsimile signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written,

THE COMPANY:

ei3 CORPORATION

By: /s/ Spencer Cramer

Name: Spencer Cramer

Title: President & Chief Technology Officer

EXECUTIVE

/s/ Brett Smith

BRETT SMITH

APPENDIX I

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”), dated January 17, 2006 by and between ei3 Corporation, a Delaware corporation (the “Company”) and Spencer Cramer (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company currently employs Executive as its President and Chief Technology Officer pursuant to the terms of an Employment Agreement dated December 15, 1999 (the “Prior Agreement”); and

WHEREAS, the Company is party to a merger agreement dated September 26, 2005, as amended (the “Merger Agreement”) with Renovo Holdings, a Nevada corporation (“Renovo”) and Stephen Carnes, pursuant to which Renovo will complete a transitory merger to become a Delaware corporation and thereafter, subject to the terms and conditions of the Merger Agreement, the Company will merge (the “Merger”) with and into Renovo with Renovo as the surviving corporation of the Merger under the name ei3 Corporation; and

WHEREAS, the Company desires to continue to employ Executive following the Merger, and Executive is willing to continue to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement, which shall supersede the Prior Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (references herein to the Company shall include the surviving corporation of the Merger):

1.	EMPLOYMENT AND DUTIES; TERM OF EMPLOYMENT

1.1.        General. From and after the effective date of the Merger (the “Effective Date”), Executive shall be employed by the Company as its President and Chief Technology Officer, upon the terms and conditions contained in this Agreement. In such capacity, Executive shall a senior executive officer of the Company and shall be directly or indirectly responsible for all departments, operations and businesses of the Company. Executive shall report to the Chief Executive Officer, and he shall be subject at all times to the directions and control of the Company’s Board of Directors.

1.2.         Service as a Director. The Company shall nominate and use its best efforts to cause Executive to be elected, and Executive agrees to serve, as a member of the Board of Directors of the Company (the “Board”) during the Term (as defined below) of his employment hereunder. Executive shall also serve during the Term (without additional compensation therefor) as a member of the boards of directors and/or as an executive officer of any subsidiaries of the Company to which he may be elected or appointed.

121772.00101/6446612v.1

1.3.         Full Time Employment. Executive hereby accepts such employment and agrees that throughout the Term he will devote his full business time, attention, knowledge and skills, faithfully and diligently to the best of his ability in furtherance of the business of the Company, and he will perform the duties assigned to him by the Board, consistent with his status as President and Chief Technology Officer of the Company. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Company may from time to time reasonably establish (provided that Executive shall have had reasonable notice thereof). Executive shall initially be headquartered at the Company’s offices in Montvale, New Jersey, and shall not be required to relocate outside of a twenty-five (25) mile radius of New York City without his consent, but Executive may be required temporarily to perform services at other offices or at other locations, as the Company may reasonably require. Executive shall otherwise do such traveling as may reasonably be required in the performance of his duties hereunder. During the period of his employment, Executive will not, directly or indirectly, accept employment or compensation from or perform services of any nature for any business enterprise other than the Company, except that Executive may engage in charitable activities or activities on behalf of civic, professional or similar not-for-profit enterprises, provided only that (i) such activities are fully disclosed to the Company, (ii) do not unreasonably interfere with the performance of his full time duties on behalf of the Company and (iii) do not constitute a conflict with the Company’s interests. Executive may make passive investments of Executive’s funds in any other companies or enterprises, provided that no active services on Executive’s part are required in the operation or affairs of such companies or enterprises, and provided that such companies or enterprises are not in any way involved in businesses or industries in which the Company is directly engaged. Executive may also invest his funds in securities of any company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive’s holdings therein represent less than 3% of the total number of outstanding shares or other securities of such company.

2.	TERM.

This Agreement and Executive’s employment hereunder shall commence upon the Effective Date and continue thereafter for a period of three (3) years, ending on the date immediately preceding the third anniversary of the Effective Date (the “Term”), unless the Term shall be sooner terminated in accordance with the provisions hereof. The Company shall advise Executive at least six (6) months prior to the expiration of the Term as to the Company’s intention with respect to the continuation of Executive’s employment with the Company or the renewal or extension of the Term of Executive’s employment hereunder. Nothing herein shall, however, be deemed to require either the Company or Executive to agree to continue Executive’s employment with the Company, or to renew or extend the Term, or to agree to any specific Terms or conditions in connection therewith.

3.	COMPENSATION

3.1.        Base Salary. As compensation for his services to the Company during the Term, the Company will pay to Executive a base annual salary (“Base Salary”) at the rate of not less than $175,000 per annum. Executive’s Base Salary shall be increased, as of January 1, 2007 and as of each January 1st thereafter during the Term to reflect increases, if any, for “All Items” in the Consumer Price Index for all Urban Consumers for the New York City region as published by the Bureau of Labor Statistics of the U.S. Department of Labor. Executive’s Base Salary shall be payable in equal installments in accordance with the Company’s payroll policy

3.2.        Bonuses and Other Compensation. Executive shall also be eligible to participate in such incentive bonus, stock, stock option, or other plans or programs of the Company, as may be in effect from time to time during the Term of Executive’s employment hereunder on a basis which is generally commensurate with the participation of other senior level Company executives.

3.3.        Taxes. All Base Salary, bonuses, awards and other compensation payable to Executive hereunder shall be subject to applicable payroll taxes and withholding requirements.

4.	EMPLOYEE BENEFITS

4.1.        Benefit Plans. Executive shall be entitled to participate, to the extent that he is eligible under the terms and conditions thereof, in any hospitalization or medical insurance plans, retirement plans or other employee benefit plans which are generally available on a group basis to employees of the Company’s United States operations of senior organizational level and status which may be in effect from time to time during the period of his employment hereunder; provided, however, that a portion of the cost of Executive’s participation in such hospitalization or medical plans shall be paid by the Company in accordance with the Company’s policy for senior executives. The Company shall be under no obligation to institute or continue the existence of any employee benefit plan described herein and may from time to time amend, modify or terminate any such employee benefit plan, provided that any such amendment, modification or termination shall apply consistently to all Company executives of senior rank and stature who are participants in such plan.

4.2.        Vacation. Executive shall be entitled to not less than four (4) weeks paid vacation for each calendar year during the Term in accordance with the Company’s policies for senior level executives. Such vacation may be taken at such time or times as are not inconsistent with the reasonable business needs of the Company.

5.	REIMBURSEMENT OF BUSINESS EXPENSES

The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account and other evidence of such expenditures, in accordance with the policies and practices of the Company. Notwithstanding the foregoing, however, when traveling by air on the Company’s business for periods of five (5) hours or longer, Executive shall be entitled to travel via business class.

6.	TERMINATION OF EMPLOYMENT
	6.1.	Termination Without Cause; Termination for Good Reason;

6.1.1.        If the Executive's employment hereunder is terminated prior to or upon the expiration of the Term (a) by the Company without Cause (as defined in Paragraph 6.2.2 hereof), or (b) by the Executive for Good Reason (as defined in Paragraph 6.3 hereof), then, in either case, the Company shall pay Executive, as a “Separation Benefit” and in lieu of any other damages, severance or other rights or entitlements on account of the termination of Executive’s employment, (x) the Base Salary (at Executive’s then current salary rate) to which Executive would have been entitled had he remained employed by the Company following his Date of Termination (as defined below) for a period equal to (i) the then remaining unexpired portion of the Term, but not less than twenty-four (24) months, if Executive’s employment is terminated prior to the expiration of the Term, or (ii) twenty-four (24) months, if Executive’s employment is terminated upon the expiration of the Term, plus (y) continued participation in the Company’s group health plans on the same terms as when Executive was employed by the Company (or payment by the Company of Executive’s premiums for continuation of his medical insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) for the period specified in clause (x)(i) or (x)(ii) above, whichever is applicable. Executive’s continued participation in the Company’s health plans and/or Executive’s payment by the Company of Executive’s continuation premiums will in all events terminate at such time as Executive obtains or is eligible to participate in the group health plans of another employer.

6.1.2.       The Company’s obligation to pay or provide the Separation Benefit will be subject to execution and delivery by Executive of a general release agreement (“General Release”), in form and substance acceptable to the Company, which is effecting and sufficient to generally release the Company and all of its officers, directors, agents, representatives and employees of all claims, demands, liabilities, causes of action and obligations of every kind and nature, including all claims relating to Executive’s employment or the termination thereof, except only for the Separation Benefit and other provisions of this Agreement which by their terms are intended to survive the termination of Executive’s employment hereunder.

6.1.3.       Amounts payable by the Company as a Separation Benefit pursuant to clause (x) of Paragraph 6.1.1 shall be payable in a lump sum within 10 days following delivery by Executive of the signed General Release described in Paragraph 6.1.2 above (and provided that such General Release has not theretofore been revoked). Except for the Separation Benefit and as otherwise provided in this Agreement, Executive shall not be entitled to receive any further salary, bonus, contingent compensation, share options, expenses, benefits or other compensation of any kind hereunder.

6.1.4.       Amounts payable or to be provided to Executive as a Separation Benefit are in consideration, among other things, for the performance by Executive of Executive’s obligations as set forth in Paragraph 8 below. In the event that Executive breaches any of the provisions of Paragraph 8 below, Executive understands and agrees that, in addition to any other rights and remedies of the Company by reason thereof, Executive will be obligated to repay to the Company an amount equal to any Separation Benefit theretofore paid or provided to Executive. Executive acknowledges that the Separation Benefit provided for in Paragraph 6.1.1 constitutes fair and adequate consideration for such General Release and his obligations under Paragraph 8 and exceeds anything to which Executive would otherwise be entitled to under any policy or program of the Company.

6.2.	Termination for Cause; Resignation Without Good Reason.

6.2.1.        If, prior to the expiration of the Term, Executive's employment is terminated by the Company for Cause, or Executive resigns his employment hereunder other than for Good Reason, Executive shall be entitled only to payment of his Base Salary and other benefits as then in effect through and including the Date of Termination (as defined below), including any accrued but unused vacation and any appropriate unreimbursed expenses incurred prior to the Date of Termination. Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company applicable to Executive.

6.2.2.        Cause. The Company may terminate this Agreement and Executive’s employment hereunder for “Cause” by written notice to Executive setting forth the grounds for termination with specificity. “Cause” shall mean a good faith determination by a vote of two-thirds’s of the Board, after Executive and his counsel have been given an opportunity to be heard, that any of the following have occurred:

(i)           a willful failure by Executive to perform his material duties under this Agreement, other than by reason of Executive’s death, Permanent Disability or retirement, or any other willful breach by Executive of a material obligation hereunder;

(ii)          any conduct by Executive that either results in the conviction of a felony under the laws of the United States of America or any State thereof or any conduct by Executive that results in the conviction of a equivalent crime under the laws of any jurisdiction (provided that such conduct would constitute a felony under the laws of the United States, or any State thereof), and provided that any time for appeal has expired without Executive appealing such conviction, or any willful and knowing conduct that results or is intended to result directly or indirectly in improper gain or personal enrichment of Executive at the expense of the Company, or any of its divisions, subsidiaries or affiliated companies;

(iii)        willful and material repeated failures to comply with lawful and proper directions of the Board;

(iv)         an act or omission by Executive which constitutes willful and knowing misconduct by Executive in the performance of his duties and/or in connection with the business and affairs of the Company, resulting in a material adverse effect to the Company;

(v)          any willful and knowing failure by Executive substantially to comply with any written rules, regulations, policies or procedures of the Company which, if not complied with, would reasonably be expected to have a material and adverse effect on the business of the Company; or

(vi)         any willful failure to comply with the internal policies of the Company regarding insider trading or insider dealing;

provided; however that such written notice must be given not later than thirty (30) days after the date upon which the Board shall have received or obtained actual knowledge of the grounds for such termination for Cause. For purposes of this Agreement, no act, or failure to act, on Executive’s part shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company.

Any termination for Cause shall be effective upon notice by the Company to Executive as provided at the beginning of this Paragraph; provided, however, that Executive shall not be terminated for Cause by reason of any conduct described above, if such conduct is curable, and if, within 30 days after written notice to Executive of conduct constituting grounds from termination, such conduct has been fully cured and is no longer continuing, provided that the notice of the conduct constituting grounds for termination is the first such notice to Executive under this Paragraph.

6.3.        Termination for Good Reason. Executive may terminate this Agreement and his employment hereunder for “Good Reason” by written notice to the Company setting forth the grounds for termination with specificity. “Good Reason” shall mean any of the following if done without Executive’s prior written consent:

6.3.1.        the Company commits a willful breach of any of its material obligations hereunder, it being agreed that, without limiting the foregoing, the obligation of the Company to make payments to Executive or to provide benefits or furnish material perquisites to Executive, shall be deemed to be a material obligation hereunder;

6.3.2.        the Company requires Executive to perform duties which are inconsistent with Executive’s position, duties, responsibilities or status as set forth in Paragraph 1 hereof in any material respect or which diminishes in any significant respect Executive’s position, authority, duties or responsibilities, including, without limitation, requiring Executive to report to any person other than the Board;

6.3.3.        the Company changes Executive’s title or office from those which are set forth in Paragraph 1;

6.3.4.        the Company requires Executive to change his principal place of employment to a place more than 25 miles outside of New York City;

6.3.5.        the failure of Executive to be elected to the Board as provided in Paragraph 1.2 or to remain a member of the Board for the remainder of the Term (other than due to the voluntary resignation of Executive or termination of his employment for Cause, death or Permanent Disability);

6.3.6.        there shall occur a Change in Control (as hereinafter defined) of the Company. For purposes of this Paragraph, a “Change in Control” shall be deemed to occur (i) when any “person” as defined in Paragraph 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Paragraph 13(d) and 14(d) thereof, including a “group” as defined in Paragraph 13(d) of the Exchange Act, but excluding Executive, the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (ii) when, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (?) of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four (24) month period) or through the operation of this proviso; or (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.

Any termination for Good Reason shall be effective 30 days after the date the notice referred to at the beginning of this Paragraph is given to the Company by Executive; provided, however, that Executive shall not be entitled to terminate for Good Reason in respect of any of the grounds set forth above if within thirty (30) days after such notice to the Company the action constituting such ground for termination has been fully cured and is no longer continuing, provided such notice is the first such notice under this Paragraph.

7.	DEATH, DISABILITY OR RETIREMENT

In the event of termination of Executive’s employment by reason of death, Permanent Disability (as hereinafter defined) or retirement, Executive shall be entitled to Base Salary and benefits determined under Paragraphs 3 and 3.2 hereof (i) in the case of death, through the date of death, (ii) in the case of Permanent Disability, through the expiration of a six (6) month period commencing on the Disability Date (as defined below) and (iii) in the case of retirement, through the date of termination. Other benefits shall be determined in accordance with the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder. For purposes of this Agreement, “Permanent Disability” means Executive shall have been unable to perform his material duties with the Company in his usual manner, as a result of Executive's incapacity due to physical or mental illness for a period of one hundred twenty (120) consecutive days and that within thirty (30) days after receiving notice of nonperformance from the Company (the thirtieth (30th) day following Executive's receipt of such notice shall be referred to herein as the “Disability Date”), Executive shall not have returned to perform his material duties with the Company. Such notice of nonperformance shall set forth in reasonable detail the facts claimed to provide the basis for the Company's determination that a “Permanent Disability” exists.

8.            CONFIDENTIALITY; NON-COMPETITION; NON-SOLICITATION; INTELLECTUAL PROPERTY

8.1.         Confidential Information. The Company and Executive acknowledge that in the course of performing his duties and responsibilities hereunder, Executive shall be in possession of confidential information relating to the business practices of the Company. The term “confidential information” shall mean any and all information (oral and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which (i) can be shown by Executive to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Paragraph 8 or (ii) Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. Executive shall not, during the Term and for a period of one (1) year thereafter, except as may be required in the course of the performance of his duties hereunder, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Executive, without the prior written consent of the Company; provided, however, that Executive understands that Executive shall be prohibited from misappropriating any trade secret at any time during or after the Term.

8.2.         Non-Competition. Executive hereby agrees that he shall not, during the Term and for a period of one (1) year thereafter, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of Executive's employment or on the date of termination of Executive's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities.

8.3.         Non-Interference. Executive shall not, during the Term and for a period of one (1) year thereafter, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitation of the Company's customers, or persons listed on the personnel lists of the Company.

8.4.         Non-Solicitation. For purposes of clarification, but not of limitation, Executive hereby acknowledges and agrees that the provisions of Paragraphs 8.3 and 8.4 above shall serve as a prohibition against him from, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer of the Company (but only those suppliers existing during the time of the Executive's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

8.5.        Intellectual Property. Any interests in trademarks, copyrights, patents, patent applications, inventions, developments and processes which Executive may develop during the Term relating to the fields in which the Company may then be engaged, shall belong to the Company. Executive agrees to execute any assignment or other instrument as the Company may deem reasonably necessary to evidence, establish, maintain, protect, enforce and/or defend any and all of the Company’s interests under this Paragraph 6.5. All such interests shall vest in the Company, whether or not such instrument is requested, executed or delivered. If Executive shall not so execute or deliver any such instrument after reasonable opportunity to do so, the Company shall have the right to do so in Executive’s name, place and stead and the Company is hereby irrevocably appointed as Executive’s attorney-in-fact solely for such purpose, which power is coupled with an interest.

8.6.         Special Services; Injunctive Relief. Executive acknowledges and agrees that the services to be rendered by him hereunder are of a special, unique, extraordinary and intellectual character which gives them peculiar value, the loss of which may not be adequately compensated for in any action at law and that a breach of any terms, conditions and covenants hereof may cause irreparable harm and injury to the Company. Executive acknowledges that the provisions of this Paragraph 6 are reasonable and necessary for the protection of the Company and without the limited restrictions imposed by the provisions of these paragraphs, the Company would suffer irreparable and immeasurable damage. Executive therefore expressly agrees that the Company shall be entitled to seek injunctive or other equitable relief to prevent the breach or threatened breach by him of the provisions of this Paragraph and to secure their enforcement.

9.	RIGHTS OF INDEMNIFICATION

9.1.        The Company shall indemnify Executive to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”), as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Executive of services for, or the acting by Executive as a director, officer or employee of the Company, or any other person or enterprise at the Company's request (“Proceeding”). To the fullest extent permitted by the DGCL, and whether or not specifically provided for in the Company’s Certificate of Incorporation and By-laws, the Company shall advance all expenses incurred by Executive in connection with any Proceeding (including amounts actually paid in settlement of any such Proceeding). Executive hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be ultimately determined that Executive is not entitled to be indemnified by the Company as authorized hereby. Any advances made hereunder shall be paid by the Company to Executive within twenty (20) days following delivery of a written request therefore by Executive to the Company.

9.2.        The Company shall use its best efforts to obtain and maintain in full force and effect during the Term, directors' and officers' liability insurance policies providing full and adequate protection to Executive for his capacities, provided that the Board of Directors of the Company shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms. The Company’s determination not to maintain such coverage shall not affect in any way its obligations to indemnify Executive under this Agreement or otherwise. The Company shall cause any such policy of directors’ and officers’ liability insurance to be maintained in effect for not less than six years from a Change in Control (as defined in Paragraph 6.3.6 hereof).

10.	ARBITRATION

Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York, in accordance with the rules of the American Arbitration Association, before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Company and Executive, or, if the Company and Executive cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association (provided that any arbitrator selected by the American Arbitration Association shall not, without the consent of the parties hereto, be affiliated with the Company or Executive or any of their respective affiliates). Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement.

11.	MISCELLANEOUS

11.1.      Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

ei3 Corporation

136 Summit Avenue

Montvale, New Jersey 07645

Fax: (201) 802-9096

with a copy to:

Blank Rome LLP

405 Lexington Avenue

New York, NY 10174

Fax: (212) 885-5001

Attn. Brad L. Shiffman, Esq.

To the Executive:

Spencer Cramer

Fax No.:

With a copy to:

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

11.2.      Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.3.      Assignment. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

11.4.      Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements regarding

Executive’s employment by the Company from and after the Commencement Date, including without limitation the Prior Agreement and the Prior Agreement shall thereafter be of no further force and effect. Executive acknowledges and agrees that the Company has not made nor is making, and in executing this agreement Executive has not relied upon, any representations, promises or inducements except to the extent that the same are expressly set forth in this Agreement. This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto. Executive’s continued employment by the Company following the expiration of the term hereof shall not be deemed to extend the term hereof and, in the absence of a written agreement to the contrary duly executed by the parties, any such continued employment by the Company shall be deemed to be at will.

11.5.      Waiver. No course of dealing nor any delay on the part of either party in exercising any rights hereunder will operate as a waiver of any rights of such party. No waiver of any default or breach of this agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

11.6.      Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of New York without reference to rules relating to conflicts of law.

11.7.      Binding Effect. This document is not intended to constitute an agreement, commitment, or offer of employment binding upon the Company until and unless executed on behalf of the Company, as provided below, and no representative of the Company has authority to make any commitment or to give any assurance to the contrary.

11.8.      Counterparts/Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same Agreement. In addition, facsimile signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written,

THE COMPANY:

ei3 CORPORATION

By: /s/ Brett Smith

Name: Brett Smith
Title:	Chief Executive Officer

EXECUTIVE

/s/ Spencer Cramer

SPENCER CRAMER

APPENDIX J

Renovo Holdings

2006 Stock Incentive Plan

•	Section 1. Purposes; Definitions.

The purpose of the Renovo Holdings 2006 Stock Incentive Plan is to enable Renovo Holdings to offer to those of its employees and to the employees of its Subsidiaries and other persons who are expected to contribute to the success of the Company, long term performance-based stock and/or other equity interests in the Company, thereby enhancing their ability to attract, retain and reward such key employees or other persons, and to increase the mutuality of interests between those employees or other persons and the shareholders of Renovo Holdings.

For purposes of the Plan, the following terms shall be defined as set forth below:

"Board" means the Board of Directors Renovo Holdings.

"Cause" shall have the meaning ascribed thereto in Section 5(b) (ix) below.

"Change of Control" shall have the meaning ascribed thereto in Section 9 below.

"Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

"Committee" means any committee of the Board, which the Board may designate.

"Company" means Renovo Holdings, a corporation organized under the laws of the State of Nevada.

"Deferred Stock" means Stock to be received, under an award made pursuant to Section 7 below, at the end of a specified deferral period.

"Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

"Early Retirement" means retirement, with the approval of the Committee, for purposes of one or more award(s) hereunder, from active employment with the Company or any Parent or Subsidiary prior to age 65.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, as in effect from time to time.

"Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the principal market for the Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ) or the Over The Counter Bulletin Board, the closing sale price of the Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system or quotation medium, or (b) if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on NASDAQ or the Over The Counter Bulletin Board, the mean between the closing bid sale price for the Stock on such day as reported by NASDAQ or the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Board of Directors or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Stock.

"Incentive Stock Option" means any Stock Option which is intended to be and is designated as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor thereto.

"Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

"Other Stock-Based award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

"Parent" means any present or future parent of the Company, as such term is defined in Section 424(e) of the Code, or any successor thereto.

"Plan" means this Renovo Holdings 2006 Stock Incentive Plan, as hereinafter amended from time to time.

"Restricted Stock" means Stock, received under an award made pursuant to Section 6 below, that is subject to restrictions imposed pursuant to said Section 6.

"Retirement" means Normal Retirement or Early Retirement.

"Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as in effect from time to time, and any successor thereto.

"Securities Act" means the Securities Act of 1933, as amended, as in effect from time to time.

"Stock" means the Common Stock of the Company, $.001 par value per share.

"Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

"Subsidiary" means any present or future (A) subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or any successor thereto, or (B) unincorporated business entity in which the Company owns, directly or indirectly, 50% or more of the voting rights, capital or profits.

•	Section 2. Administration.

The Plan shall be administered by the Board, or at its discretion, the Committee, the membership of which shall consist solely of two or more members of the Board, each of whom shall serve at the pleasure of the Board and shall be a "Non-Employee Director," as defined in Rule 16b-3, and an "outside director," as defined in Section 162(m) of the Code, and shall be at all times constituted so as not to adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or with the requirements of any other applicable law, rule or regulation.

The Board or the Committee, as the case may be, shall have the authority to grant, pursuant to the terms of the Plan, to officers and other employees or other persons eligible under Section 4 below: (i) Stock Options, (ii) Restricted Stock, (iii) Deferred Stock, and/or (iv) Other Stock-Based awards.

For purposes of illustration and not of limitation, the Board or the Committee, as the case may be, shall have the authority (subject to the express provisions of the Plan):

(a)            to select the officers, other employees of the Company or any Parent or Subsidiary and other persons to whom Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based awards may be from time to time granted hereunder;

(b)            to determine the Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based awards, or any combination thereof, if any, to be granted hereunder to one or more eligible persons;

(c)	to determine the number of shares of Stock to be covered by each award granted hereunder;

(d)            to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting acceleration, exercisability and/or forfeiture provisions);

(e)            to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Parent or Subsidiary outside of the Plan;

(f)             to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred; and

(g)            to substitute (A) new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option exercise prices and/or containing other less favorable terms, and (B) new of any other type for previously granted awards of the same type, including previously granted awards which contain less favorable terms.

Subject to Section 10 hereof, the Board or the Committee, as the case may be, shall have the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, (ii) interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and (iii) to otherwise supervise the administration of the Plan.

Subject to the express provisions of the Plan, all decisions made by the Board or the Committee, as the case may be, pursuant to the provisions of the Plan shall be made in the Committee's sole and absolute discretion and shall be final and binding upon all persons, including the Company, its Parent and Subsidiaries and the Plan participants.

•	Section 3. Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 15,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If any shares of Stock that have been optioned cease to be subject to a Stock Option for any reason, or if any shares of Stock that are subject to any Restricted Stock award, Deferred Stock award or Other Stock-Based award are forfeited or any such award otherwise terminates without the issuance of such shares, such shares shall again be available for distribution under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the (A) aggregate number of shares of Stock reserved for issuance under the Plan, (B) number, kind and exercise price of shares of Stock subject to outstanding Options granted under the Plan, and (C) number, kind, purchase price and/or appreciation base of shares of Stock subject to other outstanding awards granted under the Plan, as may be determined to be appropriate by the Board or the Committee, as the case may be, in order to prevent dilution or enlargement of rights; provided, however, that the number of shares of Stock subject to any award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount which is payable to the optionee upon the exercise by the Board or the Committee, as the case may be, of the alternative settlement right which is set forth in Section 5(b)(xi) below.

Subject to the provisions of the immediately preceding paragraph, the maximum numbers of shares subject to Options, Restricted Stock awards, Deferred Stock awards, and other Stock-Based awards to each of the Company's chief executive officer and the four other highest compensated executive officers who are employed by the Company on the last day of any taxable year of the Company, shall be 7,500,000 shares during the term of the Plan.

•	Section 4. Eligibility.

Officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under the Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary, are eligible to be granted Options and awards under the Plan. In addition, Non-Qualified Stock Options and other awards may be granted under the Plan to any person, including, but not limited to, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company. Eligibility under the Plan shall be determined by the Board or the Committee, as the case may be.

The Board or the Committee, as the case may be, may, in its sole discretion, include additional conditions and restrictions in the agreement entered into in connection with such awards under the Plan. The grant of an Option or other award under the Plan, and any determination made in connection therewith, shall be made on a case by case basis and can differ among optionees and grantees. The grant of an Option or other award under the Plan is a privilege and not a right and the determination of the Board or the Committee, as the case may be, can be applied on a non-uniform (discretionary) basis.

•	Section 5. Stock Options.
(a)

Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Board or the Committee, as the case may be, may from time to time approve. The Board or the Committee, as the case may be, shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and they may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The grant of an Option shall be deemed to have occurred on the date on which the Board or the Committee, as the case may be, by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option.((

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options or any agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under said Section 422.

(b)	Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(h)            Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board or the Committee, as the case may be, at the time of grant but as to Incentive Stock Options shall be not less than 100% (110% in the case of an Incentive Stock Option granted to an optionee ("10% Shareholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent, if any, or its Subsidiaries) of the Fair Market Value of the Stock at the time of grant. The option price for Non-Qualified Stock Options shall be determined by the Board or the Committee, as the case may be, at the time of grant, subject to any requirements of the Delaware General Corporation Law.

(i)             Option Term. The term of each Stock Option shall be fixed by the Board or the Committee, as the case may be, but no Incentive Stock Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Shareholder) after the date on which the Option is granted.

(j)             Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board or the Committee, as the case may be, at the time of grant. If the Board or the Committee, as the case may be, provides, in its discretion, that any Stock Option is exercisable only in installments, the Board or the Committee, as the case may be, may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Board or the Committee, as the case may be, shall determine.

(k)            Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Stock Option agreement referred to in Section 5(b)(xii) below or otherwise provided by the Board or the Committee, as the case may be, either at or after the date of grant of the Stock Option , in whole shares of Stock which are already owned by the holder of the Option or partly in cash and partly in such Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. If permitted, payments in the form of Stock (which shall be valued at the Fair Market Value of a share of Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. In addition to the foregoing, payment of the exercise price may be made by delivery to the Company by the optionee of an executed exercise form, together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares covered by the option and deliver the sale or margin loan proceeds directly to the Company. Except as otherwise expressly provided in the Plan or in the Stock Option agreement referred to in Section 5(b)(xii) below or otherwise provided by the Board or the Committee, as the case may be, either at or after the date of grant of the Option, no Option which is granted to a person who is at the time of grant an employee of the Company or of a Subsidiary or Parent of the Company may be exercised at any time unless the holder thereof is then an employee of the Company or of a Parent or a Subsidiary. The holder of

_________________________

**The following sentence shall be added if the proposed amendment to the Plan is adopted by the Company’s stockholders: The maximum number of shares of Common Stock which may be issued upon the exercise of Incentive Stock Options is 3,000,000 shares.

an Option shall have none of the rights of a shareholder with respect to the shares subject to the Option until the optionee has given written notice of exercise, has paid in full for those shares of Stock and, if requested by the Board or the Committee, as the case may be, has given the representation described in Section 12(a) below.

(l)             Transferability; Exercisability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, except as may be otherwise provided with respect to a Non-Qualified Option pursuant to the specific provisions of the Stock Option agreement pursuant to which it was issued as referred to in Section 5(b)(xii) below. Except as otherwise provided in the Stock Option agreement relating to a Non-Qualified Stock Option, all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or his or her guardian or legal representative.

(m)          Termination by Reason of Death. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Parent or Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(n)            Termination by Reason of Disability. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(o)            Termination by Reason of Retirement. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the date of grant), any unexercised Stock Option held y such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an optionee's employment with the Company or any Parent or Subsidiary terminates by reason of Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the Board or the Committee, as the case may be, so approves at the time of Early Retirement, any Stock Option held by the optionee may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement.

(p)            Other Termination. Subject to the provisions of Section 12(g) below and unless otherwise determined by the Committee at or after the time of grant, if an optionee's employment by the Company or any Parent or Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon automatically terminate, except that if the optionee is involuntarily terminated by the Company or any Parent or a Subsidiary without Cause (as hereinafter defined), such Stock Option may be exercised for a period of three months (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated terms of such Stock Option, whichever period is the shorter. For purposes of the Plan, "Cause" shall mean (1) the conviction of the optionee of a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty by the optionee in the course of fulfilling his or her employment duties, or (3) the failure on the part of the optionee to perform his or her employment duties in any material respect. In addition, with respect to an option granted to an employee of the Company, a Parent or a Subsidiary, for purposes of the Plan, "Cause" shall also include any definition of "Cause" contained in any employment agreement between the optionee and the Company, Parent or Subsidiary, as the case may be.

(q)            Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all such plans of optionee's employer corporation and its Parent and Subsidiaries) shall not exceed $100,000.

(r)            Alternative Settlement of Option. If provided for, upon the receipt of written notice of exercise or otherwise provided for by the Board or the Committee, as the case may be, either at or after the time of grant of the Stock Option, the Board or the Committee, as the case may be, may elect to settle all or part of any Stock Option by paying to the optionee an amount, in cash or Stock (valued at Fair Market Value on the date of exercise), equal to the product of the excess of the Fair Market Value of one share of Stock, on the date of exercise over the Option exercise price, multiplied by the number of shares of Stock with respect to which the optionee proposes to exercise the Option. Any such settlements which relate to Options which are held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with any "window period" provisions of Rule 16b-3, to the extent applicable, and with such other conditions as the Board or the Committee, as the case may be, may impose.

(s)            Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

•	Section 6. Restricted Stock.
(a)

Grant and Exercise. Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. The Board or the Committee, as the case may be, may condition the grant of Restricted Stock upon the attainment of such factors as the Board or the Committee, as the case may be, may determine.

(b)	Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:
(t)

Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights related thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Restricted Stock agreement referred to in Section 6(b)(iv) below. Such certificates shall be deposited by the holder with the Company, together with stock powers or other instruments of assignment, endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Stock agreement.

(u)

Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. The holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (D) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (E) a breach of any of the restrictions, terms or conditions contained in the Plan or the Restricted Stock agreement referred to in Section 6(b)(iv) below, or otherwise established by the Board or the Committee, as the case may be, with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(v)

Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock agreement referred to in Section 6(b)(iv) below, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

(w)	Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.
•	Section 7. Deferred Stock.
(a)

Grant and Exercise. Deferred Stock may be awarded either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and all the other terms and conditions of the awards. The Board or the Committee, as the case may be, may condition the grant of the Deferred Stock upon the attainment of such factors or criteria as the Board or the Committee, as the case may be, shall determine.

(b)	Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:
(x)

Subject to the provisions of the Plan and Deferred Stock agreement referred to in Section 7(b)(vii) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable), share certificates shall be delivered to the participant, or his or her legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

(y)

As determined by the Board or the Committee, as the case may be, at the time of award, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable) with respect to the number of shares covered by a Deferred Stock award may be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock.

(z)

Subject to the provisions of the Deferred Stock agreement referred to in Section 7(b)(vii) below and this Section 7 and Section 12(g) below, upon termination of a participant's employment with the Company or any Parent or Subsidiary for any reason during the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable) for a given award, the Deferred Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Board or the Committee, as the case may be, at the time of grant.

(aa)	The Board or the Committee, as the case may be, may, after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of a Deferred Stock award.

(bb)

In the event of hardship or other special circumstances of a participant whose employment with the Company or any Parent or Subsidiary is involuntarily terminated (other than for Cause), the Board or the Committee, as the case may be, may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to the Deferred Stock agreement referred to in Section 7(b)(vii) below with respect to any or all of the participant's Deferred Stock.

(cc)

A participant may request to, and the Board or the Committee, as the case may be, may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified period or until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Board or the Committee, as the case may be, such request must be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

(dd)	Each Deferred Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.
•	Section 8. Other Stock-Based awards.
(a)

Grant and Exercise. Other Stock-Based awards, which may include performance shares and shares valued by reference to the performance of the Company or any Parent or Subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Board or the Committee, as the case may be, may also provide for the grant of Stock under such awards upon the completion of a specified performance period.

(b)	Terms and Conditions. Each Other Stock-Based award shall be subject to the following terms and conditions:
(ee)

Shares of Stock subject to an Other Stock-Based award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or period of deferral lapses.

(ff)

The recipient of an Other Stock-Based award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Board or the Committee, as the case may be, at the time of the award. The Board or the Committee, as the case may be, may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.

(gg)

Any Other Stock-Based award and any Stock covered by any Other Stock-Based award shall vest or be forfeited to the extent so provided in the award agreement referred to in Section 8(b)(v) below, as determined by the Board or the Committee, as the case may be.

(hh)

In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Board or the Committee, as the case may be, may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based award.

(ii)	Each Other Stock-Based award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and by the participant.
•	Section 9.	Change of Control Provisions.
(a)	A "Change of Control" shall be deemed to have occurred on the tenth day after:
(jj)

any individual, corporation or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to

Sections 13(d) and 13(g) of the Exchange Act) of more than 50% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

(kk)

the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

(ll)

the shareholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the shareholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired (A) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (B) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

(b)

In the event of a "Change of Control" as defined in Section 9(a) above, awards granted under the Plan will be subject to the following provisions, unless the provisions of this Section 9 are suspended or terminated by an affirmative vote of a majority of the Board prior to the occurrence of such a "Change of Control":

(a)

all outstanding Stock Options which have been outstanding for at least one year shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option shall remain exercisable in full thereafter until it expires pursuant to its terms; and

(b)	all restrictions and deferral limitations contained in Restricted Stock awards, Deferred Stock awards and Other Stock-Based awards granted under the Plan shall lapse.
•	Section 10. Amendments and Termination.

The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or any other applicable law, rule or regulation. The Board or the Committee, as the case may be, may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to Section 3 above, no such amendment may be made by the Board or the Committee, as the case may be, which in any material respect impairs the rights of the optionee or participant without the optionee's or participant's consent, except for such amendments which are made to cause the Plan to qualify for the exemption provided by Rule 16b-3.

•	Section 11. Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a creditor of the Company.

•	Section 12.	General Provisions.
(a)

The Board or the Committee, as the case may be, may require each person acquiring shares of Stock pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment without a view to distribution thereof.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board or the Committee, as the case may be, may deem to be advisable under the rules, regulations, and other requirements of the Securities and Exchange

Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Board or the Committee, as the case may be, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)

Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)

Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Parent or Subsidiary any right to continued employment with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment of any of its employees at any time.

(d)

No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any Option or other award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Board or the Committee, as the case may be, regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board or the Committee, as the case may be, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company or the participant's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant from the Company or any Parent or Subsidiary.

(e)	The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).
(f)

Any Stock Option granted or other award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under the Plan).

(g)

A leave of absence, unless otherwise determined by the Board or Committee prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted or awards made under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Parent or Subsidiary.

(h)

Except as otherwise expressly provided in the Plan or in any Stock Option agreement, Restricted Stock agreement, Deferred Stock agreement or any Other Stock-Based award agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.

(i)

The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

(j)

If any of the terms or provisions of the Plan conflicts with the requirements of Rule 16b-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, and with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

(k)

The Board or the Committee, as the case may be, may terminate any Stock Option or other award made under the Plan if a written agreement relating thereto is not executed and returned to the Company within 30 days after such agreement has been delivered to the optionee or participant for his or her execution.

(l)

The grant of awards pursuant to the Plan shall not in any way effect the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

•	Section 13. Effective Date of Plan.

The Plan shall be effective as of the date of the approval and adoption thereof at a meeting of the shareholders of the Company.

•	Section 14. Term of Plan.

No Stock Option, Restricted Stock award, Deferred Stock award or Other Stock-Based award shall be granted pursuant to the Plan after the tenth anniversary of the effective date of the Plan, but awards granted on or prior to such tenth anniversary may extend beyond that date.